As filed with the Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	6798	93-2834996
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2811 Internet Boulevard

Frisco, Texas 75034

(469) 649-9486

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathaniel A. Vitan

Senior Vice President, Chief Legal Officer and Corporate Secretary

Public Storage

2811 Internet Boulevard

Frisco, Texas 75034

(469) 649-9486

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam O. Emmerich, Esq. Meng Lu, Esq. Kyle M. Diamond, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	David G. Cramer President and Chief Executive Officer National Storage Affiliates Trust 8400 East Prentice Avenue, 9th Floor Greenwood Village, Colorado 80111 (720) 630-2600	Jay Bernstein, Esq. Andrew Epstein, Esq. Chang-Do Gong, Esq. Robert Chung, Esq. Clifford Chance US LLP Two Manhattan West 375 Ninth Avenue New York, New York 10001 (212) 878-8000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described in the enclosed document have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY — SUBJECT TO COMPLETION — DATED MAY 11, 2026

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of National Storage Affiliates Trust:

On March 15, 2026, the board of trustees of National Storage Affiliates Trust, a Maryland real estate investment trust (“NSA”), approved an Agreement and Plan of Merger, dated as of March 16, 2026 (as amended from time to time, the “merger agreement”), by and among NSA, NSA OP, LP, a Delaware limited partnership (“NSA OP”), Public Storage, a Maryland real estate investment trust (“Public Storage”), Public Storage OP, L.P., a Delaware limited partnership (“Public Storage OP”), Pelican Merger Sub I, LLC, a Maryland limited liability company and wholly owned direct subsidiary of Public Storage (“Merger Sub I”), and Pelican Merger Sub II, LLC, a Delaware limited liability company, wholly owned direct subsidiary of Public Storage Operating Company, a Maryland real estate investment trust (“PSOC”), and indirect subsidiary of Public Storage (“Merger Sub II”). The merger agreement provides that: (i) NSA will be merged with and into Merger Sub I (the “company merger”), with Merger Sub I continuing as the surviving company; (ii) following the consummation of the company merger, NSA OP will contribute or cause the contribution of certain identified real estate assets of NSA OP and its subsidiaries (the “Dropdown JV contribution”) to a newly formed wholly owned subsidiary of NSA OP (the “Dropdown JV”); (iii) following the Dropdown JV contribution, the Dropdown JV will consummate certain financing arrangements, including a mezzanine financing from Public Storage (the “Dropdown JV financing”); (iv) following the Dropdown JV contribution and the Dropdown JV financing, certain special redemptions (the “special redemption”) of Class A units of limited partnership interest in NSA OP (the “NSA OP units”) will be consummated; and (v) following the special redemption, Merger Sub II will merge with and into NSA OP (the “partnership merger” and, together with the company merger, the “mergers”), with NSA OP surviving the partnership merger as an indirect subsidiary of Public Storage.

In connection with the mergers, (i) each NSA common share of beneficial interest, par value $0.01 per share (“NSA common shares”), issued and outstanding immediately prior to the effective time of the company merger will be converted into the right to receive 0.1400 (the “exchange ratio”) newly issued Public Storage common shares of beneficial interest, par value $0.10 per share (“Public Storage common shares”) (the “company common share merger consideration”) and cash in lieu of fractional shares, (ii) each share of NSA’s 6.000% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“NSA Series A preferred shares”), issued and outstanding immediately prior to the effective time of the company merger will be converted into the right to receive one newly issued share of 6.000% Cumulative Preferred Shares of beneficial interest, Series T, par value $0.01 per share, of Public Storage (“Public Storage Series T preferred shares”), having terms that are materially unchanged from the terms of the NSA Series A preferred shares, (iii) each share of NSA’s 6.000% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (“NSA Series B preferred shares” and, together with NSA Series A preferred shares, “NSA preferred shares”), issued and outstanding immediately prior to the effective time of the company merger will be converted into the right to receive one newly issued share of 6.000% Cumulative Preferred Shares of beneficial interest, Series U, par value $0.01 per share, of Public Storage (“Public Storage Series U preferred shares”), having terms that are materially unchanged from the terms of the NSA Series B preferred shares, (iv) subject to the special redemption, each NSA OP unit issued and outstanding immediately prior to the effective time of the partnership merger will automatically be converted into a number of newly issued common units in Public Storage OP (“Public Storage OP units”) equal to the exchange ratio and (v) each preferred unit of NSA OP (“NSA OP preferred units”) issued and outstanding as of immediately prior to the effective time of the partnership merger will be converted into the right to receive one unit of a corresponding class or series of newly issued preferred units of Public Storage OP having terms that are materially unchanged from the terms of the corresponding class or series of NSA OP preferred units.

The exchange ratio is fixed and will not be adjusted to reflect share price changes prior to the closing of the mergers. NSA common shares, NSA Series A preferred shares and NSA Series B preferred shares are traded on the New York Stock Exchange (the “NYSE”) under the ticker symbols “NSA,” “NSApA,” and “NSApB,” respectively. Public Storage common shares are traded on the NYSE under the ticker symbol “PSA.” Public Storage Series T preferred shares are expected to be listed on the NYSE at the closing of the mergers under the ticker symbol “PSAPrT.” Public Storage Series U preferred shares are expected to be listed on the NYSE at the closing of the mergers under the ticker symbol “PSAPrU.” Based on the closing price of Public Storage common shares on the NYSE of $297.72 on March 13, 2026, the last trading day before public announcement of the mergers, the exchange ratio represented approximately $41.68 in Public Storage common shares for each NSA common share. Based on the closing price of Public Storage common shares on the NYSE of $[    ] on [    ], 2026, the latest practicable date before the date of this proxy statement/prospectus, the exchange ratio represented approximately $[    ] in Public Storage common shares for each NSA common share.

Because the exchange ratio is fixed, the implied value of the company common share merger consideration will fluctuate with changes in the trading price of Public Storage common shares and you will not be able to ascertain the precise value of the company common share merger consideration upon consummation of the mergers at the time that you vote. We urge you to obtain current market quotations of Public Storage common shares and NSA common shares.

Based on the number of NSA common shares (including the number of NSA common shares underlying restricted share awards granted by NSA (the “NSA restricted share awards”)) outstanding as of [    ], 2026, we anticipate that Public Storage will issue approximately [    ] million Public Storage common shares in the company merger. Based on the number of NSA Series A preferred shares and NSA Series B preferred shares outstanding as of [    ], 2026, we anticipate that Public Storage will issue [    ] million Public Storage Series T preferred shares and [    ] million Public Storage Series U preferred shares in the company merger.

Upon completion of the company merger, based on the number of NSA common shares (including the number of NSA common shares underlying NSA restricted share awards) and Public Storage common shares outstanding on [    ], 2026, we expect that the former NSA common shareholders would own approximately [ ]% of the outstanding Public Storage common shares immediately after the closing of the company merger, and Public Storage common shareholders immediately prior to the closing of the company merger would own approximately [ ]% of the outstanding Public Storage common shares immediately after the closing of the company merger. The number of Public Storage common shares that will be issued in the company merger will depend on, among other factors, the number of NSA common shares (including the number of NSA common shares underlying NSA restricted share awards) outstanding immediately prior to the effective time of the company merger.

NSA will hold a special meeting of the NSA common shareholders, which will be held virtually via live webcast at www.virtualshareholdermeeting.com/NSA2026SM (the “meeting website”), on [    ], 2026 at [    ], Mountain Daylight Time (the “special meeting”), in connection with the mergers and the other transactions contemplated by the merger agreement. The special meeting will be held in a virtual-only format and there will be no physical meeting location. Whether or not you plan to attend the special meeting virtually, please authorize a proxy to vote your NSA common shares as promptly as possible.

If you are a registered NSA common shareholder, you may vote your NSA common shares virtually at the special meeting or by proxy. In order to authorize a proxy, please complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card. Authorizing a proxy to vote your NSA common shares will ensure that your vote is counted at the special meeting if you do not attend virtually. To attend the special meeting virtually, you will need the control number found on your proxy card in order to access the meeting website.

If you hold your NSA common shares in “street name” through a bank, broker or other nominee (your “intermediary”), you also may attend, participate in, and vote at the virtual special meeting by following the instructions of, and using the control number provided to you by, your intermediary. Alternatively, you may instruct your intermediary how to vote your NSA common shares by following the directions provided by your intermediary.

Only NSA common shareholders at the close of business on the record date are entitled to vote on the proposals at the special meeting. Holders of record of NSA preferred shares are entitled to notice of the special meeting, and may attend the special meeting virtually by accessing the meeting website as guests, but may not vote or ask questions at the special meeting.

At the special meeting, NSA common shareholders will be asked to consider and vote on (i) a proposal to approve the company merger and the other transactions contemplated by the merger agreement (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to NSA’s named executive officers that is based on or otherwise relates to the company merger and the other transactions contemplated by the merger agreement (the “Compensation Proposal”) and (iii) a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

Your vote is very important, regardless of the number of shares you own. The record date for determining the shareholders entitled to receive notice of, and to vote at, the special meeting is the close of business on [    ], 2026 (the “record date”). The company merger cannot be completed without the affirmative vote of NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal at the special meeting. The obligations of NSA and Public Storage to complete the mergers are subject to the satisfaction or waiver of certain conditions set forth in the merger agreement, including approval of the Merger Proposal. The vote of the NSA preferred shareholders is not required to approve any of the proposals at the special meeting and is not being solicited. More information about NSA, NSA OP, Public Storage, Public Storage OP, Merger Sub I, Merger Sub II, the special meeting, the merger agreement, the mergers and the other transactions contemplated by the merger agreement is included in the accompanying proxy statement/prospectus.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE, OR PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN THE NAME OF AN INTERMEDIARY, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY SUCH INTERMEDIARY.

Your proxy is being solicited by the board of trustees of NSA (the “NSA board”). After careful consideration, the NSA board has: (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and that the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation.

The NSA board recommends that the NSA common shareholders vote “FOR” the Merger Proposal, which approval is necessary to complete the mergers, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Concurrently with the execution of the merger agreement, each of David G. Cramer, Arlen D. Nordhagen and Tamara D. Fischer (the “NSA officer shareholders”) entered into an election and support agreement with Public Storage (the “election and support agreement”) requiring the NSA officer shareholders, among other things, to vote all of the NSA common shares beneficially owned by them, representing approximately [ ]% of the total number of votes entitled to be cast by holders of the NSA common shares as of the record date (as described below), in favor of the Merger Proposal.

In addition to the approval by the NSA common shareholders of the Merger Proposal, the mergers and the transactions contemplated by the merger agreement require the approval of holders representing more than 50% of the outstanding NSA OP units, together with any vested parity LTIP units entitled to vote pursuant to the NSA OP partnership agreement. If the consent of holders representing more than 50% of the outstanding NSA OP units, together with such vested parity LTIP units, excluding any NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA or any of its subsidiaries, is not obtained, then the consent of holders representing at least 50% of the outstanding NSA OP units, together with such vested parity LTIP units, including the NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA and its subsidiaries is required, with (a) the NSA OP units and vested parity LTIP units held by NSA, in its capacity as general partner of NSA OP, and NSA’s subsidiaries being voted in favor of the mergers and the transactions contemplated by the merger agreement in proportion to the percentage of NSA common shares voted for the Merger Proposal at the special meeting and (b) the NSA OP unitholders, and the holders of such vested parity LTIP units, not including NSA and NSA’s subsidiaries, being entitled to cast a number of votes equal to the total votes that such holders would have been entitled to cast at the special meeting had such NSA OP unitholders exchanged their NSA OP units (and, in the case of vested parity LTIP units, had such units been converted into NSA OP units) for NSA common shares as of the applicable record date. For more information, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

We urge you to read carefully the risks that are described in the “Risk Factors” section, beginning on page 23 of this proxy statement/prospectus. In addition, in considering the recommendation of the NSA board, you should be aware that the trustees and executive officers of NSA have certain interests in the mergers and the other transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of NSA common shareholders generally. See the section entitled “NSA Proposals — Proposal 2: Compensation Proposal” beginning on page 155 of the accompanying proxy statement/prospectus and “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers” beginning on page 77 of the accompanying proxy statement/prospectus for a more detailed description of these interests.

If you have questions about the mergers or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact NSA’s proxy solicitor, Georgeson LLC, at (877) 811-7137 or (716) 246-1733. For a more detailed description of the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 196 of the accompanying proxy statement/prospectus.

The accompanying proxy statement/prospectus provides you with detailed information about the mergers and the other transactions contemplated by the merger agreement and we urge you to read carefully in its entirety this proxy statement/prospectus, including the Annexes and documents incorporated by reference.

On behalf of the NSA board, thank you for your consideration and continued support. We look forward to the successful combination of NSA and Public Storage.

Sincerely,

David G. Cramer

President, Chief Executive Officer and Trustee

National Storage Affiliates Trust

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the mergers, passed upon the merits of the merger agreement or the mergers or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [    ], 2026 and, together with the enclosed form of proxy card, is first being mailed to NSA shareholders on or about [    ], 2026.

National Storage Affiliates Trust

8400 East Prentice Avenue, 9th Floor

Greenwood Village, CO 80111

(720) 630-2600

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On [    ], 2026

Dear Shareholders of National Storage Affiliates Trust:

We are pleased to invite you to attend a special meeting of shareholders of National Storage Affiliates Trust (“NSA”). The special meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NSA2026SM (the “meeting website”), on [    ], 2026, at [    ], Mountain Daylight Time (the “special meeting”), to consider and vote upon the matters listed below. The special meeting will be held in a virtual-only format and there will be no physical meeting location. To attend the special meeting, you will need the control number found on your proxy card in order to access the meeting website.

Whether or not you plan to attend the special meeting virtually, please authorize a proxy to vote your NSA common shares as promptly as possible. If you are a registered holder of NSA common shares, you may vote your NSA common shares virtually at the special meeting or by proxy. In order to authorize a proxy, please complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card. Authorizing a proxy to vote your NSA common shares will ensure that your vote is counted at the special meeting if you do not attend virtually. If you hold your NSA common shares in “street name” through your bank, broker or other nominee (your “intermediary”), you also may vote your shares virtually at the special meeting by following the voting instructions provided by your intermediary, as further described herein.

The special meeting will be held for the following purposes:

•

to consider and vote on a proposal to approve the merger of NSA with and into Merger Sub I, pursuant to the Agreement and Plan of Merger, dated as of March 16, 2026 (amended from time to time, the “merger agreement”), by and among NSA, NSA OP, LP (“NSA OP”), Public Storage (“Public Storage”), Public Storage OP, L.P. (“Public Storage OP”), Pelican Merger Sub I, LLC, a wholly owned direct subsidiary of Public Storage (“Merger Sub I”), and Pelican Merger Sub II, LLC, an indirect subsidiary of Public Storage (“Merger Sub II”), with Merger Sub I continuing as the surviving company (the “company merger”), and the other transactions contemplated by the merger agreement (the “Merger Proposal”);

•

to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to NSA’s named executive officers that is based on or otherwise relates to the company merger and the other transactions contemplated by the merger agreement (the “Compensation Proposal”); and

•

to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

Following consummation of the company merger, NSA OP will contribute or cause the contribution of certain identified real estate assets of NSA OP and its subsidiaries (the “Dropdown JV contribution”) to a newly formed wholly owned subsidiary of NSA OP (the “Dropdown JV”); following the Dropdown JV contribution, the Dropdown JV will consummate certain financing arrangements (the “Dropdown JV financing”); following the Dropdown JV contribution and the Dropdown JV financing, certain special redemptions (the “special redemption”) of Class A units of limited partnership interest in NSA OP (the “NSA OP units”) will be consummated; and following the special redemption, Merger Sub II will merge with and into NSA OP (the “partnership merger” and, together with the company merger, the “mergers”), with NSA OP surviving the partnership merger as an indirect subsidiary of Public Storage.

The approval of the Merger Proposal by the affirmative vote of NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter is a condition to closing under the merger agreement. If NSA common shareholders fail to approve the Merger Proposal, the mergers and the other transactions contemplated by the merger agreement will not occur. The approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the matter by NSA common shareholders at the special meeting, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by NSA common shareholders at the special meeting.

Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on NSA or the board of trustees of NSA (the “NSA board”). Accordingly, if the Merger Proposal is approved by NSA common shareholders and the mergers are completed, the compensation payments that are contractually required to be paid by NSA to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the NSA common shareholders on the Compensation Proposal. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the special meeting.

Your vote is very important, regardless of the number of shares you own. Holders of record of NSA common shares at the close of business on [    ], 2026 (the “record date”) are entitled to notice of, and to vote on, all proposals at the special meeting and any adjournments or postponements of the special meeting. Holders of record of NSA’s 6.000% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, at the close of business on the record date and holders of record of NSA’s 6.000% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share, at the close of business on the record date are entitled to notice of, and may attend, but may not vote at, the special meeting.

Proxies from NSA common shareholders are being solicited by the NSA board. After careful consideration, the NSA board has: (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation. The NSA board recommends that you vote “FOR” the Merger Proposal, which approval is necessary to complete the mergers, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal. The NSA board made its determination after evaluating the mergers in consultation with NSA’s management and legal and financial advisors and considering a number of factors.

In addition to the approval by the NSA common shareholders of the Merger Proposal, the mergers and the transactions contemplated by the merger agreement require the approval of holders representing more than 50% of the outstanding NSA OP units, together with any vested parity LTIP units entitled to vote pursuant to the NSA OP partnership agreement. If the consent of holders representing more than 50% of the outstanding NSA OP units, together with such vested parity LTIP units, excluding any NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA or any of its subsidiaries, is not obtained, then the consent of holders representing at least 50% of the outstanding NSA OP units, together with such vested parity LTIP units, including the NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA and its subsidiaries is required, with (a) the NSA OP units and vested parity LTIP units held by NSA, in its capacity as general partner of NSA OP, and NSA’s subsidiaries being voted in favor of the mergers and the transactions contemplated by the merger agreement in proportion to the percentage of NSA common shares voted for the Merger Proposal at the special meeting and (b) the NSA OP unitholders, and the holders of such vested parity LTIP units, not including NSA and NSA’s subsidiaries, being entitled to cast a number of votes equal to the total votes that such holders would have been entitled to cast at the special meeting had such NSA OP unitholders exchanged their NSA OP units (and, in the case of vested parity LTIP units, had such units been converted into NSA OP units) for NSA common shares as of the applicable record date. For more information, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

We urge you to read carefully the risks that are described in the “Risk Factors” section, beginning on page 23 of the attached proxy statement/prospectus. In considering the recommendation of the NSA board, you should be aware that the trustees and executive officers of NSA have certain interests in the mergers and the other transactions contemplated by the merger agreement that may be different from or in addition to the interests of NSA common shareholders generally. See the sections entitled “NSA Proposals — Proposal 2: Compensation Proposal” beginning on page 155 of the attached proxy statement/prospectus and “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers” beginning on page 77 of the attached proxy statement/prospectus for a more detailed description of these interests.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE, OR PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN THE NAME OF AN INTERMEDIARY, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY SUCH INTERMEDIARY. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON (VIA THE MEETING WEBSITE) AT THE SPECIAL MEETING ON THE MERGER PROPOSAL OR IF YOU INSTRUCT YOUR PROXY TO ABSTAIN FROM VOTING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR INTERMEDIARY HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the attached proxy statement/prospectus.

If you hold your NSA common shares in “street name” through a bank, broker or other nominee (your “intermediary”), you also may attend, participate in, and vote at the virtual special meeting by following the instructions of, and using the control number provided to you by, your intermediary. Alternatively, you may instruct your intermediary how to vote your NSA common shares by following the directions provided by your intermediary. NSA encourages you to vote by proxy in advance of the special meeting through the internet or by telephone, whether or not you plan to attend the special meeting virtually.

The proxy statement/prospectus of which this notice forms a part provides a detailed description of the mergers and the other transactions contemplated by the merger agreement, the Compensation Proposal and the Adjournment Proposal, and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the mergers and the other transactions contemplated by the merger agreement or the proxy statement, would like additional copies of the proxy statement or need help voting your NSA common shares, please contact NSA’s proxy solicitor, Georgeson LLC.

By Order of the Board of Trustees

TIFFANY S. KENYON
Executive Vice President, Chief Legal Officer & Secretary
Greenwood Village, Colorado
[ ], 2026

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Public Storage and NSA from other documents that Public Storage and NSA have filed with the SEC and that are not included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference herein and additional information on how you can obtain copies of these documents free of charge from Public Storage or NSA, please see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus. This information is also available for you to review free of charge through the SEC’s website at www.sec.gov.

You may request copies of this proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning Public Storage or NSA, without charge, upon written or oral request to the applicable company’s executive offices. The respective addresses and telephone numbers of such executive offices are listed below.

For information about Public Storage: Public Storage 2811 Internet Boulevard Frisco, TX 75034 (469) 649-9486 Attention: Investor Services	For information about NSA: National Storage Affiliates Trust 8400 East Prentice Avenue, 9th Floor Greenwood Village, CO 80111 (720) 630-2600 Attention: Investor Relations

Investors may also consult the websites of Public Storage or NSA for more information concerning the mergers and the other transactions described in this proxy statement/prospectus. The website of Public Storage is https://investors.publicstorage.com, and the website of NSA is https://ir.nsastorage.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

If you would like to request any documents, please do so by [    ], 2026 (which is five business days before the date of the special meeting), in order to receive them before the special meeting. You will not be charged for any documents that you request.

In addition, if you have questions about the mergers or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact NSA’s Investor Relations department at: (720) 630-2600 or 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111. For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by Public Storage (File No. 333-          ), constitutes a prospectus of Public Storage under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares to be issued in connection with the company merger, as well as a proxy statement of NSA under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which NSA common shareholders will be asked to vote upon certain proposals to approve the company merger and other related matters.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus, and Public Storage and NSA take no responsibility for, and can provide no assurance as to the reliability of, any information others may give you. This proxy statement/prospectus is dated [    ], 2026. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents. Neither the mailing of this proxy statement/prospectus to NSA common shareholders nor the issuance of Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares in connection with the mergers will create any implication to the contrary.

NSA common shareholders should not construe the contents of this proxy statement/prospectus as legal, tax or financial advice. NSA common shareholders should consult with their own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes, which are also available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Public Storage has been provided by Public Storage and information contained in this proxy statement/prospectus regarding NSA has been provided by NSA.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGERS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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CERTAIN DEFINITIONS

All currency amounts referenced in this proxy statement/prospectus are in U.S. dollars, unless otherwise indicated. Additionally, certain abbreviations and terms used in the text and notes of this proxy statement/prospectus are defined below:

•

“additional redemption unit” refers to the additional NSA OP units from all NSA OP unitholders (other than NSA) in an amount equal to the shortfall if the number of voluntary redemption units is less than the JV interest amount;

•	“closing” refers to the closing of the mergers;

•	“closing date” refers to the date on which the closing occurs;

•	“Code” refers to the Internal Revenue Code of 1986, as amended;

•	“combined company” refers to Public Storage and the surviving company, collectively, after the partnership merger effective time;

•	“company articles of merger” refers to the articles of merger that Merger Sub I and NSA will duly execute and file with the SDAT;

•	“company merger” refers to the merger of NSA with and into Merger Sub I, with Merger Sub I continuing as the surviving company pursuant to the merger agreement;

•

“company merger effective time” refers to the date and time on which the company articles of merger are accepted by the SDAT or such other date and at such other time as may be mutually agreed to by NSA and Public Storage and specified in the company articles of merger;

•

“company preferred share merger consideration” refers to one validly issued Public Storage preferred share of the corresponding class or series that NSA preferred shareholders will receive for each NSA preferred share that they own at the company merger effective time in the company merger;

•	“company requisite vote” refers to an affirmative vote of the NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast thereon;

•

“company common share merger consideration” refers to the 0.1400 of a Public Storage common share that NSA common shareholders will receive for each NSA common share they own at the company merger effective time in the company merger;

•

“company-wide partnership approval” means, if the initial partnership approval is not obtained, and subject to compliance with the NSA OP partnership agreement, the consent of holders representing at least 50% of the outstanding NSA OP units, including the NSA OP units held, directly or indirectly, by NSA and its subsidiaries, with (i) the NSA OP units held by NSA and its subsidiaries being voted in favor of such transaction in the same proportion as the NSA common shares are voted in favor of such transaction in the company requisite vote and (ii) the NSA OP units held by holders other than NSA and its subsidiaries being entitled to cast a number of votes equal to the total votes such holders would have been entitled to cast at a meeting of NSA’s shareholders had such holders exchanged their NSA OP units for NSA common shares as of the applicable record date;

•

“DownREIT” refers to GSC Mesquite, LP, Carlsbad Airport Self Storage, LP, GSC Indio Ltd., SAG Arcadia, LP, GSC Irvine/Main LP, Colton Plano, L.P., Colton CV, L.P., Colton Paramount, L.P., Colton Duarte, L.P., Mini I, Limited, Colton Encinitas, L.P., Colton Campus PT., L.P., Corona Universal Self Storage, Fontana Universal Self Storage, Universal Self Storage Hesperia LLC, Hesperia Universal Self Storage, Universal Self Storage Highland, Loma Linda Universal Self Storage, Universal Self Storage San Bernardino LLC, Upland Universal Self Storage, and SecurCare American Portfolio, LLC;

•	“Dropdown JV” refers to the wholly owned subsidiary of NSA OP to which NSA OP will contribute or cause the contribution of certain identified real estate assets of NSA OP and its subsidiaries;

•	“Dropdown JV agreement” refers to the amended and restated limited liability company agreement of the Dropdown JV;

•	“Dropdown JV financing” refers to certain financing arrangements that the Dropdown JV will consummate, following the Dropdown JV contribution, including a mezzanine financing from Public Storage;

•	“Dropdown JV unit” refers to the common membership interests in the Dropdown JV;

•	“DRULPA” refers to the Delaware Revised Uniform Limited Partnership Act, as amended;

•	“DSOS” refers to the Secretary of State of the State of Delaware;

•	“election and support agreement” refers to the Election and Support Agreements, dated as of March 16, 2026, by and among Public Storage and the holders thereto;

•	“ERISA” refers to the Employee Retirement Income Security Act of 1974, as amended;

•

“ERISA affiliate” refers to any entity, trade or business (whether or not incorporated) that is considered a single employer together with NSA or any of its subsidiaries under ERISA Section 4001(b) or part of the same “controlled group” with NSA or any of its subsidiaries for purposes of Section 414 of the Code;

•	“exchange ratio” refers to the ratio of 0.1400 Public Storage common shares for each NSA common share;

•

“fractional share consideration” refers to the cash payable in lieu of any fractional Public Storage common share otherwise issuable in the company merger, in an amount equal to the product of (i) the Public Storage common share price and (ii) such fractional share;

•	“GAAP” refers to United States generally accepted accounting principles, as in effect from time to time;

•

“initial partnership approval” refers to the consent of holders representing more than 50% of the outstanding NSA OP units, excluding any NSA OP units held, directly or indirectly, by NSA or any of its subsidiaries;

•

“JV interest amount” refers to a number of NSA OP units held by NSA OP unitholders (other than NSA) determined by dividing (a) $800 million by (b) $41.6808 (which equals approximately 19.19 million NSA OP units);

•

“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 16, 2026, by and among NSA, NSA OP, Public Storage, Public Storage OP, Merger Sub I and Merger Sub II (as it may be amended, modified or supplemented from time to time in accordance with its terms), which is attached to this proxy statement/prospectus as Annex A;

•	“merger consideration” refers to the company common share merger consideration or partnership unit merger consideration, collectively;

•	“Merger Sub I” refers to Pelican Merger Sub I, LLC, a Maryland limited liability company, which is a wholly owned direct subsidiary of Public Storage;

•	“Merger Sub II” refers to Pelican Merger Sub II, LLC, a Delaware limited liability company, which is a wholly owned direct subsidiary of PSOC and an indirect subsidiary of Public Storage;

•	“mergers” refers collectively to the company merger and the partnership merger;

•	“MLLCA” refers to the Maryland Limited Liability Company Act, as amended;

•	“Morgan Stanley” refers to Morgan Stanley & Co. LLC, financial advisor to NSA;

•	“MRL” refers to the Maryland REIT Law, as amended;

•	“NSA” refers to National Storage Affiliates Trust, a Maryland real estate investment trust;

•	“NSA board” refers to the board of trustees of NSA;

•	“NSA bylaws” refers to the Third Amended and Restated Bylaws of National Storage Affiliates Trust, together with any amendments or restatements thereof;

•

“NSA charter” refers to the declaration of trust of National Storage Affiliates Trust (as amended and supplemented from time to time) filed with the State of Maryland that sets forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of NSA’s shares of beneficial interest, including each series of NSA preferred shares;

•	“NSA common share” refers to a common share of beneficial interest, par value $0.01 per share, of NSA;

•	“NSA common shareholders” refers to holders of NSA common shares;

•

“NSA employee benefit plan” refers to each benefit plan that NSA or any of its subsidiaries sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which NSA or any of its subsidiaries has any direct or indirect liability (contingent or otherwise and including as a result of being an ERISA affiliate with any person or entity);

•	“NSA equity awards” refers to NSA restricted share awards, NSA OP LTIP units and any other awards granted pursuant to the NSA equity plans;

•

“NSA equity plans” refers, collectively, to (a) NSA’s equity incentive plan or plans pursuant to which equity-based awards in respect of NSA common shares or NSA OP LTIP units are granted to trustees, officers, employees and other service providers of NSA or any of its subsidiaries, as in effect as of March 16, 2026, and (b) the equity incentive arrangements of NSA OP set forth in the NSA OP partnership agreement pursuant to which NSA OP LTIP units or other incentive NSA OP units may be issued, together with any award agreements, vesting agreements or similar agreements entered into thereunder;

•	“NSA OP” refers to NSA OP, LP, a Delaware limited partnership;

•	“NSA OP LTIP unit” refers to an LTIP Unit as defined in the NSA OP partnership agreement;

•

“NSA OP partnership agreement” refers to the Fourth Amended and Restated Agreement of Limited Partnership of NSA OP, dated as of May 30, 2024, together with all amendments, supplements and restatements thereto, including any partnership unit designation or similar instrument adopted thereunder or with respect thereto that establishes the rights, preferences, privileges and restrictions of any class or series of NSA OP LTIP units, NSA OP preferred units, and NSA OP units;

•	“NSA OP unit” refers to a Class A OP Unit as defined in the NSA OP partnership agreement;

•	“NSA OP unitholders” refers to holders of NSA OP units;

•	“NSA preferred shareholders” refers to holders of NSA preferred shares;

•	“NSA preferred shares” refers to the NSA Series A preferred shares and NSA Series B preferred shares;

•	“NSA preferred unit” refers to a Preferred Unit as defined in the NSA OP partnership agreement;

•	“NSA restricted share award” refers to an award of NSA common shares granted pursuant to the NSA equity plans;

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•	“NSA Series A preferred share” refers to a 6.000% Series A cumulative redeemable preferred share of beneficial interest, par value $0.01 per share, of NSA;

•	“NSA Series B preferred share” refers to a 6.000% Series B cumulative redeemable preferred share of beneficial interest, par value $0.01 per share, of NSA;

•	“NSA shareholders” refers to NSA common shareholders and NSA preferred shareholders;

•	“NYSE” refers to the New York Stock Exchange;

•	“partnership merger” refers to the merger of Merger Sub II with and into NSA OP, with NSA OP continuing as the surviving partnership;

•	“partnership merger certificate” refers to the certificate of merger to be filed by NSA OP with the DSOS;

•

“partnership merger effective time” refers to the date and time on which the filing of the partnership merger certificate with the DSOS occurs or such other date and at such other time as may be mutually agreed to by NSA and Public Storage and specified in the partnership merger certificate;

•	“partnership requisite vote” refers to, as applicable, either the initial partnership approval or, if the initial partnership approval is not obtained, the company-wide partnership approval;

•

“partnership unit merger consideration” refers to the number, equal to the exchange ratio, of Public Storage OP units that NSA OP unitholders will receive for each NSA OP unit they own at the partnership merger effective time pursuant to the merger agreement;

•

“permitted REIT dividend” refers, in relation to NSA, NSA OP, Public Storage, or Public Storage OP, as applicable, to dividends and other distributions, including under Sections 858 or 860 of the Code, to the extent necessary for such person or any subsidiary of such person that is qualified as a REIT under the Code as of the date of the merger agreement to maintain its status as a REIT under the Code or applicable state law or to avoid or reduce the imposition of any entity-level income or excise tax under the Code or applicable state law, after taking into account the dividends made or expected to be made pursuant to the merger agreement;

•	“Public Storage” or “PSA” refers to Public Storage, a Maryland real estate investment trust;

•	“Public Storage board” refers to the board of trustees of Public Storage;

•	“Public Storage bylaws” refers to the Amended and Restated Bylaws of Public Storage;

•	“Public Storage charter” refers to the Amended and Restated Declaration of Trust of Public Storage;

•	“Public Storage common shareholders” refers to holders of Public Storage common shares;

•	“Public Storage common shares” refers to common shares of beneficial interest, par value $0.10 per share, of Public Storage;

•	“Public Storage OP partnership agreement” refers to the Amended and Restated Agreement of Limited Partnership of Public Storage OP, dated February 14, 2024, as amended;

•	“Public Storage preferred shareholders” refers to holders of Public Storage preferred shares;

•	“Public Storage preferred shares” refers to preferred shares of beneficial interest, par value $0.01 per share, of Public Storage;

•

“Public Storage Series T preferred shares” refers to 6.000% cumulative preferred shares of beneficial interest, Series T, par value $0.01 per share, of Public Storage, to be issued in exchange for NSA Series A preferred shares;

•

“Public Storage Series U preferred shares” refers to 6.000% cumulative preferred shares of beneficial interest, Series U, par value $0.01 per share, of Public Storage, to be issued in exchange for NSA Series B preferred shares;

•	“record date” refers to [ ], 2026, the record date for the special meeting;

•	“redemption units” refers to the voluntary redemption units and the additional redemption units together;

•	“REIT” refers to a real estate investment trust within the meaning of Sections 856 through 860 of the Code;

•	“SDAT” refers to the State Department of Assessments and Taxation of Maryland;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•

“special meeting” refers to the special meeting of NSA common shareholders to be held on [     ], 2026, starting at [ ], [ ] Mountain Daylight Time at [ ] (as it may be adjourned or postponed to a later date);

•	“special redemption” refers to the redemption of NSA OP units in exchange for an equal number of JV units;

•

“surviving company” refers to Merger Sub I after the company merger, in which NSA merges with and into Merger Sub I, with Merger Sub I surviving the merger as a wholly owned direct subsidiary of Public Storage;

•

“surviving partnership” refers to NSA OP after the partnership merger, in which Merger Sub II merges with and into NSA OP, with NSA OP surviving the partnership merger as an indirect subsidiary of Public Storage;

•	“vested parity LTIP units” means vested LTIP Units entitled to vote together with NSA OP units pursuant to the NSA OP partnership agreement;

•	“voluntary redemption unit” refers to an NSA OP unit that is elected to be redeemed in exchange for Dropdown JV units; and

•	the terms “we,” “our” and “us” refer to Public Storage and NSA, collectively, unless otherwise indicated or as the context requires.

QUESTIONS AND ANSWERS

The following are answers to some questions that you, as a shareholder of NSA, may have regarding the proposed mergers between Public Storage and NSA and the other matters being considered at the special meeting. Public Storage and NSA urge you to carefully read this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the mergers and the other matters being considered at the special meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement/prospectus.

Q:	What are the mergers?

A:

Public Storage has agreed to acquire NSA pursuant to the terms of the merger agreement, by and among NSA, NSA OP, Public Storage, Public Storage OP, Merger Sub I and Merger Sub II. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

The merger agreement contemplates that the following will occur.

At the company merger effective time, each NSA common share issued and outstanding as of immediately prior to the company merger effective time will be automatically converted into the right to receive 0.1400 Public Storage common shares. In addition, (i) each NSA Series A preferred share issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive one newly issued Public Storage Series T preferred share, having terms that are materially unchanged from the terms of the NSA Series A preferred shares, and (ii) each NSA Series B preferred share issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive one newly issued Public Storage Series U preferred share, having terms that are materially unchanged from the terms of the NSA Series B preferred shares. For more information on the Public Storage Series T preferred shares and the Public Storage Series U preferred shares, see the section entitled “Description of Public Storage Series T Preferred Shares and Public Storage Series U Preferred Shares” beginning on page 170 of this proxy statement/prospectus.

At the partnership merger effective time, each NSA OP unit that is not redeemed pursuant to the special redemption and is not exchanged pursuant to the “accredited investor” election described below will automatically be converted into the partnership unit merger consideration. In lieu of receiving the partnership unit merger consideration, limited partners who are “accredited investors” (as such term is defined in Rule 501(a) under the Securities Act) (other than NSA) may redeem immediately prior to the partnership merger effective time their NSA OP units in exchange for a portion of the aggregate outstanding units of a to-be-formed Delaware limited liability company (the “Aggregator”) and, if applicable, cash in lieu of fractional or de minimis interests, and the Aggregator will in turn hold 80% of the Dropdown JV units. Each NSA OP unit that is held by a person that is not an accredited investor (each such unit, a “non-accredited investor NSA OP unit”) and that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into the right to receive, without interest, an amount in cash equal to the partnership unit merger consideration.

Q:	What will happen to NSA as a result of the mergers?

A:

Following the mergers, NSA will no longer be a publicly traded company, and NSA common shares and NSA preferred shares will be delisted from the NYSE and deregistered under the Exchange Act. Pursuant to the company merger, NSA will merge with and into Merger Sub I, with Merger Sub I continuing as the surviving company and remaining a wholly owned direct subsidiary of Public Storage.

Q:	What happens if the market price of Public Storage common shares or NSA common shares changes before the closing of the mergers?

A:

No change will be made to the exchange ratio of 0.1400 if the market price of Public Storage common shares or NSA common shares changes before the closing of the mergers. Because the exchange ratio is fixed, the value of the company common share merger consideration to be received by the NSA common shareholders in the mergers will depend on the market price of Public Storage common shares at the closing of the mergers.

For more information, see the section entitled “Risk Factors — Risks Relating to the Mergers — The exchange ratio is fixed and will not be adjusted in the event of any change in the share prices of either Public Storage or NSA” beginning on page 24 of this proxy statement/prospectus.

Q:	Why am I receiving this document?

A:	The mergers cannot be completed without the affirmative vote of NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast on the Merger Proposal (as defined below).

This proxy statement/prospectus contains important information about the mergers and the other proposals being voted on at the special meeting, and you should read it carefully. It is a proxy statement because the NSA board is soliciting proxies from NSA common shareholders. It is a prospectus because Public Storage will issue Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares in connection with the mergers, which issuances are each being registered under the Securities Act. If you are a holder of record of NSA common shares, the enclosed voting materials allow you to vote your shares without attending the special meeting. If you hold your NSA common shares through an intermediary in “street name,” you must follow the voting instructions provided by your intermediary in order to vote your shares.

Your vote is important. We encourage you to vote as soon as possible.

Q:	Why is NSA proposing the mergers?

A:

The NSA board believes that the mergers will provide a number of significant benefits and opportunities that are in the best interests of NSA and its shareholders. For more information regarding key factors the NSA board considered in determining to recommend that NSA common shareholders approve the mergers and the other transactions contemplated by the merger agreement, see the section entitled “The Mergers — Recommendation of the NSA Board; NSA’s Reasons for the Mergers” beginning on page 58 of this proxy statement/prospectus.

Q:	When and where will the special meeting be held?

A:

The special meeting will be held on [     ], 2026, at [     ], Mountain Daylight Time, virtually via live webcast at www.virtualshareholdermeeting.com/NSA2026SM (the “meeting website”). The special meeting will be held in a virtual-only format and there will be no physical meeting location. You will not be able to attend the special meeting in person. Shareholders may log in to the meeting website beginning 15 minutes prior to the start of the special meeting. NSA encourages you to access the meeting website prior to the start time to allow time to complete the check-in procedures. Attendees will not be permitted to record the meeting. Holders of record of NSA common shares will need the control number found on their proxy card in order to access the meeting website. If you hold your shares through an intermediary in “street name,” you also may attend, participate in, and vote at the virtual special meeting by following the instructions of, and using the control number provided to you by, your intermediary. For more information, see the section entitled “The Special Meeting — Date, Time and Place” beginning on page 148.

Q:	How do I vote?

A:	If you are a holder of record of NSA common shares, you may vote at the special meeting by proxy through the internet, by telephone or by mail, or by attending the special meeting as described below.

•	By Internet: By visiting the internet address provided on the proxy card and following the instructions provided on your proxy card.

•	By Telephone: By calling the number provided on the proxy card and following the recorded instructions.

•	By Mail: If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed proxy card in the envelope provided with your proxy materials.

•

Via the Special Meeting: All holders of record of NSA common shares may vote virtually at the special meeting. NSA common shareholders who plan to virtually attend the special meeting will need the control number found on their proxy card in order to attend and vote at the special meeting. If you hold your NSA common shares in “street name” through an intermediary, you may vote virtually at the special meeting by following the voting instructions of, and using the control number provided to you by, your intermediary.

If you are a holder of record of NSA common shares at the close of business on the record date, then proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on [    ], 2026, and proxies submitted by mail must be received by 11:59 p.m., Eastern Time, on [    ], 2026. To reduce administrative costs and help the environment by conserving natural resources, NSA asks that you vote by proxy in advance of the special meeting through the internet or by telephone.

If you hold your NSA common shares through an intermediary in “street name” instead of as a shareholder of record, you should follow the voting instructions provided by your intermediary in order to vote your shares, as further described herein.

For more information, see the section entitled “The Special Meeting — Voting by Proxy or in Person (Via the Meeting Website)” beginning on page 150.

Q:	What am I being asked to vote upon?

A:	At the special meeting, NSA common shareholders will be asked to consider and vote on the following proposals:

1.	a proposal to approve the company merger and the other transactions contemplated by the merger agreement (the “Merger Proposal”)

2.

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to NSA’s named executive officers that is based on or otherwise relates to the company merger and the other transactions contemplated by the merger agreement (the “Compensation Proposal”) and

3.	a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

The approval of the Merger Proposal is a condition to closing under the merger agreement, and the mergers cannot be completed without the approval by NSA common shareholders of the Merger Proposal. The approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the mergers.

Q:	What vote is required to approve each proposal?

A:	Proposal 1: Merger Proposal. The Merger Proposal requires the affirmative vote of the NSA common shareholders entitled to cast a majority of all votes entitled to be cast on the matter.

Proposal 2: Compensation Proposal. The Compensation Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting, assuming a quorum is present.

Proposal 3: Adjournment Proposal. The Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting.

The approval of the Merger Proposal is a condition to closing under the merger agreement, as NSA common shareholders must approve the company merger in order for the mergers to occur. If NSA common shareholders fail to approve the Merger Proposal, the mergers will not occur. The approval of the Compensation Proposal and the Adjournment Proposal are not conditions to the completion of the mergers. The vote on each proposal is a vote separate and apart from the other proposals. Accordingly, you may vote in favor of one or more of the proposals and vote not to approve the other proposal(s).

Q:	How does the NSA board recommend that I vote?

A:

The NSA board recommends that the NSA common shareholders vote “FOR” the Merger Proposal, which approval is necessary to complete the mergers, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	How many votes do I have?

A:

You are entitled to one vote for each NSA common share that you owned at the close of business on [     ], 2026, the record date for the special meeting. As of the record date, there were [     ] outstanding NSA common shares. As of the record date, the trustees and executive officers of NSA beneficially owned approximately [ ]% of the outstanding NSA common shares, representing approximately [ ]% of the total number of votes entitled to be cast by NSA common shareholders as of the record date.

Concurrently with the execution of the merger agreement, each of David G. Cramer, Arlen D. Nordhagen and Tamara D. Fischer (the “NSA officer shareholders”) entered into an election and support agreement with Public Storage requiring the NSA officer shareholders, among other things, to vote the NSA common shares beneficially owned by them, representing approximately [ ]% of the total number of votes entitled to be cast by NSA common shareholders as of the record date (as described below), in favor of the Merger Proposal.

Q:	I own NSA preferred shares. Do I have a vote on account of the NSA preferred shares I own?

A:

No. Only NSA common shareholders at the close of business on the record date are entitled to vote on the proposals at the special meeting. Holders of record of NSA preferred shares are entitled to notice of, and may attend, but may not vote or ask questions at, the special meeting.

Q:	What constitutes a quorum?

A:

The presence, either in person (via the meeting website) or by properly executed proxy, of the NSA common shareholders entitled to cast a majority of all votes entitled to be cast at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions will be counted as present for purposes of determining a quorum. Shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the NSA common shareholder provides their intermediary with voting instructions for at least one of the proposals before the special meeting.

Q:	If I hold my NSA common shares in “street name” through my bank, broker or other nominee, will my broker vote my shares for me?

A:

If you hold your shares through a bank, broker or other nominee in “street name” instead of as a shareholder of record, you must follow the voting instructions provided by your intermediary in order to vote your shares.

Broker non-votes are votes that are not cast (and are not permitted to be cast) on a non-routine matter because the broker has not received voting instructions from the beneficial owner. On routine matters, brokers have discretionary authority to cast a vote in the absence of voting instructions from the beneficial owner. However, because all of the proposals in this proxy statement/prospectus are considered non-routine matters under NYSE rules, shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the NSA common shareholder provides their intermediary with voting instructions for at least one of the proposals before the special meeting. Further, in accordance with NYSE rules, intermediaries who hold NSA common shares in “street name” for their customers do not have discretionary authority to vote such shares with respect to the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Accordingly, if intermediaries do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Merger Proposal, the Compensation Proposal or the Adjournment Proposal, as applicable. It is therefore critical that you cast your vote by instructing your intermediary on how to vote.

Street-name holders who wish to attend and vote at the special meeting virtually must follow the voting instructions provided by their intermediary in order to vote their shares.

Q:	What will happen if I fail to vote or I abstain from voting?

A:

Any abstentions or failures to vote will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the vote count for the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.

Q:	What if I return my proxy card without indicating how to vote?

A:

If you properly sign your proxy card but do not mark the boxes showing how your NSA common shares should be voted on a matter, the NSA common shares represented by your properly signed proxy will be voted in accordance with the recommendations of the NSA board.

Q:	What will happen if I fail to instruct my intermediary how to vote?

A:

If you hold your NSA common shares in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your intermediary how to vote your shares in accordance with the voting instructions provided by your intermediary. Intermediaries will not be able to vote on any of the proposals unless they have received voting instructions from the beneficial owners.

Q:	Can I change my vote?

A:	Any NSA common shareholder giving a proxy has the right to revoke it at any time before the proxy is voted at the special meeting.

If you are an NSA common shareholder of record, you may revoke your proxy by any of the following actions:

•	by voting again by internet or telephone as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on [ ], 2026;

•	by sending a signed written notice of revocation to NSA’s Secretary, provided such statement is received no later than 11:59 p.m., Eastern Time, on [ ], 2026;

•	by submitting a properly signed and dated proxy card with a later date that is received by NSA’s proxy tabulator no later than 11:59 p.m., Eastern Time, on [ ], 2026; or

•	by attending the special meeting virtually and voting during the meeting, but attendance at the virtual meeting alone will not revoke your proxy.

Only your last submitted proxy will be considered.

If your shares are held in “street name” and you previously provided voting instructions to your intermediary, you should follow the instructions provided by your intermediary to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your intermediary and voting your shares at the special meeting via the meeting website.

Q:	What are the material U.S. federal income tax consequences of the company merger to U.S. holders and non-U.S. NSA common shareholders?

A:

Public Storage and NSA intend for the company merger to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Public Storage and NSA receive written opinions from their respective counsel, dated as of the closing date, to the effect that the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the company merger so qualifies, then a U.S. NSA common shareholder generally will not recognize any gain or loss for U.S. federal income tax purposes upon the receipt of Public Storage common shares (other than gain or loss with respect to cash received in lieu of a fractional Public Storage common shares, if any).

The U.S. federal income tax consequences of the company merger to non-U.S. NSA common shareholders are expected to be similar to the U.S. federal income tax consequences to U.S. holders, except that any gain required to be recognized (including cash in lieu of fractional Public Storage common shares) will be subject to U.S. federal income tax only in limited circumstances.

The particular consequences of the company merger to each NSA common shareholder will depend on such holder’s particular facts and circumstances. NSA common shareholders are urged to consult their tax advisors to understand fully the consequences to them of the company merger in their specific circumstances. For more information, see the section entitled “Material U.S. Federal Income Tax Consequences of the Company Merger” beginning on page 117 of this proxy statement/prospectus.

Q:	Who else needs to approve the mergers?

A:

In addition to the approval by the NSA common shareholders of the Merger Proposal, the mergers and the transactions contemplated by the merger agreement require the approval of holders representing more than 50% of the outstanding NSA OP units, together with any vested parity LTIP units entitled to vote pursuant to the NSA OP partnership agreement. If the consent of holders representing more than 50% of the outstanding NSA OP units, together with such vested parity LTIP units, excluding any NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA or any of its subsidiaries, is not obtained, then the consent of holders representing at least 50% of the outstanding NSA OP units, together with such vested parity LTIP units, including the NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA and its subsidiaries is required, with (a) the NSA OP units and vested parity LTIP units held by NSA, in its capacity as general partner of NSA OP, and NSA’s subsidiaries being voted in favor of the mergers and the transactions contemplated by the merger agreement in proportion to the percentage of NSA common shares voted for the Merger Proposal at the special meeting and (b) the NSA OP unitholders, and the holders of such vested parity LTIP units, not including NSA and NSA’s subsidiaries, being entitled to cast a number of votes equal to the total votes that such holders would have been entitled to cast at the special meeting had such NSA OP unitholders exchanged their NSA OP units (and, in the case of vested parity LTIP units, had such units been converted into NSA OP units) for NSA common shares as of the applicable record date. For more information, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

Q:	Are there any conditions to the closing of the mergers that must be satisfied for the mergers to be completed?

A:

Yes. In addition to the approval by the NSA common shareholders of the Merger Proposal and the approval by NSA OP unitholders, there are a number of conditions that must be satisfied or waived for the mergers to be completed. For more information, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

Q:	When do you expect the mergers to be completed?

A:

Public Storage and NSA are working to complete the mergers as soon as practicable and currently expect that the mergers will close in the third quarter of calendar year 2026. However, the mergers are subject to various conditions, and it is possible that factors outside the control of Public Storage and NSA could result in the mergers being completed at a later time or not at all.

Q:	How will I receive the Public Storage common shares to which I am entitled at the company merger effective time?

A:

The merger agreement provides that, as soon as reasonably practicable after the company merger effective time, Public Storage will cause the exchange agent to mail to each holder of record of a certificate representing the NSA common shares and NSA preferred shares a letter of transmittal and instructions for surrendering any certificates representing NSA common shares or NSA preferred shares in exchange for the company common share merger consideration or the company preferred share merger consideration, as applicable, and, if applicable, any fractional share consideration and any dividends or other distributions payable in respect of Public Storage common shares.

Upon surrender of their certificates, if applicable, representing NSA common shares or NSA preferred shares for cancellation along with the executed letter of transmittal, and other required documents described in the instructions, such holders of record of NSA common shares or NSA preferred shares will be entitled to receive in exchange, the company common share merger consideration for each NSA common share or the company preferred share merger consideration for each NSA preferred share, as applicable, and, if applicable, any fractional share consideration and any amounts such holders have a right to receive in respect of dividends or other distributions.

Subject to receipt of any documentation as may reasonably be required by the exchange agent, each holder of one or more NSA common shares or NSA preferred shares in book-entry form will automatically, upon the company merger effective time, be entitled to receive the company common share merger consideration and company preferred share merger consideration, as applicable, and, if applicable, the fractional share consideration and any dividends or other distributions that such holder has the right to receive.

Q:	What happens if the mergers are not completed?

A:

If the Merger Proposal is not approved by NSA common shareholders, or if the mergers are not completed for any other reason, NSA common shareholders will not receive any payment for their NSA common shares. Instead, NSA will remain an independent public company, NSA common shareholders will continue to own their NSA common shares, and the NSA common shares will continue to be registered under the Exchange Act and listed on the NYSE. Under certain circumstances, if the mergers are not completed, NSA may be obligated to pay Public Storage a termination fee of approximately $202 million (the “termination fee”). For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus.

Q:	Are NSA common shareholders entitled to appraisal rights or dissenters’ rights in connection with the mergers?

A:

No. NSA common shareholders are not entitled to appraisal rights or dissenters’ rights under the Maryland General Corporation Law (the “MGCL”). For more information, see the section entitled “The Mergers — No Appraisal Rights or Dissenters’ Rights” beginning on page 89 of this proxy statement/prospectus.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE, OR PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN THE NAME OF AN INTERMEDIARY, PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY SUCH INTERMEDIARY.

Q:	Will I receive any fractional Public Storage common shares in connection with the mergers?

A:

No fractional Public Storage common shares will be issued as merger consideration. Any holder of record of NSA common shares otherwise entitled to receive a fractional Public Storage common share pursuant to the mergers will be entitled to receive a cash payment, without interest, in lieu of such fractional share, in an amount equal to the product of (i) the volume weighted average of the closing sale prices per Public Storage common share on the NYSE, as reported in the New York City edition of the Wall Street Journal (or, if not reported thereby, as reported in another authoritative source mutually agreed by the parties to the merger agreement), on each of the 10 full consecutive trading days ending on and including the third business day prior to the closing date, multiplied by (ii) such fraction of a Public Storage common share.

Q:	What happens if I sell my NSA common shares before the closing of the mergers?

A:

In order to receive the merger consideration, you must hold NSA common shares prior to the company merger effective time. Consequently, if you transfer your NSA common shares, you will have transferred your right to receive the merger consideration in respect of such NSA common shares if the mergers are completed.

The record date, which determines the NSA common shareholders entitled to vote at the special meeting, is earlier than the company merger effective time. If you are an NSA common shareholder on the record date and you transfer your NSA common shares after the record date but prior to the closing of the mergers, you will retain any rights you hold to vote at the special meeting but will not have the right to receive the merger consideration.

Q:	What respective equity stakes will NSA and Public Storage shareholders hold in the combined company immediately following the mergers?

A:

Based on the number of NSA common shares, NSA equity awards and Public Storage common shares outstanding on [    ], 2026, the latest practicable date prior to the date of this proxy statement/prospectus, upon completion of the mergers, former NSA common shareholders are expected to own approximately [ ]% of the outstanding Public Storage common shares, and Public Storage shareholders immediately prior to the mergers are expected to own approximately [ ]% of the outstanding Public Storage common shares. The relative ownership interests of Public Storage shareholders and former NSA common shareholders in the combined company immediately following the mergers will depend on the number of Public Storage common shares, NSA common shares and shares underlying NSA share awards outstanding immediately prior to the partnership merger effective time.

Q:	Why am I being asked to consider and vote on the Compensation Proposal?

A:

Under SEC rules, NSA is required to seek a non-binding, advisory vote with respect to compensation that may be paid or become payable to the NSA named executive officers that is based on or otherwise relates to the mergers.

Q:	What is the Dropdown JV?

A:

Following the consummation of the company merger, NSA OP will contribute or cause the contribution of certain identified real estate assets of NSA OP and its subsidiaries (the “Dropdown JV contribution”) to the Dropdown JV. Following the Dropdown JV contribution, the Dropdown JV will consummate certain financing arrangements in an amount equal to approximately $2.2 billion. The remaining $1 billion of equity will be split, with $800 million held by the Aggregator and $200 million held by a subsidiary of Public Storage (the “managing member”). NSA OP unitholders who elect to redeem their NSA OP units for units in the Aggregator (the “Dropdown JV investors”) will receive one unit in the Dropdown JV with a value equal to 0.1400 Public Storage OP units, which is equal to $41.6808 per unit in the Dropdown JV based on the closing price of Public Storage’s common shares on March 13, 2026.

The managing member will administer the business and affairs of the Dropdown JV, subject to the Dropdown JV investors’ consent rights over certain major decisions. The Dropdown JV will pay certain customary fees to the managing member for managing and operating the properties. The Dropdown JV intends to distribute all available operating cash on a quarterly basis to its equityholders. For the first three years following the closing, it is intended that such distributions are expected to equal at least $2.28 per unit per fiscal year (subject to pro rata adjustment for partial years), and Public Storage has agreed to provide certain support with respect to such distributions during such three-year period.

Following the seven-year anniversary of the consummation of the mergers, either the managing member or the Dropdown JV investors (through the Aggregator) may initiate a forced sale of the portfolio, subject to a right of first offer in favor of the non-initiating party. In addition, following such seven-year period, each Dropdown JV investor will have certain redemption rights with respect to its units, subject to certain restrictions.

Only NSA OP unitholders will have the option to participate in the Dropdown JV.

Q:	Who can help answer my questions?

A:

NSA common shareholders who have questions about the mergers or the other matters to be voted on at the special meeting or who desire additional copies of this proxy statement/prospectus or additional proxy cards should contact: Georgeson LLC, NSA’s proxy solicitor, at (877) 811-7137.

SUMMARY

This summary highlights information contained elsewhere in this proxy statement/prospectus and may not contain all of the information that is important to you. Public Storage and NSA urge you to read carefully this proxy statement/prospectus, including the attached annexes, and the other documents to which we have referred you because this section does not provide all of the information that might be important to you with respect to the mergers and the related matters being considered at the special meeting. See also the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus. Page references have been included to direct you to a more complete description of the topics presented in this summary.

Information about the Companies

Public Storage (See page 36)

Public Storage is a Maryland real estate investment trust engaged in the ownership, development, and operation of self-storage facilities and other related operations including tenant reinsurance, third-party self-storage management and bridge lending to third-party self-storage owners. In 2023, Public Storage completed a reorganization that resulted in it holding the interests in its facilities through an operating partnership, Public Storage OP, L.P. (“Public Storage OP”), and its subsidiaries, including Public Storage Operating Company, a Maryland real estate investment trust (“PSOC”), formerly known as Public Storage, which was organized in 1980. After the reorganization, the primary assets of the parent entity, Public Storage, are general partner and limited partner interests in Public Storage OP.

Public Storage acquires, develops, owns, and operates self-storage facilities, which offer storage spaces for lease on a month-to-month basis, for personal and business use. Public Storage is the largest owner of self-storage facilities in the U.S., with physical presence in most major markets and 40 states. At March 31, 2026, Public Storage owned interests in 3,176 self-storage facilities (with approximately 229.8 million net rentable square feet) located in 40 states in the U.S. operating under the Public Storage® name, and 1.0 million net rentable square feet of commercial and retail space. In addition, Public Storage managed 370 facilities (with approximately 29.0 million net rentable square feet) for third parties at March 31, 2026.

The principal executive offices of Public Storage are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Public Storage common shares are listed on the NYSE, trading under the symbol “PSA.”

Additional information about Public Storage and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

Public Storage OP, L.P. (See page 36)

Public Storage OP, a Delaware limited partnership, is Public Storage’s operating partnership. Substantially all of Public Storage’s business is conducted through Public Storage OP and its subsidiaries, including PSOC. Public Storage’s primary assets are general partner and limited partner interests in Public Storage OP, which holds all of Public Storage’s assets through its ownership of all of the equity interests in PSOC. As a limited partnership, Public Storage OP is a variable interest entity and is consolidated by Public Storage as its primary beneficiary. As of March 31, 2026, Public Storage owned, directly and indirectly through a controlled subsidiary, all of the general partner interests and approximately 99.76% of the limited partnership interests of Public Storage OP, with the remaining 0.24% of limited partnership interests owned by certain trustees and officers of Public Storage.

The principal executive offices of Public Storage OP are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

National Storage Affiliates Trust and NSA OP, LP (See page 37)

National Storage Affiliates Trust, a Maryland real estate investment trust that has elected and believes that it has qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2015, is a fully integrated, self-administered and self-managed REIT. As of March 31, 2026, NSA holds ownership interests in and operates a geographically diversified portfolio of 1,061 self storage properties located in 37 states and Puerto Rico, comprising approximately 69.3 million rentable square feet, excluding three properties classified as held for sale that were sold to a third party in April 2026. NSA’s business is focused on the ownership, operation, and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. Substantially all of NSA’s business is conducted through NSA OP, a Delaware limited partnership. As the sole general partner of NSA OP, NSA has full and complete authority over NSA OP’s day-to-day operations and management.

The principal executive offices of NSA and NSA OP are located at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, and their telephone number is (720) 630-2600.

NSA common shares, NSA Series A preferred shares and NSA Series B preferred shares are each traded on the NYSE under the ticker symbols “NSA,” “NSApA,” and “NSApB,” respectively.

Pelican Merger Sub I, LLC (See page 36)

Merger Sub I, a Maryland limited liability company, is a wholly owned direct subsidiary of Public Storage. Merger Sub I was formed on March 12, 2026, for the purpose of entering into the merger agreement and effecting the mergers.

The principal executive offices of Merger Sub I are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Pelican Merger Sub II, LLC (See page 37)

Merger Sub II, a Delaware limited liability company, is a wholly owned direct subsidiary of PSOC and an indirect subsidiary of Public Storage. Merger Sub II was formed on March 12, 2026, for the purpose of entering into the merger agreement and effecting the mergers.

The principal executive offices of Merger Sub II are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Risk Factors (See page 23)

Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors” beginning on page 23 of this proxy statement/prospectus, including the risks that:

•	the mergers are subject to a number of conditions and may not be completed on the currently contemplated timeline or terms, or at all;

•	a failure to complete the mergers could have a material adverse effect on NSA or Public Storage;

•	the exchange ratio is fixed and will not be adjusted in the event of any change in the share prices of either Public Storage or NSA;

•	Public Storage may be unable to successfully integrate NSA’s businesses in order to realize the anticipated benefits of the mergers;

•	Public Storage and NSA expect to incur substantial costs in connection with the mergers; and

•	Public Storage may incur adverse tax consequences if Public Storage or NSA has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

The Mergers

The Merger Agreement (See page 91)

NSA, NSA OP, Public Storage, Public Storage OP, Merger Sub I and Merger Sub II have entered into the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. The Public Storage board and the NSA board have both approved the mergers. Public Storage and NSA encourage you to read the entire merger agreement carefully because it is the principal legal document governing the mergers.

Form of the Mergers and Transaction Steps (See page 91)

The transactions contemplated by the merger agreement will include two mergers and five steps:

•	first, NSA will merge with and into Merger Sub I with Merger Sub I continuing as the surviving company and remaining a wholly owned direct subsidiary of Public Storage;

•

second, following the consummation of the company merger and prior to the partnership merger effective time, NSA OP will consummate the Dropdown JV contribution pursuant to a Dropdown JV contribution agreement (the “Dropdown JV contribution agreement”);

•	third, following the consummation of the Dropdown JV contribution, the Dropdown JV financing will be consummated as contemplated by the merger agreement;

•

fourth, following the consummation of the transactions described above, the redemption of NSA OP units pursuant to the special redemption will be consummated immediately prior to the partnership merger effective time, as contemplated by the merger agreement; and

•

fifth, following the consummation of the transactions described above, Merger Sub II will merge with and into NSA OP, with NSA OP continuing as the surviving partnership and an indirect subsidiary of Public Storage.

Merger Consideration (See page 92)

Consideration to NSA Common Shareholders

At the company merger effective time, each NSA common share issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive 0.1400 (the “exchange ratio”) Public Storage common shares (the “company common share merger consideration”), without interest, plus the right, if any, to receive cash in lieu of fractional Public Storage common shares and any dividends or other distributions payable in respect of Public Storage common shares in accordance with the merger agreement.

Based on the closing price of Public Storage common shares on the NYSE of $[    ] on [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus, the exchange ratio represented approximately $[    ] in Public Storage common shares for each NSA common share. For more information, see the section entitled “— Comparative Per Share Market Price Information” beginning on page 22 of this proxy statement/prospectus.

The following table presents trading information for Public Storage common shares and NSA common shares on March 13, 2026, the last trading day before public announcement of the mergers, and [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus. Equivalent per share value of the merger consideration for NSA common shareholders, giving effect to the exchange ratio of 0.1400, is also provided for each of these dates.

	Public Storage Common Shares (Close)			NSA Common Shares (Close)			Equivalent Per Share Value of Company Share Merger Consideration (Giving Effect to the Exchange Ratio) (Close)
March 13, 2026		$297.72			$30.94			$41.68
[ ], 2026	$	[	]	$	[	]	$	[	]

The market prices of Public Storage common shares and NSA common shares fluctuate. As a result, we urge you to obtain current market quotations of Public Storage common shares and NSA common shares.

In addition, if NSA declares a permitted REIT dividend in accordance with the terms of the merger agreement, then, at Public Storage’s option, either (i) the exchange ratio will be reduced or (ii) Public Storage will be permitted to declare a cash dividend to Public Storage common shareholders, upon the terms and subject to the conditions set forth in the merger agreement. If Public Storage declares a permitted REIT dividend, then, at Public Storage’s option, either (i) the exchange ratio will be increased or (ii) NSA will be permitted to declare a cash dividend to NSA common shareholders, upon the terms and subject to the conditions set forth in the merger agreement.

Treatment of NSA Preferred Shares

At the company merger effective time, (i) each NSA Series A preferred share issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive one newly issued Public Storage Series T preferred share, having terms that are materially unchanged from the terms of the NSA Series A preferred shares and (ii) each NSA Series B preferred share issued and outstanding immediately prior to the company merger effective time will be converted into the right to receive one newly issued Public Storage Series U preferred share, having terms that are materially unchanged from the terms of the NSA Series B preferred shares.

Treatment of NSA OP Units and NSA Preferred Units

At the partnership merger effective time, each NSA OP unit that is not redeemed pursuant to the special redemption (each, a “non-elected NSA OP unit”) and that is issued and outstanding immediately prior to the partnership merger effective time (other than a non-accredited investor NSA OP unit) will automatically be converted into 0.1400 newly issued Public Storage OP units, and each holder of such new Public Storage OP units will be admitted as a limited partner of Public Storage OP following the partnership merger effective time in accordance with the terms of the Public Storage OP partnership agreement. Each non-accredited investor NSA OP unit will automatically be converted into the right to receive, without interest, an amount in cash equal to the product of (i) the volume weighted average of the closing sale prices per Public Storage common share on the NYSE, as reported in the New York City edition of the Wall Street Journal (or, if not reported thereby, as reported in another authoritative source mutually agreed by the parties to the merger agreement), on each of the 10 full consecutive trading days ending on and including the third business day prior to the closing date (the “Public Storage common share price”), multiplied by (ii) 0.1400, and such units will be cancelled and retired and will cease to exist at the partnership merger effective time.

In lieu of receiving the partnership unit merger consideration, limited partners of NSA OP that are accredited investors may elect to have a portion or all of their NSA OP units redeemed in exchange on a one-to-one basis for an equal number of common membership interests in the Aggregator and, if applicable, cash in lieu of fractional or de minimis interests. The Aggregator will in turn hold 80% of the outstanding Dropdown JV units. Any NSA OP unit that constitutes a redemption unit will have been redeemed in the special redemption immediately prior to the partnership merger effective time and, accordingly, will not be outstanding at the partnership merger effective time and will not be entitled to receive any partnership unit merger consideration.

At the partnership merger effective time, each NSA preferred unit of any class or series that is issued and outstanding immediately prior to the partnership merger effective time will automatically be cancelled and converted into one newly issued preferred partnership unit of Public Storage OP of the corresponding class or series, and each holder of NSA preferred units will be admitted as a limited partner of Public Storage OP in accordance with the Public Storage OP partnership agreement.

Recommendation of the NSA Board; NSA’s Reasons for the Mergers (See page 58)

The NSA board has reviewed and considered the terms of the proposed mergers and related transactions. After careful consideration, at a meeting held on March 15, 2026, the NSA board unanimously: (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP; and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation.

In evaluating the mergers, the NSA board consulted with NSA’s outside legal counsel and financial advisor, held discussions with NSA’s executive management team and, in making its determination to recommend that NSA common shareholders and limited partners of NSA OP approve the mergers and the other transactions contemplated by the merger agreement, considered a number of factors as described in the section entitled “The Mergers — Recommendation of the NSA Board; NSA’s Reasons for the Mergers” beginning on page 58 of this proxy statement/prospectus.

In considering the recommendation of the NSA board, you should be aware that NSA’s trustees and executive officers may have certain interests in the mergers and the other transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of NSA shareholders generally. The members of the NSA board were aware of and considered these interests in reaching the determination to approve the mergers and the other transactions contemplated by the merger agreement and recommend to the holders of NSA common shares that they vote to approve the proposals to be voted on at the special meeting. These interests include, among others, potential severance benefits, accelerated vesting of equity-based awards in connection with the mergers, potential transaction bonuses, rights to ongoing indemnification and insurance coverage and the ability to redeem their NSA OP units for Dropdown JV units and participate in the Dropdown JV, which opportunity is not afforded to NSA common shareholders, and which will be a substantially tax-deferred transaction that could provide participants with the expectation of achieving long-term tax deferral from such investment in the Dropdown JV. See the section entitled “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers” beginning on page 77 of this proxy statement/prospectus.

Opinion of NSA’s Financial Advisor (See page 64)

NSA retained Morgan Stanley to act as its lead financial advisor in connection with the proposed mergers. NSA selected Morgan Stanley to act as its lead financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the industry, and its knowledge of NSA’s business and affairs. At the meeting of the NSA board held on March 15, 2026, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated March 15, 2026, to the NSA board that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio to be received by NSA common shareholders pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Morgan Stanley, dated as of March 15, 2026, sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, and is attached to this proxy statement/prospectus as Annex C and is incorporated herein by reference. You are encouraged to read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of the NSA board, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio to be received by NSA common shareholders pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspect of the mergers or related transactions or any implications thereof, including the fairness of the amount or nature of the compensation to any of NSA’s officers, trustees or employees, or any class of such persons, relative to the consideration to be received by NSA common shareholders in the transaction. The opinion was addressed to, and rendered for the benefit of, the NSA board and was not intended to, and does not, constitute an opinion or recommendation as to how NSA shareholders should vote at the special meeting or act on any matter with respect to the mergers or related transactions, or any other action with respect to the transactions contemplated by the merger agreement, including the mergers.

For a further discussion of Morgan Stanley’s opinion, see the section entitled “The Mergers — Opinion of NSA’s Financial Advisor” beginning on page 64 of this proxy statement/prospectus and Annex C to this proxy statement/prospectus.

Treatment of NSA’s Equity and Equity-Based Awards in the Mergers (See page 85)

Pursuant to the terms and conditions of the merger agreement, each NSA restricted share award that is outstanding and unvested immediately prior to the company merger effective time will vest in full immediately prior to such time, and thereafter the underlying NSA common shares will be treated as issued and outstanding for purposes of the merger agreement and receive the same form and amount of consideration as other NSA common shares.

Pursuant to the terms and conditions of the merger agreement, all unvested NSA OP LTIP units that are outstanding immediately prior to the partnership merger effective time (other than 2026 performance-based units) will vest in full, with performance conditions deemed achieved at target, and at the partnership merger effective time all NSA OP LTIP units then eligible for conversion will be converted by NSA into an equal number of NSA OP units in accordance with the applicable award agreements and the NSA OP partnership agreement. Furthermore, promptly following the partnership merger effective time, NSA OP will pay to each holder of NSA OP LTIP units (other than 2026 performance-based units) all accrued and unpaid cash distributions through the partnership merger effective time, in accordance with the applicable award agreements, the NSA OP partnership agreement and the merger agreement.

As further described in the section entitled “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers — Transaction Bonuses,” beginning on page 82 of this proxy statement/prospectus, each 2026 performance-based NSA OP LTIP unit held by an executive officer and outstanding immediately prior to the partnership merger effective time will be cancelled for no consideration under the terms of a transaction bonus agreement.

Regulatory Matters (See page 85)

In connection with the issuance of Public Storage common shares in the company merger, pursuant to the merger agreement, as a condition to the closing of the mergers, Public Storage must file a registration statement on Form S-4 (the “Form S-4”) with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that is declared effective by the SEC and must not be the subject of any stop order or proceedings seeking a stop order that are not withdrawn.

Financing of the Transactions (See page 86)

The transactions are not conditioned upon any financing arrangements or contingencies. Public Storage anticipates that the funds needed to consummate the transactions contemplated by the merger agreement will be derived from a combination of cash on hand and third-party debt financing.

In connection with its entry into the merger agreement, on March 16, 2026, Public Storage and PSOC entered into (i) a debt commitment letter with Goldman Sachs Bank USA and Wells Fargo Bank, National Association, which was supplemented by a joinder agreement entered into by Public Storage on March 27, 2026 with certain additional financial institutions (together, the “parent commitment letter”), pursuant to which the commitment parties party thereto committed to provide, subject to the terms and conditions of the parent commitment letter, a senior unsecured bridge loan facility in aggregate principal amount of $2.0 billion and (ii) a debt commitment letter with Goldman Sachs Bank USA and Wells Fargo Bank, National Association (the “Dropdown JV commitment letter”), pursuant to which the commitment parties party thereto committed to provide, subject to the terms and conditions of the Dropdown JV commitment letter, one or more mortgage and/or mezzanine bridge loan facilities in an aggregate principal amount of approximately $2.0 billion. In connection with entry into the Dropdown JV agreement, Public Storage or one of its affiliates may make one or more mezzanine loans to the Dropdown JV or one or more of its subsidiaries.

Under the terms of the merger agreement, Public Storage has agreed to use reasonable best efforts to do all things necessary to obtain at or before the closing, funds sufficient to make all payments required to be made by Public Storage under the merger agreement. Subject to the limitations set forth in the merger agreement, NSA has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to provide all customary cooperation reasonably requested by Public Storage in connection with the offering, arrangement, syndication, consummation, issuance, or sale of any debt financing required to fund the transactions.

For more information, see the section entitled “The Mergers — Financing of the Transactions” beginning on page 86 of this proxy statement/prospectus.

Conditions to Completion of the Mergers (See page 111)

As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the mergers depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:

•	NSA obtaining the company requisite vote and the partnership requisite vote;

•

the Form S-4 of which this proxy statement/prospectus is a part having become effective, and the registration statement not being the subject of any stop order or commenced or threatened proceedings seeking a stop order that are not withdrawn;

•

the absence of any law or order or other legal restraint or prohibition (whether temporary, preliminary or permanent) that is in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers;

•

the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares to be issued in the company merger having been approved for listing on the NYSE, subject to official notice of issuance;

•

the correctness of all representations and warranties made by the parties in the merger agreement and performance by the parties of their obligations under the merger agreement (subject in most cases to materiality or material adverse effect qualifications), and receipt of an officer’s certificate from each party attesting thereto;

•

the absence of any change, event, state of facts or development since the date of the merger agreement that would, individually or in the aggregate, reasonably be expected to have a company material adverse effect that is continuing;

•

the absence of any change, event, state of facts or development since the date of the merger agreement that would, individually or in the aggregate, reasonably be expected to have a parent material adverse effect that is continuing;

•

the receipt by NSA of a written tax opinion of REIT counsel, dated as of the closing date, to the effect that, at all times since its taxable year ended December 31, 2015 and through the closing date, NSA has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

•

the receipt by Public Storage of a written opinion of its tax counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•

the receipt by Public Storage of a written tax opinion of REIT counsel, dated as of the closing date, to the effect that, at all times since its taxable year ended December 31, 2022 and through the closing date, Public Storage has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that Public Storage’s proposed method of organization and operation will enable Public Storage to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the closing date and thereafter;

•

the receipt by NSA of a written opinion of its tax counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•

(i) prior to the company merger, the Dropdown JV having been formed and (ii) prior to the partnership merger, (A) each special redemption having been consummated and (B) the number of redemption units being equal to the JV interest amount.

Neither Public Storage nor NSA can be certain when, or if, the conditions to the mergers will be satisfied or waived, or that the mergers will be completed.

No Solicitation; Adverse Recommendation Change (See page 108)

NSA has agreed that, during the period from the date of the merger agreement to the earlier of the company merger effective time and the termination of the merger agreement (the “interim period”), it will not, and will cause each of its subsidiaries and its and their officers, directors and trustees not to, and it will not authorize and will direct its and their other representatives not to, subject to certain exceptions, directly or indirectly through another person, solicit, initiate, or knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes or could reasonably be expected to lead to an acquisition proposal (as defined in the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus) (collectively, an “inquiry”).

At any time prior to obtaining the company requisite vote, in response to an unsolicited written bona fide acquisition proposal by a third party made after the date of the merger agreement that has not resulted from a material breach of NSA’s non-solicitation restrictions (as specified in the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus), NSA may (i) correspond with, (ii) describe the non-solicitation restrictions in the merger agreement to, (iii) furnish non-public information to and (iv) participate in negotiations with such third party and its representatives, except that for clauses (iii) and (iv), the NSA board must first determine in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law and, after consultation with outside legal counsel and financial advisors, that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus).

In response to a superior proposal or an intervening event (as defined in the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus), the NSA board may, subject to specified conditions and requirements, change its recommendation in favor of the Merger Proposal. Prior to effecting such change, NSA must first provide Public Storage with written notice of NSA’s intention to take such action, after which NSA must provide Public Storage with four business days to negotiate in good faith (and in the case of any amendment to the financial terms or any other material amendment of such superior proposal, NSA must provide Public Storage with a new written notice and three additional business days of good-faith negotiations), and must consider in good faith any changes to the terms of the merger agreement proposed by Public Storage.

Termination of the Merger Agreement (See page 112)

The merger agreement may be terminated and abandoned at any time prior to the closing date, notwithstanding the receipt of the company requisite vote or the partnership requisite vote (except as otherwise provided below) under the following circumstances:

•	by mutual written agreement of Public Storage and NSA;

•

by either NSA or Public Storage if any governmental entity of competent authority has issued a final and non-appealable order, decree, ruling or other action, in each case that permanently restrains, enjoins or otherwise prohibits the consummation of the mergers;

•	by either NSA or Public Storage if the mergers are not consummated on or before December 16, 2026 (the “outside date”);

•

by either NSA or Public Storage if the company requisite vote is not obtained at the special meeting or at any adjournment or postponement thereof, in each case, at which a vote on the Merger Proposal is taken;

•

by either NSA or Public Storage if, following the completion of the special meeting, the partnership requisite vote is not obtained (in the case of termination by NSA, only so long as NSA, in its capacity as the general partner of NSA OP, has taken all actions reasonably required under the merger agreement and the NSA OP partnership agreement and reasonably requested by Public Storage to seek such approval);

•

by NSA if, prior to obtaining the company requisite vote, (i) the NSA board authorizes NSA to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement, (ii) concurrently with the termination of the merger agreement, NSA enters into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement, and (iii) prior to or concurrently with such termination, NSA has paid the termination fee described in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus;

•

by NSA if the Public Storage parties breach or fail to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement such that a related closing condition set forth in the merger agreement would be incapable of being satisfied by the outside date or, if curable before the outside date, is not cured within 30 business days following NSA’s delivery of written notice to Public Storage stating NSA’s intention to terminate the merger agreement pursuant to this right, provided that NSA will not have the right to terminate if the NSA parties have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement in any material respect;

•

by Public Storage if the NSA parties breach or fail to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement such that a related closing condition set forth in the merger agreement would be incapable of being satisfied by the outside date or, if curable before the outside date, is not cured within 30 business days following Public Storage’s delivery of written notice to NSA stating Public Storage’s intention to terminate the merger agreement pursuant to this right, provided that the Public Storage parties will not have the right to terminate if the Public Storage parties have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•

by Public Storage if the NSA board has effected, or resolved to effect, an adverse recommendation change (as defined in the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus).

Expenses and Termination Fees (See page 112)

Other than as provided below, all expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those expenses, whether or not the mergers are consummated.

The merger agreement further provides that, upon termination of the merger agreement under certain circumstances, NSA may be required to pay Public Storage a termination fee of approximately $202 million. For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus.

No Appraisal Rights or Dissenters’ Rights (See page 89)

Under Maryland law and the NSA charter, NSA shareholders are not entitled to appraisal or dissenters’ rights in connection with the mergers.

Election and Support Agreement (See page 116)

Pursuant to the election and support agreement, each of the NSA officer shareholders agreed, among other things, to vote (or cause to be voted) all of the NSA common shares and NSA OP units beneficially owned by such individual as of the date of the merger agreement and any additional NSA common shares or NSA OP units of which any such individual acquires beneficial ownership after the date of the merger agreement (a) in favor of the approval of the mergers and any related proposals in furtherance thereof and (b) against (i) any acquisition proposal, alternative acquisition agreement or any of the transactions contemplated thereby, (ii) any action that would reasonably be expected to delay, postpone, frustrate the purposes of, or adversely affect the transactions contemplated by the merger agreement, including the company merger, and (iii) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of NSA in the merger agreement.

Pursuant to the election and support agreement, each individual irrevocably elects to have at least 50% of such individual’s NSA OP units redeemed on a one-to-one basis for an equal number of Dropdown JV units pursuant to the special redemption.

The election and support agreement expires on the earliest of (i) the partnership merger effective time, (ii) the valid termination of the merger agreement pursuant to its terms, (iii) the entry without the prior written consent of each NSA officer shareholder into any amendment, waiver or modification to the merger agreement that results in a decrease in the merger consideration, and (iv) with respect to each NSA officer shareholder, the delivery of written notice by such individual to Public Storage at any time following the occurrence of an adverse recommendation change made in compliance with the merger agreement.

The NSA common shares held by the NSA officer shareholders collectively represent approximately [    ]% of the total number of votes entitled to be cast by NSA common shareholders at the close of business on the record date for the special meeting.

For more information, see the section entitled “The Election and Support Agreement” beginning on page 116 of this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences of the Company Merger (See page 117)

Public Storage and NSA intend for the company merger to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Public Storage and NSA each receive a written opinion from its respective counsel, dated as of the closing date, to the effect that the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the company merger so qualifies, then a U.S. holder of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares generally will not recognize any gain or loss for U.S. federal income tax purposes upon the receipt of Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares in exchange for NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, respectively, in the company merger (other than gain or loss with respect to cash received in lieu of fractional Public Storage common shares, if any).

The U.S. federal income tax consequences of the company merger to non-U.S. NSA common shareholders, NSA Series A preferred shares or NSA Series B preferred shares are expected to be similar to the U.S. federal income tax consequences to U.S. holders, except that any gain required to be recognized (including cash in lieu of fractional Public Storage common shares) will be subject to U.S. federal income tax only in limited circumstances.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Company Merger” beginning on page 117 of this proxy statement/prospectus for a more complete discussion of the U.S. federal income tax considerations relevant to the company merger. The tax consequences of the company merger to you will depend on your particular facts and circumstances. You should consult your tax advisor to determine the particular tax consequences of the mergers to you.

For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of Public Storage common shares, see the sections entitled “Material U.S. Federal Income Tax Considerations Regarding the Ownership and Disposition of Public Storage Shares” beginning on page 121 of this proxy statement/prospectus.

The Special Meeting (See page 148)

The special meeting will be held on [     ], 2026, at [     ], Mountain Daylight Time, virtually via live webcast at www.virtualshareholdermeeting.com/NSA2026SM. The special meeting will be held in a virtual-only format and there will be no physical meeting location. If you are a holder of NSA common shares at the close of business on [     ], 2026, the record date for the special meeting, you will be able to attend and participate in the special meeting virtually, where you will be able to ask questions and vote electronically. To attend the special meeting, you will need the control number found on your proxy card in order to access the meeting website.

NSA has set the close of business on [    ], 2026, as the record date for the special meeting. All holders of record of NSA common shares at the close of business on the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each NSA common shareholder is entitled to one vote on each matter presented at the special meeting for each NSA common share that such holder owned at the close of business on the record date. At the close of business on the record date, the outstanding voting securities of NSA consisted of [    ] NSA common shares. All holders of record of NSA preferred shares are entitled to notice of, and may attend, but may not vote at, the special meeting. The vote of the NSA preferred shareholders is not required to approve any of the proposals at the special meeting and is not being solicited.

At the special meeting, NSA common shareholders will be asked to consider and vote on (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.

The approval by the NSA common shareholders of the Merger Proposal is a condition to closing under the merger agreement. If NSA common shareholders fail to approve the Merger Proposal, the mergers will not occur.

Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on NSA or the NSA board. Accordingly, if the Merger Proposal is approved by NSA common shareholders and the mergers are completed, the compensation payments that are contractually required to be paid by NSA to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the NSA common shareholders on the Compensation Proposal. The approval of the Merger Proposal requires the affirmative vote of the NSA common shareholders entitled to cast a majority of all votes entitled to be cast on the matter. The approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the matter by NSA common shareholders at the special meeting, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by NSA common shareholders at the special meeting.

At the close of business on the record date, the trustees and executive officers of NSA beneficially owned approximately [ ]% of the outstanding NSA common shares. The trustees and executive officers of NSA have informed NSA that they currently intend to vote all such NSA common shares “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. David Cramer, Arlen Nordhagen, and Tamara Fischer have separately agreed to vote all NSA common shares they directly or indirectly own in favor of the Merger Proposal pursuant to the terms of the election and support agreement.

The NSA board recommends that NSA common shareholders vote “FOR” all of the proposals set forth above. For more information, see the section entitled “The Special Meeting” beginning on page 148 of this proxy statement/prospectus.

Rights of NSA Shareholders Will Change as a Result of the Company Merger (See page 180)

NSA common shareholders will have different rights once they become shareholders of Public Storage, given differences between the governing documents of Public Storage and NSA. These differences are described in detail in the section entitled “Comparison of Rights of Public Storage Shareholders and NSA Shareholders” beginning on page 180 of this proxy statement/prospectus.

Comparative Per Share Market Price Information

Public Storage common shares are listed on the NYSE under the trading symbol “PSA.” NSA common shares are listed on the NYSE under the ticker symbol “NSA.” As of [    ], 2026, the latest practicable date before the date of this proxy statement/prospectus, there were [    ] Public Storage common shares and [    ] NSA common shares.

The following table presents trading information for Public Storage common shares and NSA common shares on March 13, 2026, the last trading day before public announcement of the mergers, and [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus.

	Public Storage Common Shares									NSA Common Shares
Date	High			Low			Close			High			Low			Close
March 13, 2026		$303.63			$297.17			$297.72			$31.39			$30.52			$30.94
[ ], 2026	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

For illustrative purposes, the following table provides NSA common shares equivalent per share information on each of the specified dates. NSA common shares equivalent per share amounts are calculated by multiplying the per share price of each share of Public Storage common shares by 0.1400, the exchange ratio, and rounded up or down to the nearest cent.

	Public Storage Common Shares									NSA Common Shares
Date	High			Low			Close			High			Low			Close
March 13, 2026		$303.63			$297.17			$297.72			$42.51			$41.60			$41.68
[ ], 2026	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

The exchange ratio in the company merger is fixed and will not be adjusted for changes in the market value of Public Storage common shares or NSA common shares. Because of this, the implied value of the consideration to NSA common shareholders in the company merger based on the trading price of Public Storage common shares will fluctuate between now and the completion of the company merger. As a result, you should obtain recent market prices of Public Storage common shares and NSA common shares prior to voting your shares. For more information, see the section entitled “Risk Factors” beginning on page 23 of this proxy statement/prospectus.

NSA common shareholders are encouraged to obtain current market quotations for Public Storage common shares and NSA common shares and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. No assurance can be given concerning the market price of Public Storage common shares before the consummation of the mergers. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” NSA common shareholders should read and consider the following risks before deciding how to vote. In addition, NSA common shareholders should read and consider the risks associated with each of the businesses of Public Storage and NSA because these risks will also affect Public Storage following completion of the transactions. These risks can be found in the periodic reports and other documents filed by Public Storage and NSA with the SEC and incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

Risks Relating to the Mergers

Completion of the mergers is subject to many conditions, and if any of these conditions are not satisfied or waived, the mergers may not be completed on the currently contemplated timeline or terms, or at all, which could result in a requirement that NSA pay a termination fee.

The consummation of the mergers is subject to the satisfaction or waiver of certain conditions, including among others: (i) approval of the company merger by NSA’s common shareholders; (ii) approval of the mergers and the other transactions contemplated by the merger agreement by NSA OP unitholders; (iii) the effectiveness of this Form S-4 in accordance with the provisions of the Securities Act; (iv) the absence of a law or order restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the mergers; (v) the Public Storage common shares, the Public Storage Series T preferred shares and the Public Storage Series U preferred shares to be issued in the mergers being approved for listing on the NYSE; (vi) the Dropdown JV having been formed; and (vii) other customary conditions.

Neither Public Storage nor NSA can provide assurance that the conditions to completing the mergers will be satisfied or waived, and accordingly, that the mergers will be completed on the terms or timeline that the parties anticipate or at all. If any condition to the mergers is not satisfied, it could delay or prevent the mergers from occurring, which could negatively impact the price of the Public Storage common shares, NSA common shares or NSA preferred shares and Public Storage’s or NSA’s business, financial condition, results of operations and growth prospects, including negative publicity, a negative impression in the investment community and, in the case of Public Storage, incurring significant acquisition costs that Public Storage would be unable to recover.

In addition to the above risks, if the merger agreement is terminated and NSA seeks an alternative transaction, NSA common shareholders cannot be certain that NSA will be able to find a party willing to engage in a transaction on more attractive terms than the mergers. In addition, if the merger agreement is terminated under certain circumstances specified therein, NSA may be required to pay Public Storage a termination fee of approximately $202 million. For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus.

Failure to complete the pending mergers could have an adverse effect on Public Storage or NSA.

If the mergers are not completed, Public Storage’s or NSA’s business, financial condition, results of operations and growth prospects may be adversely affected and, without realizing any of the benefits of having completed the mergers, Public Storage or NSA will be subject to a number of risks, including the following:

•	the market price of Public Storage common shares, Public Storage preferred shares, NSA common shares or NSA preferred shares could decline;

•

Public Storage or NSA will have incurred substantial costs relating to the mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees and integration costs that have already been incurred or will continue to be incurred until the closing of the mergers, which could adversely affect the business, financial condition, results of operations and growth prospects of Public Storage or NSA;

•

if the merger agreement is terminated and the NSA board seeks another transaction, NSA common shareholders cannot be certain that NSA will be able to find another party willing to enter into a transaction as attractive as the mergers;

•

Public Storage or NSA could be subject to litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against such party to perform its obligations under the merger agreement;

•

Public Storage and NSA will not realize the benefit of the time and resources, financial and otherwise, committed by management to matters relating to the mergers that could have been devoted to pursuing other beneficial opportunities;

•

Public Storage or NSA may experience reputational harm due to the adverse perception of any failure to successfully complete the mergers or negative reactions from the financial markets or from Public Storage’s or NSA’s customers, vendors, employees and other commercial relationships; and

•	NSA may be required, under certain circumstances, to pay Public Storage a termination fee of approximately $202 million.

Any of these risks could adversely affect Public Storage’s or NSA’s business, financial condition, results of operations and growth prospects. Similarly, delays in the completion of the mergers could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with delay and uncertainty about completion of the mergers and could adversely affect Public Storage’s or NSA’s business, financial condition, results of operations and growth prospects after the mergers.

The exchange ratio is fixed and will not be adjusted in the event of any change in the share prices of either Public Storage or NSA.

As a result of the mergers, a holder of one NSA common share as of immediately prior to the company merger effective time will receive 0.1400 Public Storage common shares, a holder of one NSA Series A preferred share as of immediately prior to the company merger effective time will receive one Public Storage Series T preferred share and a holder of one NSA Series B preferred share as of immediately prior to the company merger effective time will receive one Public Storage Series U preferred share. The exchange ratio is fixed and while it will be adjusted in certain limited specified circumstances, including in the event that NSA or Public Storage declares a permitted REIT dividend in accordance with the terms of the merger agreement, the exchange ratio will not be adjusted to reflect share price changes of Public Storage common shares, NSA Series A preferred shares or NSA Series B preferred shares prior to the closing of the mergers.

Changes in the price of Public Storage common shares prior to the mergers will affect the market value of the company common share merger consideration that NSA common shareholders will be entitled to receive at the company merger effective time. Share price changes may result from a variety of factors (many of which are beyond the control of Public Storage and NSA), including the following factors:

•	changes in the respective businesses, operations, assets, liabilities and prospects of Public Storage or NSA;

•	changes in market assessments of the business, operations, financial position and prospects of Public Storage or NSA;

•	market assessments of the likelihood that the mergers will be completed;

•	the expected timing of the mergers;

•	interest rates, general market and economic conditions and other factors affecting the price of Public Storage common shares;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which Public Storage and NSA operate; and

•	other factors beyond the control of Public Storage or NSA, including those described under this section entitled “Risk Factors.”

The price of Public Storage common shares at the closing of the mergers may vary from its price on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the special meeting. As a result, the market value of the merger consideration represented by the exchange ratio will also vary. For example, based on the range of closing prices of Public Storage common shares during the period from March 13, 2026, the last trading day before public announcement of the mergers, through [    ], 2026, the last practicable trading day before the date of this proxy statement/prospectus, the exchange ratio of 0.1400 represented a market value per NSA common share ranging from a low of $[    ] to a high of $[    ]. Because the mergers will be completed after the date of the special meeting, at the time of the special meeting, you will not know the exact market value of the Public Storage common shares that NSA common shareholders will receive upon completion of the mergers. If the price of Public Storage common shares declines between the date the merger agreement was signed or the date of the special meeting and the closing of the mergers, including for any of the reasons described above, NSA common shareholders will receive Public Storage common shares that have a market value upon completion of the mergers that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the special meeting, respectively.

Therefore, since the number of Public Storage common shares to be issued per NSA common share is generally fixed, NSA common shareholders cannot be sure of the market value of the company common share merger consideration they will receive upon consummation of the mergers.

NSA common shareholders will have a reduced ownership and voting interest in Public Storage after the company merger effective time and will exercise less influence over management.

The company merger will result in NSA common shareholders having an ownership stake in Public Storage that is significantly smaller than their current ownership stake in NSA. Upon completion of the company merger, based on the number of Public Storage common shares outstanding as of [    ], 2026, the latest practicable date before the date of this proxy statement/prospectus, the former NSA common shareholders are expected to own approximately [    ]% of the outstanding Public Storage common shares immediately after the closing of the mergers. The number of Public Storage common shares that will be issued in the company merger will depend on, among other factors, the number of NSA common shares outstanding immediately prior to the company merger effective time. Consequently, NSA common shareholders, as a general matter, will have less influence over the management and policies of Public Storage than they currently exercise over the management and policies of NSA.

The merger agreement contains provisions that could make it more difficult for a third party to acquire NSA or could result in any competing proposal being at a lower price than it might otherwise be.

NSA is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to enter into an acquisition agreement with respect to an alternative acquisition proposal and to participate in discussions or negotiations with or provide non-public information to any person relating to an alternative acquisition proposal, subject to customary exceptions. In addition, NSA may be required to pay Public Storage a termination fee of approximately $202 million under certain circumstances, including if (A) Public Storage terminates the merger agreement because the NSA board effects, or commits to effect, an adverse recommendation change, (B) NSA terminates the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal, as described in the merger agreement, or (C) the merger agreement is terminated because the company requisite vote is not obtained or by Public Storage because of a breach by NSA and, in either case, before such termination a bona fide acquisition proposal has been publicly announced or otherwise publicly disclosed and not withdrawn, and within 12 months after such termination NSA consummates an acquisition proposal or enters into a definitive agreement providing for an acquisition proposal that is later consummated (with the references to “15%” in the definition of “acquisition proposal” deemed to be references to “50%” for purposes of this clause (C)).

Notwithstanding these ”no-shop” restrictions, prior to obtaining the approval of the Merger Proposal at the special meeting, under specified circumstances, the NSA board may effect an adverse recommendation change, and NSA may also terminate the merger agreement to enter into an acquisition agreement with respect to a superior proposal upon payment of the termination fee described above. For more information, see the section entitled “The Merger Agreement — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus.

These provisions could make it more difficult for a third party that might have an interest in acquiring all or a significant part of NSA from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per-share cash or market value than the market value proposed to be received in the mergers, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in specified circumstances under the merger agreement.

The pendency of the mergers could adversely affect NSA’s businesses and operations.

In connection with the pending mergers, some customers, vendors or other parties with commercial relationships with NSA may delay or defer decisions relating to their relationships with NSA, which could adversely affect NSA’s business, financial condition, results of operations and growth prospects, regardless of whether the mergers are completed. Similarly, employees of NSA may experience uncertainty about their future roles with the combined company following the mergers, which may adversely affect the ability of NSA to attract and retain key personnel during the pendency of the mergers. In addition, due to covenants in the merger agreement, NSA may be unable (without Public Storage’s prior written consent), during the pendency of the mergers, to undertake significant transactions involving the acquisition and/or disposition of assets, make significant capital expenditures, enter into any new line of business or enter into any material joint venture, partnership or other similar agreement, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions are believed by NSA to be beneficial. Public Storage is subject to a more limited set of operating covenants that may limit or restrict its ability to act in certain circumstances.

The trustees and executive officers of NSA may have interests in seeing the mergers completed that may be different from, or in addition to, those of NSA shareholders generally.

The trustees and executive officers of NSA may have interests in the mergers and the other transactions contemplated by the merger agreement that may be different from, or in addition to, those of NSA shareholders generally. The members of the NSA board were aware of and considered these interests in reaching the determination to approve the mergers and the transactions contemplated by the merger agreement and recommend to NSA common shareholders that they vote to approve the Merger Proposal. These interests include, among others, potential severance benefits, accelerated vesting of equity-based awards in connection with the mergers, potential transaction bonuses, rights to ongoing indemnification and insurance coverage and the ability to redeem their NSA OP units for Dropdown JV units and participate in the Dropdown JV, which opportunity is not afforded to NSA common shareholders, and which will be a substantially tax-deferred transaction that could provide participants with the expectation of achieving long-term tax deferral from such investment in the Dropdown JV. For more information, see the section entitled “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers” beginning on page 77 of this proxy statement/prospectus.

If the mergers are not consummated by the outside date, either Public Storage or NSA may terminate the merger agreement.

Either Public Storage or NSA may terminate the merger agreement if the mergers have not been consummated by the outside date. However, this termination right will not be available to a party if that party breached in any material respect their respective obligations under the merger agreement in any manner that primarily caused or resulted in the failure to consummate the mergers on or before such date. Any termination of the merger agreement may adversely affect Public Storage’s or NSA’s business, financial condition, results of operations and growth prospects. For more information, see the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus.

If the company merger does not qualify as a “reorganization,” there may be adverse tax consequences.

The company merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Public Storage and NSA each receive a written opinion from its respective counsel to the effect that the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The foregoing opinions, however, are limited to the factual representations provided by Public Storage and NSA to counsel and the assumptions set forth therein, and are not a guarantee that the company merger, in fact, will qualify as a “reorganization.” Moreover, neither Public Storage nor NSA has requested or plans to request a ruling from the Internal Revenue Service (“IRS”) that the company merger qualifies as a “reorganization.” If the company merger were to fail to qualify as a “reorganization,” then each U.S. holder (as defined in the discussion under the heading “Material U.S. Federal Income Tax Consequences of the Company Merger”) of NSA common shares, NSA Series A preferred shares and NSA Series B preferred shares generally would recognize gain or loss, as applicable, equal to the sum of (x) the difference between the fair market value of Public Storage common shares received by such NSA common shareholder in the company merger and such holder’s adjusted tax basis in its NSA common shares surrendered in exchange therefor, (y) the difference between the fair market value of shares of Public Storage Series T preferred shares received by such holder of NSA Series A preferred shares in the company merger and such holder’s adjusted tax basis in its NSA Series A preferred shares surrendered in exchange therefor, and (z) the difference between the fair market value of Public Storage Series U preferred shares received by such holder of NSA Series B preferred shares in the company merger and such holder’s adjusted tax basis in its NSA Series B preferred shares surrendered in exchange therefor.

An adverse outcome in any litigation or other legal proceedings relating to the merger agreement, or the transactions contemplated by the merger agreement, could have a material adverse impact on the businesses of Public Storage and NSA and their ability to consummate the mergers.

Transactions like the mergers are frequently the subject of litigation or other legal proceedings, including actions alleging that either party’s board of trustees breached its respective duties to its shareholders or other equityholders by entering into a merger agreement, by failing to obtain a greater value in a transaction for its shareholders or any other claims (contractual or otherwise) arising out of a merger or the transactions related thereto. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse impact on Public Storage’s or NSA’s ability to complete the mergers or their respective businesses, financial conditions, results of operations and growth prospects, including through the possible diversion of either company’s resources or distraction of key personnel.

NSA shareholders will not have appraisal rights or dissenters’ rights in the mergers.

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under Maryland law, dissenting shareholders may have, subject to satisfying certain procedures, the right to demand and receive payment of the fair value of their shares of stock in connection with certain transactions (often referred to as appraisal rights), including a proposed merger, share exchange or sale of substantially all of the assets of the corporation. Under Maryland law and the NSA charter, however, NSA shareholders are not entitled to appraisal or dissenters’ rights in connection with the mergers.

Risks Relating to Public Storage After Completion of the Mergers

Public Storage may not realize the anticipated benefits and synergies from the pending mergers.

The mergers involve the combination of two companies that currently operate as independent public companies. While Public Storage and NSA will continue to operate independently until the completion of the mergers, the success of the mergers will depend, in part, on Public Storage’s ability to realize the anticipated benefits from successfully combining its and NSA’s businesses. Public Storage plans on devoting substantial management attention and resources to integrating its and NSA’s business practices and operations so that Public Storage can fully realize the anticipated benefits of the mergers. Nevertheless, the business and assets acquired may not be successful or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The mergers could also result in the assumption of unknown or contingent liabilities. Potential difficulties Public Storage may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of Public Storage and NSA in a manner that permits Public Storage to achieve the cost savings anticipated to result from the mergers, which would result in some anticipated benefits of the mergers not being realized in the time frame currently anticipated or at all;

•	the failure to integrate operations and internal systems, programs and controls;

•	the inability to successfully realize the anticipated value from some of NSA’s assets;

•	lost sales, loss of customers, joint venture partners and other commercial relationships;

•	the complexities associated with managing the combined company, including the complexity of managing the Dropdown JV;

•	the additional complexities of combining two companies with different histories, cultures, markets, strategies and customer bases;

•	the failure to retain key employees of either of the two companies that may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the mergers; and

•

performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the mergers and integrating Public Storage’s and NSA’s operations.

Any of these risks could adversely affect each company’s ability to maintain relationships with customers, vendors, employees and other commercial relationships. As a result, the anticipated benefits of the mergers may not be realized fully within the expected time frame or at all or may take longer to realize or cost more than expected, which could adversely affect Public Storage’s business, financial condition, results of operations and growth prospects. In addition, changes in laws and regulations could adversely impact Public Storage’s business, financial condition, results of operations and growth prospects.

Public Storage expects to incur substantial expenses related to the mergers.

Public Storage expects to incur substantial expenses in completing the mergers and integrating the business, operations, practices, policies and procedures of NSA. While Public Storage and NSA have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. The expenses in connection with the mergers are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

Following the mergers, Public Storage will have a substantial amount of indebtedness and may need to incur more in the future.

Public Storage’s total indebtedness as of March 31, 2026 was $10.1 billion. This amount excludes the outstanding indebtedness of NSA which, as of March 31, 2026, was $3.4 billion, which may be repaid or remain outstanding (or a combination thereof) in connection with the mergers. The instruments governing Public Storage’s existing indebtedness permit Public Storage to incur substantial additional debt, including secured debt, and Public Storage may satisfy its capital and liquidity needs through additional borrowings. A high level of indebtedness would require Public Storage to dedicate a substantial portion of its cash flow from operations to the payment of debt service, thereby reducing the funds available to implement its business strategy and make distributions to Public Storage shareholders. A high level of indebtedness on an absolute basis or as a ratio to its cash flow could also have the following consequences:

•

potential limits on Public Storage’s ability to adjust rapidly to changing market conditions and vulnerability in the event of a downturn in general economic conditions or in the real estate or healthcare industries;

•	potential impairment of Public Storage’s ability to obtain additional financing to execute on its business strategy; and

•

potential downgrade in the rating of Public Storage’s debt securities by one or more rating agencies, which could have the effect of, among other things, limiting Public Storage’s access to capital and increasing its cost of borrowing.

In addition, from time to time, Public Storage and NSA mortgage certain of their properties to secure payment of indebtedness. As of March 31, 2026, NSA had total mortgage debt of $198.0 million. If Public Storage is unable to meet its mortgage payments, then the encumbered properties could be foreclosed upon or transferred to the mortgagee with a resulting loss of income and asset value.

Counterparties to certain agreements with NSA may exercise contractual rights under such agreements in connection with the mergers.

NSA is party to certain agreements that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate such agreements, or which provide the counterparty with termination or other rights even in the absence of a change in control. Any such counterparty may request modifications of its respective agreements as a condition to granting a waiver or consent under its agreement. There is no assurance that such counterparties will not exercise their rights under such agreements, including termination rights where available, that the exercise of any such rights will not result in a material adverse effect or that any modifications of such agreements will not result in a material adverse effect.

Public Storage expects to assume NSA’s interests in its unconsolidated joint ventures, which could require the use of cash or affect the timing or structure of future dispositions.

NSA is party to joint venture arrangements under which available cash is distributed to the members and, in certain circumstances, either member may initiate a forced sale or buy/sell process with respect to the applicable joint venture assets or interests. Following the mergers, Public Storage will indirectly succeed to NSA’s interests in those joint ventures and the related obligations and risks, including the possibility that these provisions could require the use of cash or affect the timing or structure of future dispositions.

Risks Relating to the Status of Public Storage and NSA as REITs

The combined company may incur adverse tax consequences if Public Storage or NSA has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

Each of Public Storage and NSA has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the closing date or the moment in time immediately prior to the company merger effective time, respectively. Public Storage and NSA intend that the combined company will continue to qualify as a REIT under the Code following the mergers. It is a condition (i) to the obligation of Public Storage to complete the mergers that NSA receive a written opinion from its REIT counsel to the effect that, at all times since its taxable year ended December 31, 2015 and through the closing date, NSA has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (ii) to the obligation of NSA to complete the mergers that Public Storage receive a written opinion from its REIT counsel to the effect that, at all times since its taxable year ended December 31, 2022 and through the closing date, Public Storage has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of organization and operation will enable Public Storage to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the closing date and thereafter. The opinions will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by NSA and Public Storage, as applicable. If any such representations are or become inaccurate or incomplete, such opinions may be invalid and the conclusions reached therein could be jeopardized. In addition, the opinions will not be binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that such position would not be sustained. Moreover, neither Public Storage nor NSA has requested or plans to request a ruling from the IRS that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable U.S. Treasury regulations is greater in the case of a REIT, like Public Storage, that holds assets through a partnership. The determination of various factual matters and circumstances not entirely within Public Storage’s and NSA’s control may affect their ability to qualify as REITs.

If any of Public Storage, NSA, or the combined company (after the company merger) has failed or fails to qualify as a REIT for U.S. federal income tax purposes, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its shareholders, because:

•

it would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to shareholders in computing its taxable income);

•	it could be subject to the corporate alternative minimum tax, share buyback excise tax, and possibly increased state and local taxes for such periods;

•

unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•

for the five-year period following re-election of REIT status, upon a taxable disposition of any asset owned as of such re-election, it could be subject to corporate-level tax with respect to all or a portion of the gain so recognized.

As a result of all these factors, the failure of any of Public Storage, NSA, or the combined company (after the company merger) to qualify as a REIT could impair the combined company’s ability to expand its business and raise capital, and would materially adversely affect the value of its capital shares.

Risks Relating to an Investment in Public Storage Common Shares Following the Mergers

The market price of Public Storage common shares may decline as a result of the mergers.

The market price of Public Storage common shares may decline as a result of the mergers if, among other things, Public Storage does not achieve the perceived benefits of the mergers or the effect of the mergers on Public Storage’s results of operations or financial conditions is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the mergers, Public Storage shareholders and NSA shareholders will own interests in Public Storage, which will operate an expanded business. Current shareholders of Public Storage and NSA may not wish to continue to invest in Public Storage, or may wish to dispose of some or all of their Public Storage common shares. If, following the company merger effective time or while the company merger is still pending, large amounts of Public Storage common shares are sold, the price of Public Storage common shares could decline, perhaps substantially.

Following the company merger, NSA common shareholders who receive Public Storage common shares will have different rights that may be less favorable than their current rights as NSA common shareholders.

After the company merger effective time, NSA common shareholders who receive Public Storage common shares in connection with the company merger will have different rights, which may be less favorable than their current rights as NSA common shareholders. For more information, see the section entitled “Comparison of Rights of Public Storage Shareholders and NSA Shareholders” beginning on page 180 of this proxy statement/prospectus.

Following the mergers, Public Storage may not continue to pay dividends at or above the rate currently paid by Public Storage.

Following the company merger, the shareholders of Public Storage may not receive dividends at the same dividend rate that shareholders of Public Storage were paid by Public Storage prior to the company merger for various reasons, including those discussed elsewhere in this section entitled “Risk Factors” and the following:

•	Public Storage may not have enough cash to pay such dividends due to changes in Public Storage’s cash requirements, capital spending plans, cash flow or financial position;

•

Public Storage’s ability to declare and pay dividends on Public Storage common shares will be subject to the preferential rights of existing Public Storage preferred shares and Public Storage Series T preferred shares and Public Storage Series U preferred shares anticipated to be issued in connection with the company merger;

•

decisions on whether, when and in what amounts to pay any future dividends will remain at all times entirely at the discretion of the Public Storage board, which reserves the right to change Public Storage’s dividend practices at any time and for any reason, subject to applicable REIT requirements; and

•

the amount of dividends that Public Storage’s subsidiaries may distribute to Public Storage may be subject to restrictions imposed by state law and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Public Storage common shareholders will have no contractual or other legal right to dividends that have not been declared by the Public Storage board.

Other Risks

The market price and trading volume of Public Storage common shares may be volatile.

Investors in Public Storage common shares may experience a decrease, which could be substantial, in the value of their shares, including decreases unrelated to Public Storage’s operating performance or prospects. In addition, U.S. stock markets, including the NYSE, on which Public Storage common shares are listed, have experienced significant price volatility and may continue to experience similar volatility. Public Storage and NSA cannot assure you that the market price of Public Storage common shares will not fluctuate or decline significantly in the future. In addition to the risks listed in this section entitled “Risk Factors” and the section entitled “Risk Factors” in Public Storage’s most recently filed reports on Forms 10-K and 10-Q, a number of factors could negatively affect Public Storage’s share price or result in fluctuations in the price or trading volume of Public Storage common shares, including:

•	the annual yield from distributions on Public Storage common shares as compared to yields on other financial instruments;

•

equity issuances by Public Storage (including issuances of Public Storage common shares in the mergers) or future sales of substantial amounts of Public Storage common shares by its existing or future shareholders, or the perception that such issuances or future sales may occur;

•	increases in market interest rates or a decrease in Public Storage’s distributions to shareholders that lead purchasers of Public Storage common shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	fluctuations in stock market prices and volumes;

•	additions or departures of key management personnel;

•	Public Storage’s operating performance and the performance of other similar companies;

•	actual or anticipated differences in Public Storage’s quarterly operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about Public Storage or its industry by securities analysts;

•	failure to qualify as a REIT;

•	adverse market reaction to any indebtedness Public Storage incurs in the future, including indebtedness to be assumed or incurred in connection with the mergers;

•	strategic decisions by Public Storage or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect Public Storage or its industry or any failure by Public Storage to comply with regulatory requirements;

•	the expiration or loss of local tax abatements, tax credit programs, or other governmental incentives;

•	the imposition of a penalty tax as a result of certain property transfers that may generate prohibited transaction income;

•	the inability of Public Storage to sell properties if and when it would be appropriate to do so;

•	speculation in the press or investment community;

•	changes in Public Storage’s results of operations, financial condition or prospects;

•	failure to satisfy the listing requirements of the NYSE;

•	failure to comply with the requirements of the Sarbanes-Oxley Act of 2002;

•	actions by institutional shareholders of Public Storage;

•	changes in accounting principles;

•	changes in environmental conditions or the potential impact of climate change;

•	terrorist attacks or other acts of violence or war in areas in which Public Storage’s properties are located or markets on which Public Storage’s securities are traded; and

•	general economic or market conditions, including other factors unrelated to Public Storage’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common shares. This type of litigation could result in substantial costs and divert Public Storage’s management’s attention and resources, which could have a material adverse effect on Public Storage’s business, financial condition, results of operations and growth prospects.

Public Storage and NSA face other risks.

The risks listed above are not exhaustive, and you should be aware that, following the mergers, Public Storage will face various other risks, including those discussed in reports filed by Public Storage and NSA with the SEC from time to time, such as those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and  10-Q. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and in Section 21E of the Exchange Act, as amended, which are based on current expectations, estimates and projections about the industry and markets in which NSA and Public Storage operate, as well as beliefs and assumptions of NSA and Public Storage. Words such as “anticipate,” “become,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “shall,” “should,” “will,” or “would,” including variations of such words and similar expressions, are intended to identify forward-looking statements. All statements that address operating performance, events or developments that NSA or Public Storage expects or anticipates will occur in the future are forward-looking statements, including statements relating to any possible transaction between NSA and Public Storage, rent and occupancy growth, acquisition and development activity, acquisition and disposition activity, general conditions in the geographic areas where NSA and Public Storage operate, NSA’s and Public Storage’s respective debt, capital structure and financial position and NSA’s and Public Storage’s respective ability to form new ventures. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and may cause the actual results to differ materially from future results expressed or implied by such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to:

•

the parties’ ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to NSA’s ability to obtain the required shareholder and unitholder approval, and the parties’ ability to satisfy the other conditions to consummating the proposed transaction;

•	the inability to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction;

•	the risk that NSA’s business will not be integrated successfully with Public Storage’s or that such integration may be more difficult, time-consuming or costly than expected;

•	significant transaction costs and/or unknown or inestimable liabilities;

•

potential litigation relating to the proposed transaction that could be instituted against NSA or its trustees or officers, including resulting expense or delay and the effects of any outcomes related thereto;

•

the risk that disruptions from the proposed transaction, including diverting the attention of NSA and Public Storage management from ongoing business operations, will harm NSA’s and Public Storage’s businesses during the pendency of the proposed transaction or otherwise;

•	certain restrictions during the pendency of the business combination that may impact NSA’s and Public Storage’s ability to pursue certain business opportunities or strategic transactions;

•	the possibility that the business combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring NSA to pay a termination fee;

•

the effect of the announcement of the proposed transaction on the ability of NSA and Public Storage to operate their respective businesses and retain and hire key personnel, and to maintain favorable business relationships;

•	risks related to the market value of Public Storage common shares to be issued in the proposed transaction;

•	other risks related to the completion of the proposed transaction and actions related thereto;

•

potential business uncertainty, including changes to existing business relationships, during the pendency of the business combination or otherwise that could affect NSA’s or Public Storage’s financial performance;

•	other risks related to the completion of the proposed transaction and actions related thereto;

•	legislative, regulatory and economic developments;

•

unpredictability and severity of local, regional, national and international economic, political and catastrophic climates, conditions and events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemics, as well as management’s response to any of the aforementioned factors;

•	changes in global financial markets, interest rates and foreign currency exchange rates;

•	increased or unanticipated competition affecting NSA’s or Public Storage’s properties;

•	risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change;

•	maintenance of REIT status, tax structuring and changes in income tax laws and rates;

•	risks related to NSA’s and Public Storage’s investments in ventures, including NSA’s and Public Storage’s respective abilities to establish new ventures;

•	environmental uncertainties, including risks of natural disasters;

•

those risks and uncertainties set forth in NSA’s and Public Storage’s Annual Reports on Form 10-K for the year ended December 31, 2025 under the headings “Forward-Looking Statements” and “Cautionary Statement Regarding Forward-Looking Statements,” respectively, and “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by NSA or Public Storage, as the case may be, with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and

•	other risks and uncertainties set forth in this proxy statement/prospectus in the section entitled “Risk Factors.”

There can be no assurance that the mergers and the other transactions contemplated by the merger agreement will be completed, or if they are completed, that they will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. Forward-looking statements relate only to events as of the date on which the statements are made. Neither NSA nor Public Storage undertakes any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if NSA’s and Public Storage’s underlying assumptions prove to be incorrect, NSA’s, Public Storage’s and the combined company’s actual results may vary materially from what NSA or Public Storage may have expressed or implied by these forward-looking statements. NSA and Public Storage caution not to place undue reliance on any of NSA’s or Public Storage’s forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect NSA or Public Storage.

INFORMATION ABOUT THE COMPANIES

Public Storage

Public Storage is a Maryland real estate investment trust engaged in the ownership, development, and operation of self-storage facilities and other related operations including tenant reinsurance, third-party self-storage management and bridge lending to third-party self-storage owners. In 2023, Public Storage completed a reorganization that resulted in it holding the interests in its facilities through an operating partnership, Public Storage OP and its subsidiaries, including PSOC. After the reorganization, the primary assets of the parent entity, Public Storage, are general partner and limited partner interests in Public Storage OP.

Public Storage acquires, develops, owns, and operates self-storage facilities, which offer storage spaces for lease on a month-to-month basis, for personal and business use. Public Storage is the largest owner of self-storage facilities in the U.S., with physical presence in most major markets and 40 states. At March 31, 2026, Public Storage owned interests in 3,176 self-storage facilities (with approximately 229.8 million net rentable square feet) located in 40 states in the U.S. operating under the Public Storage® name, and 1.0 million net rentable square feet of commercial and retail space. In addition, Public Storage managed 370 facilities (with approximately 29.0 million net rentable square feet) for third parties at March 31, 2026.

At March 31, 2026, Public Storage owned an approximate 35% common equity interest in Shurgard Self Storage Limited (“Shurgard”), a public company traded on the Euronext Brussels under the “SHUR” symbol, which owned 333 self-storage facilities (with approximately 18 million net rentable square feet) located in seven Western European countries, all operating under the Shurgard® name.

The principal executive offices of Public Storage are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Public Storage common shares are listed on the NYSE, trading under the symbol “PSA.”

Additional information about Public Storage and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

Public Storage OP, L.P.

Public Storage OP, a Delaware limited partnership, is Public Storage’s operating partnership. Substantially all of Public Storage’s business is conducted through Public Storage OP and its subsidiaries, including PSOC. Public Storage’s primary assets are general partner and limited partner interests in Public Storage OP, which holds all of Public Storage’s assets through its ownership of all of the equity interests in PSOC. As a limited partnership, Public Storage OP is a variable interest entity and is consolidated by Public Storage as its primary beneficiary. As of March 31, 2026, Public Storage owned, directly and indirectly through a controlled subsidiary, all of the general partner interests and approximately 99.76% of the limited partnership interests of Public Storage OP, with the remaining 0.24% of limited partnership interests owned by certain trustees and officers of Public Storage.

The principal executive offices of Public Storage OP are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Pelican Merger Sub I, LLC

Merger Sub I, a Maryland limited liability company, is a wholly owned direct subsidiary of Public Storage. Merger Sub I was formed on March 12, 2026, for the purpose of entering into the merger agreement and effecting the mergers. Merger Sub I has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of the merger agreement, the performance of its obligations thereunder and matters ancillary thereto.

The principal executive offices of Merger Sub I are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

Pelican Merger Sub II, LLC

Merger Sub II, a Delaware limited liability company, is a wholly owned direct subsidiary of PSOC and an indirect subsidiary of Public Storage. Merger Sub II was formed on March 12, 2026, for the purpose of entering into the merger agreement and effecting the mergers. Merger Sub II has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of the merger agreement, the performance of its obligations thereunder and matters ancillary thereto.

The principal executive offices of Merger Sub II are located at 2811 Internet Boulevard, Frisco, Texas 75034, and its telephone number is (469) 649-9486.

National Storage Affiliates Trust and NSA OP, LP

NSA is a Maryland real estate investment trust that has elected and believes that it has qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2015. NSA is a fully integrated, self-administered and self-managed REIT which, as of March 31, 2026, holds ownership interests in and operates a geographically diversified portfolio of 1,061 self storage properties located in 37 states and Puerto Rico, comprising approximately 69.3 million rentable square feet, excluding three properties classified as held for sale that were sold to a third party in April 2026. NSA’s business is focused on the ownership, operation, and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. Substantially all of NSA’s business is conducted through NSA OP, a Delaware limited partnership. As the sole general partner of NSA OP, NSA has full and complete authority over NSA OP’s day-to-day operations and management.

The principal executive offices of NSA and NSA OP are located at 8400 East Prentice Avenue, 9th Floor, Greenwood Village, Colorado 80111, and their telephone number is (720) 630-2600.

NSA common shares, NSA Series A preferred shares and NSA Series B preferred shares are each traded on the NYSE under the ticker symbols “NSA,” “NSApA,” and “NSApB,” respectively.

Additional information about NSA, NSA OP and their subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus as identified in the section titled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

THE MERGERS

Background of the Mergers

The following chronology summarizes the events leading up to execution of the merger agreement and the key meetings, negotiations, discussions and actions among NSA, Public Storage and other parties and their respective advisors and other representatives that preceded the public announcement of the mergers. This chronology does not purport to catalogue every conversation of NSA, Public Storage and other parties and their respective advisors and other representatives.

NSA completed its initial public offering in April 2015. As part of its initial public offering, NSA introduced its “participating regional operator” (the “PRO”) structure to the publicly traded REIT market. In this structure, NSA acquired self storage facilities from experienced regional operators who retained property management functions over their contributed properties. To incentivize PROs to improve the performance of their managed portfolios and to encourage alignment of interests between PROs and NSA shareholders, NSA structured the acquisition of self storage portfolios from the PROs by offering them a combination of regular NSA OP units and a second class of partnership units, known as subordinated performance units (“SPUs”). SPUs participated in regular quarterly distributions along with regular NSA OP units only after the underlying managed portfolio achieved specified minimum levels of net operating income. SPUs also offered PROs the possibility of earning additional incentive distributions based on their ability to achieve growth in net operating income from their managed portfolios. The PRO structure provided downside protection to NSA on portfolio underperformance and upside to contributing PROs based on outperformance by the PROs’ managed portfolios. As part of the PRO structure, NSA entered into ancillary agreements with the PROs, which, among other things, offered PROs, after a minimum two-year lockout period, the opportunity to “retire” as external property managers, at which point they could sell their rights to manage NSA’s properties to NSA pursuant to a pre-arranged pricing mechanism and convert their SPUs into regular NSA OP units pursuant to an arrangement that was intended to be accretive to NSA on a core funds from operations (“Core FFO”) per share basis.

The introduction of the PRO structure was a significant factor contributing to NSA’s successful performance following the completion of its initial public offering. NSA’s ability to offer property owners continued participation in the performance of their contributed property portfolios, combined with NSA’s access to public capital markets, enabled NSA to complete hundreds of accretive acquisitions. In addition, NSA was able to supplement PRO-related property contributions with additional acquisitions, either directly or through joint ventures, which required NSA to establish in-house property management capabilities. From 2016 through 2021, NSA acquired, directly or through joint ventures in which NSA owned an interest, more than 780 self storage facilities for an aggregate purchase price of approximately $5 billion. These acquisitions, combined with improving property operating performance, led to NSA steadily increasing its Core FFO per share, from $1.12 per share for the year ended December 31, 2016, to $2.26 per share for the year ended December 31, 2021. During this period, NSA’s shares traded at a multiple to Core FFO per share that represented a premium or near premium to those of other public self storage REITs, which was also a factor in NSA’s ability to complete accretive acquisitions.

During the 2022 calendar year, NSA’s acquisition activity declined significantly as compared to NSA’s acquisition activity during the earlier post-IPO period. Rising interest rates, which adversely impacted the housing market and, therefore, demand for self storage facilities, contributing to a decline in the trading price of NSA common shares, reduced NSA’s ability to finance acquisitions on an accretive basis, particularly with respect to acquisitions made through NSA’s PROs, which had a higher cost of capital. The decline in the trading price of NSA’s common shares was more significant compared to the decline in the share price of other publicly traded self storage REITs, and by the end of 2022 and through most of 2023 NSA common shares continued to trade at a discount compared to the common shares of other publicly traded self storage REITs.

In response to these challenges, NSA’s management devoted substantial resources to improving property-level operating performance, and, in February 2024, the NSA board and management undertook a comprehensive strategic review of NSA, including an assessment of the PRO structure. By this time, three PROs had elected to “retire” under the terms of their agreements with NSA, which resulted in NSA acquiring their rights to manage NSA’s properties and the conversion of their SPUs into regular NSA OP units. As part of the strategic review, the NSA board explored whether it would be advantageous for NSA to acquire the property management functions from the remaining PROs and to internalize all property management functions within NSA. At this time, the trading price of NSA common shares and other industry conditions continued to make completing acquisitions of additional self storage facilities at scale or adding new PROs into the PRO ecosystem challenging for NSA. As a result, one of the main benefits of the PRO structure, which was to drive attractive property acquisitions, was not being realized by NSA. In addition, NSA believed that, by internalizing property management, NSA would be better positioned to deliver improved performance across NSA’s property portfolio. Ultimately, in May 2024, the NSA board approved a transaction that resulted in NSA acquiring the rights to manage NSA’s properties from the remaining PROs and fully internalizing all PRO property management functions within the company, in connection with which all outstanding SPUs held by PROs were converted into NSA OP units (the “PRO internalization”).

The PRO internalization closed on July 1, 2024 and, at the completion of the PRO internalization, NSA OP unitholders (other than NSA) held an aggregate number of NSA OP units and NSA common shares known by NSA to be held by such NSA OP unitholders representing approximately 47% of the outstanding NSA common shares on an as-exchanged basis. As of March 15, 2026, NSA OP unitholders (other than NSA) held an aggregate number of NSA OP units and NSA common shares known by NSA to be held by such NSA OP unitholders representing approximately 45% of the outstanding NSA common shares on an as-exchanged basis.

With the PRO internalization completed, NSA’s strategic focus shifted to improving NSA’s property-level operating performance, integrating property management functions and realizing efficiencies across NSA’s platform. In connection with this shift in strategic focus, through the balance of 2024 and into the early part of 2025, NSA committed significant management time and attention to these efforts and invested significant amounts of capital into NSA’s operating systems and properties.

During this same period, NSA continued to devote substantial resources to improving property-level operating performance. While the PRO internalization required time to execute, starting in the fourth quarter of 2025 and continuing into 2026, NSA began to experience improved property-level performance. At the same time, broader industry conditions, including the impact of higher interest rates and the trading levels of NSA common shares, continued to constrain NSA from pursuing acquisition-driven growth and other strategic opportunities.

The NSA board, together with NSA management, continued to evaluate NSA’s long-term strategy, with a view to enhancing value for NSA’s common shareholders. While the strategic focus remained on improving property operating performance, this evaluation also included consideration of whether a strategic business combination with another self storage REIT could further the interests of both NSA shareholders and NSA OP unitholders. During the period reflected in this section of this proxy statement/prospectus, from time to time, NSA received certain preliminary in-bound inquiries from other participants in the self storage industry regarding various strategies involving NSA and/or its portfolio of properties, but the NSA board and management concluded that pursuing such inquiries was not in the best interests of NSA, NSA shareholders, and NSA OP unitholders.

Within the context of this background, in November 2024, a representative of a publicly traded self storage REIT (“Party A”) began contacting Arlen D. Nordhagen, the founder and Vice Chairperson of NSA, to gauge NSA’s interest in a potential strategic combination involving Party A. These communications occurred over a series of informal interactions, including at industry events and through subsequent follow-up calls, during which the representative of Party A expressed interest in exploring a business combination between Party A and NSA and discussed, at a high level, the potential strategic rationale for such a transaction. In these discussions, the representative of Party A indicated that a combination could provide strategic and financial benefits to both companies, including opportunities to enhance operating performance through scale, leverage Party A’s operating platform and realize potential synergies across a combined portfolio, and suggested that a transaction could potentially be effected at a significant premium to the then-current trading price of NSA common shares. In subsequent conversations, NSA sought more information relating to the terms on which Party A would be willing to pursue a business combination between Party A and NSA.

During March 2025, at the request of Party A, Mr. Nordhagen and Tamara D. Fischer, the Executive Chairperson of the NSA board, participated in a meeting with representatives of Party A to discuss Party A’s perspectives regarding the potential benefits for both companies that might result from a business combination involving Party A and NSA. During this meeting, representatives of Party A provided Mr. Nordhagen and Ms. Fischer with additional details regarding Party A’s perspectives on the potential strategic rationale for such a transaction, including the strategic and financial benefits to both companies. Following this meeting, Mr. Nordhagen and Ms. Fischer consulted with David G. Cramer, NSA’s President and Chief Executive Officer and a trustee of NSA, and representatives of Clifford Chance US LLP, outside legal counsel to NSA (“Clifford Chance”), and informed Paul W. Hylbert, Jr., NSA’s Lead Independent Trustee, regarding the interest expressed by, and discussions with, Party A.

Later in March 2025, at the request of Party A, Ms. Fischer and Messrs. Nordhagen and Cramer participated in a meeting with representatives of Party A, who indicated that Party A would like to proceed with a stock-for-stock business combination with NSA, but would require certain property-level and other financial information from NSA in order to provide a more specific proposal. Also during this meeting, representatives of Party A provided an update to representatives of NSA relating to Party A’s ongoing assessment of a potential business combination with NSA. As part of this update, representatives of Party A informed representatives of NSA that Party A had determined that, as part of any business combination between Party A and NSA, Party A was going to require that a significant portion of existing self storage facilities owned by NSA be contributed into a joint venture, which joint venture was to be capitalized with new borrowings and equity capital contributed to the joint venture by a third party institutional investor. The purpose of the joint venture, according to the Party A representatives, was to shift some of the consolidated borrowings that Party A would need to make in connection with the transaction to the balance sheet of the joint venture, which would concentrate higher levels of borrowings into the joint venture and allow Party A to maintain a “debt neutral” position in Party A’s consolidated balance sheet, thereby reducing additional equity that would otherwise be needed to be issued by Party A to remain “debt neutral” in any business combination with NSA. The formation of the joint venture would also enable Party A to split the NSA portfolio into core and non-core segments, which would allow Party A to optimize returns from both portfolios after the business combination was completed. Party A expressed that the formation of the joint venture would be a significant factor in maintaining Party A’s common share trading multiple after any transaction was announced. In April 2025, NSA provided limited property-level and other financial information to Party A.

On May 22, 2025, the NSA board held a special meeting, with representatives of Clifford Chance in attendance at the invitation of the NSA board, during which meeting Ms. Fischer and Messrs. Nordhagen and Cramer updated the NSA board regarding Party A’s in-bound expressions of interest in a potential business combination with NSA. Following discussion, the NSA board authorized Ms. Fischer and Messrs. Nordhagen and Cramer to continue discussions with Party A regarding a potential business combination with NSA, but only after Party A and NSA executed a non-disclosure agreement (an “NDA”). The update also covered a discussion of the joint venture formation proposed by Party A. The NSA board also authorized NSA to seek to engage Morgan Stanley to assist the NSA board in its evaluation of potential transactions with Party A, together with its assessment of other strategic options that might be available to NSA. Morgan Stanley was a lead bookrunner in NSA’s initial public offering and had previously provided financial advisory and related services to NSA on a range of matters. The NSA board sought the engagement of Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the self storage industry and its knowledge of NSA’s business and affairs.

On May 29, 2025, Party A and NSA executed a mutual NDA, which included confidentiality and use restrictions that are customary for a business combination transaction between two publicly traded companies, as well as a standstill that did not include a “don’t-ask, don’t waive” restriction. In connection with the execution of the NDA with Party A, representatives of Party A requested that NSA consent to allowing Party A to share confidential information with one institutional investor, which had in the past participated in other joint venture investments with Party A, in order to advance discussions relating to this investor’s possible participation in the joint venture proposed by Party A. On June 19, 2025, this institutional investor executed a joinder to the NDA between NSA and Party A.

On June 3, 2025, NSA informed representatives of Morgan Stanley of the discussions with Party A. On June 5, 2025, NSA verbally asked if Morgan Stanley could serve as NSA’s financial advisor in connection with the NSA board’s evaluation of any potential transaction with Party A, together with an assessment of other strategic options that might be available to NSA. Morgan Stanley was subsequently formally engaged by NSA in such capacity, with an engagement letter dated as of January 26, 2026.

On June 11, 2025, Mr. Cramer had a discussion with a representative of Party A regarding the property-level and other financial information that had been previously provided to Party A.

On June 26, 2025, Party A submitted an initial indication of interest (the “Party A Initial IOI”), which contemplated an all-stock/NSA OP unit business combination at an exchange ratio that implied a premium in the range of approximately 8% to 10% based on the closing prices of Party A’s and NSA’s respective common shares on June 25, 2025. The closing price of NSA common shares on June 25, 2025, was $32.17 per share. The proposal contemplated a tax-deferred transaction for both NSA common shareholders (who would receive Party A common shares in the merger) and NSA OP unitholders (who would receive operating partnership units in Party A’s operating partnership subsidiary). In accordance with earlier discussions, the Party A Initial IOI proposed, as a condition to the business combination with NSA, the formation of a joint venture with an institutional investor into which approximately $3.0 billion in existing NSA self storage assets would be contributed. The Party A Initial IOI contemplated that Party A would hold a 30% interest in the joint venture, while the institutional investor would hold the remaining 70% interest. The Party A Initial IOI also included a high-level term sheet outlining other principal terms.

On June 26 and June 27, 2025, certain members of the NSA board held discussions with representatives of Morgan Stanley and Clifford Chance to discuss financial and other aspects of the Party A Initial IOI. The main conclusion reached from these discussions was that the valuation provided by the Party A proposal was so far from compelling that further investment of management time and attention in additional discussions with Party A were not warranted at the current time. The plan was to discuss the matter further with the full NSA board at its next regular meeting, which was scheduled for August 14, 2025.

On August 14, 2025, the NSA board held its regular quarterly board meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. At this meeting, Ms. Fischer and Messrs. Nordhagen and Cramer, with the assistance of representatives of Morgan Stanley, summarized the status of recent discussions initiated by Party A, including a review of the key terms of the Party A Initial IOI, and discussed the Party A Initial IOI in the context of other potential strategies that could be available to NSA, including (i) continued implementation of NSA’s standalone business plan focused on driving property-level operating improvements, which could be combined with (A) reducing leverage by paying down debt to be in-line with other self storage REITs, either through asset sales, joint ventures or equity issuances, (B) lowering NSA’s dividend rate on its common shares in order to redeploy cash in operations and to reduce leverage, (C) pursuing acquisitions through joint ventures, (D) pursuing third-party property management strategies and (E) externalizing property management with one or multiple third-party managers, and (ii) other transformative strategies, including (A) large portfolio sales or joint ventures of non-core assets for cash consideration, (B) a separation of non-core assets into a new, independent, publicly traded entity or private venture, (C) a sale to a private buyer for cash and/or for rollover equity, and (D) a sale to other self storage REITs for share and/or cash consideration.

Also at this meeting, the NSA board discussed the fact that Party A’s proposal was conditioned on the formation of a third-party joint venture. These discussions covered the potential positive impact that the joint venture strategy could provide to the combined company if a business combination with Party A were to be completed. These discussions also covered risks and concerns, including that, by conditioning the larger transaction on the formation of the joint venture, NSA would be exposed to the risk that the business combination transaction would not move forward without the support and ultimate funding by the institutional investor that would participate in the joint venture’s formation, especially in light of the size of the joint venture proposed by Party A. Another concern was that the formation of the joint venture would likely involve a taxable sale of properties to the joint venture that would likely trigger a significant amount of taxable income to NSA (possibly requiring NSA to make cash distributions to fund minimum distributions required under federal income tax laws applicable to REITs) and to outside NSA OP unitholders, who as of the date of this meeting held an aggregate number of NSA OP units and NSA common shares known by NSA to be held by such NSA OP unitholders representing approximately 46% of the outstanding NSA common shares on an as-exchanged basis. The NSA board discussed the mechanics of the separate outside NSA OP unitholder vote and the company-wide vote provisions built into the NSA OP partnership agreement, which required, depending on the specific transaction, different levels of outside NSA OP unitholder support for any business combination involving NSA. Exposing the outside NSA OP unitholders to a significant amount of tax recapture, especially in a transaction that would otherwise be tax-deferred to NSA shareholders, was viewed as creating significant risk to gaining the required level of NSA OP unitholder support in any business combination with Party A.

Also at this meeting, the NSA board discussed approaches that could minimize the risks to NSA posed by the formation of the joint venture, while also allowing Party A to realize the main benefits from the joint venture in a possible business combination with NSA. The principal approach discussed at the meeting was the possibility of inviting NSA OP unitholders to participate as equity partners in the joint venture formation, which could reduce or eliminate the need for participation by the third-party institutional investor. This approach could also mitigate or eliminate the adverse tax consequences caused by the formation of the joint venture to both NSA and NSA OP unitholders.

Following discussion of such strategies, the NSA board determined to establish an evaluation committee (the “evaluation committee”) to facilitate the evaluation and review of these and other potential strategies that could be available to NSA. The evaluation committee initially consisted of Mr. Nordhagen, Mr. Hylbert, Steven G. Osgood, an independent trustee and Chairperson of NSA’s Finance Committee, Michael J. Schall, an independent trustee and Chairperson of NSA’s Compensation, Nominating and Corporate Governance Committee (the “CNCG committee”), and Ms. Fischer. The NSA board delegated to the evaluation committee the authority to consider, review and evaluate various strategies that might be available to NSA and to report to and make recommendations to the NSA board from time to time. The evaluation committee was also tasked with addressing the third-party joint venture and evaluating approaches that could minimize completion risk and adverse tax consequences posed to NSA and NSA OP unitholders by the joint venture’s formation. The evaluation committee did not have authority to approve or reject any transaction. The NSA board also authorized the evaluation committee to establish its own procedures, to meet as frequently as it deemed appropriate, and to be dissolved upon completion of its mandate.

On September 3, 2025, a representative of Party A verbally conveyed to Mr. Nordhagen a revised preliminary indication of interest (the “Party A September 3 Revised IOI”), which contemplated an all-stock/NSA OP unit business combination at an exchange ratio that implied a premium of approximately 20%, based on the closing prices of Party A’s and NSA’s respective common shares on September 3, 2025. The closing price of NSA common shares on September 3, 2025, was $32.23 per share. The representative of Party A reiterated that the inclusion of a third-party joint venture, along the lines now outlined in the Party A September 3 Revised IOI, would remain a condition to the transaction.

On September 5, 2025, and September 11, 2025, the evaluation committee held meetings with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee, in order to evaluate the Party A September 3 Revised IOI and certain other strategies that might be available to NSA. At these meetings and at the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee certain financial information relating to NSA and certain other participants in the self storage REIT industry and certain preliminary illustrative financial information regarding the following strategies: (i) NSA continuing to operate on a standalone basis after effecting a share buyback program; (ii) a potential business combination with Party A or another publicly-traded self storage REIT, assuming the ability to realize potential synergies; (iii) a potential take-private transaction with a financial sponsor; or (iv) the implementation of an “asset management model” pursuant to which NSA would continue to operate as a public company, but its property portfolio would be externally managed to reduce corporate general and administrative expenses.

On September 17, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee, to continue evaluating the Party A September 3 Revised IOI. At this meeting and at the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee (i) certain additional financial aspects of the Party A September 3 Revised IOI and (ii) certain additional preliminary financial information regarding potential strategies that might be available to NSA that had been reviewed with the evaluation committee during the meetings held on September 5, 2025 and September 11, 2025. Also at this meeting, the evaluation committee discussed concerns regarding the proposed third-party joint venture structure, which could be addressed by possibly substituting NSA OP unitholders for the institutional investor in the proposed joint venture. Following this meeting, Mr. Nordhagen contacted representatives of Party A to convey the evaluation committee’s concerns regarding the proposed third-party joint venture structure, but noted that such concerns could be addressed by possibly substituting NSA OP unitholders for the institutional investor in the proposed joint venture. Mr. Nordhagen also conveyed to such representatives that a more substantial premium would be needed for the NSA board to view a business combination transaction with Party A as preferable to NSA continuing to execute on its standalone business plan.

On October 1, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. At this meeting and at the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee certain preliminary financial projections prepared by NSA management provided to the evaluation committee reflecting various assumptions of NSA management, and, alternatively, the evaluation committee’s view with respect to those assumptions. Representatives of Morgan Stanley also reviewed with the evaluation committee certain updated preliminary financial information regarding the potential strategies evaluated by the evaluation committee during its September 2025 meetings. The evaluation committee also determined to provide the full NSA board with an update regarding the evaluation committee’s consideration and evaluation of various strategies and anticipated next steps at the next full meeting of the NSA board.

On October 7, 2025, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. At the request of the NSA board, representatives of Morgan Stanley provided the NSA board with an overview of the evaluation committee’s evaluation of, and the preliminary financial information previously reviewed by representatives of Morgan Stanley regarding, potential strategies that might be available to NSA.

In early October 2025, representatives of Public Storage contacted Ms. Fischer to request an informal meeting with her and Mr. Nordhagen. Based on Public Storage’s request, Mr. Nordhagen and Ms. Fischer met with representatives of Public Storage, including Joseph D. Russell, the then-Chief Executive Officer of Public Storage, and Tom Boyle, then-Chief Financial Officer and Chief Investment Officer of Public Storage, on October 15, 2025. At this meeting, representatives of Public Storage expressed interest and flexibility in exploring a potential strategic combination between Public Storage and NSA, should that ever be of interest to

NSA. Public Storage’s representatives noted that Public Storage had conducted extensive diligence on NSA’s property portfolio, having visited almost all of NSA’s properties, and also highlighted the strategic benefits that Public Storage believed it could offer to NSA shareholders in a business combination, including Public Storage’s operating efficiencies, scale and liquidity advantages. No financial terms of a potential business combination transaction involving Public Storage and NSA were discussed during this meeting. Following this date, until the signing of the transaction in March 2026, members of Public Storage management periodically met with members of NSA’s management to discuss the potential transaction.

On October 16, 2025 and October 22, 2025, the evaluation committee held meetings, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. At these meetings, Mr. Nordhagen and Ms. Fischer provided the evaluation committee with an update regarding their October 15, 2025 meeting with representatives of Public Storage. Also at these meetings and at the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee certain additional preliminary financial information relating to potential strategies that were reviewed with the full NSA board during its October 7, 2025 meeting. The group discussed the potential benefits and challenges associated with (i) a combination with a strategic partner (including Public Storage and Party A), (ii) a take-private transaction in which a financial sponsor or private equity firm would acquire NSA for cash, and (iii) the transition to an asset management model. Representatives of Morgan Stanley also reviewed with the evaluation committee certain updated preliminary illustrative financial information regarding a potential business combination transaction involving NSA, on the one hand, and Party A or Public Storage, on the other hand.

On October 27, 2025, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. At this meeting, Clifford Chance discussed the nature of duties owed by the trustees to NSA and NSA shareholders and NSA OP unitholders, and the nature of the duties owed by NSA, as general partner of NSA OP, to NSA OP and to the NSA OP unitholders, in each case in connection with a potential business combination transaction involving NSA and NSA OP. During this meeting, the evaluation committee, with the assistance of representatives of Morgan Stanley, provided an update to the NSA board regarding the meetings held by the evaluation committee since the last meeting of the NSA board on October 7, 2025. Also at this meeting, representatives of Morgan Stanley reviewed with the NSA board preliminary financial projections prepared by NSA management that had been previously provided to the evaluation committee reflecting various assumptions of NSA management, and, alternatively, the evaluation committee’s view with respect to certain of those assumptions, regarding the future financial performance of NSA. Ms. Fischer and Mr. Nordhagen updated the NSA board that Public Storage had also expressed interest in exploring a potential strategic combination with NSA and also provided an update on the related discussions they had held with representatives of Public Storage. Mr. Nordhagen further noted that a representative of Party A had recently contacted him to gauge NSA’s continued interest in a potential business transaction with Party A and that he had indicated to the representative of Party A that NSA remained interested in further discussions, subject to the feedback that had already been provided to Party A, including Party A improving the exchange ratio included in the Party A September 3 Revised IOI. Also during this meeting, at the request of the NSA board, representatives of Morgan Stanley reviewed the potential alternative transactions that were discussed with the evaluation committee during its October 22, 2025 meeting, including a hypothetical take-private transaction with a financial sponsor. The main conclusion reached by the NSA board during these discussions was that, under current market and industry conditions, it was highly unlikely that a compelling take-private transaction would be available for NSA, relative to a transaction with a strategic counterparty, due to the limited potential of a private equity firm to realize any synergies and the unfavorable tax implications for NSA shareholders and NSA OP unitholders, which would make obtaining the approval of NSA common shareholders and NSA OP unitholders difficult. These discussions also included whether NSA should conduct outreach to additional strategic counterparties as part of the evaluation process. Following these discussions, the NSA board directed the evaluation committee, with the assistance of NSA management, representatives of Morgan Stanley and Clifford Chance, to continue evaluating a potential business combination with both Party A and Public Storage and to attempt to solicit written indications of interest from both of these parties. Also at this meeting, the NSA board decided to add Dominic M. Palazzo, an independent trustee without significant ownership of NSA OP units, to the evaluation committee, which would result in the evaluation committee including three trustees (Messrs. Hylbert, Palazzo and Schall) without significant NSA OP unit ownership, specifically for the purpose of considering aspects of any potential transactions that made separate accommodations for NSA OP unitholders.

On October 30, 2025, consistent with the NSA board’s directives, representatives of Morgan Stanley contacted representatives of Public Storage and provided a draft of a proposed NDA between NSA and Public Storage, the terms of which were substantially similar to the NDA between NSA and Party A. During a telephone call between representatives of Morgan Stanley and Goldman Sachs & Co. LLC, Public Storage’s financial advisor (“Goldman Sachs”), held on that same day, representatives of Goldman Sachs requested that NSA authorize Public Storage to share confidential information with certain financing sources that may co-invest along with Public Storage in a potential transaction with NSA.

On November 3, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. The evaluation committee continued prior discussions regarding whether additional counterparties should be added to the evaluation process and the complexities and other considerations that would be involved in implementing a transaction involving investment managers, financial sponsors, sovereign wealth funds and pension funds, and ultimately determined not to pursue any additional outreach at the current time. The evaluation committee, together with representatives of Morgan Stanley, also discussed next steps with respect to continuing to evaluate a potential business combination with Party A and Public Storage. The evaluation committee noted that NSA and Public Storage should also enter into an NDA as a condition to further discussions.

On November 7, 2025, at the direction of the evaluation committee, representatives of Morgan Stanley contacted representatives of Party A to express NSA’s openness to further engagement. During this conversation, representatives of Party A expressed Party A’s openness to exploring the inclusion of NSA OP unitholders as equity partners in a joint venture, but indicated that if both NSA OP unitholders and an institutional investor were to participate as partners in the joint venture, Party A would prefer the formation of two joint ventures, one of which would be with a third-party institutional investor and the other of which would be with NSA OP unitholders.

On November 9, 2025, NSA and Public Storage executed a mutual NDA, which included confidentiality and use terms that are customary for a business combination transaction between two publicly traded companies, including a standstill that did not include a “don’t-ask, don’t waive” restriction, but included the ability of Public Storage to share confidential information with three institutional investors without NSA’s prior consent (which Public Storage indicated it may want to engage as potential joint venture partners in connection with any business combination with NSA). The terms of the NDA with Public Storage were otherwise generally consistent with the terms of the NDA between NSA and Party A.

On November 10, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. Mr. Cramer brought to the attention of the evaluation committee his observation that he was beginning to see improvement in operating-level performance across major parts of the NSA property portfolio, suggesting that the strategic focus on operations was beginning to show results. Also at this meeting, representatives of Morgan Stanley discussed with the evaluation committee the possibility of exploring all-cash transactions with large asset managers and noted that such transactions would be less attractive given the lack of synergy potential as compared to a transaction with a strategic counterparty such as Public Storage or Party A, and that adding potential counterparties could increase the risk of leaks. Representatives of Morgan Stanley provided an update on recent discussions with Party A and Public Storage. In these discussions, representatives of Morgan Stanley reported that Public Storage was also interested in creating a joint venture with an institutional investor in a potential business combination with NSA, which might permit Public Storage to enhance the value that Public Storage could offer in a business combination with NSA.

On November 11, 2025, representatives of Morgan Stanley held additional discussions with Public Storage and its advisors regarding the parameters and potential terms of the potential joint venture contemplated by Public Storage.

On November 13, 2025, the NSA board held a regularly scheduled quarterly board meeting, during which a special session was held, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. During this session, representatives of Morgan Stanley provided an update on the progress of the evaluation committee’s evaluation of potential strategies, including the status of discussions with Party A and Public Storage. At this meeting, the NSA board discussed proposing to Public Storage the possibility that, in any joint venture financing that Public Storage would arrange as part of any business combination with NSA, existing NSA OP unitholders could be substituted for third party institutional investors in that financing as part of the Dropdown JV. A principal objective of the proposed Dropdown JV structure was to reduce the completion risks that would otherwise be posed by joint venture financings with third party institutional investors. At this meeting, the NSA board authorized the creation of a subcommittee (the “evaluation subcommittee”) of the evaluation committee consisting of evaluation committee members, Messrs. Hylbert, Palazzo and Schall, who do not hold significant NSA OP units. The purpose of the evaluation subcommittee was to lead the development and structuring, if required, of the Dropdown JV. The NSA board set parameters for the evaluation subcommittee as a means to guide its work on these matters. These parameters asked the evaluation subcommittee to identify joint venture terms that would: (i) reasonably satisfy the financial and other requirements of either Party A or Public Storage; (ii) provide a high degree of certainty to either Party A or Public Storage that the Dropdown JV would be formed prior to or concurrently with the closing of a business combination and, therefore, could be reliably included in any future business combination proposals; (iii) satisfy NSA OP unitholders so that they would vote in favor of any larger business combination transaction and would participate in the Dropdown JV at levels that may be required by either Party A or Public Storage, and (iv) positively impact the terms of any business combination transaction from the point of view of NSA and NSA’s common shareholders.

On November 14, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. During this meeting the evaluation committee discussed next steps in the evaluation committee’s evaluation of potential strategies, including the possibility of substituting NSA OP unitholders for institutional investors in any joint venture formed in connection with a business combination transaction. The evaluation committee discussed that the participation of NSA OP unitholders in such a joint venture should not detract from the benefits that NSA shareholders would receive in a business combination transaction with Party A or Public Storage. Following this meeting, the evaluation committee authorized Morgan Stanley to discuss with representatives of Public Storage the possibility of substituting NSA OP unitholders for institutional investors in the joint venture. The evaluation committee also authorized the creation of a term sheet regarding the joint venture to be shared with each of Party A and Public Storage in order to facilitate these discussions.

On November 17, 2025, the evaluation subcommittee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation subcommittee. The purpose of this meeting was to review the high-level term sheet relating to the formation of the Dropdown JV and to discuss the parameters for selecting the properties to be included in the joint venture. During this meeting, the evaluation subcommittee discussed the importance of ensuring that the Dropdown JV structure would not detract from the benefits that NSA shareholders would receive in a business combination transaction with Party A or Public Storage, but instead would deliver enhanced value to NSA shareholders by enabling both Party A and Public Storage to each propose a transaction that provided NSA common shareholders with an increased premium implied by their respective proposed exchange ratios, while providing a transaction that could garner the required support by NSA OP unitholders for the transaction by generally deferring recognition of taxable gain for NSA or NSA OP unitholders and ensuring that the transaction, including participation in the Dropdown JV, does not detract from the economic benefits of holding NSA OP units.

Following this meeting, on November 17, 2025, representatives of Morgan Stanley discussed with representatives of Goldman Sachs and, separately, representatives of Party A, the possibility of creating a joint venture with existing NSA OP unitholders rather than with an institutional investor.

On November 20, 2025, Party A, Public Storage and their respective advisors and other representatives were granted access to a virtual data room. Over the course of the following several weeks, NSA, with the assistance of Morgan Stanley and Clifford Chance, responded to various financial, operational, legal and tax due diligence requests from Party A and Public Storage. The information provided during this period included a list of all of NSA’s self storage properties, certain financial information relating to such properties and the parameters developed by the evaluation committee to be used for the selection of properties for inclusion in the Dropdown JV. In general, these parameters suggested that the potential counterparties select properties that were not owned by any of the existing joint ventures to which NSA was a party and the inclusion of which would not result in immediate recognition of taxable gain for NSA or NSA OP unitholders.

On November 26, 2025, the evaluation subcommittee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation subcommittee. The evaluation subcommittee reviewed and discussed a draft of the high-level Dropdown JV term sheet provided to them by Clifford Chance. The evaluation subcommittee also received an update from representatives of Morgan Stanley, including that Party A and Public Storage had been granted access to NSA’s data room. Representatives of Morgan Stanley also reviewed with the evaluation subcommittee revised NSA financial projections prepared based on financial projections that were presented by NSA management to the NSA board in August 2025, which revised NSA financial projections were substantially the same financial projections that the evaluation committee had previously reviewed, but incorporated actual performance by NSA during the period from August 2025 to November 2025. The evaluation subcommittee reviewed and recommended that the revised financial projections be presented to the NSA board. During this period, in connection with NSA’s development of the Dropdown JV concept, Public Storage contacted representatives of Morgan Stanley to inquire about the maximum and minimum investment size that could be supported by NSA OP unitholders in the Dropdown JV. NSA, with the assistance of Morgan Stanley, responded that it believed a range of approximately $500 million to $1 billion could be achievable. Public Storage subsequently indicated that if a minimum NSA OP unitholder investment of NSA OP units with a value of approximately $750 million could be delivered, Public Storage would find the Dropdown JV structure workable and would not need to bring in additional third-party institutional investors to co-invest as equity partners in a business combination with NSA.

On December 2, 2025, at the direction of the evaluation subcommittee, representatives of Morgan Stanley provided an initial draft of the Dropdown JV term sheet to Party A and Public Storage.

On December 3, 2025, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. In light of the amount of due diligence review that would be required of Party A and Public Storage in connection with the Dropdown JV structure, representatives of Morgan Stanley suggested providing Party A and Public Storage with an extended period to review due diligence materials and analyze structuring considerations and requesting initial indications of interest after January 1, 2026. Also on December 3, 2025, representatives of Morgan Stanley and Clifford Chance had a call with representatives of Public Storage, Goldman Sachs and Public Storage’s outside legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), to discuss Dropdown JV structuring considerations.

On December 16, 2025, representatives of Morgan Stanley, at the direction of the evaluation committee, delivered a bid instruction letter to Party A and Public Storage, which, among other things, requested that each party submit an initial indication of interest with respect to a potential business combination with NSA by January 8, 2026. The bid instruction letter also included the Dropdown JV term sheet that had been approved by the evaluation subcommittee.

On December 24, 2025, representatives of Morgan Stanley received from Party A a proposed list of NSA’s self storage properties that Party A contemplated would be contributed to the Dropdown JV.

In the weeks following the delivery of the bid instruction letter, NSA, with the assistance of Morgan Stanley and Clifford Chance, engaged in a series of discussions with Party A, Public Storage and their respective advisors and other representatives regarding various matters, including potential transaction structures and ongoing due diligence requests.

On January 9, 2026, representatives of Morgan Stanley received Party A’s indication of interest (the “Party A January 9 IOI”), which contemplated an all-stock/NSA OP unit business combination at an exchange ratio that implied a premium of approximately 8% based on the closing prices of Party A’s and NSA’s respective common shares on January 8, 2026. The closing price of NSA common shares on January 8, 2026, was $30.26 per share. Morgan Stanley had also received, among other things, an overview of Party A’s terms of the Dropdown JV that would be included in the proposed business combination with NSA.

On January 12, 2026, the evaluation committee held a meeting, with Mr. Cramer and representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. At this meeting and at the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee additional financial information regarding the ongoing evaluation of a potential business combination with Party A and Public Storage, including a comparison of the Party A Initial IOI and the Party A January 9 IOI, as well as changes in various market trading metrics of NSA, Party A and Public Storage over the preceding months and potential approaches to ongoing discussions with Public Storage. The evaluation committee discussed next steps in its evaluation of a potential business combination with Party A and Public Storage, including holding an additional meeting to further consider the Party A January 9 IOI and any indication of interest received from Public Storage.

On January 19, 2026, the evaluation committee held a meeting, with Mr. Cramer and representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. Ms. Fischer provided an update regarding a call with Public Storage held on January 16, 2026, during which NSA provided Public Storage with an update on NSA’s fourth quarter financial results.

On January 23, 2026, representatives of Morgan Stanley received Public Storage’s markup of the Dropdown JV term sheet and on January 26 and January 27, 2026, representatives of Morgan Stanley received Public Storage’s initial verbal and written indication of interest (the “Public Storage January 26 IOI”), which contemplated an all-stock/NSA OP unit business combination at an exchange ratio of 0.1350, representing an implied premium of approximately 18% based on the closing prices of Public Storage’s and NSA’s respective common shares on January 26, 2026. The closing price of NSA common shares on January 26, 2026, was $31.87 per share. The Public Storage January 26 IOI included Public Storage’s proposed list of NSA’s self storage properties that Public Storage contemplated would be contributed to the Dropdown JV.

On January 27, 2026, representatives of NSA participated in a call with representatives of Public Storage to discuss the Public Storage January 26 IOI.

On January 30, 2026, the evaluation committee held a meeting, with Mr. Cramer and representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. At the request of the evaluation committee, representatives of Morgan Stanley reviewed with the evaluation committee certain preliminary financial information regarding the Party A January 9 IOI and the Public Storage January 26 IOI, including certain preliminary financial information regarding the potential future financial performance of a combined company involving NSA, on the one hand, and Party A or Public Storage, on the other hand, based on information provided in Party A’s and Public Storage’s respective indications of interest. The evaluation committee and representatives of Clifford Chance also discussed Party A’s proposed Dropdown JV terms and Public Storage’s comments to the Dropdown JV term sheet, including election mechanics for NSA OP unitholders and a minimum investment threshold of NSA OP units with a value of approximately $750 million, valuation and fee considerations, transfer/redemption rights and portfolio sale terms. The evaluation committee noted that the Public Storage January 26 IOI was expressly conditioned on the formation of the Dropdown JV and the satisfaction of the minimum NSA OP unitholder investment threshold of $750 million, and that these conditions would need to be considered in the context of NSA’s evaluation of Public Storage’s proposal and any subsequent negotiations with Public Storage. Representatives of Morgan Stanley noted for the evaluation committee that Public Storage had stated in prior discussions that the minimum investment threshold was important to Public Storage’s consideration of a transaction with NSA and that achieving such minimum investment threshold would negate the need to involve third-party joint venture investors. During this discussion, the evaluation committee, with the assistance of representatives of Morgan Stanley and Clifford Chance, considered the feedback that would be given to Party A and Public Storage regarding their respective indications of interest, including that the NSA board would be very deliberate in its evaluation of potential strategies, and that both Party A and Public Storage would need to improve the financial terms of their respective proposals, including the premium that would be delivered to NSA’s common shareholders, and that the process remained competitive. The evaluation committee directed representatives of Morgan Stanley to deliver such feedback to Party A and Public Storage. The evaluation committee also discussed the parameters for the feedback to be provided to each of Party A and Public Storage regarding their respective lists of NSA’s self storage properties that would be contributed to the Dropdown JV. Following further discussion, an executive session was held during which the evaluation committee, with the assistance of Clifford Chance, reviewed Morgan Stanley’s relationships disclosure with NSA, Party A and Public Storage, including the membership of a representative of Morgan Stanley, who also was a member of the deal team advising NSA, on Morgan Stanley’s coverage team for a financing arrangement provided by Morgan Stanley to Public Storage. Following discussion of the Morgan Stanley relationships disclosure letter, the evaluation committee determined that Morgan Stanley’s relationships with Party A and Public Storage would not impede Morgan Stanley’s ability to provide impartial financial advisory services to NSA.

On February 3, 2026, consistent with the evaluation committee’s directives, representatives of Morgan Stanley communicated to Party A and Public Storage and their respective advisors the feedback regarding their respective proposals as discussed with the evaluation committee and evaluation subcommittee during their recent meetings and communicated that a draft merger agreement, revised drafts of the Dropdown JV term sheet and new diligence items would be forthcoming. Representatives of Morgan Stanley requested that each of Party A and Public Storage submit their respective comments to the draft merger agreement and the Dropdown JV term sheet by February 20, 2026.

On February 4, 2026, on behalf of NSA, representatives of Morgan Stanley provided to Public Storage and Party A the draft merger agreement, a revised draft of their respective Dropdown JV term sheet and new due diligence items. Among other things, the initial draft merger agreement (i) did not include any requirement for NSA insiders to enter into election and support agreements, (ii) reserved on the size of the NSA termination fee to be negotiated between the parties, (iii) did not include any condition predicating the closing of the business combination transaction on the formation of the Dropdown JV or satisfaction of minimum NSA OP unit participation thresholds, (iv) contemplated that the parties would use commercially reasonable efforts to ensure the timing of any quarterly dividends would be coordinated between the parties, including with respect to stub period dividends, and (v) provided for the acceleration of the vesting of NSA equity awards at closing.

On February 5, 2026, a representative of Party A called Mr. Nordhagen to communicate the maximum exchange ratio that Party A could offer in an all-stock/NSA OP unit business combination, which implied a premium of approximately 13% based on the closing prices of Party A’s and NSA’s respective common shares on February 4, 2026. The closing price of NSA common shares on February 4, 2026 was $32.58 per share. During this call, the representative of Party A indicated that Party A would be open to an alternative structure involving a minority cash investment by Party A in NSA at a higher implied premium pursuant to which Party A would take over management of NSA’s properties in order to implement operating synergies (the “Synthetic JV”).

On February 6, 2026, Clifford Chance and Wachtell Lipton had a call to discuss transaction structure, including the Dropdown JV structure, potential next steps and timing.

On February 9, 2026, the evaluation committee held a meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. At this meeting, Ms. Fischer updated the evaluation committee regarding Mr. Nordhagen’s February 5, 2026 call with Party A, during which the parties discussed two potential transaction structures, including the original concept of a merger at a premium, combined with the formation of a third-party joint venture involving certain NSA assets, as well as the Synthetic JV concept.

On February 11, 2026, NSA’s CNCG committee held a meeting to discuss special employee compensation arrangements to consider adopting prior to announcement of a business combination transaction, including a proposed severance program for named executive officers and a proposed broad-based severance program for other employees, as well as an overview of Section 280G considerations and preliminary estimates of parachute payments and excise tax liability and mitigation strategies. The proposed severance arrangements were designed to retain employees, protect the value of NSA and prevent NSA employees from leaving or seeking other employment during the period after the signing of the transaction and in the event a transaction did not occur.

On February 12, 2026, the NSA board held a regularly scheduled quarterly board meeting, during which a special session was held to discuss the potential strategic transaction, with representatives of Morgan Stanley and Clifford Chance in attendance during such session at the invitation of the NSA board. During this session, representatives of Morgan Stanley provided an update on discussions with Party A and Public Storage and certain preliminary financial information regarding NSA and the indications of interest received from Party A and Public Storage. Also during this session, representatives of Morgan Stanley reviewed with the NSA board the projections that had been prepared by NSA’s management and provided to the evaluation committee on November 26, 2025. Representatives of Morgan Stanley also discussed with the NSA board the proposed terms and purpose of the Dropdown JV, including its potential benefits to NSA OP unitholders, Party A and Public Storage, its contemplated ownership and governance structure, and the expected tax and economic implications of the Dropdown JV, noting that the inclusion of the Dropdown JV as part of the transaction structure would likely deliver enhanced value to NSA shareholders by enabling both Party A and Public Storage to each propose a transaction that provided NSA common shareholders with an increased premium implied by their respective proposed exchange ratios, while providing a transaction that could garner the required support by NSA OP unitholders for the transaction by generally deferring recognition of taxable gain for NSA or NSA OP unitholders and ensuring that the transaction, including participation in the Dropdown JV, did not detract from the economic benefits of holding NSA OP units. In that regard, as had been discussed at the evaluation subcommittee’s November 17, 2025 meeting, representatives of Morgan Stanley reviewed with the NSA board certain preliminary illustrative financial information regarding the potential impact of inclusion of the Dropdown JV on Party A’s and Public Storage’s run-rate accretion and, therefore, ability to pay a premium to the trading price of NSA common shares. Representatives of Clifford Chance also discussed legal considerations relating to the Dropdown JV, including the need to determine participation mechanics for NSA OP unitholders and potential minimum investment thresholds.

On February 19, 2026, Ms. Fischer and Mr. Boyle participated in a call during which Mr. Boyle noted for Ms. Fischer, among other things, Public Storage’s publicly announced leadership transition and strategic initiatives. Mr. Boyle reiterated Public Storage’s continued interest in evaluating the potential transaction with NSA.

On February 20, 2026, Wachtell Lipton delivered to Clifford Chance an initial markup of the merger agreement and the Dropdown JV term sheet. Public Storage’s markup of the merger agreement proposed, among other things, (i) a requirement that certain NSA insiders enter into election and support agreements obligating them to participate in the Dropdown JV and vote in favor of the transaction, (ii) additional closing conditions requiring the formation of the Dropdown JV and satisfaction of minimum NSA OP unit participation thresholds,

(iii) restrictions on NSA’s ability to pay dividends outside of specified exceptions, including stub-period dividends, (iv) various covenants regarding financing and financing cooperation, including an unspecified inside date before which the transaction could not be consummated without Public Storage’s consent, and (v) revisions to the treatment of NSA equity awards providing for rollover rather than acceleration at closing. Public Storage’s markup of the Dropdown JV term sheet included (A) mandating investor participation through an intermediate investor entity, with Public Storage holding approximately 25% of the equity in the Dropdown JV following the closing, (B) permitted leverage parameters increased from 60–70% to 60–75%, (C) limitations on certain investor consent rights, (D) revised fee structures, and (E) limitations on investor redemption rights.

On February 23, 2026, representatives of Morgan Stanley delivered to both Party A and Public Storage a final bid instruction letter indicating that “best-and-final” proposals would be due on March 5, 2026. Communications with Party A included encouragement to submit both a business combination transaction proposal and the Synthetic JV alternative.

On February 24, 2026, Public Storage’s management met with NSA’s management to walk through Public Storage’s last indication of interest and for Public Storage’s management to provide an overview to NSA’s management of Public Storage’s vision for the go-forward company.

On February 26, 2026, the evaluation subcommittee held a meeting with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation subcommittee, to review Party A’s proposed Dropdown JV terms and Public Storage’s comments to the Dropdown JV term sheet and Public Storage’s revised draft of the merger agreement. Also at this meeting, representatives of Morgan Stanley provided an update to the evaluation subcommittee on Morgan Stanley’s call with Party A’s financial advisor held the previous day regarding the proposed terms of the Synthetic JV.

On February 27, 2026, representatives of Clifford Chance and Wachtell Lipton held a call during which representatives of Clifford Chance provided NSA’s high-level feedback regarding Public Storage’s proposed markup of the merger agreement and the Dropdown JV term sheet. During that discussion, Clifford Chance raised a number of matters, including the breadth of Public Storage’s proposed interim operating restrictions, the scope of Public Storage’s termination rights (including the proposed ability to terminate the merger agreement if NSA materially breached its obligations regarding the special meeting, proxy statement and solicitation of alternative transaction proposals under the merger agreement), the size of the proposed termination fee that could be payable by NSA to Public Storage under certain circumstances, the inclusion of a Dropdown JV-related closing condition, and the allocation of control and economics within the Dropdown JV, including governance, fee structures and investor protections. At the conclusion of the call, Clifford Chance requested that Wachtell Lipton provide an updated markup of the merger agreement and Dropdown JV term sheet addressing NSA’s feedback on these matters.

On February 28, 2026, Party A, through its advisors, submitted an updated indication of interest outlining an alternative transaction structure pursuant to which Party A would make a structured investment in NSA in lieu of a full business combination (the “Party A Synthetic JV Proposal”).

On March 1, 2026, representatives of Morgan Stanley held a meeting with representatives of Party A to seek clarification regarding certain terms of the Party A Synthetic JV Proposal.

On March 2, 2026, Ms. Fischer and Mr. Boyle, on behalf of Public Storage, discussed during a call (i) certain follow-up financial diligence requests that NSA had for Public Storage, (ii) that Public Storage was willing to be flexible in relation to the Dropdown JV debt treatment, including in relation to fixed or floating debt arrangements, (iii) Public Storage’s interest in moving forward quickly with a potential transaction and (iv) Public Storage’s offer to arrange for a discussion between NSA and the incoming Chairman of Public Storage.

On March 3 and March 4, 2026, representatives of Morgan Stanley held discussions with representatives of Party A’s financial advisor regarding the Party A Synthetic JV Proposal, during which representatives of Morgan Stanley emphasized that it would be challenging for Party A’s proposed investment to rank senior to existing debt, that alignment of interests between Party A and NSA’s other stakeholders was an important consideration, and that the implied valuation of the proposed investment was also a key factor in NSA’s evaluation of the proposal.

Also on March 4, 2026, Party A’s outside counsel delivered to Clifford Chance Party A’s markup of the initial draft merger agreement and the Dropdown JV term sheet.

On March 5, 2026, representatives of Morgan Stanley received “best-and-final” proposals from Public Storage and Party A. Public Storage’s final proposal contemplated an all-stock business combination at an exchange ratio of 0.1385, representing an implied premium of approximately 25% based on the closing prices of Public Storage’s and NSA’s respective common shares on March 6, 2026. The closing price of NSA common shares on March 6, 2026, was $34.15 per share. Party A’s final proposal included two alternative structures: (i) an all-stock business combination at an exchange ratio that implied a premium of approximately 5% based on the closing prices of Party A’s and NSA’s respective common shares on March 6, 2026, and (ii) the Party A Synthetic JV Proposal with a cash purchase of 25% of NSA’s equity at an approximately 19% premium.

Also on March 5, 2026, Wachtell Lipton delivered a revised markup of the merger agreement and Dropdown JV term sheet reflecting Public Storage’s updated positions. Public Storage’s revised markup of the merger agreement proposed, among other things, (i) an NSA termination fee equal to 4% of equity value, including outstanding NSA preferred shares, payable in certain circumstances by NSA to Public Storage, including upon a termination by Public Storage if NSA materially breached its obligations regarding the special meeting, proxy statement and solicitation of alternative transaction proposals under the merger agreement, and (ii) that NSA would use reasonable best efforts to obtain the financing that Public Storage contemplated to secure or provide in connection with the formation of the Dropdown JV and expanded the related financing cooperation covenants. Thereafter, the parties continued to exchange multiple drafts of the merger agreement and Dropdown JV term sheet until execution of the merger agreement.

On March 7, 2026, the evaluation committee held a meeting, with members of NSA’s management and representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee. Ms. Fischer provided an update on the process. Representatives of Morgan Stanley and Clifford Chance provided the evaluation committee with a further update on the status of the negotiations with Party A and Public Storage.

The evaluation subcommittee also held a meeting on this date. At this meeting, the evaluation subcommittee considered the latest terms being proposed, including (i) issues relating to putting in place structures that would support the certainty of the Dropdown JV’s formation, (ii) addressing minimum distributions to participating NSA OP unitholders, (iii) governance and approval rights for NSA OP unitholders, and (iv) exit and redemption rights. As part of the mandate of the evaluation subcommittee to solve for the competing variables laid out by the NSA board at its November 13, 2025 meeting, the evaluation subcommittee considered the latest iteration of the terms being proposed for the Dropdown JV from the perspective of existing NSA OP unitholders to gauge their anticipated level of support for participation in the Dropdown JV and how that might impact their support for the larger business combination transaction. The evaluation subcommittee considered that, as then developed, NSA OP unitholders would exchange NSA OP units for an equivalent value of interests in the Dropdown JV. The evaluation subcommittee also considered the following potential negative factors: (A) Public Storage had insisted that $750 million in equity value be contributed to the Dropdown JV by NSA OP unitholders; (B) participation in the Dropdown JV exposed participating NSA OP unitholders to risks of higher leverage, since the Dropdown JV was expected to use more debt as a percentage of its asset value compared to Public Storage, and (C) participating NSA OP unitholders were exposed to illiquidity risk given that the Dropdown JV was contemplated to include a minimum seven-year lock-up period and the holding period for investors in the

Dropdown JV could even extend beyond that seven-year period. The evaluation subcommittee also considered the following potential positive factors for participating NSA OP unitholders: (1) participation in the Dropdown JV was anticipated to be a substantially tax deferred transaction and could provide participants with the expectation of achieving long-term tax deferral from their investments in the Dropdown JV; and (2) due primarily to the higher levels of leverage, distributions anticipated to be paid by the Dropdown JV to participating NSA OP unitholders were expected to be higher on a contributed value basis compared to the anticipated distributions such holders would receive if they participated in the partnership merger and received Public Storage OP units in the partnership merger. On balance, the evaluation subcommittee concluded that these positive factors generally outweighed the negative factors and that it was reasonable to anticipate that the inclusion of the Dropdown JV would be viewed favorably by NSA OP unitholders and should be a factor that leads such NSA OP unitholders to vote in favor of the business combination transaction and to elect to participate in the Dropdown JV.

Also at the March 7, 2026 meeting, representatives of Morgan Stanley discussed the Party A Synthetic JV Proposal, and reviewed with the evaluation committee certain preliminary financial information regarding the final proposals submitted by Party A and Public Storage. At the request of the evaluation committee, representatives of Morgan Stanley also reviewed with the evaluation committee certain additional preliminary financial information, which included an update on Party A’s Synthetic JV Proposal, whereby Party A would make an investment of $1.25 billion in NSA in return for 25% of the equity interests in NSA (implying a $40.60 per share value at a 19% premium). Following discussion and the departure of NSA management, the evaluation committee met in executive session, led by a representative of Clifford Chance and attended by the evaluation subcommittee, and reconvened on March 8, 2026 to continue executive session discussions. Clifford Chance and the evaluation subcommittee in a subsequent executive session discussed key open points in the merger agreement and Dropdown JV term sheet.

On March 8, 2026, at the direction of the evaluation committee, Clifford Chance delivered to Wachtell Lipton (i) a revised draft of the merger agreement reflecting NSA’s responses to Public Storage’s prior draft, including revisions relating to the termination provisions, interim operating covenants, permitted dividends (including the payment of stub period dividends) and financing cooperation covenants and clarifying the intended U.S. tax treatment of (A) formation transactions in respect of the Dropdown JV and (B) the Dropdown JV financing, and (ii) an initial draft of the Dropdown JV agreement that followed the latest draft of the Dropdown JV term sheet.

On March 9, 2026, Clifford Chance delivered to NSA a summary of the material proposals from Party A and Public Storage reflected in their respective comments to the merger agreement for the NSA board’s review.

On March 10, 2026, Clifford Chance delivered to Wachtell Lipton an initial draft of NSA’s disclosure schedules to the merger agreement.

Also on March 10, 2026, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. At this meeting, Clifford Chance again reviewed the nature of duties owed by the trustees to NSA and NSA shareholders and NSA OP unitholders, and the nature of the duties owed by NSA, as general partner of NSA OP, to NSA OP and to NSA OP unitholders, in each case in connection with a potential business combination transaction involving NSA and NSA OP. Representatives of Morgan Stanley reviewed with the NSA board the March 5, 2026 “best-and-final” proposals received from Party A, including the Party A Synthetic JV Proposal, and Public Storage and summarized the evaluation committee’s efforts to date, noting that Party A had increased its proposal by approximately 2% but did not make significant improvements and was instead focused on the Party A Synthetic JV Proposal, and that Public Storage had increased its proposed transaction exchange ratio by approximately 2.5% to offer a 25% premium. At the request of the NSA board, representatives of Morgan Stanley provided the NSA board with an overview of the alternative strategies that could be available to NSA, including certain sensitivities regarding the future financial performance of NSA, Party A and Public Storage based on hypothetical future market conditions, certain updated preliminary financial information regarding NSA, Party A and Public Storage, including the relative recent share price performance and market trading metrics of NSA, Party A and Public Storage, and certain updated preliminary illustrative financial information regarding a potential business combination with Party A and Public Storage assuming the ability to realize potential synergies and a related potential range of premiums that could be realized by NSA shareholders in a business combination with such counterparties. Also during this meeting, representatives of Morgan Stanley provided an update to the NSA board regarding the proposed terms and purpose of the Dropdown JV, including a review of certain updated preliminary illustrative financial information regarding the potential impact of inclusion of the Dropdown JV on Party A’s and Public Storage’s run-rate accretion, which supported the NSA board’s conclusion that the Dropdown JV would not detract from the benefits that NSA shareholders would receive in a business combination transaction with Party A or Public Storage but instead would likely deliver enhanced value to NSA shareholders by enabling both Party A and Public Storage to agree to higher premiums implied by their respective proposed exchange ratios, while also providing a framework that was designed to garner the required support by NSA OP unitholders for the transaction, and reviewed with the NSA board Morgan Stanley’s preliminary financial analysis of the transaction exchange ratios proposed by Party A and Public Storage. Representatives of Morgan Stanley also reviewed with the NSA board certain financial aspects of the Party A Synthetic JV Proposal.

Also during this meeting, Clifford Chance provided an update for the NSA board on merger agreement negotiations, including a discussion of the proposed treatment of equity awards, election and support agreements, scope of NSA representations and warranties, interim operating covenants, conditions to consummation of the proposed transaction and termination rights and the related termination fee that could be payable by NSA to Public Storage under certain circumstances, as well as the sequencing of transaction steps. The NSA board discussed negotiation objectives, including (i) increasing the exchange ratio proposed by Public Storage from 0.1385 to 0.1400, which implied a premium of approximately 29%, based on the closing prices of Public Storage’s and NSA’s respective common shares on March 10, 2026, and which the NSA board, based on financial information provided by Morgan Stanley, believed was the highest exchange ratio that Public Storage would be willing to provide, (ii) targeting annual distributions of at least $2.28 per unit for Dropdown JV participants for a period of time, (iii) the accelerated vesting of equity awards and transaction bonuses and (iv) the size of the termination fee payable by NSA to Public Storage under certain circumstances, including payment of the termination fee by NSA upon a willful breach by NSA of its non-solicitation obligations. The NSA board also discussed, together with representatives of Morgan Stanley and Clifford Chance, Party A’s alternative proposals, including that Party A appeared to be devoting its resources to pursuing the Party A Synthetic JV Proposal and determined that the Party A Synthetic JV Proposal was not in the best interests of NSA and NSA shareholders on the terms proposed, as such terms were weighted heavily in favor of Party A, and negotiating terms of a transaction with Party A would likely significantly delay negotiating and announcing a transaction with Public Storage, which delay could imperil a transaction with Public Storage. The group also discussed that time was of the essence given the volatile financial markets and disruptions caused by geopolitical factors, including the outbreak of war in the Middle East. The NSA board directed Morgan Stanley to provide to Public Storage the NSA board’s feedback regarding Public Storage’s latest proposal and NSA management and NSA’s legal and financial advisors to continue negotiations with the goal of finalizing transaction documents as quickly as possible on terms acceptable to the evaluation committee and the NSA board and also to continue to engage with Party A, but directed that NSA’s management and advisors’ time and attention should be focused on determining whether an executable transaction could be negotiated with Public Storage for the NSA board’s consideration.

Later on March 10, 2026, consistent with the NSA board’s directives, representatives of Morgan Stanley provided the NSA board’s feedback to Public Storage regarding its last indication of interest and Public Storage verbally agreed that day to an all-stock business combination at an exchange ratio of 0.1400 and agreed to various other financial terms requested by the NSA board, while reserving on the size of the termination fee payable by NSA to Public Storage under certain circumstances, including payment of the termination fee by NSA upon a willful breach by NSA of its non-solicitation obligations.

On March 9 and March 11, 2026, Clifford Chance’s tax team discussed the tax structure of the transaction with Wachtell Lipton’s tax team, including (i) the tax treatment of the Dropdown JV formation transaction and financing and (ii) the tax structure of NSA’s subsidiary REIT that holds certain assets in Puerto Rico. Thereafter, the parties continued to exchange tax comments on drafts of the merger agreement and to negotiate the tax-related provisions in the merger agreement and the Dropdown JV agreement through execution of the merger agreement. Additional tax discussions were held on March 12 and March 14, 2026 to address the remaining tax items in the merger agreement, including tax withholding considerations, Public Storage’s covenant to maintain debt allocations to NSA OP unitholders through closing of the merger and JV unitholders’ consent rights to certain material tax elections.

On March 11, 2026, Wachtell Lipton delivered to Clifford Chance a draft election and support agreement, which contemplated voting commitments and Dropdown JV participation by certain NSA insiders.

Also on March 11, 2026, representatives of Morgan Stanley delivered to Public Storage a list of NSA’s reverse due diligence requests.

Further on March 11, 2026, Mr. Nordhagen contacted a representative of Party A to provide the NSA board’s general reaction to the Party A Synthetic JV Proposal.

On March 12, 2026, Wachtell Lipton delivered to Clifford Chance a further revised draft of the merger agreement, which, among other things, (i) proposed a pro rata stub-period dividend construct intended to reflect the daily difference in rate between Public Storage’s and NSA’s stub period dividends for the quarter in which the business combination transaction closes, (ii) reinstated Public Storage’s termination right for willful breach of the non-solicitation covenant, and (iii) maintained that the amount of the termination fee would be further discussed. Wachtell Lipton also delivered a revised draft of the Dropdown JV agreement.

Also on March 12, 2026, NSA, Public Storage and their respective legal and financial advisors held a call during which representatives of NSA conducted reverse due diligence with respect to Public Storage, including with respect to Public Storage’s business, operations and ability to consummate a potential transaction.

Later on March 12, 2026, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. Representatives of Morgan Stanley provided an update on the discussions with Public Storage since the March 10, 2026 NSA board meeting and presented a list of key remaining negotiation items, including cash flow support from Public Storage for the Dropdown JV, stub period dividends, the size of the termination fee and treatment of equity awards, all of which Public Storage had agreed to work on with NSA. Representatives of Morgan Stanley also updated the NSA board on discussions regarding feedback provided to Party A and Party A’s advisors regarding the Party A Synthetic JV Proposal. Clifford Chance provided an update on the status of the merger agreement negotiations, including negotiations regarding the termination rights and related size of the termination fee that could be payable by NSA under certain circumstances. Clifford Chance and the NSA board also discussed the advisability of certain NSA insiders entering into an election and support agreement with Public Storage requiring such insiders to elect to participate fully in the Dropdown JV and to vote in favor of the transaction.

On March 13, 2026, the CNCG committee held a meeting and continued its review of severance, Section 280G and transaction bonus matters that could be adopted prior to announcement of a business combination transaction, including discussion of (i) severance as a percentage of deal value, (ii) potential discretionary transaction bonus approaches, (iii) valuation of non-compete agreements and total parachute payments, and (iv) a proposed one-time bonus for members of the evaluation committee, with final approvals contemplated at a later date.

On March 13, 2026, Wachtell Lipton delivered to Clifford Chance an initial draft of Public Storage’s disclosure schedules to the merger agreement.

During the morning of March 14, 2026, Clifford Chance delivered to Wachtell Lipton a revised draft of the election and support agreement. The revised draft included, among other things, (i) the addition of an adverse recommendation change as an expiration trigger and (ii) that each signatory would elect to have at least 50% (and not 100% as had been proposed by Public Storage) of its NSA OP units redeemed and contributed to the Dropdown JV prior to closing.

Also during the morning of March 14, 2026, Wachtell Lipton delivered to Clifford Chance a revised draft of the merger agreement, which reflected, among other things, an NSA termination fee equal to 3.6% of NSA’s equity value and a reinstated proposal to permit Public Storage to terminate the merger agreement in the event of a willful breach by NSA of its non-solicitation obligations.

Later in the day on March 14, 2026, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. Representatives of Morgan Stanley provided an update on the negotiations regarding the terms of the Dropdown JV, including that Public Storage proposed fixing the minimum NSA OP unitholder investment threshold at $800 million rather than $750 million, valuing the NSA OP units at the implied value of the 0.1400 exchange ratio as of the close of trading on March 13, 2026 for this purpose, and reviewed Public Storage’s approach to financing the Dropdown JV through a proposed mezzanine loan from Public Storage to the Dropdown JV and additional committed third-party financing. Representatives of Morgan Stanley also discussed the estimated transaction costs and noted that valuation of Dropdown JV units still needed to be finalized. Representatives of Clifford Chance discussed the revised draft merger agreement from Public Storage and identified outstanding points, including points relating to the termination rights and the amount of the termination fee that could be payable by NSA to Public Storage under certain circumstances.

Also on March 14, 2026, certain NSA trustees and representatives of Clifford Chance participated in a CNCG committee meeting in which the CNCG committee discussed transaction bonuses, approving an aggregate amount not to exceed $17,520,244, and adopted resolutions recommending that the NSA board authorize NSA to enter into transaction bonus agreements, subject to CNCG committee discretion on final individual amounts.

On March 14 and March 15, 2026, representatives of Clifford Chance and Wachtell Lipton worked to finalize the drafts of the merger agreement, the disclosure schedules, the election and support agreement and the Dropdown JV documentation.

On March 15, 2026, the evaluation committee, including all members of the evaluation subcommittee, held a meeting, with Mr. Cramer and representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the evaluation committee and the evaluation subcommittee, to review the status of the Dropdown JV agreement. Clifford Chance reviewed with the evaluation subcommittee the status of negotiations regarding key terms of the Dropdown JV, including moving from a $750 million to $1 billion range for NSA OP unitholder investment to a fixed investment of $800 million by NSA OP unitholders, valuing the NSA OP units at the implied value of the 0.1400 exchange ratio as of the close of trading on March 13, 2026 for this purpose, with the remainder of the equity in the Dropdown JV (approximately 25% of the equity in the Dropdown JV) held by Public Storage. Clifford Chance also reviewed with the evaluation committee and evaluation subcommittee the redemption mechanics if the $800 million threshold was either exceeded or not achieved, including NSA’s ability to redeem additional NSA OP units on a pro rata basis from all NSA OP unitholders, including those NSA OP unitholders who had not initially elected to participate in the Dropdown JV. Clifford Chance also discussed with the evaluation committee and evaluation subcommittee the expected debt capitalization, including the mezzanine loan from Public Storage. Clifford Chance further discussed terms relating to aggregate transaction fees and Public Storage’s commitment to fund $20 million in cash to the Dropdown JV upon the closing of the transaction to fund distributions to NSA OP unitholders participating in the Dropdown JV and an additional loan of $40 million, if necessary, to provide support for the targeted minimum distribution amount of $2.28 per unit for the Dropdown JV. Representatives of Morgan Stanley also reviewed updated economics and financing terms and discussed the importance of incorporating the Dropdown JV structure into the transaction to garner the required support by NSA OP unitholders for the transaction.

At a separate meeting of the evaluation subcommittee held that day, the changes introduced in the terms of the Dropdown JV were also discussed. The conclusion reached by the evaluation subcommittee was that such changes did not affect the conclusions previously reached by the evaluation subcommittee relating to NSA OP unitholder support for the broader transaction and their participation in the Dropdown JV. The evaluation subcommittee also reaffirmed its prior conclusion that the inclusion of the Dropdown JV as part of the transaction structure would not detract from the benefits that NSA shareholders would receive in a business combination transaction with Public Storage but instead would deliver enhanced value to NSA’s shareholders by improving Public Storage’s run-rate accretion and, therefore, Public Storage’s ability to propose an exchange ratio that implied an increased premium to the trading price of NSA common shares, while providing the appropriate level of attractiveness to garner the required support by NSA OP unitholders for the transaction by generally deferring recognition of taxable gain for NSA or NSA OP unitholders and ensuring that the transaction, including participation in the Dropdown JV, does not detract from the economic benefits of holding NSA OP units.

Also on March 15, 2026, the NSA board held a special meeting, with representatives of Morgan Stanley and Clifford Chance in attendance at the invitation of the NSA board. Prior to representatives of Morgan Stanley joining the meeting, representatives of Clifford Chance again reviewed with the NSA board the duties owed by the trustees to NSA and its shareholders and NSA OP unitholders, and the duties owed by NSA, as general partner of NSA OP, to NSA OP and to the holders of NSA OP units, in each case in connection with a potential business combination transaction involving NSA and NSA OP. Morgan Stanley’s updated relationships disclosure regarding NSA and Public Storage during the two-year period ending on March 11, 2026 was also discussed. Following discussion, the NSA board determined that Morgan Stanley’s relationships with Public Storage, as further discussed in the section of this proxy statement/prospectus entitled “Opinion of NSA’s Financial Advisor,” would not impede Morgan Stanley’s ability to provide impartial financial advisory services to NSA. Representatives of Clifford Chance also reviewed with the NSA board the structure of the proposed transaction and the near-final forms of the merger agreement and the Dropdown JV documentation. After Morgan Stanley joined the meeting, representatives of Morgan Stanley reviewed its financial analysis of the exchange ratio with the NSA board and rendered an oral opinion, subsequently confirmed by delivery of a written opinion dated March 15, 2026, to the NSA board to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Morgan Stanley, the exchange ratio to be received by NSA common shareholders pursuant to the merger agreement was fair, from a financial point of view, to NSA common shareholders. Following these discussions, and other discussions by the NSA board concerning, among other things, the matters described in the section of this proxy statement/prospectus entitled “— Recommendation of the NSA Board; NSA’s Reasons for the Mergers,” the NSA board unanimously (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP; and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation.

Over the course of March 15, 2026 and during the morning of March 16, 2026, NSA, Public Storage and their respective legal and financial advisors continued to finalize the merger agreement, including the related disclosure schedules, and forms of the Dropdown JV documentation, and on March 16, 2026, NSA and Public Storage entered into the merger agreement. Concurrently with the execution of the merger agreement, the NSA officer shareholders entered into the election and support agreement with Public Storage. At no time during the course of discussions among NSA, Public Storage and their respective advisors and other representatives were post-closing employment arrangements discussed for NSA management.

During the morning of March 16, 2026, prior to the opening of trading of shares of NSA and Public Storage on the NYSE, NSA and Public Storage issued a joint press release publicly announcing the mergers and the execution of the merger agreement.

Recommendation of the NSA Board; NSA’s Reasons for the Mergers

After careful consideration, at a meeting held on March 15, 2026, the NSA board unanimously: (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and NSA OP’s limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP; and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation.

In evaluating the mergers, the NSA board consulted with NSA’s outside legal counsel and financial advisor, held discussions with NSA’s executive management team and, in making its determination to recommend that NSA common shareholders and limited partners of NSA OP approve the mergers and the other transactions contemplated by the merger agreement, considered a number of factors, including, but not limited to, the following (not necessarily in order of relative importance):

•	Review of Strategies.

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The NSA board considered, with the assistance of NSA’s management and legal and financial advisors, its long-term assessment of the self storage REIT sector and the following potential strategies that could be available to NSA: (A) as part of NSA remaining a standalone company and continuing to execute on its strategic plan, strategies including (i) reducing leverage by aggressively paying down debt to be in-line with other self storage REITs, either through asset sales, joint ventures or equity issuances, (ii) lowering its dividend rate in order to redeploy cash in operations and to reduce leverage, (iii) pursuing acquisitions through joint ventures, and (iv) pursuing third-party property management strategies; and (B) transformative strategies including (i) large portfolio sales or the formation of joint ventures comprising non-core NSA assets in exchange for cash consideration, (ii) a separation of non-core NSA assets into a new, independent, publicly traded entity or private venture, (iii) a sale of the entire company to a private buyer or another self storage REIT for cash and/or share consideration, and (iv) externalizing property management with one or more third-party managers.

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The NSA board, with the assistance of NSA’s management and legal and financial advisors, also assessed in comparison to these other strategies, the strategic rationale behind pursuing an all-share transaction with another publicly traded self storage REIT, which has the potential to provide NSA shareholders with the opportunity both to realize future value creation and to participate in the potential benefits of integrating into a larger, combined platform, including through potential synergies, scale advantages and enhanced access to capital, while allowing NSA shareholders and NSA OP unitholders to continue to benefit from improvements in NSA’s operating performance and potential recovery in industry conditions.

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The NSA board considered the risk that pursuing other strategies, including continuing to operate on a standalone basis, could have resulted in the loss of an opportunity to consummate a transaction with Public Storage.

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Process. The NSA board considered the process undertaken with more than one potential strategic partner and the course of negotiations leading to the final terms of the merger agreement, including that:

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following the receipt of “best-and-final” proposals from Public Storage and Party A, Public Storage improved the terms of its proposal, including improving the proposed exchange ratio from 0.1385 to the final fixed exchange ratio of 0.1400, which, in the view of the NSA board, represented the highest exchange ratio that Public Storage was willing to offer;

•

following outreach for initial indications of interest and subsequent discussions with several parties, the NSA board and management, together with NSA’s legal and financial advisors, evaluated and compared competing proposals and deal structures, including a business combination proposal from Party A and the subsequent Party A Synthetic JV proposal; and

•	the final transaction structure and economics reflected extensive negotiations and iterative feedback processes intended to enhance value to NSA common shareholders.

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Dropdown JV. The NSA board considered the benefits of including the Dropdown JV in the transaction structure and its formation as a condition to the closing of the mergers, including, among other things:

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both Party A and Public Storage made clear that their willingness to complete a business combination transaction with NSA and the value of the consideration that could be offered in the transaction was conditioned on the requirement that, concurrently with the completion of the transaction, an identified subset of NSA properties be contributed to a separate joint venture in which Party A or Public Storage, as applicable, owned a minority interest with one or more third-party investors;

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the NSA board identified several risks and other concerns relating to proposals to contribute a subset of NSA properties to a separate joint venture in which a significant portion of the equity capital needed for the joint venture would be raised through the issuance or purchase of equity in such joint venture to an unrelated third-party institutional investor. These risks and concerns included: that, by conditioning the larger transaction on the formation of such a joint venture, NSA would be exposed to the risk that the business combination transaction would not move forward without the support and ultimate capitalization by the institutional investor; that the formation of such a joint venture would likely involve a partially taxable sale of properties to the joint venture, triggering a significant amount of taxable income to NSA (possibly requiring NSA to make cash distributions to fund minimum distributions required under federal income tax laws applicable to REITs) and to outside NSA OP unitholders; and the comparative benefits of the Dropdown JV relative to a joint venture capitalized by an unrelated third-party institutional investor;

•

as a result of NSA’s unique history built around the PRO structure, the significant ownership stake in NSA common shares and NSA OP units held by NSA OP unitholders, and the provisions in the NSA OP partnership agreement, which require, depending on the specific transaction, different levels of NSA OP unitholder support for any business combination involving NSA, in order to ensure the transaction’s success, the NSA board, with the assistance of the evaluation subcommittee, considered methods to increase the likelihood of securing the support of the NSA OP unitholders and the requisite NSA OP unitholder approval;

•

recognizing the need to provide either Party A or Public Storage with a solution that would allow them to capture the benefits they perceived in the formation of the third-party institutional joint venture, and at the same time gain the requisite support of NSA OP unitholders, the NSA board identified the formation of the Dropdown JV as a potential solution. The NSA board also established the evaluation subcommittee, consisting of independent trustees who held minimal amounts of NSA OP units, and tasked this subcommittee with developing a solution that would: (i) identify joint venture terms that would reasonably satisfy the financial and other requirements of either Party A or Public Storage; (ii) provide a high degree of certainty to either Party A or Public Storage that the Dropdown JV could be delivered, formed and capitalized prior to the consummation of the broader transaction and, therefore, could be reliably included in any future business combination transaction; (iii) include terms that would satisfy the NSA OP unitholders such that there was a high degree of confidence that they would vote in favor of any larger business combination transaction and would participate in the Dropdown JV at levels that may be required by either Party A or Public Storage; and (iv) ensure that the Dropdown JV structure would not detract from the benefits that NSA shareholders would receive in a business combination transaction with Party A or Public Storage but would likely deliver enhanced value to NSA common shareholders by enabling both Party A and Public Storage to agree to higher premiums implied by their respective proposed exchange ratios;

•

the evaluation subcommittee and full NSA board reviewed and assessed the proposed terms and purpose of the Dropdown JV, including its potential benefits to NSA OP unitholders and to Party A and Public Storage, its contemplated ownership and governance structure, and the expected tax and economic implications of the Dropdown JV, and also received preliminary financial information from Morgan Stanley regarding the potential impact of inclusion of the Dropdown JV on Party A’s and Public Storage’s run-rate accretion and, therefore, ability to pay a premium to the trading price of NSA common shares in a business combination transaction; and

•

as a result of these assessments, the evaluation subcommittee approved and recommended to the full NSA board the terms and conditions of the formation of the Dropdown JV and concluded that the inclusion of the Dropdown JV was in the best interests of NSA and its shareholders and was a critical component of the business combination transaction that was approved unanimously by the full NSA board.

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Financial Considerations. The NSA board considered the potential strategic and financial benefits of the mergers and their ability to create additional value for NSA shareholders, including, among other things:

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the recent and historical trading prices of NSA common shares, and the fact that, based on the closing price of Public Storage common shares of $297.72 on March 13, 2026 (the last trading day prior to the public announcement of the mergers), the exchange ratio of 0.1400 implied a value of $41.68 per NSA common share, representing a premium of approximately 34.7% to the closing price of NSA common shares of $30.94 on March 13, 2026;

•

the exchange ratio is fixed and will not fluctuate as a result of changes in the market price of NSA common shares or Public Storage common shares, which allows NSA common shareholders to receive the benefit of any share price appreciation of Public Storage prior to the closing of the mergers;

•	the merger agreement permits NSA to continue to pay regular quarterly dividends prior to closing, including certain amounts during the stub-period, subject to specified limitations;

•

notwithstanding the absence of a cash component to the consideration payable in the mergers, NSA common shareholders would have enhanced liquidity options following the mergers, including the sale of Public Storage common shares in the public markets, which are listed for trading on the NYSE, given the greater trading volume of Public Storage common shares and the larger market capitalization of Public Storage;

•

the mergers would afford the opportunity for all NSA common shareholders to participate in the future earnings and growth potential of the combined company and potential future appreciation in the value of Public Storage common shares following consummation of the mergers, and to benefit from potential synergies that could be realized in a business combination transaction;

•	the mergers would accelerate the realization of benefits expected from NSA’s PRO internalization strategy;

•	the inclusion of the Dropdown JV in the transaction would afford Public Storage the opportunity to optimize the value and future returns it can realize from NSA’s portfolio; and

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the mergers would afford the opportunity to provide liquidity alternatives and tax-efficient outcomes for NSA OP unitholders, including through the Dropdown JV structure, while maintaining alignment with NSA shareholders.

•	Equal Merger Consideration for All NSA Shareholders. The NSA board considered the fact that all NSA common shareholders will receive the same per share merger consideration.

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Opinion of Financial Advisor. The NSA board considered the financial analyses and the opinion, dated March 15, 2026, of Morgan Stanley to the NSA board as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio to be received by the NSA common shareholders pursuant to the merger agreement, which opinion was based upon and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Morgan Stanley as more fully described below under the section entitled “— Opinion of NSA’s Financial Advisor” beginning on page 64 of this proxy statement/prospectus.

•	Knowledge of NSA, Public Storage and the Self Storage REIT Sector.

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The NSA board considered its familiarity with the business, operations, financial condition, earnings and prospects of NSA, as well as its knowledge of the current and prospective environment in which NSA and Public Storage operate and related industry, economic and market conditions and trends, including broader industry conditions, such as the continued impact of higher interest rates on NSA’s business and NSA common shares continuing to trade at a discount as compared to those of other self storage REITs, which remained a challenge that constrained acquisition-driven growth and other strategic opportunities, and that the effects of these challenges were generally felt more acutely by NSA, due to its size, which subjected it to, among other challenges, a higher cost of capital.

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The NSA board considered its expectation that the combined company would have greater resilience across market cycles, including improved ability to manage supply/demand imbalances in the self storage sector.

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Public Storage’s Reputation and Management Depth and Experience. The NSA board considered its knowledge of Public Storage and the results of NSA’s due diligence investigation of Public Storage, and the reputation, business practices and experience of Public Storage, including the experience of Public Storage’s senior management team in real estate operations and its track record of operating at scale, including its ability to integrate portfolios and enhance operating performance.

•	Terms of the Merger Agreement.

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The NSA board considered its ability, under certain circumstances, to consider and respond to unsolicited acquisition proposals, to furnish information to third parties and to engage in discussions or negotiations with respect thereto, and to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, subject to specified conditions, including notice requirements and the payment of the termination fee to Public Storage (as described in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus).

•

The NSA board considered its assessment, after consulting with NSA’s legal and financial advisors, that the termination fee of approximately $202 million (representing approximately 3.6% of the equity value of the transaction), was unlikely to preclude the making of a superior proposal.

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The NSA board considered its ability, under certain circumstances and prior to obtaining the requisite approvals, to effect an adverse recommendation change and to consider and respond to alternative acquisition proposals, subject to specified conditions.

•	High Likelihood of Consummation. The NSA board considered the likelihood of completion of the mergers and the anticipated timing of closing based on, among other things:

•	the scope of the conditions to closing, including the absence of significant regulatory approval requirements or any financing condition;

•	the NSA board’s assessment, after considering the advice of its outside legal counsel, regarding the likelihood that the conditions to closing would be satisfied;

•	the inclusion of the Dropdown JV substantially reducing completion risks that would otherwise have been posed by the requirement to form a joint venture with third-party institutional investor;

•

that the mergers are subject to approval by NSA common shareholders and NSA OP unitholders, and the NSA board’s assessment regarding the likelihood of obtaining such approvals, after considering the structure of the transaction, anticipated support from key stakeholders, and the evaluation of the evaluation subcommittee; and

•	that NSA is entitled to specific performance of Public Storage’s obligations under the merger agreement.

•	Tax Treatment. The NSA board considered that the company merger is intended to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code.

In the course of its deliberations, the NSA board also considered a variety of risks, uncertainties and other countervailing factors related to the mergers, including, but not limited to (not necessarily in order of relative importance):

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the potential upside in NSA’s standalone plan and prospects, including the continued benefits from completion of the PRO internalization strategy, and that, following the completion of the mergers, NSA would no longer exist as an independent public company and NSA shareholders would not be able to participate in any future earnings growth of NSA on a standalone basis;

•

that the exchange ratio is fixed and will not fluctuate as a result of changes in the market price of Public Storage common shares or NSA common shares prior to the effective time of the mergers, which means that the market value of the company share merger consideration could decrease prior to closing if the trading price of Public Storage common shares declines;

•

that, based on the number of NSA common shares (including the number of NSA common shares underlying NSA restricted share awards) and Public Storage common shares outstanding on [ ], 2026, the former NSA common shareholders are expected to own approximately [   ]% of the outstanding Public Storage common shares immediately after the closing of the company merger and accordingly will have limited ability to directly influence Public Storage’s corporate affairs;

•

the possibility that the mergers or the other transactions contemplated by the merger agreement may not be completed, or that their completion may be delayed for reasons beyond the control of NSA or Public Storage, including the failure to obtain the required approvals of NSA common shareholders or NSA OP unitholders or the failure to satisfy other closing conditions;

•	the additional complexities introduced by the Dropdown JV;

•	the risk that failure to complete the mergers could negatively affect the trading price of NSA common shares and/or NSA’s future business and financial results;

•	the risk that a different strategic alternative potentially could be more beneficial to NSA shareholders than the mergers;

•	the fact that NSA negotiated only with Party A and Public Storage rather than conducting a public or private “auction” or broader sales process for NSA;

•

the risk that the provisions of the merger agreement that restrict NSA’s ability to solicit, participate in, facilitate, discuss, negotiate or furnish information in connection with acquisition proposals, subject to certain exceptions, could discourage third parties from making or consummating an acquisition proposal for NSA, including that:

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NSA will be required to afford Public Storage certain matching rights prior to making an adverse recommendation change or exercising the superior proposal termination right (as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 112 of this proxy statement/prospectus); and

•

Public Storage will be entitled to a termination fee of approximately $202 million (representing approximately 3.6% of the equity value of the transaction) in specified circumstances, including if the merger agreement is terminated by NSA to accept a superior proposal or if Public Storage exercises its right to terminate following an adverse recommendation change;

•	the significant costs incurred by NSA in connection with negotiating and entering into the merger agreement, which, if the mergers are not consummated, will generally be borne by NSA;

•

the potential diversion of management time and resources from ongoing business operations and strategic initiatives, including the risk of disruption to relationships with employees, tenants and other business partners while the mergers are pending;

•

the risk of not realizing all of the anticipated strategic and financial benefits of the mergers within the expected time frame or at all, and that NSA shareholders would be subject to future financial, business and operational risks associated with the combined company;

•	that appraisal or dissenters’ rights would not be available in connection with the mergers;

•	the risk of litigation in connection with the mergers;

•

that provisions in the merger agreement restricting the operation of NSA’s business during the period between signing and closing may delay or prevent NSA from pursuing other business opportunities or taking certain other actions;

•

that NSA may be required to consummate the mergers without having obtained certain consents, approvals or waivers under its contractual arrangements, and the risk that such consummation could result in defaults or trigger rights under such agreements; and

•

various other risks associated with the mergers and the businesses of NSA, Public Storage and the combined company described in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/prospectus.

In addition, the NSA board was aware of and considered the interests of its trustees and executive officers that may be different from, or in addition to, the interests of NSA shareholders generally when approving the merger agreement and recommending that NSA common shareholders and NSA OP unitholders approve the mergers. For more information, see the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers” beginning on page 77 of this proxy statement/prospectus.

The NSA board determined that, overall, these potential risks and uncertainties were outweighed by the benefits that the NSA board expected to achieve for NSA shareholders as a result of the mergers. The NSA board recognized that there can be no assurance about future results, including results considered or expected as described in the foregoing reasons.

The foregoing discussion of the information and factors that the NSA board considered is not intended to be exhaustive but is meant to include the material factors regarding the mergers that the NSA board considered, which are not necessarily presented in order of relative importance. In light of the complexity and wide variety of factors that the NSA board considered, the NSA board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the NSA board. Rather, the NSA board made its recommendation based on the totality of the information available to it. In addition, individual trustees may have given different weights to different factors.

The foregoing description of NSA’s consideration of the factors supporting the mergers is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 34 of this proxy statement/prospectus.

Accordingly, the NSA board recommends that you vote “FOR” the Merger Proposal, which approval is necessary to complete the mergers, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Opinion of NSA’s Financial Advisor

NSA retained Morgan Stanley to act as its lead financial advisor in connection with the proposed mergers. NSA selected Morgan Stanley to act as its lead financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the industry, and its knowledge of NSA’s business and affairs. At the meeting of the NSA board held on March 15, 2026, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated March 15, 2026, to the NSA board that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio to be received by NSA common shareholders pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Morgan Stanley, dated as of March 15, 2026, sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, and is attached to this proxy statement/prospectus as Annex C and is incorporated herein by reference. You are encouraged to read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of the NSA board, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio to be received by NSA common shareholders pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspect of the mergers or related transactions or any implications thereof, including the fairness of the amount or nature of the compensation to any of NSA’s officers, trustees or employees, or any class of such persons, relative to the consideration to be received by NSA common shareholders in the transaction. The opinion was addressed to, and rendered for the benefit of, the NSA board and was not intended to, and does not, constitute an opinion or recommendation as to how NSA common shareholders should vote at the special meeting or act on any matter with respect to the mergers or related transactions, or any other action with respect to the transactions contemplated by the merger agreement, including the mergers. The summary of Morgan Stanley’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of NSA and Public Storage, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning NSA and Public Storage, respectively;

•	reviewed certain financial projections prepared by the managements of NSA and Public Storage, respectively (referred to collectively in this section as, the “financial projections”);

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the mergers, prepared by the managements of NSA and Public Storage, respectively;

•

discussed the past and current operations and financial condition and the prospects of NSA, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of NSA;

•

discussed the past and current operations and financial condition and the prospects of Public Storage, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Public Storage;

•	reviewed the pro forma impact of the mergers on Public Storage’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

•	reviewed the reported prices and trading activity for NSA common shares and Public Storage common shares;

•

compared the financial performance of NSA and Public Storage and the prices and trading activity of NSA common shares and Public Storage common shares with that of certain other publicly traded companies comparable with NSA and Public Storage, respectively, and their respective securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of NSA and Public Storage and certain parties and their financial and legal advisors;

•	reviewed a draft, dated March 15, 2026, of the merger agreement and certain related documents; and

•	performed such other analyses and reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by NSA and Public Storage, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the respective managements of NSA and Public Storage of the future financial performance of NSA and Public Storage. In addition, Morgan Stanley assumed that the mergers would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the company merger would qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley had been advised by NSA that each of NSA and Public Storage has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT, and Morgan Stanley assumed that the mergers would not adversely affect such status or operations. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed mergers, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed mergers. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of NSA and its legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any officers, trustees or employees of NSA, or any class of such persons, relative to the consideration to be received by NSA common shareholders in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of NSA or Public Storage, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of March 15, 2026. Events occurring after March 15, 2026 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to the NSA board dated March 15, 2026. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The various analyses summarized below were based on the closing price of $30.94 per NSA common share and $297.72 per Public Storage common share, in each case on March 13, 2026, the last trading day prior to the announcement of the mergers, and are not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed without considering all analyses and factors could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average, mean or median) is not in itself a meaningful method of using the data referred to below.

In performing the financial analyses of NSA and Public Storage summarized below and in arriving at its opinion, unless as otherwise described below, Morgan Stanley utilized and relied upon the financial projections. For certain information regarding the financial projections, see the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 73 of this proxy statement/prospectus.

Comparable Public Company Analysis

Morgan Stanley reviewed and compared certain publicly available ratios, market multiples and Wall Street research analyst consensus (“street consensus”) estimates for each of NSA and Public Storage with equivalent publicly available financial information and street consensus estimates for companies that share similar business characteristics with NSA and Public Storage to derive an implied exchange ratio reference range with respect to NSA and Public Storage. Morgan Stanley reviewed the following publicly traded self storage REITs (the “comparable companies”): Public Storage, Extra Space Storage Inc., CubeSmart and SmartStop Self Storage REIT, Inc. (“SmartStop”).

In the case of applying the analysis to Public Storage, Public Storage and SmartStop were not included in the group of comparable companies. SmartStop was excluded from the analysis due to its comparatively small market capitalization.

For purposes of this analysis, Morgan Stanley analyzed and compared certain statistics for each of these comparable companies for comparison purposes, including the ratios of (i) share price to street consensus estimated funds from operations per share (“FFO per share” and, such ratio, “P/FFO per share multiples”) for calendar year 2026 and (ii) share price to street consensus estimated adjusted funds from operations per share (“AFFO per share” and, such ratio, “P/AFFO per share multiples”) for calendar year 2026.

Morgan Stanley also analyzed (i) the premium or discount (“P/(D)”) represented by the ratio of share price to street consensus estimated net asset value per share (“NAV per share (Consensus)” and, such ratio, “P/(D) to

NAV (Consensus)”) and (ii) the P/(D) represented by the ratio of share price to Green Street Advisors’ estimated net asset value per share (“NAV per share (GSA)” and, such ratio, “P/(D) to NAV per share (GSA)”). The multiples and ratios for each of the comparable companies were calculated using their respective closing prices on March 13, 2026 and were based on publicly available information, market data and street consensus estimates. Morgan Stanley derived a range of multiples or premiums/discounts, as applicable, for each metric based on its professional judgment.

Morgan Stanley then compared the P/FFO per share multiples, P/AFFO per share multiples, P/(D) to NAV per share (Consensus) and P/(D) to NAV per share (GSA) for each comparable company to the corresponding multiples of NSA and Public Storage to derive a range of implied share prices for each NSA common share and Public Storage common share.

	NSA		Public Storage		All Comps Mean
	Comparable Companies Range	Implied Share Price Range	Comparable Companies Range	Implied Share Price Range	NSA	Public Storage
P/FFO Per Share Multiples	15.0x to 17.6x	$32.93 to $38.59	15.0x to 17.1x	$254.09 to $290.35	16.3x	16.1x
P/AFFO Per Share Multiples	15.5x to 18.9x	$32.21 to $39.22	15.5x to 18.1x	$244.56 to $285.24	17.3x	N/A
P/(D) to NAV Per Share (Consensus)	(25.2)% to (4.0)%	$26.85 to $34.46	(14.1)% to (4.1)%	$266.56 to $297.58	(11.9%)	(9.1%)
P/(D) to NAV Per Share (GSA)	(21.6)% to (4.0)%	$28.98 to $35.49	(15.3)% to (4.0)%	$265.18 to $300.39	(11.4%)	(9.6%)
Average Range	N/A	$30.24 to $36.94	N/A	$257.60 to $293.39	N/A	N/A

Following this analysis, Morgan Stanley then compared the ranges of implied share prices for each of NSA and Public Storage. Morgan Stanley compared the average of the highest implied share prices for NSA common shares to the average of the lowest implied share prices for Public Storage common shares to derive the highest exchange ratio implied by such pair of estimates. Similarly, Morgan Stanley compared the average of the lowest implied share prices for NSA common shares to the average of the highest implied share prices for Public Storage common shares to derive the lowest exchange ratio implied by such pair of estimates. The implied exchange ratio range resulting from this analysis, as compared to the exchange ratio of 0.1400 provided for in the merger agreement, was:

Implied Exchange Ratio Range
0.1031 to 0.1434

No comparable company utilized in the selected publicly traded comparable companies analysis is identical to NSA or Public Storage, and hence the foregoing summary and underlying financial analyses involved considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the comparable companies. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions based on its professional judgment and experience with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NSA or Public Storage, such as the impact of competition on NSA or Public Storage and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of NSA, Public Storage or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using publicly traded comparable companies’ data.

Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis of NSA common shares to calculate a range of implied present values per NSA common share. To perform this analysis, Morgan Stanley calculated the aggregate implied present value of dividends per NSA common share that NSA was forecasted to generate for the period from January 1, 2026 through December 31, 2030 utilizing, based upon the authorization of NSA management, the financial projections of NSA prepared and provided by NSA management and authorized for Morgan Stanley’s use by NSA management, discounted based on a derived cost of equity using the capital asset pricing model.

Morgan Stanley derived a range of implied terminal values per NSA common share by applying a range of estimated FFO per share multiples (of 16.0x to 18.0x), based on the observed range of share price to next 12 months (“NTM”) FFO per share multiples that NSA has historically traded at over the past five years and Morgan Stanley’s professional judgment, to NSA’s estimated NTM FFO per share. These implied terminal values were then discounted to present value (as of December 31, 2025) by applying a range of derived cost of equity (of 8.8% to 10.8%). Morgan Stanley then added the implied present value of interim dividends per share to the present value of such implied terminal values to derive a range of implied share prices for each NSA common share. This analysis indicated the following implied per share equity value reference range for NSA:

Implied Per Share Equity Value Reference Range
$45.15 to $53.89

Similarly, Morgan Stanley performed a dividend discount analysis of Public Storage common shares to calculate a range of implied present values per Public Storage common share. To perform this analysis, Morgan Stanley calculated the aggregate implied present value of dividends per Public Storage common share that Public Storage was forecasted to generate for the period from January 1, 2026 through December 31, 2030 utilizing, based upon the authorization of NSA management, the financial projections of Public Storage prepared and provided by Public Storage management and authorized for Morgan Stanley’s use by NSA management, discounted based on a derived cost of equity using the capital asset pricing model.

Morgan Stanley derived a range of implied terminal values per Public Storage common share by applying a range of estimated core FFO per share multiples (of 18.2x to 20.2x), based on the observed range of share price to NTM FFO per share multiples that Public Storage has historically traded at over the past five years and Morgan Stanley’s professional judgment, to Public Storage’s estimated NTM FFO per share. These implied terminal values were then discounted to present value by applying a range of derived cost of equity (of 6.8% to 8.8%). Morgan Stanley then added the implied present value of interim dividends per share to the present value of such implied terminal values to derive a range of implied share prices for each Public Storage common share. This analysis indicated the following implied per share equity value reference range for Public Storage:

Implied Per Share Equity Value Reference Range
$329.32 to $392.03

Following this analysis, Morgan Stanley then compared the ranges of implied equity values for each of NSA and Public Storage. Morgan Stanley compared the highest implied equity value per share for NSA to the lowest implied equity value per share for Public Storage to derive the highest exchange ratio implied by such pair of estimates. Similarly, Morgan Stanley compared the lowest implied equity value per share for NSA to the highest implied equity value per share for Public Storage to derive the lowest exchange ratio implied by such pair of estimates. The implied exchange ratio range resulting from this analysis, as compared to the exchange ratio of 0.1400 provided for in the merger agreement, was:

Implied Exchange Ratio Range
0.1152 to 0.1636

Premiums Paid Analysis

Using publicly available information, Morgan Stanley reviewed the terms of the following selected public company precedent transactions announced between January 1, 2016 and March 13, 2026 in which the targets were publicly traded REITs (excluding mergers of equals), with a transaction size of $5 billion or greater, for which sufficient information was available as of the date of the opinion.

Selected Precedent Transactions
Announcement Date	Acquirer	Target
April 2024	Blackstone Inc.	Apartment Income REIT Corp.
January 2024	Blackstone Inc.	Tricon Residential Inc.
October 2023	Realty Income Corporation	Spirit Realty Capital, Inc.
April 2023	Extra Space Storage Inc.	Life Storage, Inc.
September 2022	GIC and Oak Street	STORE Capital Corporation
May 2022	Prologis, Inc.	Duke Realty Corporation
April 2022	Blackstone Inc.	PS Business Parks, Inc.
April 2022	Blackstone Inc.	American Campus Communities, Inc.
February 2022	Healthcare Trust of America, Inc.	Healthcare Realty Trust Incorporated
February 2022	Blackstone Inc.	Preferred Apartment Communities, Inc.
November 2021	American Tower Corporation	CoreSite Realty Corporation
November 2021	KKR and Global Infrastructure Partners	CyrusOne Inc.
August 2021	VICI Properties Inc.	MGM Growth Properties LLC
June 2021	Blackstone Inc.	QTS Realty Trust
April 2021	Realty Income Corporation	VEREIT, Inc.
April 2021	Kimco Realty Corp.	Weingarten Realty Investors
February 2020	Simon Property Group, Inc.	Taubman Centers, Inc.
October 2019	Prologis, Inc.	Liberty Property Trust
September 2018	Government Properties Income Trust	Select Income REIT
September 2018	Pebblebrook Hotel Trust	LaSalle Hotel Properties
July 2018	Brookfield Asset Management Inc.	Forest City Realty Trust, Inc.
May 2018	Blackstone Inc.	Gramercy Property Trust
April 2018	Prologis, Inc.	DCT Industrial Trust Inc.
November 2017	Brookfield Property Partners L.P.	GGP Inc.
June 2017	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.
November 2016	Regency Centers Corporation	Equity One, Inc.
August 2016	Mid-America Apartment Communities, Inc.	Post Properties, Inc.

Morgan Stanley reviewed the premiums paid to the target companies’ unaffected stock prices (defined as the stock price prior to the target companies’ stock being affected by rumors of any merger/acquisition-related news). Based on this analysis, Morgan Stanley derived a range of implied value ranges for NSA as follows:

	Selected Range			Implied Value Range
	Lowest (25th Percentile)	Median	Highest (75th Percentile)
Premium to Unaffected Price	15.7%	20.9%	30.3%	$35.80 to $40.32

Following this analysis, Morgan Stanley compared this derived implied value range of approximately $35.80 to $40.32 per NSA common share to (i) the closing price of $30.94 per NSA common share on March 13, 2026, the last trading day prior to the announcement of the mergers, and (ii) Public Storage’s implied offer price of $41.68 per NSA common share based on the exchange ratio of 0.1400 provided for in the merger agreement and the closing price of $297.72 per Public Storage common share on March 13, 2026, the last trading day prior to the announcement of the mergers.

No company or transaction utilized in the premiums paid analysis is identical to NSA or the mergers or directly comparable to the mergers in business mix, timing, size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the mergers and related transactions, NSA and other factors. In evaluating the precedent transactions included in the premiums paid analysis, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NSA.

Other Information

Morgan Stanley observed certain additional factors that were not considered part of Morgan Stanley’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:

Historical Stock Price

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the share price performance of NSA common shares and Public Storage common shares during the 52-week period ended on March 13, 2026, the last trading day prior to the announcement of the mergers.

	NSA	Public Storage
	Share Price Range	Share Price Range
52-Week Trading Range	$27.53 to $39.40	$258.44 to $311.80

Following this analysis, Morgan Stanley then compared the ranges of share prices of each of NSA and Public Storage. Morgan Stanley compared the highest share price of NSA common shares in the range to the lowest share price of Public Storage common shares in the range to derive the highest exchange ratio. Similarly, Morgan Stanley compared the lowest price per share of NSA common shares in the range to the highest price per share of Public Storage common shares in the range to derive the lowest exchange ratio. The implied exchange ratio range resulting from this analysis, as compared to the exchange ratio of 0.1400 provided for in the merger agreement, was:

Implied Exchange Ratio Range
0.0883 to 0.1525

Wall Street Research Analyst Price Targets and NAV Targets

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed public market trading share price targets for each of NSA and Public Storage published prior to March 13, 2026 by Wall Street research analysts that cover both companies, which reflected low to high price targets for NSA common shares and Public Storage common shares of $29.00 to $39.00 and $276.00 to $347.00, respectively. Morgan Stanley compared the high share price target for NSA common shares in the range to the low share price target for Public Storage common shares in the range to derive the highest exchange ratio implied by such pair of share price targets. Similarly, Morgan Stanley compared the low share price target for NSA common shares in the range to the high share price target for Public Storage common shares in the range to derive the lowest exchange ratio implied by such pair of share price targets. The implied exchange ratio range resulting from this analysis, as compared to the exchange ratio of 0.1400 provided for in the merger agreement, was:

Implied Exchange Ratio Range
0.0836 to 0.1413

Morgan Stanley also reviewed publicly available Wall Street research analyst estimates of NAV per share published prior to March 13, 2026 by Wall Street research analysts that cover both companies for each of NSA and Public Storage, which reflected low-to-high NAV per share estimates for NSA common shares and Public Storage common shares of $28.08 to $41.10 and $283.00 to $348.17, respectively. Morgan Stanley compared the high NAV per share estimates for NSA common shares in the range to the low NAV per share estimates for Public Storage common shares in the range to derive the highest exchange ratio implied by such pair of estimates. Similarly, Morgan Stanley compared the low NAV per share estimates for NSA common shares in the range to the high NAV per share estimates for Public Storage common shares in the range to derive the lowest exchange ratio implied by such pair of estimates. The implied exchange ratio range resulting from this analysis, as compared to the exchange ratio of 0.1400 provided for in the merger agreement, was:

Implied Exchange Ratio Range
0.0807 to 0.1452

The public market trading share price targets and estimates of NAV per share published by Wall Street research analysts do not necessarily reflect current market trading prices for NSA common shares and Public Storage common shares, and these targets and estimates are subject to uncertainties, including the future financial performance of NSA and Public Storage and future financial market conditions.

Levered Cash Buyer Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley also analyzed NSA from the perspective of a potential purchaser that was not a strategic buyer, but rather was primarily a financial buyer that would effectuate a leveraged buyout of NSA. This analysis assumed a leveraged buyout of NSA based on the financial projections of NSA prepared and provided by NSA management and authorized for Morgan Stanley’s use by NSA management.

Morgan Stanley assumed a transaction closing date of December 31, 2025 and a five-year investment period ending December 31, 2030. Morgan Stanley also made certain other assumptions, based on its professional judgment and experience, including (i) a target range of annualized internal rates of return for a financial sponsor of 15% to 20%, (ii) a capital structure consisting of 70% loan-to-value financing, including $5.5 billion of new debt financing (excluding assumed mortgages) priced at a spread of 2% over the Secured Overnight Financing Rate, (iii) that certain existing indebtedness of NSA would be repaid or refinanced in connection with the transaction, while $500 million of NSA’s mortgage indebtedness would remain outstanding, (iv) certain operational assumptions, including a reduction in NSA’s current cash general and administrative expenses of 20%, and (v) an exit at the end of the investment period based on a range of terminal valuation assumptions, including (a) exit capitalization rates ranging from 5.50% to 6.00% applied to projected net operating income and (b) exit EBITDA multiples ranging from 8.0x to 10.0x.

Based on these assumptions, Morgan Stanley derived an implied equity value reference range for NSA of approximately $35.65 to $45.17 per NSA common share.

General

In connection with the review of the mergers by the NSA board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of NSA or Public Storage.

In performing its analyses, Morgan Stanley made numerous judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of NSA and Public Storage and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of NSA, Public Storage or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of NSA and Public Storage. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to NSA common shareholders of the exchange ratio to be received by such holders pursuant to the merger agreement, and in connection with the delivery of its opinion, dated March 15, 2026, to the NSA board. These analyses do not purport to be appraisals or to reflect the prices at which NSA common shares or Public Storage common shares might actually trade.

The exchange ratio was determined by NSA and Public Storage through arm’s-length negotiations between NSA and Public Storage and was unanimously approved by the NSA board. Morgan Stanley provided financial advice to the NSA board during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio or form, mix or amount of consideration for the mergers to the NSA board or that any specific exchange ratio or form, mix or amount of consideration for the mergers constituted the only appropriate consideration for the mergers.

Morgan Stanley’s opinion and its presentation to the NSA board were one of many factors taken into consideration by the NSA board in deciding to approve the merger agreement and the transactions contemplated thereby, including the mergers. Consequently, the analyses, as described above, should not be viewed as determinative of the NSA board’s opinion with respect to the exchange ratio provided for pursuant to the merger agreement or of whether the NSA board would have been willing to agree to a different exchange ratio.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley’s opinion was not intended to, and does not, constitute an opinion or recommendation as to how NSA common shareholders should vote at the special meeting or act on any matter with respect to the mergers or related transactions or any other action with respect to the transactions contemplated by the merger agreement, including the mergers. Morgan Stanley’s opinion did not address any other aspect of the mergers or related transactions or implications thereof, including the fairness of the amount or nature of the compensation to any of NSA’s officers, trustees or employees, or any class of such persons, relative to the consideration to be received by NSA common shareholders in the transaction.

The NSA board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of their customers, in debt or equity securities or loans of NSA, Public Storage, or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the merger agreement, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided the NSA board with financial advisory services and a financial opinion in connection with the mergers, described in this section and attached as Annex C to this proxy statement/prospectus, and NSA agreed to pay Morgan Stanley a fee of up to approximately $58.8 million for its services, $5 million of which was payable upon the rendering of its opinion, and the remaining portion of which is contingent upon the consummation of the mergers. NSA has also agreed to reimburse Morgan Stanley for its reasonable and documented expenses, including reasonable and documented fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, NSA has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to March 11, 2026 (the latest date of the relationship disclosure provided to the NSA board) (the “disclosure date”), Morgan Stanley and its affiliates provided financing services to NSA and received less than $1 million in connection with such services. In the two years prior to the disclosure date, Morgan Stanley and its affiliates provided financing services to Public Storage and received approximately $1 million to $5 million in connection with such services. As of the disclosure date, Morgan Stanley or an affiliate thereof was a lender to each of NSA and Public Storage under their respective revolving credit facilities. As of the disclosure date, Morgan Stanley held an aggregate interest of between 1% and 2% of the outstanding NSA common shares and between 1% and 2% of the outstanding Public Storage common shares, which interests are held in connection with Morgan Stanley’s (i) investment management business, (ii) wealth management business, including client discretionary accounts, and (iii) ordinary course trading activities, including hedging activities. As of the disclosure date, Morgan Stanley was mandated on a financing assignment for Public Storage, unrelated to the mergers, for which Morgan Stanley expects to receive customary fees if such transaction is completed. Morgan Stanley expects that such fees would be significantly less than the fees Morgan Stanley would receive from NSA in connection with the mergers. Morgan Stanley and its affiliates may seek to provide financial advisory and financing services to NSA and Public Storage and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Unaudited Prospective Financial Information

NSA and Public Storage do not as a matter of course publish their respective business plans or make public disclosures of their respective long-term projections as to future net operating income, funds from operations or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the NSA board’s evaluation of the mergers and the other transactions contemplated by the merger agreement, NSA management prepared and provided to the NSA board selected unaudited prospective financial information regarding NSA’s future performance on a standalone basis for the fiscal years 2026 through 2031 (the “NSA Standalone Forecasts”). The NSA Standalone Forecasts were also provided to Morgan Stanley for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “— Opinion of NSA’s Financial Advisor” beginning on page 64 of this proxy statement/prospectus, and the NSA Standalone Forecasts for the fiscal years 2026 through 2030 were provided to Public Storage and to Public Storage’s financial advisors in connection with the mergers and the other transactions contemplated by the merger agreement. Also in connection with NSA’s reverse due diligence review of Public Storage and evaluation of the mergers, Public Storage management prepared and provided to NSA selected unaudited prospective financial information regarding Public Storage’s future performance on a standalone basis for the fiscal years 2026 through 2030 (the “Public Storage Standalone Forecasts,” and, together with the NSA Standalone Forecasts, the “Forecasts”). NSA also provided the Public Storage Standalone Forecasts to Morgan Stanley, and

the NSA board approved Morgan Stanley’s use and reliance on the Public Storage Standalone Forecasts in connection with its financial analyses and opinion as described in the section entitled “— Opinion of NSA’s Financial Advisor” beginning on page 64 of this proxy statement/prospectus.

The summaries below of the NSA Standalone Forecasts and the Public Storage Standalone Forecasts for the purpose of providing NSA shareholders with access to certain previously nonpublic information that was furnished to NSA, Public Storage and their respective financial advisors, as applicable, in connection with the mergers, and such information may not be appropriate for other purposes, and are not included to induce any holder of NSA common shares to vote in favor of the proposals contained in this proxy statement/prospectus or to influence any NSA shareholder or any other person to make an investment decision with respect to the mergers or otherwise. The inclusion of the Forecasts in this proxy statement/prospectus should not be regarded as an indication that NSA, Public Storage or any of their respective affiliates, officers, trustees, advisors or other representatives or any other recipient of this information considered or now considers the Forecasts to be necessarily predictive of actual future events or results, and the Forecasts should not be relied upon as such. Neither NSA, Public Storage nor any of their respective affiliates, officers, trustees, advisors or other representatives can give any assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Neither NSA, Public Storage nor any of their respective affiliates, officers, trustees, advisors or other representatives has made or makes any representation to any NSA shareholder regarding the ultimate performance of NSA or Public Storage compared to the information contained in the NSA Standalone Forecasts or the Public Storage Standalone Forecasts, or that the results reflected in the NSA Standalone Forecasts will be achieved, and the inclusion of the Forecasts herein should not be read to do so.

The Forecasts were not prepared with a view toward public disclosure or in accordance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, or GAAP. Neither NSA’s independent auditors, Public Storage’s independent auditors nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Forecasts, nor have they expressed any opinion or any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasts. The report of the independent registered public accounting firm of NSA contained in NSA’s Annual Report on Form 10-K and the report of the independent registered public accounting firm of Public Storage contained in Public Storage’s Annual Report on Form 10-K, each for the year ended December 31, 2025, which are incorporated by reference into this proxy statement/prospectus, relate to the historical consolidated financial statements of NSA and Public Storage, respectively. Such reports do not extend to the Forecasts and should not be read to do so. The inclusion of the Forecasts in this proxy statement/prospectus should not be regarded as an indication that such information is necessarily predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Forecasts.

While presented with numerical specificity, the Forecasts set forth below were based on numerous variables, expectations, estimates and assumptions, including assumptions related to industry performance and general business, economic, market and financial conditions, including, in the case of the NSA Standalone Forecasts, improvements in revenue growth, internal operating efficiency and expense controls engendered by fundamental improvements in NSA’s operations and favorable supply and demand dynamics in the self storage REIT sector driven by improving home sales and an increase in transitory storage demand beginning in the latter half of 2026 and matters specific to NSA’s and Public Storage’s respective businesses, including, in the case of NSA, assumptions regarding net operating income and Core FFO growth and wholly owned acquisitions commencing in 2028, that NSA management and Public Storage management, as applicable, believed were reasonable at the time the NSA Standalone Forecasts and the Public Storage Standalone Forecasts, as applicable, were prepared, taking into account the relevant information available at such time and are subject to change. The Forecasts also reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Further, such variables, expectations, estimates and assumptions are inherently subjective and uncertain, may not be realized, and many of them are beyond the control of NSA and Public Storage. Some or all of the variables, expectations and assumptions underlying the Forecasts may have changed since the respective dates on which the Forecasts were prepared. Important factors that may affect actual results and cause the Forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to NSA’s and Public Storage’s respective businesses (including their respective ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other factors described in the sections of this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” As a result, actual results may differ materially from those contained in the Forecasts. The NSA Standalone Forecasts and the Public Storage Standalone Forecasts should be evaluated, if at all, in light of the assumptions made by NSA and Public Storage, as applicable, and in conjunction with other information regarding NSA and Public Storage contained elsewhere in this proxy statement/prospectus and NSA’s and Public Storage’s respective public filings with the SEC. NSA shareholders are urged to review the most recent SEC filings of NSA for a description of NSA’s risk factors, reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NSA’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and the most recent SEC filings of Public Storage for a description of Public Storage’s risk factors, reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Public Storage’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this proxy statement/prospectus. Neither NSA nor Public Storage can give any assurance that the Forecasts and the underlying estimates and assumptions will be realized. In addition, since the Forecasts cover multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth below.

The Forecasts do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the mergers or the other transactions contemplated by the merger agreement or entry into the merger agreement, including any potential synergies that may be achieved by the combined company as a result of the mergers or such other transactions, any changes to NSA’s or Public Storage’s strategy or operations that may be implemented after the consummation of the mergers or such other transactions or any costs incurred in connection with the mergers or such other transactions. Furthermore, the Forecasts do not take into account the effect of any failure of the mergers or such other transactions to be completed and should not be viewed as relevant or continuing in that context. Neither NSA nor Public Storage can give any assurance that, had the Forecasts been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used.

IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE FORECASTS, AND CONSIDERING THAT THE NSA SPECIAL MEETING WILL BE HELD SEVERAL MONTHS AFTER THE FORECASTS WERE PREPARED, NSA SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE, IF ANY, ON THE FORECASTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NEITHER NSA NOR PUBLIC STORAGE UNDERTAKES ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE FORECASTS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE INAPPROPRIATE.

Certain financial metrics presented in this section are ”non-GAAP financial measures” as set forth in Item 10(e) of Regulation S-K and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculation of non-GAAP financial measures may differ from others in the industry, and such measures are not necessarily comparable with similar titles used by other REITs. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or trustees, or a financial advisor, in connection with a proposed transaction like the mergers when the disclosure is included in a document like this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by the NSA board in connection with its evaluation of the mergers and the other transactions contemplated by the merger agreement or by Morgan Stanley for purposes of its financial analysis and opinion. Accordingly, a reconciliation of the non-GAAP financial measures to the relevant GAAP financial measures has not been provided.

NSA Standalone Forecasts

The following table sets forth selected unaudited prospective financial information from the NSA Standalone Forecasts (amounts may reflect rounding and reflect $ in millions, other than per share figures).

NSA Standalone Forecasts

($ in millions, except per share data)

	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E	FY2031E
Total NOI(1)	$477	$510	$563	$620	$677	$738
Same Store NOI(2)	$467	$500	$549	$575	$600	$627
Core FFO Per Share(3)	$2.29	$2.60	$2.96	$3.24	$3.52	$3.74
Dividends Per Share	$2.28	$2.28	$2.29	$2.44	$2.65	$2.82

(1)

Total Net Operating Income (“NOI”) represents rental revenue plus other property-related revenue, minus property operating expenses from NSA’s wholly owned properties, including wholly owned acquisitions throughout the forecast period. Total NOI excludes management fees and other revenue, general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in losses (earnings) of unconsolidated real estate ventures, acquisition and integration costs, merger-related costs, non-operating (income) expense, gain on sale of self storage properties and income tax expense.

(2)

Same Store NOI is defined as NOI generated from NSA’s wholly owned properties owned and operated on a stabilized basis since the first day of the 2025 fiscal year. NSA considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes from Same Store NOI any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events, which cause the portfolio’s year-over-year operating results to no longer be comparable.

(3)

The December 2018 National Association of Real Estate Investment Trusts Funds From Operations White Paper - 2018 Restatement defines funds from operations (“FFO”) as net income (as determined under GAAP), excluding real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the share of FFO in unconsolidated real estate ventures. For purposes of calculating FFO attributable to NSA common shareholders, NSA OP unitholders, and NSA OP LTIP unitholders, distributions declared on preferred shares and preferred units are excluded.

Core FFO is defined as FFO as further adjusted to eliminate the impact of certain items that NSA does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, integration costs, executive severance costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses, and related recoveries and adjustments for unconsolidated partnerships and joint ventures.

Public Storage Standalone Forecasts

The following table sets forth selected unaudited prospective financial information from the Public Storage Standalone Forecasts.

Public Storage Standalone Forecasts

	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E
Core FFO Per Share(1)	$16.84	$17.48	$18.50	$19.91	$21.47
Dividends Per Share	$12.00	$12.00	$12.42	$14.03	$15.30

(1)

FFO Per Share represents FFO divided by the average weighted number of fully diluted Public Storage common shares outstanding for the respective period. The December 2018 National Association of Real Estate Investment Trusts Funds From Operations White Paper - 2018 Restatement defines FFO as net income (as determined under GAAP), excluding real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjusting equity in earnings (losses) to reflect the share of FFO in unconsolidated real estate ventures. FFO is a non-GAAP financial measure.

Core FFO Per Share is a non-GAAP measure that represents FFO Per Share excluding the impact of (i) foreign currency exchange gains and losses, (ii) charges related to the redemption of preferred securities, and (iii) certain other non-cash and/or nonrecurring income or expense items primarily representing the impact of corporate transformation costs, loss contingencies, due diligence costs incurred in pursuit of strategic transactions, realized or unrealized gain or loss on private equity investments and non-hedge designated derivative transactions, certain Chief Executive Officer transition-related costs, and amortization of acquired non-real-estate-related intangibles.

Interests of NSA’s Trustees and Executive Officers in the Mergers

NSA’s trustees and executive officers may have certain interests in the mergers and the other transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of NSA’s shareholders generally. NSA’s trustees and executive officers who hold NSA OP units will also have the ability to redeem their NSA OP units for Dropdown JV units and participate in the Dropdown JV, which opportunity is not afforded to NSA common shareholders, and which will be a substantially tax-deferred transaction that could provide participants with the expectation of achieving long-term tax deferral from such investment in the Dropdown JV. The members of the NSA board were aware of and considered these interests in reaching the determination to approve the mergers and the other transactions contemplated by the merger agreement and recommend to NSA’s shareholders that they vote to approve the proposals to be voted on in the special meeting.

The NSA executive officers for purposes of the discussion below are Tamara D. Fischer (Trustee and Executive Chairperson), Arlen D. Nordhagen (Trustee and Vice Chairperson), David G. Cramer (Trustee, President and Chief Executive Officer), William S. Cowan, Jr. (Executive Vice President and Chief Strategy Officer), Brandon S. Togashi (Executive Vice President, Chief Financial Officer and Treasurer) and Tiffany S. Kenyon (Executive Vice President, Chief Legal Officer and Secretary). For purposes of this disclosure, all of the executive officers, other than Mr. Nordhagen, are named executive officers.

Treatment of Equity and Equity-Based Awards

Pursuant to the terms and conditions of the merger agreement, each NSA OP LTIP unit that is outstanding and unvested immediately prior to the partnership merger effective time (other than 2026 performance-based units) will vest in full, and all restrictions thereon will automatically lapse, as of immediately prior to the partnership merger effective time, with any performance-based vesting conditions treated as assuming attainment of the target level of performance.

Immediately following such vesting and effective as of the partnership merger effective time, NSA, as general partner of NSA OP, will exercise its right to convert all NSA OP LTIP units then eligible for conversion into an equal number of NSA OP units in accordance with the merger agreement and the NSA OP partnership agreement, and the NSA OP units issued in respect thereof will be treated as NSA OP units for purposes of the merger agreement and will receive the same form and amount of consideration as other NSA OP units in the partnership merger. See the section entitled “The Merger Agreement — Merger Consideration — Unit Consideration” of this proxy statement/prospectus for a description of how NSA OP units are treated in connection with the mergers.

Promptly following the partnership merger effective time on the closing date, NSA OP will pay each holder of NSA OP LTIP units (other than performance-based NSA OP LTIP units granted in 2026) an amount equal to all accrued and unpaid cash distributions with respect to such NSA OP LTIP units up to and including the partnership merger effective time, without interest, in accordance with the terms of the merger agreement, the applicable award agreements governing such NSA OP LTIP units, and the NSA OP partnership agreement.

As further described in the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — Transaction Bonuses,” each 2026 performance-based NSA OP LTIP unit held by an executive officer and outstanding immediately prior to the partnership merger effective time will be cancelled for no consideration under the terms of a transaction bonus agreement.

None of NSA’s trustees or executive officers currently hold NSA restricted share awards. However, it is expected that NSA’s trustees will receive NSA restricted share awards in May 2026 in connection with their service as trustees for 2026. See the section entitled “— Treatment of NSA’s Equity and Equity-Based Awards in the Mergers” of this proxy statement/prospectus for a description of how NSA restricted share awards are treated in connection with the mergers.

The table below sets forth the number and estimated value of NSA OP LTIP units held by NSA’s trustees and executive officers, based on information available as of May 1, 2026, the latest practicable date before the filing of this proxy statement/prospectus. The table excludes (i) NSA OP LTIP units granted in 2026 subject to performance-based vesting conditions, (ii) any NSA OP LTIP units that are vested as of May 1, 2026, the latest practicable date before the filing of this proxy statement/prospectus, and (iii) any NSA OP LTIP units (or other equity or equity-based awards) that may be granted to NSA’s trustees as part of their compensation in respect of the 2026-2027 service year (including trustee fees and annual equity awards), in the ordinary course of business and as permitted under the merger agreement. The table values are calculated using a share price of $38.44, the average closing price of an NSA common share during the first five trading days after the mergers were first publicly announced on March 16, 2026.

	Performance-based NSA OP LTIP Units (1)		Time-based NSA OP LTIP Units (1)
Name	Number of Unvested Units (#)	Estimated Aggregate Units Value ($)(2)	Number of Unvested Units (#)	Estimated Aggregate Units Value ($)
Trustees
Paul W. Hylbert, Jr.	—	$—	6,213	$238,828
Warren W. Allan	—	$—	4,638	$178,285
Lisa R. Cohn	—	$—	5,779	$222,145
Chad L. Meisinger	—	$—	5,779	$222,145
Steven G. Osgood	—	$—	6,429	$247,131
Dominic M. Palazzo	—	$—	4,840	$186,050

	Performance-based NSA OP LTIP Units (1)		Time-based NSA OP LTIP Units (1)
Name	Number of Unvested Units (#)	Estimated Aggregate Units Value ($)(2)	Number of Unvested Units (#)	Estimated Aggregate Units Value ($)
Michael J. Schall	—	$—	7,861	$302,177
Charles F. Wu	—	$—	5,779	$222,145
Executive Officers
David G. Cramer	55,423	$2,301,092	77,905	$2,994,668
Tamara D. Fischer	23,785	$988,446	33,693	$1,295,159
Arlen D. Nordhagen	6,608	$274,614	7,273	$279,574
Brandon S. Togashi	22,777	$945,186	35,588	$1,368,003
William S. Cowan, Jr.	29,070	$1,208,078	58,340	$2,242,590
Tiffany S. Kenyon	9,053	$376,220	16,613	$638,604

(1)

It is expected that, prior to the closing of the mergers, each NSA OP LTIP unit outstanding immediately prior to the partnership merger effective time (including all vested NSA OP LTIP units, and excluding the 2026 performance-based units) will achieve full parity with NSA OP units and be converted into an equal number of NSA OP units in accordance with the terms of the NSA OP partnership agreement.

(2)

Represents the estimated aggregate value of performance-based NSA OP LTIP units for each executive officer, calculated as the sum of (i) the number of performance-based NSA OP LTIP units, assuming achievement of applicable performance conditions at target, multiplied by $38.44 per unit, and (ii) all accrued and unpaid cash distributions with respect to such units through and including the partnership merger effective time, which for this purpose is calculated through May 1, 2026, the latest practicable date before the filing of this proxy statement/prospectus. Specifically, Mr. Cramer—55,423 units × $38.44 per unit + $170,632 accrued distributions, for a total of $2,301,092; Ms. Fischer—23,785 units × $38.44 per unit + $74,151 accrued distributions, for a total of $988,446; Mr. Nordhagen—6,608 units × $38.44 per unit + $20,602 accrued distributions, for a total of $274,614; Mr. Togashi—22,777 units × $38.44 per unit + $69,638 accrued distributions, for a total of $945,186; Mr. Cowan—29,070 units × $38.44 per unit + $90,627 accrued distributions, for a total of $1,208,078; and Ms. Kenyon—9,053 units × $38.44 per unit + $28,223 accrued distributions, for a total of $376,220.

Evaluation Committee Bonuses

On March 15, 2026, the NSA board and its compensation, nominating and corporate governance committee approved a one-time payment of $25,000 in cash to each of Messrs. Hylbert, Osgood, Palazzo, and Schall for their services as independent trustees on the evaluation committee of the NSA board.

Severance Entitlements

NSA has entered into employment agreements with each of its executive officers. Under the employment agreements, if an executive is terminated by NSA without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:

(i)	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;

(ii)

an amount equal to the sum of the executive’s then-current annual base salary plus the greater of the annual average bonus over the prior two years (or such fewer years with respect to which the executive received an annual bonus) and the executive’s target annual bonus for the year of termination, multiplied by the applicable multiple set forth below for each executive;

Name	Severance Multiple
David G. Cramer	3
Tamara D. Fischer	3
Arlen D. Nordhagen	3
Brandon S. Togashi	2
William S. Cowan, Jr.	1
Tiffany S. Kenyon	1

(iii)

health benefits for the executive and eligible family members following the executive’s termination of employment at the same level as in effect immediately preceding such termination, for two years in the case of Mr. Cramer, Ms. Fischer, Mr. Nordhagen and Mr. Togashi and for one year in the case of Mr. Cowan and Ms. Kenyon, in each case subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

(iv)	100% of the unvested shares or share-based awards held by the executive will become fully vested and/or exercisable.

For purposes of the employment agreements of Messrs. Cramer, Nordhagen and Cowan and Mses. Fischer and Kenyon, “cause” generally includes: (i) an indictment for, conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude or fraud that is injurious to the business or reputation of NSA; (ii) the executive’s willful failure to perform material duties under the employment agreement (other than due to injury or physical or mental illness) that continues for 30 business days following written notice specifying such failure; (iii) willful misconduct or gross negligence in the performance of the executive’s duties that is injurious to NSA, including financial crimes, material unethical conduct, embezzlement or misappropriation of company property; (iv) failure to comply with lawful directions of the NSA board (or the executive chair or chief executive officer, as applicable) that continues for 30 business days following written notice specifying such failure; (v) personal misconduct, including harassment, discrimination or illegal drug use, that causes material harm to NSA or its affiliates; or (vi) an intentional and material breach of the employment agreement or other material agreement with NSA that is not cured (if curable) within 10 days following written notice specifying such breach. Termination for “cause” may occur only upon written notice delivered within 30 days following the occurrence of the applicable event (or, if later, when NSA becomes aware of such event) and will be effective only after there is a formal board determination (after notice to the executive and an opportunity to be heard) that a “cause” event has occurred.

The employment agreement for Mr. Togashi contains a definition of “cause” that is substantially similar to the definition described above for the other executives, except that clause (i) of such definition excludes indictments, clause (iv) of such definition refers to the Chief Executive Officer of NSA rather than the NSA board and clause (v) of such definition relating to specified categories of personal misconduct is omitted.

For purposes of the employment agreements of Messrs. Cramer, Nordhagen and Cowan and Mses. Fischer and Kenyon, “good reason” generally includes, without the executive’s consent: (i) a material adverse change in title or a material diminution of the executive’s roles, reporting lines and responsibilities with respect to NSA’s overall business, or the assignment of duties inconsistent with the executive’s position; (ii) a material reduction in base salary or annual bonus opportunity, or a failure to timely pay such compensation; (iii) a relocation of the executive’s primary office outside a 30-mile radius that increases the executive’s daily commute by more than 40 miles; (iv) a material breach by NSA of the executive’s employment agreement or any other material agreement with the executive; or (v) notice by NSA of non-renewal of the employment agreement.

In addition, during the 24-month period following a “change in control,” “good reason” also includes any change in title or diminution of the executive’s roles, reporting lines or responsibilities, and any reduction in base salary or annual bonus opportunity.

An executive may not terminate employment for “good reason” unless the executive provides written notice of termination within 30 days after the occurrence of the event giving rise to “good reason” (or, if later, within 30 days after the executive becomes aware of such event). With respect to events described in clauses (i), (ii) and (iv) above, NSA will have 30 days following receipt of such notice to cure the applicable event, and if NSA effects a cure within such period, the event will not constitute “good reason.”

For purposes of Mr. Togashi’s employment agreement, “good reason” generally includes, without his consent: (i) a material change in title or a material diminution of his roles, reporting lines and responsibilities, or the assignment of duties inconsistent with his position; (ii) a material reduction in base salary or annual bonus opportunity, or a failure to timely pay such compensation; (iii) a relocation of his primary office outside a 30-mile radius; (iv) a material breach by NSA of his employment agreement or any other material agreement; or (v) notice by NSA of non-renewal of his employment agreement.

In addition, following a “change in control,” “good reason” for Mr. Togashi also includes any change in title or diminution of his roles, reporting lines or responsibilities, and any reduction in base salary or annual bonus opportunity.

Mr. Togashi may not terminate employment for “good reason” unless he provides written notice of termination within 60 days after the occurrence of the event giving rise to “good reason” (or, if later, within 60 days after becoming aware of such event). With respect to events described in clauses (i) through (iv) above, NSA will have 30 days following receipt of such notice to cure the applicable event, and if cured within such period, the event will not constitute “good reason.”

The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and non-competition and non-solicitation provisions, which apply during the term of the employment agreements and for a period of two years following termination of employment in the case of Mr. Cramer, Ms. Fischer, Mr. Nordhagen and Mr. Togashi and for a period of one year following termination of employment in the case of Mr. Cowan and Ms. Kenyon.

The table below summarizes the estimated value of severance benefits (other than equity award vesting, which is described above) payable to each of NSA’s executive officers under the employment agreements in the event of a termination without “cause” or if the executive quits for “good reason” immediately following the completion of the mergers, which will constitute a “change in control” for purposes of each executive’s employment agreement.

Name	Cash Compensation ($)(1)	Continuation of Health Benefits ($)(2)	Total
David G. Cramer	$6,498,000	$29,624	$6,527,624
Tamara D. Fischer	$2,351,250	$22,145	$2,373,395
Arlen D. Nordhagen	$783,750	$26,310	$810,060
Brandon S. Togashi	$2,069,100	$22,145	$2,091,245
William S. Cowan, Jr.	$1,120,292	$14,812	$1,135,104
Tiffany S. Kenyon	$644,243	$14,594	$658,837

(1)

Represents the cash payments payable to each executive officer under the employment agreements, calculated as the sum of each executive’s current annual base salary and target annual bonus, multiplied by the applicable severance multiple. Specifically: Mr. Cramer—three times the sum of his base salary of $760,000 and target bonus of $1,406,000, for a total of $6,498,000; Ms. Fischer—three times the sum of her base salary of $313,500 and target bonus of $470,250, for a total of $2,351,250; Mr. Nordhagen—three times the sum of his base salary of $104,500 and target bonus of $156,750, for a total of $783,750; Mr. Togashi—two times the sum of his base salary of $517,275 and target bonus of $517,275, for a total of $2,069,100; Mr. Cowan—one times the sum of his base salary of $560,146 and target bonus of $560,146, for a total of $1,120,292; Ms. Kenyon—one times the sum of her base salary of $357,913 and target bonus of $286,330, for a total of $644,243.

(2)

Represents an estimate of the cost to provide health benefits for the executive and eligible family members following the executive’s termination of employment without “cause” or resignation for “good reason,” at the same level as in effect immediately preceding such termination, for two years for Mr. Cramer, Ms. Fischer, Mr. Nordhagen, and Mr. Togashi and for one year for Mr. Cowan and Ms. Kenyon, in each case subject to reduction to the extent the executive receives comparable benefits from a subsequent employer.

Transaction Bonuses

On March 16, 2026, NSA entered into transaction bonus agreements with each of its executive officers to recognize their services and support in connection with the mergers and to incentivize their continued employment with NSA through the closing of the mergers. The transaction bonus agreements provide for the payment of one-time cash awards to the executive officers as follows:

Name	Bonus ($)
David G. Cramer	$5,671,847
Tamara D. Fischer	$2,611,205
Arlen D. Nordhagen	$725,335
Brandon S. Togashi	$2,430,423
William S. Cowan, Jr	$4,189,939
Tiffany S. Kenyon	$1,891,496

Each transaction bonus is payable on the closing date, provided the executive officer remains employed with NSA or any of its subsidiaries and continues to comply with his or her obligations to NSA and each of its subsidiaries in accordance with the executive’s employment agreement. The transaction bonus agreements also provide that each executive officer acknowledges that any performance-based NSA OP LTIP units granted in 2026 will be cancelled immediately prior to the closing of the mergers without payment.

2026 Annual Bonus

Pursuant to the terms of the merger agreement, if the mergers are completed before bonuses for the 2026 fiscal year are paid, Public Storage will pay each bonus-eligible employee of NSA, including NSA’s executive officers, a prorated cash bonus for fiscal year 2026 based on target performance. Eligibility will be determined immediately prior to the completion of the company merger, and the bonus will be prorated based on the number of days worked in 2026 through the closing of the mergers.

The prorated bonus will be paid (i) shortly after the employee has completed 90 days of employment following the completion of the company merger, or (ii) shortly after the employee’s employment is terminated by Public Storage without cause if such termination occurs before the employee completes the 90-day period, provided that payment in this case is contingent on the terminated employee’s execution and nonrevocation of a release of claims in favor of Public Storage and its affiliates.

The table below presents the pro-rated cash bonus to be received by each executive officer:

Name	Bonus ($)(1)
David G. Cramer	$462,247
Tamara D. Fischer	$154,603
Arlen D. Nordhagen	$51,534
Brandon S. Togashi	$170,063
William S. Cowan, Jr.	$184,158
Tiffany S. Kenyon	$94,137

(1)

Represents a pro-rated cash bonus, calculated for this purpose assuming that the closing of the mergers occurs on May 1, 2026 (the latest practicable date before the filing of this proxy statement/prospectus).

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the merger agreement, NSA’s trustees and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the mergers. For a more detailed description of the provisions of the merger agreement relating to trustee and officer indemnification, please see the section entitled “The Merger Agreement —  Directors’ and Officers’ Indemnification and Insurance.”

Quantification of Potential Payments and Benefits to NSA’s Named Executive Officers in Connection with the Mergers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth estimates of the amounts of compensation that are based on or otherwise relate to the mergers and that will or may be paid or become payable to NSA’s named executive officers either immediately following completion of the mergers (i.e., on a “single-trigger” basis) or in the event of certain qualifying terminations of employment in connection with the mergers (i.e., on a “double-trigger” basis). NSA common shareholders are being asked to approve, on a non-binding, advisory basis, such compensation for NSA’s named executive officers. Because the vote to approve such compensation is advisory only, it will not be binding on either NSA or the NSA board. Accordingly, if the mergers are completed, the compensation payments will or may be paid, subject only to the conditions applicable thereto, which are described in the footnotes to the table below.

The potential payments in the table below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on:

(i)	an assumption that the mergers are completed on May 1, 2026 (the latest practicable date before the filing of this proxy statement/prospectus);

(ii)

an NSA common share price of $38.44, which represents the average closing price of NSA common shares over the first five trading days following the public announcement of the mergers on March 16, 2026;

(iii)	the named executive officers’ salary and total eligible cash bonus levels as in effect as of the date of this proxy statement/prospectus;

(iv)

the number of unvested NSA OP LTIP units held by the named executive officers as of May 1, 2026 (the latest practicable date before the filing of this proxy statement/prospectus), excluding any NSA OP LTIP units granted in 2026 that are subject to performance-based vesting conditions and will be cancelled immediately prior to the partnership merger effective time for no consideration pursuant to a transaction bonus agreement;

(v)	an assumption that all unvested NSA OP LTIP units that vest in connection with the mergers achieve full parity with NSA OP units and convert into an equal number of NSA OP units;

(vi)

the assumption that each named executive officer experiences a termination of employment by the executive officer for “good reason” or by NSA without “cause” (as such terms are defined in the employment agreements) immediately following completion of the mergers; and

(vii)	the assumption that no reduction in payments or benefits will be necessary and/or elected to mitigate the impact of Sections 280G and 4999 of the Code.

In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement/prospectus, and do not reflect certain compensation actions that may occur before completion of the mergers. As a result, the actual amounts to be received by a named executive officer may materially differ from the amounts set forth below.

Potential Payments to NSA’s Named Executive Officers

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other(4)	Total ($)
David G. Cramer	$6,498,000	$5,295,760	$29,624	$6,134,094	$17,957,478
Brandon S. Togashi	$2,069,100	$2,313,189	$22,145	$2,600,486	$7,004,920
Tamara D. Fischer	$2,351,250	$2,283,605	$22,145	$2,765,808	$7,422,808
William S. Cowan, Jr.	$1,120,292	$3,450,668	$14,812	$4,374,097	$8,959,869
Tiffany S. Kenyon	$644,243	$1,014,824	$14,594	$1,985,633	$3,659,294

(1)

As described in the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — Severance Entitlements” of this proxy statement/prospectus, the cash payments payable to each named executive officer under the applicable employment agreements consist of a lump sum severance payment equal to the product of (i) the sum of the officer’s then-current annual base salary and the greater of (A) the average annual bonus received over the prior two years (or such fewer years during which the officer received an annual bonus) and (B) the officer’s target annual bonus for the year of termination, and (ii) the applicable multiple set forth in such officer’s employment agreement. The cash severance payments described in the preceding sentence are “double-trigger,” as they will be payable only if the named executive officer experiences a qualifying termination following completion of the mergers.

(2)

As described in the sections entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — Treatment of Equity and Equity-Based Awards” and “— Treatment of NSA’s Equity and Equity-Based Awards in the Mergers” of this proxy statement/prospectus, in connection with the mergers: (i) each NSA OP LTIP unit held by the named executive officers that is outstanding and unvested immediately prior to the partnership merger effective time (other than 2026 performance-based units) will vest in full, with performance-based vesting conditions assumed achieved at target, and all restrictions thereon will lapse; (ii) immediately following such vesting, the units will be converted into an equal number of NSA OP units and will receive the same form and amount of consideration as other NSA OP units; and (iii) promptly after the partnership merger effective time, NSA OP will pay each holder of performance-based NSA OP LTIP units (other than 2026 performance-based units) all accrued and unpaid cash distributions with respect to such NSA OP LTIP units through the partnership merger effective time, without interest. The estimated payments in respect of the named executive officers’ unvested NSA OP LTIP units shown in the above table are “single-trigger” benefits in that they will be payable shortly following completion of the mergers, whether or not such executive officer’s employment is later terminated.

(3)

As described in the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — Severance Entitlements,” the estimated amounts shown in this column represent the estimated cost of providing continued health benefits for the executive and eligible family members at the same level as in effect immediately prior to termination of employment, for two years in the case of Mr. Cramer, Mr. Togashi, and Ms. Fischer, and for one year in the case of Mr. Cowan and Ms. Kenyon. This is a “double-trigger” benefit as it will be payable only if the executive officer experiences a qualifying termination following completion of the mergers.

(4)

As described in the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — Transaction Bonuses,” each named executive officer is entitled to a one-time cash transaction bonus pursuant to transaction bonus agreements entered into on March 16, 2026. The transaction bonuses are “single-trigger,” as they are payable on the closing date, provided the officer remains employed with NSA through the closing. Further, as described in the section entitled “— Interests of NSA’s Trustees and Executive Officers in the Mergers — 2026 Annual Bonus,” each named executive officer will be entitled to receive a prorated annual cash bonus for fiscal year 2026, determined based on target performance and prorated for the number of days worked in 2026 through the closing of the mergers. The prorated annual cash bonuses are “single-trigger,” as they will be payable in accordance with the terms of the merger agreement regardless of whether the executive officer’s employment is terminated.

Treatment of NSA’s Equity and Equity-Based Awards in the Mergers

Pursuant to the terms and conditions of the merger agreement, each NSA restricted share award that is outstanding and unvested immediately prior to the company merger effective time will vest in full immediately prior to such time, and thereafter the underlying NSA common shares will be treated as issued and outstanding for purposes of the merger agreement and receive the same form and amount of consideration as other NSA common shares. None of NSA’s trustees or executive officers currently hold NSA restricted share awards; however, it is expected that NSA’s trustees will receive NSA restricted share awards in May 2026 in connection with their service as trustees for 2026.

Pursuant to the terms and conditions of the merger agreement, each NSA OP LTIP unit that is outstanding and unvested immediately prior to the partnership merger effective time (other than 2026 performance-based units) will vest in full, and all restrictions thereon will automatically lapse, as of immediately prior to the partnership merger effective time, with any performance-based vesting conditions treated as assuming attainment of the target level of performance. Immediately following such vesting and effective as of the partnership merger effective time, NSA, as general partner of NSA OP, will exercise its right to convert all NSA OP LTIP units then eligible for conversion into an equal number of NSA OP units in accordance with the merger agreement and the NSA OP partnership agreement, and the NSA OP units issued in respect thereof will be treated as NSA OP units for purposes of the merger agreement and will receive the same form and amount of consideration as other NSA OP units in the partnership merger. Each performance-based NSA OP LTIP unit granted in 2026 that is outstanding immediately prior to the partnership merger effective time will be cancelled at the partnership merger effective time for no consideration.

Promptly following the partnership merger effective time on the closing date, NSA OP will pay each holder of NSA OP LTIP units, other than performance-based NSA OP LTIP units granted in 2026, an amount equal to all accrued and unpaid cash distributions with respect to such NSA OP LTIP units up to and including the partnership merger effective time, without interest, in accordance with the terms of the applicable award agreements governing such NSA OP LTIP units and the NSA OP partnership agreement.

Accounting Treatment

In accordance with Accounting Standards Codification Topic 805, Business Combinations, a screen test is required to evaluate if substantially all of the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition. In the event that the screen test is not met, the rules require a further assessment to determine whether an asset acquisition or a business combination has occurred. In addition, the rules require the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill or bargain purchase gain is recorded in an asset acquisition, although there need not be goodwill or a bargain purchase gain in a business combination. The determination to account for the mergers as an asset acquisition or business combination will be made closer to the closing of the mergers.

Regulatory Matters

Public Storage and NSA have each agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under the merger agreement.

The obligations of each party to effect the mergers are subject to the satisfaction or waiver at or prior to the closing of the following conditions: (i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the mergers will be in effect; (ii) no law, statute, rule or regulation will have been enacted, entered, issued, enforced or promulgated by any governmental authority that remains in effect and makes consummation of the mergers illegal; and (iii) the registration statement on Form S-4 of which this proxy statement/prospectus forms a part will have become effective under the Securities Act, and no stop order suspending the effectiveness of the Form S-4 will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC and not withdrawn.

Public Storage and NSA are not aware of any other material federal or state regulatory requirements that must be complied with, or approvals that must be obtained, in connection with the mergers or the other transactions contemplated by the merger agreement.

Financing of the Transactions

The transactions are not conditioned upon any financing arrangements or contingencies. Public Storage anticipates that the funds needed to consummate the transactions contemplated by the merger agreement will be derived from a combination of cash on hand and third-party debt financing.

In connection with its entry into the merger agreement, on March 16, 2026, Public Storage and its subsidiary PSOC entered into (i) the parent commitment letter, pursuant to which the commitment parties party thereto committed to provide, subject to the terms and conditions of the parent commitment letter, a senior unsecured bridge loan facility in aggregate principal amount of $2.0 billion and (ii) the Dropdown JV commitment letter, pursuant to which the commitment parties party thereto committed to provide, subject to the terms and conditions of the Dropdown JV commitment letter, one or more mortgage and/or mezzanine bridge loan facilities in an aggregate principal amount of approximately $2.0 billion. In connection with entry into the Dropdown JV agreement, Public Storage or one of its affiliates may make one or more mezzanine loans to the Dropdown JV or one or more of its subsidiaries.

Under the terms of the merger agreement, Public Storage has agreed to use reasonable best efforts to do all things necessary to obtain at or before the closing, funds sufficient to make all payments required to be made by Public Storage under the merger agreement. Subject to the limitations set forth in the merger agreement, NSA has agreed to, and to cause its subsidiaries to, use commercially reasonable efforts to provide all customary cooperation reasonably requested by Public Storage in connection with the offering, arrangement, syndication, consummation, issuance, or sale of any debt financing required to fund the transactions.

Exchange of Shares in the Company Merger

The merger agreement provides that, at or prior to the company merger effective time, Public Storage will deposit with an exchange agent (selected by Public Storage and that is reasonably acceptable to NSA) for the sole benefit of the holders of NSA common shares and NSA preferred shares that are outstanding as of immediately prior to company merger effective time, (i) evidence of Public Storage common shares and Public Storage preferred shares in book-entry form equal to the aggregate shares to be issued as company common share merger consideration and company preferred share merger consideration, as applicable, and (ii) cash in immediately available funds in an amount sufficient to pay the fractional share consideration.

The merger agreement provides that, as soon as reasonably practicable after the company merger effective time, Public Storage will cause the exchange agent to mail to each holder of record of a certificate representing the NSA common shares and NSA preferred shares a letter of transmittal and instructions for surrendering any certificates evidencing NSA common shares or NSA preferred shares in exchange for the company common share merger consideration or the company preferred share merger consideration, as applicable, and, if applicable, any fractional share consideration and any dividends or other distributions payable in respect of

Public Storage common shares. Upon surrender of their certificates, if applicable, evidencing NSA common shares or NSA preferred shares for cancellation along with the executed letter of transmittal, and other required documents described in the instructions, such holders of record of NSA common shares or NSA preferred shares will be entitled to receive in exchange, the company common share merger consideration for each NSA common share or the company preferred share merger consideration for each NSA preferred share, as applicable, and, if applicable, any fractional share consideration and any amounts such holders have a right to receive in respect of dividends or other distributions.

Unless reasonably required by the exchange agent, holders of book-entry NSA common shares and NSA preferred shares are not required to deliver an executed letter of transmittal in order to receive the company common share merger consideration, company preferred share merger consideration or other amounts pursuant to the merger agreement. Subject to receipt of any documentation as may reasonably be required by the exchange agent, Public Storage will cause the exchange agent to pay and deliver as soon as reasonably practicable after the company merger effective time (and, in any event no later than three business days thereafter) the company common share merger consideration and company preferred share merger consideration, as applicable, and, if applicable, the fractional share consideration and any dividends or other distributions that such holder has the right to receive.

Dividends

From and after the date of the merger agreement until the earlier of the company merger effective time and the termination of the merger agreement, neither Public Storage nor NSA may make, declare or set aside any dividend or other distribution to its respective shareholders without the consent of the other party other than, (i) with respect to NSA, (A) the authorization and payment of regular quarterly distributions at a rate not in excess of $0.57 per common share per quarter, (B) the regular distributions that are required to be made in respect of the NSA OP units in connection with any dividends paid on NSA common shares in accordance with the terms of the NSA OP partnership agreement and in respect of each DownREIT interest as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to NSA OP’s distribution with respect to the NSA OP units, (C) the declaration and payment by NSA of dividends pursuant to the terms of the NSA preferred shares and by NSA OP of distributions pursuant to the terms of the NSA OP preferred units, and (D) dividends and distributions required to be made pursuant to the terms of the NSA equity awards, and, (ii) with respect to Public Storage, (A) the authorization and payment of regular quarterly distributions on Public Storage common shares at a rate not in excess of $3.00 per share per quarter, (B) the regular distributions that are required to be made in respect of the Public Storage OP units in connection with any dividends paid on Public Storage common shares in accordance with the terms of the Public Storage OP partnership agreement, (C) the declaration and payment by Public Storage of dividends pursuant to the terms of the Public Storage preferred shares and (D) dividends and distributions that are required to be made pursuant to the terms of Public Storage equity awards.

NSA and Public Storage have agreed to cooperate such that the record and payment dates for NSA’s quarterly dividends will be set to be the same dates as those of Public Storage. Without limiting the foregoing, the timing of quarterly dividends will be coordinated by Public Storage and NSA so that if either NSA shareholders or Public Storage shareholders receive a dividend or distribution for any particular quarter between January 1, 2026 and the partnership merger effective time, the shareholders of the other entity will also receive a dividend or distribution for that quarter between January 1, 2026 and the partnership merger effective time.

Under the merger agreement, NSA may declare and pay a cash dividend on the NSA common shares in an amount per NSA common share equal to the pro rata dividend amount, to be paid to holders of record at the close of business on the business day immediately preceding the closing date and payable on the closing date immediately prior to the company merger effective time. NSA OP may declare and pay a cash distribution on the NSA OP units, in each case, up to an amount per NSA OP unit equal to the pro rata dividend amount, to be paid to holders of record at the close of business on the business day immediately preceding the closing date and payable on the closing date immediately prior to the partnership merger effective time, and the DownREITs may declare and pay a corresponding distribution as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to NSA OP’s distribution with respect to the NSA OP units. The “pro rata dividend amount” means an amount per NSA common share and per NSA OP unit equal to (A) $0.0016 multiplied by (B) the number of calendar days elapsed from and including the first day of the calendar quarter in which the closing date occurs until, but excluding, the closing date; provided that, if NSA has declared or paid a regular quarterly cash dividend on the NSA common shares with a record date in that quarter, then the pro rata dividend amount will be $0. For example, if the closing date were February 15, and no regular quarterly cash dividend had been declared or paid by NSA with a record date in the first calendar quarter, the pro rata dividend amount would be calculated by multiplying $0.0016 by 45 calendar days (January 1 through February 14), resulting in a pro rata dividend amount of $0.0720 per share.

In addition, if either NSA or Public Storage, or any of their respective subsidiaries (in each case in consultation with the other party) determines that it is necessary to declare a permitted REIT dividend with respect to the taxable year of the declaring party ended December 31, 2025 and/or with respect to the taxable year of the declaring party ending on the closing date, then the declaring party will notify the other party at least 20 days prior to the anticipated closing date. The record date and payment date will be (i) in respect of the taxable year of the declaring party ending December 31, 2025, a date in 2026 mutually selected by NSA and Public Storage (if NSA or one of its subsidiaries is the declaring party) or selected by Public Storage (if Public Storage or one of its subsidiaries is the declaring party) and (ii) in respect of the taxable year of the declaring party ending on the closing date, the close of business on the last business day prior to the closing date.

If NSA declares a permitted REIT dividend in accordance with the immediately preceding paragraph, then, at Public Storage’s option, either (i) the exchange ratio will be reduced by an amount equal to the product of (x) the exchange ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share amount of such permitted REIT dividend by (B) $41.6808 or (ii) Public Storage will be permitted to declare a cash dividend to Public Storage common shareholders, in an amount per share equal to the quotient obtained by dividing (x) the permitted REIT dividend declared by NSA with respect to each NSA common share by (y) the exchange ratio.

If Public Storage declares a permitted REIT dividend, then, at Public Storage’s option, either (i) the exchange ratio will be increased by an amount equal to the product of (x) the exchange ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share cash amount of such permitted REIT dividend by (B) $297.72 or (ii) NSA will be permitted to declare a cash dividend to NSA common shareholders, in an amount per share equal to the product of (x) the cash amount of the permitted REIT dividend declared by Public Storage with respect to each Public Storage common share and (y) the exchange ratio.

Listing of Public Storage Common Shares, Public Storage Series T Preferred Shares and Public Storage Series U Preferred Shares

It is a condition to the completion of the mergers that the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares to be issued in connection with the mergers be approved for listing on the NYSE, subject to official notice of issuance.

De-Listing and Deregistration of NSA Common Shares and NSA Preferred Shares

If the mergers are completed, the NSA common shares and NSA preferred shares currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act, and NSA will no longer be required to file periodic reports with the SEC with respect to NSA common shares or NSA preferred shares.

No Appraisal Rights or Dissenters’ Rights

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Under Maryland law, dissenting shareholders may have, subject to satisfying certain procedures, the right to demand and receive payment of the fair value of their shares of stock in connection with certain transactions (often referred to as appraisal rights), including a proposed merger, share exchange or sale of substantially all of the assets of the corporation. Under Maryland law, however, dissenters’ rights generally are not available to holders of shares, such as NSA common shares, that are listed on a national securities exchange such as the NYSE, nor are dissenters’ rights available for shares that are not entitled to vote on the transaction, such as NSA preferred shares (which are also listed on the NYSE). In addition, NSA’s shareholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of the shareholder’s NSA common shares in connection with the company merger because, as permitted by Maryland law, NSA’s declaration of trust provides that shareholders are not entitled to exercise such rights unless the NSA board determines that such rights apply, which the NSA board has not done.

Treatment of Indebtedness and Preferred Shares

Indebtedness

In connection with the mergers, it is expected that NSA’s credit facilities and private placement notes will be prepaid and terminated in full.

The terms and timing of any amendments to NSA’s other debt agreements or any other approach chosen by Public Storage to the assumption, defeasance, satisfaction or discharge of NSA’s debt agreements and the indebtedness incurred pursuant thereto discussed in this proxy statement/prospectus have not been determined as of the date of this proxy statement/prospectus.

This proxy statement/prospectus does not constitute an offer to sell or the solicitation of an offer to buy any debt securities of Public Storage or NSA. It does not constitute a prospectus or prospectus-equivalent document for any such securities. No offering of any debt securities of Public Storage will be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Preferred Shares

In connection with the company merger, holders of each NSA Series A preferred share outstanding immediately prior to the company merger effective time will have the right to receive one newly issued Public Storage Series T preferred share for each NSA Series A preferred share that they own immediately prior to the company merger effective time, and holders of each NSA Series B preferred share outstanding immediately prior to the company merger effective time will have the right to receive one newly issued Public Storage Series U preferred share for each NSA Series B preferred share that they own immediately prior to the company merger effective time.

The Public Storage Series T preferred shares and the Public Storage Series U preferred shares will have rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges and voting powers of the NSA Series A preferred shares and NSA Series B preferred shares.

For more details on the treatment of NSA’s existing preferred shares under the merger agreement, see the section entitled “— Exchange of Shares in the Company Merger” beginning on page 86, and for more details on the series of preferred shares to be issued by Public Storage in connection with the company merger, see the section entitled “Description of Public Storage Series T Preferred Shares and Public Storage Series U Preferred Shares” beginning on page 170.

For a more detailed description of Public Storage’s and NSA’s existing indebtedness and series of preferred shares, see Public Storage’s and NSA’s respective periodic reports filed with the SEC and incorporated by reference into this proxy statement/prospectus and any subsequent reports filed with the SEC and incorporated by reference herein.

THE MERGER AGREEMENT

The following section summarizes certain material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A to this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger agreement and the mergers.

The representations, warranties and covenants contained in the merger agreement and described in this proxy statement/prospectus were made only for purposes of the merger agreement and as of specific dates set forth therein and may be subject to more recent developments, were made solely for the benefit of the other parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures and exceptions and by each party’s filings with the SEC, for the purposes of allocating risk between the parties to the merger agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the merger agreement do not survive the partnership merger effective time. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Public Storage, Public Storage OP, Merger Sub I, Merger Sub II, NSA, NSA OP or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Public Storage or NSA.

Form of the Mergers and Transaction Steps

The transactions contemplated by the merger agreement include two mergers and five steps:

•	first, NSA will merge with and into Merger Sub I with Merger Sub I continuing as the surviving company and remaining a wholly owned direct subsidiary of Public Storage, which is the company merger;

•

second, following the consummation of the company merger and prior to the partnership merger effective time, NSA OP will consummate the Dropdown JV contribution pursuant to the Dropdown JV contribution agreement;

•	third, following the consummation of the Dropdown JV contribution, the Dropdown JV financing will be consummated as contemplated by the merger agreement;

•

fourth, following the consummation of the transactions described above, the redemption of NSA OP units pursuant to the special redemption will be consummated immediately prior to the partnership merger effective time, as contemplated by the merger agreement; and

•

fifth, following the consummation of the transactions described above, Merger Sub II will merge with and into NSA OP, with NSA OP continuing as the surviving partnership and an indirect subsidiary of Public Storage, which is the partnership merger.

Closing; Effective Time

Unless the parties otherwise mutually agree in writing, the closing will take place on the closing date, which is the seventh business day after the satisfaction or (to the extent permitted by applicable law) waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or valid waiver of such conditions).

On the closing date, Merger Sub I and NSA will execute and file the company articles of merger with respect to the company merger with the SDAT in accordance with the laws of the State of Maryland. The company merger will become effective upon the acceptance for record of the company articles of merger, or on such other date and at such other time as may be mutually agreed to by NSA and Public Storage and specified in the company articles of merger in accordance with the MRL and the MLLCA. Also on the closing date, NSA OP will execute and file the partnership merger certificate with the DSOS. The partnership merger will become effective upon the filing of the partnership merger certificate with the DSOS or on such other date and at such other time as may be mutually agreed to by NSA and Public Storage and specified in the partnership merger certificate in accordance with the DRULPA. The parties will cause the company merger effective time and the partnership merger effective time to occur on the closing date, with (i) the company merger effective time occurring immediately prior to the Dropdown JV contribution, (ii) the Dropdown JV contribution occurring immediately prior to the Dropdown JV financing, and (iii) any redemption of NSA OP units pursuant to the special redemption occurring immediately prior to the partnership merger effective time.

Governing Documents

At the company merger effective time, the articles of organization and operating agreement of Merger Sub I, each as in effect immediately prior to the company merger effective time, and in the case of the articles of organization as amended by the company articles of merger to change the name of the surviving company, will be the articles of organization and operating agreement of the surviving company until thereafter amended as provided therein or by applicable law.

At the partnership merger effective time, the certificate of limited partnership of NSA OP and the NSA OP partnership agreement, each as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership and limited partnership agreement of the surviving partnership until thereafter amended as provided therein or by applicable law.

Directors, Officers and Management

From and after the company merger effective time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the sole managing member of Merger Sub I immediately prior to the company merger effective time will be the sole managing member of the surviving company and (ii) the officers of Merger Sub I immediately prior to the company merger effective time will be the officers of the surviving company. From and after the company merger effective time until the earlier of such time as a successor is appointed and qualified in accordance with applicable law, the surviving company will be the general partner of NSA OP.

From and after the partnership merger effective time, until the earlier of such time as a successor is appointed and qualified in accordance with applicable law, the general partner of NSA OP immediately prior to the partnership merger effective time will be the general partner of the surviving partnership.

The merger agreement does not provide for any changes to the officers or trustees of Public Storage.

Merger Consideration

Share Consideration

At the company merger effective time, each NSA common share issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive 0.1400 (subject to any adjustment pursuant to the merger agreement) Public Storage common shares, without interest, plus the right, if any, to receive cash in lieu of fractional Public Storage common shares and any dividends or other distributions payable in respect of Public Storage common shares in accordance with the merger agreement.

At the company merger effective time, (i) each NSA Series A preferred share that is issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive one validly issued Public Storage Series T preferred share, and (ii) each NSA Series B preferred share issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive one validly issued Public Storage Series U preferred share, and any dividends or other distributions payable in respect of Public Storage preferred shares in accordance with the merger agreement. The Public Storage Series T preferred shares and the Public Storage Series U preferred shares will have rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges and voting powers of the NSA Series A preferred shares and NSA Series B preferred shares, respectively.

No certificate or scrip representing fractional Public Storage common shares will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a Public Storage shareholder. Each NSA common shareholder whose NSA common shares are converted into the right to receive the company common share merger consideration and who would otherwise have been entitled to receive a fraction of a Public Storage common share will receive, in lieu thereof, cash, without interest, in an amount equal to the product of (i) the Public Storage common share price, multiplied by (ii) such fraction of a Public Storage common share.

Unit Consideration

At the partnership merger effective time, each non-elected NSA OP unit (other than a non-accredited investor NSA OP unit) that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into a number of new validly issued Public Storage OP units in a number equal to the exchange ratio, and each holder of such new Public Storage OP units will be admitted as a limited partner of Public Storage OP following the partnership merger effective time in accordance with the terms of the Public Storage OP partnership agreement. Each non-accredited investor NSA OP unit will automatically be converted into the right to receive, without interest, an amount in cash equal to the product of the Public Storage common share price multiplied by 0.1400, and such units will be cancelled and retired and will cease to exist at the partnership merger effective time.

In lieu of receiving the partnership unit merger consideration, limited partners of NSA OP that are accredited investors may elect to have a portion or all of their NSA OP units redeemed in exchange on a one-to-one basis for an equal number of common membership interests in the Aggregator. The Aggregator will in turn hold 80% of the outstanding Dropdown JV units. Any NSA OP unit that constitutes a redemption unit will have been redeemed in the special redemption immediately prior to the partnership merger effective time and, accordingly, will not be outstanding at the partnership merger effective time and will not be entitled to receive any partnership unit merger consideration.

At or prior to the partnership merger effective time, Public Storage OP must take all actions necessary so that the Public Storage OP partnership agreement and any applicable certificates of designation or similar instruments provide for the authorization and issuance of one or more classes or series of preferred partnership units having rights, preferences, privileges and voting powers that are materially unchanged from those of the corresponding class or series of NSA OP preferred units outstanding immediately prior to the partnership merger effective time, including with respect to distribution rights, liquidation preference, redemption rights, voting rights and ranking. At the partnership merger effective time, each NSA preferred unit of any class or series that is issued and outstanding immediately prior to the partnership merger effective time will automatically be cancelled and converted into one new validly issued preferred partnership unit of Public Storage OP of the corresponding class or series, and each holder of NSA preferred units will be admitted as a limited partner of Public Storage OP following the partnership merger effective time in accordance with the Public Storage OP partnership agreement.

Exchange Ratio Adjustments

The exchange ratio may be adjusted if there is a change in the number of outstanding NSA common shares or Public Storage common shares, in each case, as a result of a stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction occurring after the date of the merger agreement and prior to the company merger effective time.

Treatment of NSA Equity Awards and NSA OP LTIP Units

Pursuant to the terms and conditions of the merger agreement, each NSA restricted share award that is outstanding and unvested immediately prior to the company merger effective time will vest in full immediately prior to such time, and thereafter the underlying NSA common shares will be treated as issued and outstanding for purposes of the merger agreement and receive the same form and amount of consideration as other NSA common shares.

Pursuant to the terms and conditions of the merger agreement, all unvested NSA OP LTIP units that are outstanding immediately prior to the partnership merger effective time (other than 2026 performance-based units) will vest in full, with performance conditions deemed achieved at target, and at the partnership merger effective time all NSA OP LTIP units then eligible for conversion will be converted by NSA into an equal number of NSA OP units in accordance with the applicable award agreements and the NSA OP partnership agreement. Furthermore, promptly following the partnership merger effective time, NSA OP will pay to each holder of NSA OP LTIP units (other than 2026 performance-based units) all accrued and unpaid cash distributions through the partnership merger effective time, in accordance with the applicable award agreements, the NSA OP partnership agreement and the merger agreement.

Promptly following the partnership merger effective time on the closing date, NSA OP will pay each holder of NSA OP LTIP units, other than performance-based NSA OP LTIP units granted in 2026, an amount equal to all accrued and unpaid cash distributions with respect to such NSA OP LTIP units up to and including the partnership merger effective time, without interest, in accordance with the terms of the applicable award agreements governing such NSA OP LTIP units and the NSA OP partnership agreement.

Exchange of Shares in the Company Merger

The merger agreement provides that, at or before the company merger effective time, Public Storage will deposit with an exchange agent (selected by Public Storage and that is reasonably acceptable to NSA) for the sole benefit of the holders of NSA common shares and NSA preferred shares that are outstanding as of immediately prior to company merger effective time, (i) evidence of Public Storage common shares and Public Storage preferred shares in book-entry form equal to the aggregate shares to be issued as company common share merger consideration and company preferred share merger consideration, as applicable, and (ii) cash in immediately available funds in an amount sufficient to pay the fractional share consideration.

The merger agreement provides that, as soon as reasonably practicable after the company merger effective time, Public Storage will cause the exchange agent to mail (and to make available for collection by hand) to each holder of record of a certificate evidencing the NSA common shares or NSA preferred shares a letter of transmittal and instructions for surrendering any certificates evidencing NSA common shares or NSA preferred shares in exchange for the company common share merger consideration or the company preferred share merger consideration, as applicable, and, if applicable, any fractional share consideration and any dividends or other distributions payable in respect of Public Storage common shares. Upon surrender of their certificates evidencing NSA common shares or NSA preferred shares for cancellation along with the executed letter of transmittal, and other required documents described in the instructions, such holders of record of NSA common shares or NSA preferred shares will be entitled to receive in exchange the company common share merger consideration for each NSA common share or the company preferred share merger consideration for each NSA preferred share, as applicable, and, if applicable, any fractional share consideration and any amounts such holders have a right to receive in respect of dividends or other distributions.

Unless reasonably required by the exchange agent, holders of book-entry NSA common shares and NSA preferred shares are not required to deliver an executed letter of transmittal in order to receive the company common share merger consideration, company preferred share merger consideration or other amounts pursuant to the merger agreement. Subject to receipt of any documentation as may reasonably be required by the exchange agent, Public Storage will cause the exchange agent to pay and deliver as soon as reasonably practicable after the company merger effective time (but in no event later than three business days thereafter) the company common share merger consideration, company preferred share merger consideration, as applicable, and, if applicable, the fractional share consideration and any dividends or other distributions that such holder has the right to receive.

Representations and Warranties of the NSA Parties

The merger agreement contains representations and warranties made by NSA and NSA OP (collectively, the “NSA parties”). These representations and warranties are subject to qualifications and limitations agreed to by Public Storage and NSA in connection with negotiating the terms of the merger agreement. Some of the significant representations and warranties of the NSA parties contained in the merger agreement relate to, among other things:

•	organization, good standing, corporate or other power and authority and organizational documents;

•	listing of NSA subsidiaries, including the percentage interest held, directly or indirectly, by NSA;

•	capitalization;

•	authority relative to the execution and delivery of, and performance of obligations under, the merger agreement, including board approval;

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absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements and required governmental filings and consents;

•	SEC documents, SEC correspondence, financial statements and system of internal controls;

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accuracy of information supplied or to be supplied by NSA in this proxy statement/prospectus, the registration statement on Form S-4 of which it forms a part, the consent solicitation statement with respect to the solicitation of consents from the NSA OP unitholders to obtain the partnership requisite vote, which will include the special redemption materials (the “consent solicitation statement”), and any other document filed with the SEC in connection with the mergers or the other transactions contemplated by the merger agreement;

•	conduct of business in the ordinary course in all material respects and absence of certain other changes from December 31, 2025 through the date of the merger agreement;

•	absence of certain undisclosed liabilities or obligations;

•	possession of and compliance with certain permits, licenses and other approvals from governmental entities;

•	compliance with applicable laws;

•	absence of certain litigation;

•	employee benefits, Employee Retirement Income Security Act of 1974, as amended, and labor matters;

•	tax matters, including qualification as a REIT;

•	real property matters;

•	environmental matters;

•	intellectual property, cybersecurity and privacy matters;

•	matters relating to certain material contracts;

•	receipt of an opinion from NSA’s financial advisor;

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actions required to be taken by the NSA parties to exempt the merger agreement and the mergers from the requirements of any takeover laws and regulations in the MGCL, MRL, DRULPA or any other anti-takeover statute or similar federal or state statute (collectively, the “takeover statutes”);

•	required NSA shareholder and NSA OP unitholder approvals;

•	insurance matters;

•	inapplicability of the Investment Company Act of 1940;

•	brokers’ and finders’ fees in connection with the merger agreement or the mergers; and

•	absence of related party transactions.

Representations and Warranties of the Public Storage Parties

The merger agreement contains representations and warranties made by Public Storage, Public Storage OP, Merger Sub I and Merger Sub II (collectively, the “Public Storage parties”). These representations and warranties are subject to qualifications and limitations agreed to by Public Storage and NSA in connection with negotiating the terms of the merger agreement. Some of the significant representations and warranties of the Public Storage parties contained in the merger agreement relate to, among other things:

•	organization, good standing, corporate or other power and authority and organizational documents;

•	capitalization;

•	authority relative to the execution and delivery of, and performance of obligations under, the merger agreement, including board approval;

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absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements and required governmental filings and consents;

•	SEC documents, SEC correspondence, financial statements and system of internal controls;

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accuracy of information supplied or to be supplied by the Public Storage parties in this proxy statement/prospectus, the registration statement on Form S-4 of which it forms a part and any other document filed with the SEC in connection with the mergers or the other transactions contemplated by the merger agreement;

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ownership of all membership interests in Merger Sub I by Public Storage or one or more of its affiliates at the signing of the merger agreement and immediately prior to the company merger effective time and activities of Merger Sub I since formation;

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ownership of all membership interests in Merger Sub II by Public Storage or one or more of its affiliates at the signing of the merger agreement and immediately prior to the partnership merger effective time and activities of Merger Sub II since formation;

•	solvency of Public Storage and its subsidiaries;

•	absence of certain changes from December 31, 2025 through the date of the merger agreement;

•	absence of certain undisclosed liabilities or obligations;

•	compliance with applicable laws;

•	absence of certain litigation;

•	tax matters, including qualification as a REIT;

•	actions required to be taken to exempt the merger agreement and the mergers from the requirements of any takeover statutes;

•	absence of a shareholder vote requirement;

•	approval by the Public Storage board of the merger agreement, the mergers and the other transactions contemplated by the merger agreement;

•	brokers’ and finders’ fees in connection with the mergers;

•	inapplicability of the Investment Company Act of 1940; and

•	financing for the transactions contemplated by the merger agreement, including the Dropdown JV.

Definitions of “Company Material Adverse Effect” and “Parent Material Adverse Effect”

Many of the representations of the NSA parties and the Public Storage parties are qualified by a “company material adverse effect” or “parent material adverse effect” standard, respectively (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would or would be reasonably expected to, individually or in the aggregate, have a material adverse effect). For purposes of the merger agreement, “company material adverse effect” and “parent material adverse effect” mean a change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of (i) NSA and NSA’s subsidiaries or (ii) Public Storage and Public Storage’s subsidiaries, as applicable, in each case taken as a whole, other than changes, events, states of facts or developments to the extent arising out of or resulting from:

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the negotiation, execution, announcement or performance of the merger agreement in accordance with the terms thereof or the consummation of the transactions contemplated by the merger agreement, including any litigation resulting therefrom and the impact thereof on any relationships with customers, suppliers, vendors, lenders or other financing sources, business partners, employees or any other person (provided that this bullet will not apply to any inaccuracy in the representations and warranties of a party as set forth in the merger agreement);

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any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States, or any change, event or development generally affecting the industry in which the NSA and its subsidiaries or Public Storage and its subsidiaries, as applicable, operate;

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any change in the market price or trading volume of the equity securities of NSA or Public Storage, as applicable (provided, however, that the exception in this bullet will not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of company material adverse effect or parent material adverse effect, as applicable, from being taken into account in determining whether a company material adverse effect or parent material adverse effect, as applicable, has occurred);

•	the suspension of trading in securities generally on the NYSE;

•	any change after the date of the merger agreement in any applicable law or GAAP or any interpretation of any of the foregoing;

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any action expressly required to be taken by the merger agreement (other than any action or failure to take any action pursuant to the interim operating covenants with respect to the conduct of NSA’s or Public Storage’s business, as applicable, pending the mergers, as described in the merger agreement) or taken at the written request or with the consent of NSA or Public Storage (such consent by Public Storage to be written), as applicable;

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the failure of NSA and its subsidiaries or Public Storage and its subsidiaries, as applicable, to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the merger agreement (provided, however, that the exception in this bullet will not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of company material adverse effect or parent material adverse effect, as applicable, from being taken into account in determining whether a company material adverse effect or parent material adverse effect, as applicable, has occurred);

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the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks) in the United States or any other countries; or

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the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event or any material worsening of any of the foregoing.

However, with respect to the second, fourth, fifth, eighth and ninth bullets above, such changes, events, state of facts or developments may be taken into account in determining whether a company material adverse effect or parent material adverse effect, as applicable, has occurred or would reasonably be expected to occur to the extent that they disproportionately adversely affect NSA and its subsidiaries or Public Storage and its subsidiaries, as applicable, in each case taken as a whole, compared to other companies operating in the United States in the industry in which NSA and its subsidiaries or Public Storage and its subsidiaries, as applicable, operate. If any change, event, state of facts or development has caused or is reasonably likely to cause NSA or Public Storage, as applicable, to fail to qualify as a REIT for federal tax purposes, such event, development, change or occurrence will be considered a company material adverse effect or parent material adverse effect, as applicable, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.

Conduct of NSA’s Business Pending the Mergers

Under the merger agreement, during the interim period, except (i) as otherwise expressly required or permitted by the merger agreement, (ii) to the extent required by applicable law, (iii) as set forth on NSA’s confidential disclosure letter provided to Public Storage in connection with the merger agreement or (iv) to the extent that Public Storage otherwise consents in writing, which consent will not be unreasonably withheld, delayed or conditioned, NSA has agreed to, and has agreed to cause each of NSA’s subsidiaries to, (A) carry on their respective businesses in all material respects in the ordinary course of business, (B) maintain their material assets and properties in their current condition (normal wear and tear excepted), (C) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (D) keep available the services of their present officers and key employees, (E) preserve their present relationships with customers, suppliers, vendors, governmental entities, employees and other persons with whom they have material business relations, and (F) preserve NSA’s status as a REIT. Without limiting the generality of the foregoing, during the interim period, NSA has further agreed not to, and to cause (or in the case of one subsidiary, use commercially reasonable efforts to cause) its subsidiaries not to, subject to certain specified exceptions and except as expressly permitted or expressly required by the merger agreement, to the extent required by applicable law, or as may be consented to in writing by Public Storage (which consent will not be unreasonably withheld, delayed or conditioned):

•	amend the organizational documents of NSA or any of its subsidiaries;

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authorize for issuance, issue, sell or deliver or agree or commit to issue, sell or deliver any shares of any class of share capital, partnership interests, or any equity equivalents or any other securities convertible into or exchangeable for the foregoing, except for the issuance or sale of NSA common shares or NSA OP units (i) pursuant to awards granted under NSA’s equity plans that are outstanding as of the date of the merger agreement, (ii) pursuant to awards granted consistent with NSA’s confidential disclosure letter, or (iii) NSA common shares issuable upon exchange, conversion, or redemption of NSA OP units in accordance with the terms of the NSA OP partnership agreement or NSA OP units issuable upon exchange, conversion, or redemption of units in the DownREITs in accordance with the organizational documents of the DownREITs that have been made available to Public Storage;

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(i) split, combine, subdivide or reclassify any of their respective share capital, partnership interests or other equity interests; or (ii) except (A) for the declaration and payment of dividends and distributions pursuant to the merger agreement, (B) in transactions between NSA and one or more of its wholly owned subsidiaries or solely between wholly owned NSA subsidiaries, or (C) for dividends or other distributions by any subsidiary of NSA set forth on NSA’s confidential disclosure letter that are required to be made pursuant to the organizational or governing documents of such subsidiary that have been made available to Public Storage, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective share capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any of their respective share capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such, subject to certain exceptions, including the ability to make a permitted REIT dividend;

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authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

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incur, assume, refinance, prepay, amend or guarantee any material indebtedness for borrowed money or issue any debt securities, or assume or guarantee any indebtedness for borrowed money of any person, except (i) mandatory payments under the terms of any indebtedness in accordance with its terms, (ii) intercompany indebtedness among NSA and/or any of its wholly owned subsidiaries, (iii) indebtedness incurred under the existing loan documents set forth on NSA’s confidential disclosure letter (whether drawn or undrawn as of the date of the merger agreement) in the ordinary course of business (1) for working capital purposes in the ordinary course of business, (2) to repay any existing indebtedness, and (3) acquisitions otherwise permitted by the merger agreement, (iv) in consultation with Public Storage, refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (subject to certain requirements for such new indebtedness), (v) refinancing of existing indebtedness or recapitalization of certain subsidiaries as set forth on NSA’s confidential disclosure letter, or (vi) indebtedness in an amount not to exceed $125 million in the aggregate and that is not secured, directly or indirectly, by NSA property (provided that such indebtedness is prepayable at any time without penalty or premium);

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make loans, advances or capital contributions to or investments in any person, except (i) intercompany indebtedness among NSA and/or any of its wholly owned subsidiaries, (ii) loans, advances, capital contributions or investments required to be made under any existing loan documents or other indebtedness of NSA or any of its subsidiaries, any material office or ground leases pursuant to which NSA or any of its subsidiaries is a tenant (each, together with all amendments, modifications, supplements, renewals, and extensions related thereto, an “NSA lease”), or any leases pursuant to which any third party is a lessee or sublessee on any NSA property, (iii) loans, advances, or capital contributions to, or investments in, any wholly owned subsidiary of NSA pursuant to their respective organizational documents and in the ordinary course of business, including in connection with acquisitions otherwise permitted by the merger agreement, or (iv) as contractually required by certain material contracts in effect on the date of the merger agreement that are set forth on NSA’s confidential disclosure letter and made available to Public Storage;

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except as required by the terms of any NSA employee benefit plan as in effect on the date of the merger agreement, (i) enter into, adopt, amend or terminate any NSA employee benefit plan, other than the renewal, in the ordinary course of business, of existing NSA employee benefit plans providing health and welfare or similar benefits without providing enhancements to the benefits thereunder, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between NSA or any of its subsidiaries and one or more of their trustees or executive officers, (iii) increase in any manner the compensation or fringe benefits of any employee, officer or trustee, (iv) grant to any officer, trustee or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, except that NSA or any of its subsidiaries may enter into consulting or termination agreements in the ordinary course of business consistent with past practice (including as to compensation provided under such consulting agreements), provided that such termination agreements will not provide for severance payments or benefits other than as required under the applicable NSA employee benefit plan, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or NSA employee benefit plan except as permitted under the merger agreement, (vii) hire any new executive officer or any new employee at or above the level of Vice President, (viii) promote any employee who is or, following the promotion, would be in a Vice President-level position, or (ix) take any action to fund, accelerate or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or NSA employee benefit plan, other than (x) funding or contributing to any NSA employee benefit plan that is a tax-qualified defined contribution retirement plan or health or welfare plan in the ordinary course of business, and (y) with respect to any such vested NSA equity awards that are performance-based, paying dividends or other distributions upon the vesting of such awards in accordance with the NSA equity plans;

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(i) sell, transfer, assign, dispose of, abandon, allow to lapse, pledge or encumber (other than permitted liens) any material personal property, equipment or assets (including material intellectual property) of NSA or any of its subsidiaries or (ii) other than storage, parking, cell tower, billboard, solar, retail, commercial and similar leases and agreements entered into in the ordinary course of business, none of which are, individually or in the aggregate, material to NSA, sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than permitted liens) any material real property (including any NSA property), except, in the case of each of clauses (i) and (ii), (x) in connection with the incurrence or refinancing of any indebtedness permitted to be incurred or refinanced pursuant to the merger agreement, (y) in connection with NSA leases entered into in compliance with the merger agreement, and (z) sales, transfers or other dispositions of any real property, including any NSA property, and any personal property, equipment or assets associated therewith that (1) are subject to a contract for sale as of the date of the merger agreement that has been made available to Public Storage, or (2) otherwise do not exceed $45 million in the aggregate;

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fail to maintain all financial books and records in all material respects in accordance with GAAP or, except as may be required as a result of a change in applicable law or in GAAP, make any change in any financial accounting policies or financial accounting procedures of NSA or any of its subsidiaries;

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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any material interest in any person (or equity interests thereof) or any material assets, real property, personal property, equipment, business or other rights of another person, other than (i) acquisitions of inventory, personal property or equipment, in each case, in the ordinary course of business, (ii) acquisitions of any of the foregoing that do not exceed $100 million in the aggregate or that are pursuant to contractual obligations of NSA or any of its subsidiaries existing as of the date of the merger agreement that has been made available to Public Storage and set forth on NSA’s confidential disclosure letter;

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except (x) in each case if NSA reasonably determines, after prior consultation with Public Storage, that such action is necessary to preserve the status of NSA or, following the company merger, Public Storage as a REIT or to preserve the status of any subsidiary of NSA as a REIT, partnership, disregarded entity, “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”) for U.S. federal income tax purposes, as the case may be and (y) in other limited circumstances or otherwise as agreed between the parties, (i) file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior taxable period (taking into account any amendments), (ii) make (other than in the ordinary course of business), change or rescind any material tax election, (iii) amend any material tax return, (iv) settle or compromise any material tax liability, audit, claim or assessment by any governmental entity, (v) knowingly surrender any right to claim any material tax refund, (vi) change any accounting method with respect to taxes except to the extent consistent with the merger agreement, (vii) enter into any material closing agreement with a taxing authority, (viii) request any extension or waiver of the limitation period applicable to any material tax claim or assessment (other than in the ordinary course of business), (ix) consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material tax claim or assessment or (x) take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent or impede the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to cause (i) NSA or, following the company merger, Public Storage, to fail to qualify as a REIT or (ii) any subsidiary of NSA to cease to be treated as a REIT, partnership, disregarded entity, QRS or TRS for U.S. federal income tax purposes, as the case may be;

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subject to the terms of the merger agreement, waive, release, assign, settle or compromise any material claims, liabilities or obligations, directly or indirectly, except for waivers, releases, assignments, settlements or compromises (i) that provide solely for payment of amounts less than $1 million individually or $5 million in the aggregate (in each case, net of insurance proceeds receivable), (ii) that do not involve the imposition of any material injunctive relief against NSA or any of its subsidiaries, (iii) that do not provide for any admission of liability by NSA or any of its subsidiaries, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct, and (iv) with respect to any legal action involving any present, former or purported holder or group of NSA common shareholders, NSA OP units or any other equity securities of a subsidiary of NSA;

•	enter into any new line of business;

•

except as permitted under the merger agreement, (i) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required or permitted under the terms thereof and except for any renewals or extensions that occur at the counterparty’s option or that occur unless terminated by any party thereto) any NSA lease, (ii) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required or permitted under the terms thereof and except for any renewals or extensions that occur at the counterparty’s option or that occur unless terminated by any party thereto) certain material contracts of NSA or (iii) enter into a new contract that, if entered into prior to the date of the merger agreement, would have been considered a material contract, except as is necessary to continue operating in the ordinary course of business;

•

make, enter into any contract for, or otherwise spend or commit to spend, any material capital expenditures, except that NSA and any of its subsidiaries will be permitted to make, enter into contracts for or otherwise commit to (i) capital expenditures as required by applicable law and (ii) capital expenditures pursuant to NSA’s budget as provided to Public Storage;

•

permit any existing material insurance policy covering NSA or any of its subsidiaries and their respective properties, assets and businesses to be cancelled, terminated or allowed to expire unless such entity has obtained an insurance policy with substantially similar (or more favorable) terms and conditions to the cancelled, terminated or expired policy;

•	enter into or modify any tax protection agreement;

•	enter into any material joint venture, partnership or new funds or other similar agreement; or

•	authorize or enter into any contract or arrangement to do any of the actions described in the preceding bullets.

Nothing contained in the merger agreement gives Public Storage, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of NSA, NSA OP or any other subsidiary of NSA prior to the company merger effective time or the partnership merger effective time, as applicable.

Conduct of Public Storage’s Business Pending the Mergers

Under the merger agreement, during the interim period, except (i) as expressly contemplated or permitted by the merger agreement or the transactions contemplated thereby, (ii) as required by applicable law, (iii) as set forth on Public Storage’s confidential disclosure letter provided to NSA in connection with the merger agreement, (iv) to the extent requested by NSA pursuant to the merger agreement or otherwise or (v) to the extent that NSA otherwise consents in writing, Public Storage has agreed not to, and to cause its subsidiaries not to (subject to specified exceptions including, but not limited to, those outlined below):

•

amend the organizational documents of Public Storage or Public Storage OP in a manner that would adversely affect in any material respect NSA or NSA OP or adversely affect the ability of the Public Storage parties to consummate the transactions contemplated by the merger agreement;

•

except (A) as permitted pursuant to the merger agreement, (B) for the payment of dividends or other distributions declared prior to the date of the merger agreement, (C) in transactions between Public Storage and one or more of its subsidiaries or solely between its subsidiaries, or (D) for dividends or other distributions required to be made pursuant to, or in order to comply with any existing indebtedness of Public Storage or any of its subsidiaries by any Public Storage subsidiary in accordance with the organizational or governing documents of such subsidiary, authorize, declare, set aside or pay any dividend or other distribution in respect of their respective stock capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any of their respective stock capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such, subject to certain exceptions, including the ability to make any permitted REIT dividends;

•

authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization, except in a manner that would not reasonably be expected to be materially adverse to NSA, NSA OP or Public Storage or prevent or impair the ability of the Public Storage parties to consummate the transactions contemplated by the merger agreement;

•

take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, except if Public Storage reasonably determines, after prior consultation with NSA, that such action is reasonably necessary to preserve the status of Public Storage as a REIT or to preserve the status of any subsidiary of Public Storage as a partnership, disregarded entity, QRS or TRS for U.S. federal income tax purposes, as the case may be;

•

take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to cause Public Storage to fail to qualify as a REIT (provided that in no event will Public Storage be required to change its practices, classifications or tax positions as of the date of the merger agreement as a result of this bullet absent changes in applicable law); or

•	authorize or enter into any contract or arrangement to do any of the actions described in the preceding bullets.

Nothing contained in the merger agreement gives the NSA parties, directly or indirectly, the right to control or direct the operations of the Public Storage parties or any other subsidiary of Public Storage prior to the company merger effective time or the partnership merger effective time, as applicable.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants related to (subject in each case to specific exceptions and qualifications):

•

NSA’s agreement to (i) provide the Public Storage parties and their representatives reasonable access during normal business hours and upon reasonable advance notice, to all properties, facilities, personnel and books and records of NSA and each of its subsidiaries and (ii) permit such inspections as the Public Storage parties and their representatives may reasonably require and promptly furnish them with such financial and operating data and other information with respect to the business, properties and personnel of NSA and each of its subsidiaries as may be reasonably requested;

•

each party’s agreement to jointly prepare and for Public Storage to file this proxy statement/prospectus and the registration statement on Form S-4 of which it forms a part, use reasonable best efforts to have this proxy statement/prospectus cleared and the Form S-4 declared effective, ensure that the Form S-4 and the proxy statement/prospectus comply in all material respects with applicable law, mail or deliver the proxy statement/prospectus to NSA shareholders and keep the Form S-4 effective for so long as is necessary to complete the mergers;

•

NSA’s agreement to prepare, as soon as reasonably practicable following the date of the merger agreement and with the cooperation and assistance of Public Storage, the consent solicitation statement, and to use reasonable best efforts to mail or deliver the consent solicitation statement to the NSA OP unitholders as promptly as practicable after the Form S-4 is declared effective;

•

NSA’s agreement to, as soon as reasonably practicable after the proxy statement/prospectus is cleared and the Form S-4 becomes effective, duly call, give notice of, convene and hold the special meeting;

•

the NSA parties’ agreement to take all actions necessary, proper or advisable to obtain the partnership requisite vote by written consent and solicit the partnership requisite vote by the date that is no later than the special meeting;

•

each party’s agreement to (i) give the others prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental entity with respect to the mergers, (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding, and (iii) promptly inform the other parties of any substantive communications to or from any governmental entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the mergers or other transactions contemplated by the merger agreement;

•

each party’s agreement to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper, or advisable to consummate the mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under the merger agreement, including (i) preparing and filing as promptly as practicable, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental entity or any other person in connection with the transactions contemplated by the merger agreement, (ii) contesting, litigating and defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging the merger agreement or the consummation of the mergers (“transaction litigation”), and (iii) effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local law relating to the mergers;

•

the Public Storage parties’ agreement not to, and to not permit any of their subsidiaries to, take or agree to take any action, if the entering into of a definitive agreement relating to or the consummation of an acquisition, merger, consolidation, or investment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate, or order of any governmental entity necessary to consummate the transactions contemplated by the merger agreement, (ii) materially increase the risk of any governmental entity entering an order prohibiting the consummation of the transactions contemplated by the merger agreement, or (iii) materially delay the consummation of the transactions contemplated by the merger agreement;

•

each party’s agreement to keep the other parties reasonably informed regarding any transaction litigation and to reasonably consult with and permit the other parties and their representatives to participate in the defense, negotiations or settlement of any transaction litigation;

•

NSA’s and Public Storage’s agreement to (i) take all action necessary so that no takeover statute is or becomes applicable to the Public Storage parties, the merger agreement, the mergers or any of the other transactions contemplated by the merger agreement and (ii) if any takeover statute becomes applicable to any of the foregoing, take all action necessary so that the mergers and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such takeover statute on the Public Storage parties, the merger agreement, the mergers, and the other transactions contemplated by the merger agreement;

•

NSA’s and Public Storage’s mutual agreement to give each other prompt notice of any notice or other communication received by them from any governmental entity in connection with the merger agreement, the mergers or the other transactions contemplated by the merger agreement, or from any person alleging that such person’s consent is or may be required in connection with the mergers or the other transactions contemplated by the merger agreement;

•

Public Storage’s agreement to (i) timely prepare and file the IRS Form 1065 and associated IRS Schedule K-1s and any corresponding state and local tax returns of NSA OP with respect to the taxable year ending on the date of the partnership merger effective time and (ii) provide any information or reports to former NSA OP unitholders relating to NSA OP required to be provided under applicable law;

•

NSA’s and Public Storage’s agreement to consult with and seek the prior written consent of each other before issuing press releases or otherwise making any public statements with respect to the merger agreement or the mergers;

•

NSA’s agreement to, prior to the company merger effective time, take such steps as may be reasonably necessary or advisable to cause any dispositions of NSA equity securities pursuant to the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NSA to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	Public Storage’s and NSA’s agreement to use their respective reasonable best efforts to cause the company merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•

NSA’s agreement to cooperate with Public Storage and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and the rules and policies of the NYSE to enable the delisting of the NSA common shares and NSA preferred shares from the NYSE and the deregistration of NSA common shares and NSA preferred shares under the Exchange Act as promptly as practicable after the closing;

•

Public Storage’s and NSA’s agreement to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value-added, stock transfer or stamp, recording, registration and any similar taxes and fees and to cooperate in attempting to minimize the amount of such taxes and fees;

•

NSA’s and Public Storage’s agreement to use their respective reasonable best efforts to obtain certain tax- and REIT-related opinions of each of their respective counsel, along with accompanying officer’s certificates;

•

Public Storage’s agreement to use reasonable best efforts to do all things necessary to obtain at or before the closing, funds sufficient to make all payments required to be made by Public Storage under the merger agreement; and

•

NSA’s agreement to, and to cause its subsidiaries to, use commercially reasonable efforts to provide all cooperation reasonably requested by Public Storage in connection with the offering, arrangement, syndication, consummation, issuance, or sale of any debt financing required to fund the transactions contemplated by the merger agreement.

The Special Meeting and Consent Solicitation

NSA has agreed to establish a record date for, duly call, give notice of, convene and hold the special meeting as soon as reasonably practicable after the registration statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective by the SEC.

Unless the NSA board has made an adverse recommendation change (as defined in the section entitled “ — No Solicitation; Adverse Recommendation Change” beginning on page 108 of this proxy statement/prospectus) in accordance with the merger agreement (i) NSA has agreed that the NSA board will recommend to NSA common shareholders the approval of the Merger Proposal (the “NSA recommendation”) and (ii) NSA has agreed to use reasonable best efforts to solicit the company requisite vote.

NSA has agreed not to postpone or adjourn the special meeting without first consulting with Public Storage, and each party must seek the prior written consent of the other party to postpone or adjourn the special meeting on more than two occasions.

Further, the NSA parties have agreed to take all actions necessary, proper or advisable to obtain the partnership requisite vote by written consent and solicit the partnership requisite vote by the date that is no later than the special meeting. Unless the merger agreement has been terminated, the obligations of the NSA parties for mailing or otherwise distributing the consent solicitation statement (and any amendment or supplement thereto) to the NSA OP unitholders will not be affected by an adverse recommendation change.

Employee Matters

For one year after the company merger effective time (or, if shorter, during any applicable period of employment), Public Storage will provide or cause its subsidiaries to provide to each individual who is an employee of NSA or any of its subsidiaries immediately prior to the company merger effective time and who continues employment with Public Storage or its subsidiaries following the company merger effective time (each, an “NSA employee”) (i) (A) in the case of each NSA employee who is a corporate employee, a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such NSA employee immediately prior to the company merger effective time or (B) in the case of each NSA employee who is a field employee, a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate provided to similarly situated employees of Public Storage and its subsidiaries, (ii) with respect to each NSA employee who is a corporate employee, a target annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such NSA employee immediately prior to the company merger effective time, (iii) with respect to each NSA employee who is a corporate employee, a target equity-based compensation opportunity that is substantially comparable to the target equity-based compensation opportunity provided to such NSA employee immediately prior to the company merger effective time (if any), (iv) severance benefits that are no less favorable than the severance benefits in effect with respect to such NSA employee immediately prior to the company merger effective time pursuant to NSA’s severance plan, and (v) other compensation and benefits (including paid-time off and health insurance but excluding retention, severance, deferred compensation, and change-in-control compensation) that are substantially comparable, in the aggregate, to either (A) the other compensation and benefits (subject to the same exclusions) provided to such NSA employee immediately prior to the company merger effective time or (B) the other compensation and benefits (subject to the same exclusions) provided to similarly situated employees of Public Storage and its subsidiaries, as determined by Public Storage in its discretion.

With respect to each benefit plan or arrangement maintained by Public Storage or its subsidiaries following the closing and in which any of the NSA employees participate (each, a “Public Storage benefit plan”), and except to the extent necessary to avoid duplication of benefits, service with NSA or any of its subsidiaries and the predecessor of any of them will be treated as service with Public Storage or any of its subsidiaries for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, closed or frozen plans, or similar plans which may be in effect from time to time), to the extent such service was recognized by NSA or any of its subsidiaries as of the date of the merger agreement.

Public Storage will, or will cause its subsidiaries to, use commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions, actively-at-work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Public Storage or any of its subsidiaries applicable to such NSA employee with respect to participation and coverage requirements applicable to all NSA employees and their dependents under any Public Storage benefit plan that is a welfare plan that such NSA employees may be eligible to participate in after the closing date, other than limitations, exclusions, actively-at-work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the closing date under any NSA employee benefit plan, (ii) waive any and all evidence of insurability requirements with respect to such NSA employees to the extent such evidence of insurability requirements were not applicable to the NSA employees under the comparable NSA employee benefit plans immediately prior to the closing, and (iii) provide each such NSA employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the closing date for the plan year within which the company merger effective time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the closing date.

Public Storage will take all necessary actions so that each NSA employee will after the company merger effective time continue to be credited with the unused paid time off credited to such NSA employee through the company merger effective time under the applicable paid time off policies of NSA or any of its subsidiaries (subject to the same forfeiture conditions and accrual limits, as applicable, prior to the company merger effective time), provided that use of such unused paid time off will be governed by the applicable Public Storage policy as in effect from time to time.

If the company merger effective time occurs prior to the time that payments are made pursuant to NSA’s annual cash bonus plan for the fiscal year commencing January 1, 2026 (“FY 2026”), then Public Storage will pay each bonus-eligible NSA employee (with eligibility determined as of immediately prior to the company merger effective time) a prorated FY 2026 annual bonus based on target performance, with proration based on the number of days elapsed between the first day of FY 2026 and the company merger effective time out of the total number of days in FY 2026, in the following circumstances: (i) promptly following the date that is 90 days after the company merger effective time, subject to the NSA employee’s continued employment through such date or (ii) promptly following such NSA employee’s termination of employment by Public Storage without cause (as defined in the applicable severance arrangement covering such NSA employee) prior to the date that is 90 days after the company merger effective time, which payment will be contingent on such NSA employee’s execution and nonrevocation of a release of claims in favor of Public Storage and its affiliates.

In connection with the mergers, NSA adopted a cash-based retention bonus plan and a broad-based employee severance plan, each applicable to certain non-executive employees. The retention plan provides fixed cash payments in specified circumstances on or following the closing, and the severance plan provides benefits in specified circumstances following an involuntary termination of employment. No trustee or executive officer of NSA is eligible to participate in either plan.

Dividends

From and after the date of the merger agreement until the earlier of the company merger effective time and the termination of the merger agreement, neither Public Storage nor NSA may make, declare or set aside any dividend or other distribution to its respective shareholders without the consent of the other party other than, (i) with respect to NSA, (A) the authorization and payment of regular quarterly distributions at a rate not in excess of $0.57 per share per quarter, (B) the regular distributions that are required to be made in respect of the NSA OP units in accordance with the terms of the NSA OP partnership agreement and in respect of each DownREIT interest as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to NSA OP’s distribution with respect to the NSA OP units, (C) the declaration and payment by NSA of dividends pursuant to the terms of the NSA preferred shares and by NSA OP of distributions pursuant to the terms of the NSA OP preferred units, and (D) dividends and distributions required to be made pursuant to the terms of the NSA equity awards, and, (ii) with respect to Public Storage, (A) the authorization and payment of regular quarterly distributions on Public Storage common shares at a rate not in excess of $3.00 per share per quarter, (B) the regular distributions that are required to be made in respect of the Public Storage OP units in connection with any dividends paid on Public Storage common shares in accordance with the terms of the Public Storage OP partnership agreement, (C) the declaration and payment by Public Storage of dividends pursuant to the terms of the Public Storage preferred shares and (D) dividends and distributions that are required to be made pursuant to the terms of Public Storage equity awards.

NSA and Public Storage have agreed to cooperate such that the record and payment dates for NSA’s quarterly dividends will be set to be the same dates as those of Public Storage. Without limiting the foregoing, the timing of quarterly dividends will be coordinated by Public Storage and NSA so that if either NSA shareholders or Public Storage shareholders receive a dividend or distribution for any particular quarter between January 1, 2026 and the partnership merger effective time, the shareholders of the other entity will also receive a dividend or distribution for that quarter between January 1, 2026 and the partnership merger effective time.

Under the merger agreement, NSA may declare and pay a cash dividend on the NSA common shares in an amount per NSA common share equal to the pro rata dividend amount, to be paid to holders of record at the close of business on the business day immediately preceding the closing date and payable on the closing date immediately prior to the company merger effective time. NSA OP may declare and pay a cash distribution on the NSA OP units, in each case, up to an amount per NSA OP unit equal to the pro rata dividend amount, to be paid to holders of record at the close of business on the business day immediately preceding the closing date and payable on the closing date immediately prior to the partnership merger effective time, and the DownREITs may declare and pay a corresponding distribution as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to NSA OP’s distribution with respect to the NSA OP units.

In addition, if either NSA or Public Storage, or any of their respective subsidiaries (in each case in consultation with the other party) determines that it is necessary to declare a permitted REIT dividend with respect to the taxable year of the declaring party ended December 31, 2025 and/or with respect to the taxable year of the declaring party ending on the closing date, then the declaring party will notify the other party at least 20 days prior to the anticipated closing date. The record date and payment date will be (i) in respect of the taxable year of the declaring party ending December 31, 2025, a date in 2026 mutually selected by NSA and Public Storage (if NSA or one of its subsidiaries is the declaring party) or selected by Public Storage (if Public Storage or one of its subsidiaries is the declaring party) and (ii) in respect of the taxable year of the declaring party ending on the closing date, the close of business on the last business day prior to the closing date.

If NSA declares a permitted REIT dividend in accordance with the immediately preceding paragraph, then, at Public Storage’s option, either (i) the exchange ratio will be reduced by an amount equal to the product of (x) the exchange ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share amount of such permitted REIT dividend by (B) $41.6808 or (ii) Public Storage will be permitted to declare a cash dividend to Public Storage common shareholders, in an amount per share equal to the quotient obtained by dividing (x) the permitted REIT dividend declared by NSA with respect to each NSA common share by (y) the exchange ratio.

If Public Storage declares a permitted REIT dividend, then, at Public Storage’s option, either (i) the exchange ratio will be increased by an amount equal to the product of (x) the exchange ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share cash amount of such permitted REIT dividend by (B) $297.72 or (ii) NSA will be permitted to declare a cash dividend to NSA common shareholders, in an amount per share equal to the product of (x) the cash amount of the permitted REIT dividend declared by Public Storage with respect to each Public Storage common share and (y) the exchange ratio.

No Solicitation; Adverse Recommendation Change

NSA has agreed that, during the interim period, it will not, and will cause each of its subsidiaries and its and their officers, directors and trustees not to, and it will not authorize and will direct its and their other representatives not to, subject to certain exceptions, directly or indirectly through another person:

•	solicit, initiate, or knowingly encourage or knowingly facilitate an inquiry;

•

engage in any discussions, communications or negotiations regarding, or furnish to any third party any non-public information in connection with or in furtherance of any acquisition proposal or inquiry;

•	approve or recommend an acquisition proposal (as defined below);

•

other than an acceptable confidentiality agreement referred to below, enter into any term sheet, letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement providing for or relating to an acquisition proposal or requiring NSA or NSA OP to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (any of the foregoing other than an acceptable confidentiality agreement, an “alternative acquisition agreement”); or

•	propose or agree to do any of the foregoing.

In addition, NSA has agreed to, and to cause each of its subsidiaries and its and their officers, directors and trustees to, and direct its and their other representatives to, following the execution of the merger agreement:

•

promptly cease and cause to be terminated any solicitations, discussions, negotiations or communications with any person that may be ongoing and that constitute or could reasonably be expected to lead to, result in or constitute any acquisition proposal;

•

as promptly as reasonably practicable (and in any event within two business days) terminate all physical and electronic data room access previously granted to any person other than the Public Storage parties or their representatives; and

•

as promptly as reasonably practicable (and in any event within two business days) request the return or destruction of any non-public information relating to NSA or its subsidiaries previously provided to any person (other than the Public Storage parties or their representatives) with whom a confidentiality agreement with respect to an acquisition proposal or any other proposal, inquiry or offer that constitutes or could reasonably be expected to lead to, result in or constitute an acquisition proposal was entered into at any time within two years preceding the date of the merger agreement.

For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal from any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), whether or not in writing, regarding any of the following (other than the mergers and the other transactions contemplated by the merger agreement): (i) any merger, consolidation, share exchange, business combination or other similar transaction involving NSA; (ii) any sale, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of NSA and its subsidiaries, taken as a whole (as determined on a book-value basis), in a single transaction or series of related transactions; (iii) any issuance, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of NSA; (iv) any tender offer or exchange offer for 15% or more of any class of security of NSA; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

At any time prior to obtaining the company requisite vote, in response to an unsolicited written bona fide acquisition proposal by a third party made after the date of the merger agreement that has not resulted from a material breach of NSA’s non-solicitation restrictions, NSA may:

•

correspond with such third party making such acquisition proposal to request clarification of the terms and conditions so as to determine whether such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined below);

•	inform such third party that has made such acquisition proposal of the non-solicitation restrictions in the merger agreement;

•

furnish non-public information to such third party (and its representatives, including potential financing sources) making such acquisition proposal pursuant to an acceptable confidentiality agreement, so long as all such non-public information is provided to Public Storage as promptly as practicable after providing it to such third party (and in any event within 24 hours); and

•

engage in, enter into or otherwise participate in discussions or negotiations with such third party and its representatives with respect to the acquisition proposal if, in the case of this bullet and the immediately preceding bullet, the NSA board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law and, after consultation with outside legal counsel and financial advisors, that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

A “superior proposal” means a bona fide written acquisition proposal (except that, for purposes of this definition, the references in the definition of “acquisition proposal” to “15%” will be replaced by “50%”) not solicited in breach of the non-solicitation restrictions in the merger agreement made by a third party on terms that the NSA board determines in good faith, after consultation with outside legal counsel and financial advisors would result, if consummated, in a transaction that is more favorable from a financial point of view to the shareholders of NSA than the transactions contemplated by the merger agreement after taking into account all such factors and matters deemed relevant in good faith by the NSA board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement.

NSA will notify Public Storage promptly (but in no event later than 24 hours) after receipt of any acquisition proposal or any request for non-public information regarding NSA or any of its subsidiaries by any third party that informs NSA that it is considering making, or has made, an acquisition proposal, or any other inquiry from any person seeking to have discussions or negotiations with NSA regarding a possible acquisition proposal. NSA will also keep Public Storage reasonably informed of the status and material terms of any acquisition proposal on a reasonably current basis, including by providing a copy of all written proposals, offers, or drafts of proposed agreements. Except as described below, neither the NSA board nor any committee thereof will (i) withhold, withdraw, modify or qualify in a manner adverse to Public Storage (or publicly propose to do so) the NSA recommendation, (ii) approve, adopt or recommend (or publicly propose to do so) any acquisition proposal, (iii) fail to include the NSA recommendation in this proxy statement/prospectus, (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to do so), or cause or permit NSA or any of its subsidiaries to enter into an alternative acquisition agreement, (v) fail to recommend against any acquisition proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within 10 business days after Public Storage so requests in writing, (vi) if an acquisition proposal or any material modification thereof is made public or is otherwise sent to the NSA common shareholders, fail to issue a press release or other public communication that reaffirms the NSA recommendation within 10 business days after Public Storage so requests in writing (any of the actions described in clauses (i), (ii), (iii), (v) or (vi), an “adverse recommendation change”).

Notwithstanding anything to the contrary set forth in the merger agreement, at any time prior to obtaining the company requisite vote, the NSA board may (i) effect an adverse recommendation change if an intervening event (defined below) has occurred and the NSA board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law or (ii) if NSA has not breached the non-solicitation restrictions in the merger agreement in any material respects, effect an adverse recommendation change and/or terminate the merger agreement if the NSA board has received an unsolicited written bona fide acquisition proposal that the NSA board has determined, in good faith after consultation with outside legal counsel and financial advisors, constitutes a superior proposal and, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law, after having complied in all material respects with, and giving effect to all of the adjustments which may be offered by Public Storage, and such acquisition proposal is not withdrawn.

Prior to effecting an adverse recommendation change and/or terminating the merger agreement to effect a superior proposal:

•

NSA must have notified Public Storage in writing that NSA intends to take such action, identifying any person making the superior proposal and describing the material terms and conditions of the superior proposal or intervening event that is the basis of such action, as applicable;

•

during the four business day period following Public Storage’s receipt of the notice pursuant to the immediately preceding bullet, NSA must have, and must have caused its representatives to, negotiate with Public Storage in good faith (to the extent Public Storage desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal or, in the case of an intervening event, the need to make such adverse recommendation change is obviated (and in the case of any amendment to the financial terms or any other material amendment of such superior proposal, NSA must have provided Public Storage with a new notice and three business days of good-faith negotiations); and

•

the NSA board must have determined in good faith, taking into account any changes to the merger agreement proposed in writing by Public Storage, (i) that, after consultation with outside legal counsel and financial advisors, the superior proposal continues to constitute a superior proposal and that, after consultation with outside legal counsel, the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law or (ii) in the case of an intervening event, that, after consultation with outside legal counsel, the failure of the NSA board to effect an adverse recommendation change would reasonably be expected to be inconsistent with the duties of the trustees of NSA under applicable law.

An “intervening event” means an event, fact, development, circumstance or occurrence that materially affects the business, assets, operations or prospects of NSA and its subsidiaries, taken as a whole, after the date of the merger agreement and that was not known and was not reasonably foreseeable to NSA or the NSA board as of the date of the merger agreement, and becomes known to the NSA board after the date of the merger agreement, except that none of the following will constitute, or be considered in determining whether there has been, an intervening event: (i) the receipt, existence of or terms of an inquiry or acquisition proposal or any matter relating thereto or consequence thereof, (ii) changes in the market price or trading volume of the NSA common shares or the fact that NSA meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact will not be excluded by this clause (ii)) and (iii) any changes in applicable law or GAAP.

Conditions to Completion of the Mergers

The respective obligations of each of Public Storage and NSA to effect the mergers are subject to the satisfaction or waiver by Public Storage and NSA, at or prior to the closing date, of the following conditions:

•	NSA obtaining the company requisite vote and the partnership requisite vote;

•

the Form S-4 of which this proxy statement/prospectus is a part having become effective, and the registration statement not being the subject of any stop order or commenced or threatened proceedings seeking a stop order that are not withdrawn;

•

the absence of any law or order or other legal restraint or prohibition (whether temporary, preliminary or permanent) that is in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers; and

•

the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares to be issued in the company merger having been approved for listing on the NYSE, subject to official notice of issuance.

In addition, the obligations of the Public Storage parties to effect the mergers are subject to the satisfaction or waiver by Public Storage, at or prior to the closing date, of the following additional conditions:

•

the representations and warranties of the NSA parties being true and correct, to the extent specified in the merger agreement, as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), subject in most cases to materiality or material adverse effect qualifiers as set forth in the merger agreement;

•

each of the NSA parties having performed or complied in all material respects with all obligations, agreements and covenants required by the merger agreement to be performed by them or complied with at or prior to the closing;

•

the absence of any change, event, state of facts or development since the date of the merger agreement that would, individually or in the aggregate, reasonably be expected to have a company material adverse effect that is continuing;

•

the receipt by the Public Storage parties of a certificate signed on behalf of the NSA parties by an executive officer of each of the NSA parties, dated as of the closing date, certifying that the conditions set forth in the three immediately preceding bullets have been satisfied;

•

the receipt by NSA of a written tax opinion of REIT counsel, dated as of the closing date, to the effect that, at all times since its taxable year ended December 31, 2015 and through the closing date, NSA has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

•

the receipt by Public Storage of a written opinion of its tax counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•

(i) prior to the company merger, the Dropdown JV has been formed and (ii) prior to the partnership merger, (A) each special redemption will have been consummated and (B) the number of redemption units will be equal to the JV interest amount.

The obligations of the NSA parties to effect the mergers are subject to the satisfaction or waiver by NSA, at or prior to the closing date, of the following additional conditions:

•

the representations and warranties of the Public Storage parties being true and correct, to the extent specified in the merger agreement, as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), subject in most cases to materiality or material adverse effect qualifiers as set forth in the merger agreement;

•

each of the Public Storage parties having performed and complied in all material respects with all obligations, agreements and covenants required by the merger agreement to be performed by them or complied with at or prior to the closing;

•

the absence of any change, event, state of facts or development since the date of the merger agreement that would, individually or in the aggregate, reasonably be expected to have a parent material adverse effect that is continuing;

•

the receipt by the NSA parties of a certificate signed on behalf of the Public Storage parties by an executive officer of each of the Public Storage parties, dated as of the closing date, certifying that the conditions set forth in the three immediately preceding bullets have been satisfied;

•

the receipt by Public Storage of a written tax opinion of REIT counsel, dated as of the closing date, to the effect that, at all times since its taxable year ended December 31, 2022 and through the closing date, Public Storage has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that Public Storage’s proposed method of organization and operation will enable Public Storage to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the closing date and thereafter; and

•

the receipt by NSA of a written opinion of its tax counsel, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Expenses

Other than as provided below, all expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring those expenses, whether or not the mergers are consummated.

Termination of the Merger Agreement

Termination. The merger agreement may be terminated and abandoned at any time prior to the closing date, notwithstanding the receipt of the company requisite vote or the partnership requisite vote (except as otherwise provided below) under the following circumstances:

•	by mutual written agreement of Public Storage and NSA;

•	by either NSA or Public Storage by written notice to the other, if:

•

any governmental entity of competent authority has issued a final and non-appealable order, decree, ruling or other action, in each case that permanently restrains, enjoins or otherwise prohibits the consummation of the mergers;

•	the mergers are not consummated on or before the outside date;

•

the company requisite vote is not obtained at the special meeting or at any adjournment or postponement thereof, in each case, at which a vote on the Merger Proposal is taken (the “failed vote termination right”); or

•

following the completion of the special meeting, the partnership requisite vote is not obtained (in the case of termination by NSA, only so long as NSA, in its capacity as the general partner of NSA OP, has taken all actions reasonably required under the merger agreement and the NSA OP partnership agreement and reasonably requested by Public Storage to seek such approval);

•	by NSA upon written notice to Public Storage, if:

•

prior to obtaining the company requisite vote, (i) the NSA board authorizes NSA to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement, (ii) concurrently with the termination of the merger agreement, NSA enters into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation provisions of the merger agreement, and (iii) prior to or concurrently with such termination, NSA has paid the termination fee described below under “ — Termination Fee” (the “superior proposal termination right”); or

•

the Public Storage parties breach or fail to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement such that a related closing condition set forth in the merger agreement would be incapable of being satisfied by the outside date or, if curable before the outside date, is not cured within 30 business days following NSA’s delivery of written notice to Public Storage stating NSA’s intention to terminate the merger agreement pursuant to this right, provided that NSA will not have the right to terminate if the NSA parties have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•	by Public Storage upon written notice to NSA, if:

•

the NSA parties breach or fail to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement such that a related closing condition set forth in the merger agreement would be incapable of being satisfied by the outside date or, if curable before the outside date, is not cured within 30 business days following Public Storage’s delivery of written notice to NSA stating Public Storage’s intention to terminate the merger agreement pursuant to this right, provided that the Public Storage parties will not have the right to terminate if the Public Storage parties have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in the merger agreement in any material respect (the “breach termination right”); or

•	the NSA board has effected, or resolved to effect, an adverse recommendation change.

Effect of Termination. If the merger agreement is validly terminated pursuant to its terms, it will become void and there will be no liability or obligation on the part of the parties to the merger agreement or their respective affiliates or representatives relating to, based on or arising under or out of the merger agreement, the transactions contemplated thereby or the subject matter thereof, other than as described immediately below in the section entitled “ — Termination Fee.” Notwithstanding the foregoing, certain provisions of the merger agreement relating to the structure of the transactions, confidentiality, reimbursement and indemnification, effect of termination, fees and expenses and certain general provisions will survive any termination of the merger agreement. In addition, the termination of the merger agreement will not affect the respective obligations of Public Storage and NSA under the confidentiality agreement, dated as of November 9, 2025, by and between Public Storage and NSA, and no party will be relieved for any liability for any fraud or willful breach.

Termination Fee. NSA has agreed to pay Public Storage a termination fee of approximately $202 million to Public Storage in the following circumstances:

•	if Public Storage terminates the merger agreement because the NSA board has effected, or resolved to effect, an adverse recommendation change;

•	if NSA terminates the merger agreement pursuant to the superior proposal termination right; or

•

if either (A) Public Storage or NSA terminates the merger agreement pursuant to the failed vote termination right or Public Storage terminates the merger agreement pursuant to the breach termination right and (B) (x) at any time after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal has been received by NSA or its representatives or any person has publicly proposed or publicly announced an intention to make an acquisition proposal (and, in the case of a termination pursuant to the failed vote termination right, such acquisition proposal or publicly proposed or announced intention will have been made prior to the special meeting) and has not been withdrawn, in the case of a termination of the merger agreement pursuant to the failed vote termination right, prior to the special meeting or, in the case of termination of the merger agreement pursuant to the breach termination right, prior to the date of such termination and (y) within 12 months following the date of such termination, NSA consummates an acquisition proposal or enters into a definitive agreement providing for the implementation of an acquisition proposal (with, for purposes of this clause (y), the references to “15%” in the definition of “acquisition proposal” being deemed to be references to “50%”).

Directors’ and Officers’ Indemnification and Insurance

The merger agreement provides that, from and after the company merger effective time, the surviving company and the surviving partnership will, and Public Storage will cause the surviving company and the surviving partnership to, to the fullest extent permitted by applicable law and the organizational documents of the applicable entity, indemnify, defend and hold harmless each current and former trustee, director or officer of NSA or any of NSA’s subsidiaries (the “indemnified parties”) against (i) any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred, whether as a party, witness or otherwise, in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal arising out of actions or omissions occurring at or prior to the company merger effective time (whether asserted or claimed prior to, at or after the company merger effective time), including in connection with the consideration, negotiation and approval of the merger agreement, by reason of such person’s service as a trustee, director or officer of NSA or any NSA subsidiary or service at the request of NSA or such NSA subsidiary as a trustee, director, officer, employee or agent of another person, including payment on behalf of or advancement to the indemnified party of any expenses incurred by such indemnified party in connection with enforcing any rights with respect to such indemnification and/or advancement to the fullest extent authorized under the organizational documents of NSA or any NSA subsidiary (the “indemnified liabilities”); and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the company merger effective time, and including any expenses incurred in enforcing such person’s rights. In the event of any such costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement (whether or not asserted before the company merger effective time), the surviving company or the surviving partnership, as applicable, will pay the reasonable fees and expenses of counsel selected by the indemnified parties promptly (and in any event within 10 days) after statements therefor are received by the surviving company or the surviving partnership, as applicable, and otherwise advance to such indemnified party upon request, reimbursement of documented out-of-pocket expenses reasonably incurred.

The merger agreement also provides that, for a period of at least six years from the company merger effective time, the provisions of the surviving company’s organizational documents with respect to indemnification, advancement of expenses and exculpation of the indemnified parties will be no less favorable to such indemnified parties than such provisions contained in the NSA charter and the NSA bylaws and similar organizational documents of NSA’s subsidiaries in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the company merger effective time in any material manner that would adversely affect in any material respects the rights thereunder, taken as an aggregate, of any such individuals.

Additionally, Public Storage will cause the surviving company and the surviving partnership to maintain NSA’s officers’ and directors’ liability insurance policies in effect on the date of the merger agreement for a period of at least six years after the closing date (or no less advantageous substitute coverage) or, at NSA’s election, NSA has the option to obtain extended coverage under NSA’s existing directors’ and officers’ insurance by obtaining a prepaid six-year “tail” policy or policies on terms and conditions no less advantageous than NSA’s existing directors’ and officers’ insurance, provided that neither Public Storage, the surviving company nor the surviving partnership will be required to pay annual premiums in the aggregate of more than 300% of the current annual premiums paid by NSA for such insurance (the “maximum amount”) to maintain or procure insurance coverage pursuant to the merger agreement. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the maximum amount, the surviving company and the surviving partnership will (and Public Storage will cause the surviving company and the surviving partnership to) procure and maintain for such six-year period the most advantageous policies as can be reasonably obtained for the maximum amount.

Amendment, Extension and Waiver of the Merger Agreement

Amendment. The merger agreement may be amended by the parties thereto at any time before or after approval of the mergers by the company requisite vote or the partnership requisite vote, as applicable. After approval of the mergers by the company requisite vote or the partnership requisite vote, as applicable, no amendment may be made that requires the approval of the shareholders of NSA or the limited partners of NSA OP, in each case, under applicable law, the NSA charter, or the NSA OP partnership agreement without obtaining such further approval.

Extension and Waiver. At any time prior to the closing date, each party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any breaches or inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document, certificate or writing delivered pursuant thereto, or (iii) subject to the terms of the merger agreement, waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver must be in writing and signed by the parties to be bound thereby to be valid.

Governing Law

The merger agreement and all related disputes, claims or controversies are governed by the laws of the State of Maryland (other than with respect to issues relating to the partnership merger and the Dropdown JV that are required to be governed by the laws of the State of Delaware), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified in this sentence.

Remedies; Specific Performance

The parties to the merger agreement agreed that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties thereto do not perform the provisions of the merger agreement (including failing to take such actions as are required of them thereunder in order to consummate the mergers and the other transactions contemplated by the merger agreement) in accordance with its specified terms or otherwise breach such provisions. The parties further agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which such party is entitled at law or in equity. The parties further agreed not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason or to assert that a remedy of monetary damages would provide an adequate remedy for such breach. Each party also agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided in the merger agreement on the basis that (i) any party thereto has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

THE ELECTION AND SUPPORT AGREEMENT

The following section summarizes certain material provisions of the election and support agreement. This summary does not purport to be complete and may not contain all of the information about the election and support agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the election and support agreement, which is attached as Annex B to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the election and support agreement and not by this summary or any other information contained in this proxy statement/prospectus. You are urged to read the election and support agreement carefully and in its entirety.

The summary of the election and support agreement is included in this proxy statement/prospectus only to provide you with information regarding certain terms and conditions of the election and support agreement, and not to provide any other factual information about the NSA officer shareholders or Public Storage. Accordingly, the representations and warranties and other provisions of the election and support agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

The representations, warranties and covenants contained in the election and support agreement and described in this proxy statement/prospectus were made only for purposes of the election and support agreement and as of specific dates set forth therein and may be subject to more recent developments, were made solely for the benefit of the other parties to the election and support agreement and may be subject to limitations agreed upon by the contracting parties. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual statement of facts or conditions of Public Storage or the individuals.

Pursuant to the election and support agreement, each of the NSA officer shareholders agreed, among other things, to vote (or cause to be voted) all of the NSA common shares and NSA OP units beneficially owned by such individuals as of the date of the merger agreement and any additional NSA common shares or NSA OP units of which any such individual acquires beneficial ownership after the date of the merger agreement (a) in favor of the approval of the mergers and any related proposal in furtherance thereof and (b) against (i) any acquisition proposal, alternative acquisition agreement or any of the transactions contemplated thereby, (ii) any action that would reasonably be expected to delay, postpone, frustrate the purposes of, or adversely affect the transactions contemplated by the merger agreement, including the company merger, and (iii) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of NSA in the merger agreement.

Pursuant to the election and support agreement, each of the NSA officer shareholders irrevocably elects to have at least 50% of such individual’s NSA OP units redeemed on a one-to-one basis for an equal number of Dropdown JV units pursuant to the special redemption.

The election and support agreement expires on the earliest of (i) the partnership merger effective time, (ii) the valid termination of the merger agreement pursuant to its terms, (iii) the entry without the prior written consent of each NSA officer shareholder into any amendment, waiver or modification to the merger agreement that results in a decrease in the merger consideration, and (iv) with respect to each NSA officer shareholder, the delivery of written notice by such individual to Public Storage at any time following the occurrence of an adverse recommendation change made in compliance with the merger agreement.

The NSA common shares held by the NSA officer shareholders represent approximately [    ]% of the total number of votes entitled to be cast by NSA common shareholders as of the record date for the special meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMPANY MERGER

The following is a general discussion of the material U.S. federal income tax consequences of the company merger to U.S. holders (as defined below) and non-U.S. holders (as defined below) of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares that exchange such shares for Public Storage common shares or Public Storage preferred shares, as applicable, in the company merger. The following discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion assumes that the mergers will be completed in accordance with the merger agreement and as further described in this proxy statement/prospectus. This discussion is not a complete description of all of the tax consequences of the company merger and, in particular, except as specifically discussed below, does not address any tax reporting requirements, tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), or any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders and non-U.S. holders of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, for example, banks and certain other financial institutions, tax-exempt organizations, governmental organizations, partnerships, S corporations or other entities treated as pass-through entities for U.S. federal income tax purposes (or investors therein), regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, insurance companies, mutual funds, dealers or brokers in stocks and securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, holders who are required to recognize income or gain with respect to the mergers no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Code, holders subject to any alternative minimum tax provisions of the Code, holders who acquired NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation, holders who actually or constructively own more than 5% of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, U.S. holders whose functional currency is not the U.S. dollar, holders who hold NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, or U.S. expatriates, former citizens or former long-term residents of the United States).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, as applicable, that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, as applicable, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, as applicable, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the partnership and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares, as applicable, and any partners in such partnership should consult their tax advisors regarding the tax consequences of the mergers to them.

This discussion is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

Determining the actual tax consequences of the company merger to you may be complex and will depend on your specific situation and on factors that are not within the control of Public Storage or NSA. You should consult your tax advisor as to the specific tax consequences of the mergers in your particular circumstances, including the applicability and effect of the alternative minimum tax, U.S. federal non-income tax laws, and any state, local, non-U.S. and other tax laws and of changes in those laws.

Material U.S. Federal Income Tax Consequences of the Company Merger

Public Storage and NSA intend for the company merger to qualify as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. It is a condition to the completion of the mergers that Public Storage and NSA each receive a written opinion from its respective counsel, dated as of the closing date, to the effect that the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The opinions will be based on customary assumptions and representations from Public Storage and NSA, as well as certain covenants and undertakings by Public Storage and NSA. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete or inaccurate, or is violated, the validity of the opinions described above may be affected and the U.S. federal income tax consequences of the company merger could differ from those described in this proxy statement/prospectus. An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court. Neither Public Storage nor NSA intends to obtain a ruling from the IRS regarding any matter relating to the company merger. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

Taxation of U.S. Holders of NSA Common Shares, NSA Series A Preferred Shares and NSA Series B Preferred Shares

On the basis of the opinions described above, the U.S. federal income tax consequences of the company merger to U.S. holders of NSA common shares, NSA Series A preferred shares and NSA Series B preferred shares generally will be as follows:

Upon exchanging NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares for Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares, respectively, a U.S. holder generally will not recognize gain or loss. A U.S. holder’s aggregate tax basis in the Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares received in the company merger will equal such U.S. holder’s aggregate adjusted tax basis in the applicable class of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares surrendered in the company merger. A U.S. holder’s holding period for the Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares received in the company merger will include such U.S. holder’s holding period for the applicable class of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares surrendered in the company merger. If a U.S. holder acquired different blocks of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares at different times or at different prices, the basis and holding period of each block of Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares received by such U.S. holder in the company merger will be determined on a block-for-block basis depending on the basis and holding period of the blocks of the applicable class of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares exchanged for such Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares. U.S. holders that acquired different blocks of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares at different times or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares to particular Public Storage common shares, Public Storage Series T preferred shares or Public Storage Series U preferred shares, respectively, received in the company merger.

In general, a U.S. holder that receives cash in lieu of a fractional Public Storage common share will be treated as having received such fractional Public Storage common share pursuant to the company merger and then as having sold such fractional Public Storage common share for cash. As a result, such U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and such U.S. holder’s tax basis allocable to such fractional Public Storage common share as set forth above. Any such capital gain or loss generally will be long-term capital gain or loss if, as of the company merger effective time, the U.S. holder’s holding period for such fractional share (as described above) exceeds one year. Long-term capital gains of certain non-corporate taxpayers, including individuals, may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders of NSA Common Shares and NSA Preferred Shares

On the basis of the opinions described above, the U.S. federal income tax consequences of the company merger to non-U.S. holders of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares generally will be as follows:

Upon exchanging NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares for Public Storage common shares or Public Storage preferred shares, as applicable, a non-U.S. holder generally will not recognize gain or loss, except with respect to any cash received in lieu of fractional Public Storage common shares. Any gain recognized by a non-U.S. holder on the receipt of cash in lieu of fractional Public Storage common shares pursuant to the company merger generally will not be subject to U.S. federal income tax unless:

•

the gain is “effectively connected” with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may additionally be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the company merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the company merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to any cash received pursuant to the company merger. Certain NSA common shareholders, NSA Series A preferred shareholders or NSA Series B preferred shareholders may be subject to backup withholding (currently at a rate of 24%) with respect to such payments. Backup withholding generally will not apply, however, to an NSA common shareholder, NSA Series A preferred shareholder or NSA Series B preferred shareholder that (i) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9, (ii) provides a properly completed applicable IRS Form W-8, or (iii) is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption, in each case to the applicable withholding agent. Backup withholding is not an additional tax, and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.

The preceding discussion does not purport to be a complete analysis or discussion of all the potential tax consequences of the company merger to U.S. holders or non-U.S. holders. Holders of NSA common shares, NSA Series A preferred shares or NSA Series B preferred shares should consult their tax advisors regarding the specific tax consequences to them of the mergers, including any tax return reporting requirements or other tax filings that may be required in connection with the mergers, and the applicability and effect of U.S. federal, state, local and non-U.S. and other applicable tax laws in light of their particular circumstances.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS REGARDING THE OWNERSHIP AND DISPOSITION OF PUBLIC STORAGE SHARES

For purposes of the following discussion, (i) references to “Public Storage,” “we” and “us” mean Public Storage (which includes any predecessor to Public Storage for U.S. federal income tax purposes), and not its subsidiaries or affiliates, and (ii) references to “shares” mean the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares. The following discussion describes the material U.S. federal income tax considerations relating to the taxation of Public Storage as a REIT and the acquisition, ownership and disposition of our shares. Because this is a summary that is intended to address only the U.S. federal income tax considerations relating to the ownership and disposition of our shares, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

1.	the tax considerations to you may vary depending on your particular tax situation;

2.	special rules that are not discussed below may apply to you if you are subject to special tax treatment under the Code, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our shares through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. shareholders (as defined below), except to the extent discussed below in “U.S. Taxation of Non-U.S. Shareholders”;

•	persons holding 10% or more (by vote or value) of our outstanding shares, except to the extent discussed below;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our shares on behalf of other persons as nominees;

•	persons holding our shares through a partnership or other pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	REITs;

•	regulated investment companies;

•	subchapter S corporations;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations, except to the extent discussed below in “Taxation of Tax-Exempt Shareholders”;

•	trusts and estates; or

•	U.S. expatriates.

3.	this summary addresses neither U.S. federal taxes other than income taxes nor state, local or non-U.S. tax considerations;

4.	this summary deals only with Public Storage shareholders that hold shares as “capital assets” within the meaning of Section 1221 of the Code; and

5.	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our shares in your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Except as described under “— Taxation of Public Storage as a REIT — Income Tests Applicable to REITs,” we have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of Public Storage as a REIT

General. We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 1981. A REIT generally is not subject to U.S. federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code.

We believe that we have been and that we are organized and have operated, and we intend to continue to operate, to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

It is a condition to our obligation to complete the company merger that NSA receive an opinion from Clifford Chance (or other counsel reasonably satisfactory to NSA and us), on which we also may rely, to the effect that, at all times since its taxable year ended December 31, 2015 and through the closing date, NSA has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by NSA in a factual certificate provided by one or more of its officers.

It is a condition to NSA’s obligation to complete the company merger that we receive an opinion of Hogan Lovells US LLP (or other counsel reasonably satisfactory to NSA and us) to the effect that, at all times since our taxable year ended December 31, 2022 and through the closing date, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of organization and operation will enable us to continue to qualify for taxation as a REIT under the Code for our taxable year which includes the closing date. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by NSA and us in factual certificates provided by one or more of our respective officers.

Neither of the opinions described above will be binding on the IRS or the courts. We intend to continue to operate in a manner to qualify as a REIT following the company merger. Our qualification and taxation as a

REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Hogan Lovells US LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation. For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our “REIT taxable income” (generally, taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid) that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a non-REIT C corporation. A non-REIT C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

U.S. shareholders generally will be subject to taxation on dividends distributed by us (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. Generally, U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Capital gain dividends and qualified dividend income will continue to be subject to a maximum 20% rate.

While we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to U.S. federal income tax as follows:

(1)	We will be taxed at the regular corporate rate on any undistributed “REIT taxable income.”

(2)

If we have (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

(3)

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

(4)

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (i) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% gross income test for the taxable year or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% gross income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

(5)

We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

(6)

We will be subject to a 100% penalty tax on certain rental income we receive when a taxable REIT subsidiary provides services to our tenants, on certain expenses deducted by a taxable REIT subsidiary on payments made to us and on income for services rendered to us by a taxable REIT subsidiary, if the arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm’s-length terms.

(7)

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within the five-year period following the acquisition from the non-REIT C corporation. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT C corporation’s interest in the partnership. The results described in this paragraph assume that the non-REIT C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property which we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gain tax. We also have acquired assets in carry-over basis merger transactions with a number of REITs. If any such acquired REIT failed to qualify as a REIT at the time of its merger into us, it would have been a non-REIT C corporation and we also would be liable for tax liabilities inherited from it.

(8)

If we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.

(9)

If we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.

(10)

If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to U.S. federal, state and local corporate income taxes on its net income.

If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a non-REIT C corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “— Taxation of U.S. Shareholders—Qualified Dividend Income.”

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)

not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7)

that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the record-keeping requirements of the Code and the Treasury regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our organizational documents contain restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. The ownership restrictions in our declaration of trust generally prohibit the actual or constructive ownership of more than 3% of our outstanding common shares or more than 9.9% of the outstanding class or series of preferred or equity shares, in each case, other than certain “excepted holders” or “designated investment entities” (each as defined in our declaration of trust), which are subject to separate limits set forth in our declaration of trust, unless an exception is established by the Public Storage board. See “Description of Public Storage Securities — Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law — Restrictions on Ownership and Transfer.”

The REIT protective provisions of our organizational documents are modeled after certain arrangements that the IRS has ruled in private letter rulings will preclude a REIT from being considered to violate the ownership restrictions so long as the arrangements are enforceable as a matter of state law and the REIT seeks to enforce them as and when necessary. There can be no assurance, however, that the IRS might not seek to take a different position concerning Public Storage (a private letter ruling is legally binding only as to the taxpayer to whom it was issued and we will not seek a private ruling on this issue) or contend that we failed to enforce these various arrangements. Accordingly, there can be no assurance that these arrangements necessarily will preserve our REIT status. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of mergers we have entered into, Public Storage has succeeded to various tax attributes of those entities and their predecessors, including any undistributed earnings and profits. We do not believe that we have acquired any undistributed non-REIT earnings and profits and we believe that the REITs with which we have merged qualified as REITs at the time of acquisition. However, neither these entities nor Public Storage has sought an opinion of counsel or outside accountants to the effect that we did not acquire any undistributed non-REIT earnings and profits. There can be no assurance that the IRS would not contend otherwise on a subsequent audit. If it was determined that we had at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year, and we were unable to take advantage of applicable “deficiency dividend” procedures, we could fail to qualify as a REIT. Moreover, if we were considered to be a “successor” (under the applicable Treasury regulations) to a corporation that had failed to qualify as a REIT at the time of such corporation’s merger with us, we could fail to qualify as a REIT.

Subsidiary REITs. We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, the (i) the Subsidiary REIT would become subject to U.S. federal income tax (including any applicable corporate minimum tax) and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than certain activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT C corporation. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. See “—Interest Deduction Limitation.” In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary, and on income earned by our taxable REIT subsidiaries for services provided to, or on behalf of, us (and not to services provided to tenants), if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that the IRS might not seek to impose the 100%

excise tax on a portion of payments received by us from, or expenses deducted by, or service income imputed to, our taxable REIT subsidiaries.

One or more of our subsidiaries have elected, together with us, to be treated as taxable REIT subsidiaries of Public Storage. These entities have engaged in businesses such as providing moving services and tenant reinsurance, and selling locks, boxes and packing materials, among other activities.

Qualified REIT Subsidiaries. We may acquire, directly or through a Subsidiary REIT, 100% of the equity of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own, directly or through a Subsidiary REIT, 100% of its equity and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own or have owned. A qualified REIT subsidiary will not be subject to U.S. federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests Applicable to REITs.” We have not held any qualified REIT subsidiaries since the reorganization of our predecessor’s business into an umbrella partnership real estate investment trust.

Partnership Interests. A REIT that owns an equity interest in an entity treated as a partnership for U.S. federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in the partnership’s assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. We own substantially all of our assets through Public Storage OP. In addition, we have acquired interests in various partnerships that own and operate properties. Thus, our proportionate share of the assets and items of income of these partnerships, including any such partnerships’ shares of assets and items of income of any subsidiaries that are partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes, are treated as assets and items of income of Public Storage for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations our interests in each of the partnerships must be determined in accordance with our “capital interest” in each entity, as applicable.

We believe that each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for U.S. federal income tax purposes and will not be taxable as corporations. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and we could fail to meet the REIT income and asset tests. See “— Income Tests Applicable to REITs” and “— Asset Tests Applicable to REITs” below.

Under the Bipartisan Budget Act of 2015, liability is imposed on a partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners, but our partnerships may not qualify for those rules and the relevant partnership agreements may not authorize those transfers.

For additional information regarding tax aspects of our ownership of partnerships, see “— Tax Aspects of Investments in Partnerships” below.

Income Tests Applicable to REITs. To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% gross income test and dividends, interest, and gain from the sale or disposition of stock or securities. Interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:

(1)

the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

(2)

we, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

(3)

rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

(4)

we generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary, both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.

In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting nonqualifying income, taken together with all other nonqualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:

(1)

charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);

(2)

rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

(3)

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

(4)	directly perform services considered to be noncustomary or “rendered to the occupant” of the property.

The ownership of certain partnership interests creates several issues regarding our satisfaction of the gross income tests. First, we earn property management fees from these partnerships. Existing Treasury regulations do not address the treatment of management fees derived by a REIT from a partnership in which the REIT holds a partnership interest, but the IRS has issued a number of private letter rulings holding that the portion of the management fee that corresponds to the REIT’s capital interest in the partnership in effect is disregarded in applying the gross income tests when the REIT holds a “substantial” interest in the partnership. We disregard the portion of management fees derived from partnerships in which we are a partner that corresponds to our interest in these partnerships in determining the amount of our nonqualifying income. Private letter rulings, while indicative of the IRS’s views as to a particular issue, cannot be relied upon by a taxpayer other than the taxpayer to whom the ruling has been issued. There can be no assurance, therefore, that the IRS would not take a contrary position with respect to Public Storage, either rejecting the approach set forth in the private letter rulings mentioned above or contending that our situation is distinguishable from those addressed in the private letter rulings (for example, arguing that we do not have a “substantial” interest in the partnerships).

In addition, we acquired interests in certain of these partnerships that entitle us to a percentage of profits (either from operations, or upon a sale, or both) in excess of the percentage of total capital originally contributed to the partnership with respect to such interest. Existing Treasury regulations do not specifically address how our “capital interest” in partnerships of this type should be determined. This determination is relevant because it affects both the percentage of the gross rental income of the partnership that is considered gross rental income (or qualifying income) to us and the percentage of the management fees paid to us that is disregarded in determining our nonqualifying income. In determining our “capital interest” in the various partnerships, we estimate the percentage of the partnership’s assets that would be distributed to us if those assets were sold and distributed among the partners in accordance with the applicable provisions of the partnership agreements. There can be no assurance, however, that the IRS will agree with this methodology and not contend that another, perhaps less favorable, method must be used for purposes of determining our “capital interests,” which could adversely affect our ability to satisfy the 75% and 95% gross income tests. Moreover, we hold indirect equity interests in real estate located outside of the United States through our ownership of interests in Shurgard Self Storage Limited, a UK REIT, and Public Storage may acquire additional interests in non-U.S. properties both directly and through equity interests in partnerships, joint ventures, or other legal entities that have invested in real estate. These investments carry risks and uncertainties with respect to our status as a REIT that are not present when we invest directly in real estate in the U.S. and against which we may not be able to protect. For purposes of the 75% and 95% gross income tests, certain foreign currency income and gains are disregarded for purposes of determining gross income.

“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under both the 75% and 95% gross income tests.

Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that we receive from Subsidiary REITs will qualify for purposes of both REIT income tests.

We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “— Taxation of Public Storage as a REIT — General” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized through our subsidiary partnerships and disregarded entities for U.S. federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property for the purpose of the 100% penalty tax if: (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, (b) the aggregate tax basis of property sold during the year is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, (d) the aggregate adjusted basis of property sold during the year is 20% or less of the aggregate adjusted basis of all of our assets as of the beginning of the taxable year and the aggregate adjusted basis of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of each of the three taxable years ending with the year of sale, or (e) the fair market value of property sold during the year is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the fair market value of property sold during the three-year period ending with the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of each of the three taxable years ending with the year of sale. If we rely on clauses (b), (c), (d), or (e) in the preceding sentence, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income or our taxable REIT subsidiary. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. The items subject to the 100% penalty tax also include “redetermined taxable REIT subsidiary service income.” Redetermined taxable REIT subsidiary service income is gross income (less deductions allocable thereto) of a taxable REIT subsidiary attributable to services provided to, or on behalf of (and not to services provided to tenants), us that is less than the amounts that would have been paid by us to the taxable REIT subsidiary if based on arm’s-length negotiations. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

(1)	amounts are excluded from the definition of “impermissible tenant service income” as a result of satisfying the 1% de minimis exception;

(2)	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

(3)

rents paid to us by tenants who both are leasing at least 25% of the net leasable space in the relevant property and also are not receiving such services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; or

(4)	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs. At the close of each quarter of our taxable year, we must satisfy certain tests relating to the nature and diversification of our assets:

(1)

At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items, or U.S. government securities. Real estate assets include interests in real property, mortgages secured by real estate assets, shares of other REITs (and debt instruments issued by “publicly offered REITs,” interests in mortgages on interests in real property and personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property”), and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or certain long-term debt obligations;

(2)

Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);

(3)

Except for equity investments in Subsidiary REITs, certain debt investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause (1):

•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities;

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below;

(4)

Not more than 25% (20% for taxable years commencing after December 31, 2017 and ending before January 1, 2026) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries; and

(5)

Not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs that are “nonqualified” debt instruments (a “nonqualified publicly offered REIT debt instrument” is any real estate asset that would cease to be a real estate asset if the definition of a “real estate asset” was applied without regard to the reference to debt instruments issued by publicly offered REITs).

Securities for purposes of the asset tests may include debt securities. However, the Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

We believe that the aggregate value of our interests in our taxable REIT subsidiaries does not exceed, and in the future will not exceed, 25% of the aggregate value of our gross assets. As of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which we own an interest as a taxable REIT subsidiary, we believe we did not own more than 10% of the voting securities of any such entity. In addition, we believe that as of each relevant testing date prior to the election to treat each corporate subsidiary of Public Storage or any other corporation in which we own an interest as a taxable REIT subsidiary of Public Storage, our pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of our assets.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that it complies with the 10% voting securities test and 10% value test with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.

The failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of our assets at the end of the relevant quarter or $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence, pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

Annual Distribution Requirements Applicable to REITs. To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction and our net capital gain; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

In addition, for purposes of this test, non-cash income includes a portion of the income attributable to leveled-stepped rents, original issue discount included in our taxable income and certain income attributable to an investment in a residual interest in a REMIC, in both cases without the receipt of a corresponding payment, cancellation of indebtedness, and income from a like-kind exchange that is later determined to be taxable (provided, in this last case, that the failure to qualify as a like-kind exchange was due to reasonable cause and not willful neglect). We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as being received by our shareholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. So long as we are classified as a “publicly offered REIT” (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act), the preferential dividend rule will not apply to us. However, certain Subsidiary REITs in which we have owned or may own interests, from time to time, might not be treated as publicly offered REITs and, accordingly, the preferential dividend rules would be applicable to such Subsidiary REITs.

To the extent that we either do not distribute all of our net capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements. In years prior to 1990, we made distributions in excess of our REIT taxable income. During 1990, we reduced the level of distributions to our shareholders. As a result, distributions paid by us in 1990 were less than 95% of our REIT taxable income for 1990. The same circumstance existed with respect to each year through 2012, with the exception of 2003, 2004 and 2006. We satisfied the REIT distribution requirements for 1990 through 2012 where necessary by attributing distributions in 1991 through 2013 to the prior year’s taxable income. We may be required to continue this pattern of making distributions after the close of a taxable year that are attributed to the prior year for this purpose, but shareholders will be treated for U.S. federal income tax purposes as having received such distributions in the taxable years in which they actually are made. The extent to which we will be required to attribute distributions to the prior year will depend on our operating results and the level of distributions as determined by the Public Storage board. As noted below, reliance on subsequent year distributions could cause us to be subject to an excise tax, although we intend to comply with the 85% current distribution requirement under the excise tax in an effort to avoid or minimize any effect of that tax.

To the extent that in the future we may have available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. Under Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses may be carried forward indefinitely.

We intend to make timely distributions sufficient to satisfy our annual distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. Furthermore, under Section 451 of the Code, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. Recent changes to Section 162(m) eliminated an exception that formerly permitted certain performance-based compensation to be deducted even if in excess of

$1 million, which may have the effect of increasing our REIT taxable income. If these timing differences occur, we may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our shares.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid if we fail to make the required distribution by the end of a calendar year (taking into account certain distributions declared in the last three months of a calendar year and paid prior to the end of January of the following calendar year). The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Interest Deduction Limitation. Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards, depreciation, amortization, and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability.

Record-Keeping Requirements. We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Public Storage to Qualify as a REIT. Our qualification as a REIT also depends on the qualification of NSA as a REIT prior to and through the closing of the company merger, and the qualification of the combined company as a REIT following the company merger. If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “— Asset Tests Applicable to REITs,” and “— Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. Generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. There can be no assurance that we would be entitled to any statutory relief.

Tax Aspects of Investments in Partnerships

In general, partnerships (including Public Storage OP) are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We would include our allocable share of these partnership items for purposes of computing our REIT taxable income, and for purposes of the various REIT income tests, would include our proportionate share of such partnership items based on our capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets would be based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that we hold an equity interest in a partnership, such partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even though we may have no control, or only limited influence, over any such partnership.

Entity Classification. Our ownership of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “— Asset Tests Applicable to REITs” and “— Income Tests Applicable to REITs” above, and in turn would prevent us from qualifying as a REIT. See “— Failure of Public Storage to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership. Under the Code and Treasury Regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book-capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Public Storage OP allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the general partner (currently our controlled subsidiary, PSOP GP, LLC).

Taxation of U.S. Shareholders

As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a Public Storage share that is, for U.S. federal income tax purposes:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the U.S.;

•

a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

in general, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. shareholders.

If you hold our shares and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds our shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our shares.

Distributions by Public Storage — General. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. However, for taxable years prior to 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. For purposes of determining whether distributions to holders of shares or equity shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our outstanding common shares and equity shares.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year that are payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

Capital Gain Distributions. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)	a 20% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%; or

(2)	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends. The maximum amount of dividends that we may designate as capital gain and as “qualified dividend income” (discussed below) with respect to any taxable year may not exceed the dividends actually paid by us with respect to such year, including dividends paid by us in the succeeding tax year that relate back to the prior tax year for purposes of determining our dividends-paid deduction.

Qualified Dividend Income. With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)

the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);

(2)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Other Tax Considerations. Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Shares. If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate of 20%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.

Redemption of Public Storage Preferred Shares for Cash. The treatment accorded to any redemption of our preferred shares by us for cash (as distinguished from a sale, exchange or other disposition) can only be determined on the basis of particular facts as to each holder at the time of redemption. In general a taxable U.S. holder of our preferred shares will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in such our preferred shares redeemed (provided such shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the holder’s interest in our shares under Section 302(b)(2) of the Code (which will not be the case if only preferred shares are redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of our preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only our preferred shares owned by the taxable U.S. holder, but also such holder’s ownership of our common shares and any options (including share purchase rights) to acquire any of the foregoing. The holder of our preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular taxable U.S. holder of our preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, then based upon current law, it is probable that the redemption of shares of our preferred shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a taxable U.S. holder of our preferred shares intending to rely on any of these tests at the time of redemption should consult its own tax advisor to determine the application of these tests to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred shares will be treated as a distribution on such shares. If the redemption is taxed as a dividend, the taxable U.S. holder’s adjusted tax basis in such shares will be transferred to any other shares held by the holder. If the holder of our preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. shareholders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock. The 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. Prospective investors should consult with their own tax advisors regarding this legislation.

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their shares. See “— U.S. Taxation of Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its shares as “debt-financed property” within the meaning of the Code and the shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our shares will not be unrelated business taxable income (“UBTI”) to a tax-exempt shareholder. Generally, “debt-financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in Public Storage will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

•

at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our shares contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to our tax-exempt shareholders.

U.S. Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our shares by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions by Public Storage. As described in the discussion below, distributions paid by us with respect to our shares will be treated for U.S. federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market located in the U.S. for purposes of the Foreign Investment in Real Property Tax Act (“FIRPTA”) provisions described below. If our shares are no longer regularly traded on an established securities market located in the U.S., the tax considerations described below would differ.

Ordinary Income Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is not attributable to our net capital gain; or

•

the distribution is attributable to the sale of “U.S. real property interests,” (“USRPIs”), and the non-U.S. shareholder owns 10% or less of the applicable class of our shares at all times during the one-year period ending on the date of the distribution.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax), except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions. A distribution in excess of our current and accumulated earnings and profits will be taxable to a non-U.S. shareholder, if at all, as gain from the sale of shares to the extent that the distribution exceeds the non-U.S. shareholder’s basis in its shares (and, as a general matter, subject to U.S. federal income tax as described below in the section entitled “— Sale of Shares”). A distribution in excess of our current and accumulated earnings and profits will reduce the non-U.S. shareholder’s basis in its shares and will not be subject to U.S. federal income to the extent it reduces such non-U.S. shareholder’s basis in its shares.

We may be required to withhold at least 15% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. shareholder is not liable for tax on the receipt of that distribution. Moreover, if we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, we will withhold on the distribution at a rate not less than that applicable to ordinary income dividends. However, as a general matter, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends. A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of “U.S. real property interests”) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to the sale of “U.S. real property interests” and the non-U.S. shareholder owns more than 10% of the value of the shares at any time during the one-year period ending on the date of the distribution.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPI generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

•

the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the branch profits tax at a rate of 30% (or lower applicable treaty rate); or

•

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to gain from the sales by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 10% of the value of the relevant class of shares at any time during the one-year period ending on the date of the distribution will be subject to special withholding rules under FIRPTA. We will be required to withhold and remit to the IRS 21% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our shares. Furthermore, distributions to “qualified foreign pension funds” (as defined in the Code) or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of Shares. Gain recognized by a non-U.S. shareholder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:

(1)

the investment in our shares is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as domestic shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate);

(2)

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from U.S. sources for the taxable year; or

(3)	our shares constitute a USRPI within the meaning of FIRPTA, as described below.

Our shares will not constitute a USRPI if we are a domestically controlled REIT. We intend to take the position that we will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. shareholders. Our declaration of trust contains restrictions designed to protect our status as a domestically-controlled REIT, and we believe that we are a domestically-controlled REIT. If we are a domestically-controlled REIT, gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to tax under FIRPTA. However, because our shares are publicly traded, no assurance can be given that we are or will be a domestically controlled REIT. Even if we were not a domestically controlled REIT, a sale of our shares by a non-U.S. shareholder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	the class of our shares which is sold or exchanged is “regularly traded,” as defined by applicable Treasury regulations, on an “established securities market” in the U.S., and

•

the selling non-U.S. holder has held no more than 10% of the value of that class of our shares at any time during the shorter of the period during which the non-U.S. holder held that class of stock or the five-year period ending on the date of the sale or exchange.

In addition, dispositions of our shares by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our shares. An actual or deemed disposition of our shares by such shareholders may also be treated as a dividend. Furthermore, dispositions of our shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

We believe that we are and will continue to be a domestically controlled qualified investment entity and, therefore, that the sale of our shares by a non-U.S. shareholder would not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity. If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Specific wash sale rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if a class of our shares is “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 10% of such class of our outstanding shares at any time during the one-year period ending on the date of such distribution.

If gain on the sale or exchange of our shares by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder generally would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In addition, the transferee of such stock may, in certain circumstances, be required to withhold at least 15% of the proceeds of any such sale or exchange. However, the non-U.S. shareholder generally may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Withholding on Payments to Certain Foreign Entities. The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

Under the applicable Treasury regulations and administrative guidance, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless: (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and either certifies it does not have any “substantial United States owners” (as defined in the Code) or identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders. In general, information-reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number (“TIN”), to the payer or to establish an exemption from backup withholding;

(2)	the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3)	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4)	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, may be exempt from backup withholding. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules may be refunded or credited against the non-U.S. shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Other Tax Consequences for Public Storage and Our Shareholders

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to U.S. federal, state and local income tax at the full applicable corporate rates and to applicable foreign taxes for our foreign subsidiaries. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. To the extent that our taxable REIT subsidiaries and we are required to pay foreign, U.S. federal, state or local taxes, we will have less cash available for distribution to shareholders.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our securities. Investors should consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws and on an investment in our shares.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

THE SPECIAL MEETING

Date, Time and Place

The special meeting will be held on [    ], 2026, at [    ], Mountain Daylight Time, virtually via live webcast at the meeting website. The special meeting will be held in a virtual-only format conducted via live webcast, and there will be no physical meeting location. NSA shareholders may not attend the special meeting in person. NSA common shareholders will be able to participate in the meeting live, vote electronically and submit questions during the special meeting. To attend and participate in the special meeting virtually, shareholders will need the control number found on their proxy card in order to access the meeting website. If you have difficulty logging in to or accessing the special meeting, a technical support telephone number will be included in the registration confirmation email. NSA has retained Broadridge Financial Solutions, Inc. to host the live webcast. If you hold your NSA common shares through an intermediary in “street name,” you also may attend, participate in, and vote at the virtual special meeting by following the instructions of, and using the control number provided to you by, your intermediary.

NSA will entertain questions at the special meeting in accordance with the rules of conduct for the special meeting to the extent that the questions posed by a shareholder are relevant to the business of the special meeting and the proposals presented. Any questions or comments that are unrelated to the business of the special meeting will not be addressed at the meeting.

Purpose of the Special Meeting

The only business that may properly be brought before the special meeting are (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.

The approval of the Merger Proposal is a condition to closing under the merger agreement. If NSA common shareholders fail to approve the Merger Proposal, then the mergers will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety. For a detailed discussion of the conditions to the mergers, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

Recommendation of the NSA Board

The NSA board carefully reviewed and considered the terms and conditions of the merger agreement and the other transactions contemplated by the merger agreement. The NSA board (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and that the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation. Accordingly, the NSA board recommends that the NSA common shareholders vote “FOR” the Merger Proposal, which approval is necessary to complete the mergers. For a discussion of the factors that the NSA board considered in determining to recommend the adoption of the Merger Proposal, please see the section entitled “The Mergers — Recommendation of the NSA Board; NSA’s Reasons for the Mergers” beginning on page 58 of this proxy statement/prospectus. The NSA board also recommends that the NSA common shareholders vote “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Record Date and Outstanding NSA Common Shares

NSA has set the close of business on [    ], 2026 as the record date for the special meeting. All holders of record of NSA common shares at the close of business on the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each NSA common shareholder is entitled to one vote on each matter presented at the special meeting for each NSA common share that such holder owned at the close of business on the record date. At the close of business on the record date, the outstanding voting securities consisted of [    ] NSA common shares.

All holders of record of NSA preferred shares at the close of business on the record date are entitled to notice of, and may attend, but may not vote at, the special meeting. The vote of NSA preferred shareholders is not required to approve any of the proposals at the special meeting and is not being solicited.

Quorum, Abstentions and Broker Non-Votes

The presence, either in person (via the meeting website) or by properly authorized proxy, of NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast at the special meeting constitutes a quorum at the special meeting, permitting the NSA common shareholders to conduct business at the special meeting. Abstentions are counted as present for purposes of determining a quorum.

Broker non-votes are votes that are not cast (and are not permitted to be cast) on a non-routine matter because the intermediary has not received voting instructions from the beneficial owner. On routine matters, intermediaries have discretionary authority to cast a vote in the absence of voting instructions from the beneficial owner. However, because all of the proposals in this proxy statement/prospectus are considered “non-routine” matters under NYSE rules (as described below), shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the NSA common shareholder provides their intermediary with voting instructions for at least one of the proposals before the special meeting. If a quorum is not present, then the special meeting may be adjourned or postponed until the holders of the number of NSA common shares required to constitute a quorum are present, in person (via the meeting website) or by proxy, subject to the terms and conditions set forth in the merger agreement.

If you hold your NSA common shares in “street name,” your intermediary will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks, brokers and other nominees have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card. In accordance with the rules of the NYSE, banks, brokers and other nominees that hold NSA common shares in “street name” for their customers do not have discretionary authority to vote such shares with respect to the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Accordingly, if banks, brokers and other nominees do not receive specific voting instructions from the beneficial owner of such shares, then they may not vote such shares with respect to the Merger Proposal, the Compensation Proposal or the Adjournment Proposal, as applicable. Under such circumstance, a “broker non-vote” would arise. It is therefore critical that you cast your vote by instructing your intermediary on how to vote.

Any abstentions or failures to vote, including broker non-votes, will have the same effect as a vote “AGAINST” the Merger Proposal, but, assuming a quorum is present, will have no effect on the vote count for the Compensation Proposal or the Adjournment Proposal.

Vote Required

The approval of the Merger Proposal requires the affirmative vote of the NSA common shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. For the approval of the Merger Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting, assuming a quorum is present. For the approval of the Compensation Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have no effect on the vote count for the Compensation Proposal.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting. For the approval of the Adjournment Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have no effect on the vote count for the Adjournment Proposal.

Voting by NSA’s Trustees and Executive Officers

At the close of business on the record date, the trustees and executive officers of NSA beneficially owned, in the aggregate, [    ] NSA common shares, representing approximately [    ]% of the outstanding NSA common shares entitled to vote at the special meeting. The trustees and executive officers of NSA have informed NSA that they currently intend to vote all such NSA common shares “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. Each of the NSA officer shareholders has separately agreed to vote all NSA common shares they directly or indirectly own in favor of the Merger Proposal pursuant to the terms of the election and support agreement.

Voting by Proxy or in Person (Via the Meeting Website)

Voting or Submitting a Proxy for NSA Common Shares Held by Holders of Record

If you are a holder of record of NSA common shares at the close of business on the record date, then you may vote at the special meeting by proxy through the internet, by telephone or by mail, or by attending the special meeting virtually, as described below.

•	By Internet: By visiting the internet address provided on the proxy card and following the instructions provided on your proxy card.

•	By Telephone: By calling the number provided on the proxy card and following the recorded instructions.

•	By Mail: If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed proxy card in the envelope provided with your proxy materials.

•

Via the Special Meeting: All holders of record of NSA common shares at the close of business on the record date may vote virtually at the special meeting. If you hold your NSA common shares in “street name,” you must follow the instructions of, and use the control number provided by, your intermediary in order to attend and vote at the special meeting via the meeting website.

If you are a holder of record of NSA common shares at the close of business on the record date, then proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m., Eastern Time, on [    ], 2026, and proxies submitted by mail must be received by 11:59 p.m., Eastern Time, on [    ], 2026. To reduce administrative costs and help the environment by conserving natural resources, NSA asks that you vote by proxy in advance of the special meeting through the internet or by telephone.

If you vote by proxy, regardless of the method you choose to vote, then the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your NSA common shares in the way that you indicate. When completing the internet or telephone proxy authorization processes or the proxy card, you may specify whether your NSA common shares should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your NSA common shares should be voted on a matter, then the NSA common shares represented by your properly signed proxy will be voted in accordance with the recommendations of the NSA board.

Voting and Submitting a Proxy for NSA Common Shares Held in “Street Name”

If you hold your NSA common shares in “street name” through an intermediary, you must follow the voting instructions provided by your intermediary in order to authorize a proxy to vote your shares. Your voting instructions must be received by your intermediary prior to the deadline set forth in the instructions from your intermediary. If you do not provide voting instructions to your intermediary with respect to a proposal, your NSA common shares will not be voted on that proposal as your intermediary does not have discretionary authority to vote on any of the proposals as described above in the section entitled “The Special Meeting — Quorum, Abstentions and Broker Non-Votes” beginning on page 149 of this proxy statement/prospectus.

Revocability of Proxies and Changes to an NSA Common Shareholder’s Vote

Any NSA common shareholder giving a proxy has the right to revoke it at any time before the proxy is voted at the special meeting.

If you are a holder of record of NSA common shares at the close of business on the record date, then you may revoke your proxy by any of the following actions:

•	by voting again by internet or telephone as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on [ ], 2026;

•	by sending a signed written notice of revocation to NSA’s Secretary, provided such statement is received no later than 11:59 p.m., Eastern Time, on [ ], 2026;

•	by submitting a properly signed and dated proxy card with a later date that is received by NSA’s proxy solicitor no later than 11:59 p.m., Eastern Time, on [ ], 2026; or

•	by attending the special meeting virtually and voting during the meeting, but attendance at the virtual meeting alone will not revoke your proxy.

Only your last submitted proxy will be considered.

Execution or revocation of a proxy will not in any way affect an NSA common shareholder’s right to attend the special meeting virtually and vote thereat.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: National Storage Affiliates Trust, Attention: Secretary, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.

If your shares are held in “street name” and you previously provided voting instructions to your intermediary, you should follow the instructions provided by your intermediary to revoke or change your voting instructions.

IT IS IMPORTANT THAT YOU VOTE YOUR NSA COMMON SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE, OR PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN THE NAME OF AN INTERMEDIARY, THEN PLEASE FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY SUCH INTERMEDIARY.

Adjournments and Postponements

In addition to the other proposals being considered at the special meeting, NSA common shareholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting. If the Adjournment Proposal is approved, then the special meeting could be successively adjourned to any date, not later than 120 days after the record date for the special meeting, subject to the terms of the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, then shareholders who have already submitted their proxies will be able to revoke them prior to their exercise at the adjourned meeting.

In addition, prior to or once a meeting has been convened, subject to the terms of the merger agreement, the chairperson of the special meeting also has the power to adjourn the special meeting under the NSA bylaws, whether or not a quorum is present, to a later date and time and at a place either announced at the meeting or provided at a future time through means announced at the meeting and in compliance with any state and local laws and regulations concerning safety and security.

The merger agreement provides that NSA may not adjourn the special meeting without first consulting with Public Storage and may not adjourn the special meeting to a date that is more than 30 days after the date for which the special meeting was most recently scheduled to be convened (other than if required by applicable law). Each party must seek the prior written consent of the other party to postpone or adjourn the special meeting on more than two occasions.

Partnership Requisite Vote

In addition to the approval by the NSA common shareholders of the Merger Proposal, the mergers and the transactions contemplated by the merger agreement require the approval of holders representing more than 50% of the outstanding NSA OP units, together with any vested parity LTIP units entitled to vote pursuant to the NSA OP partnership agreement. If the consent of holders representing more than 50% of the outstanding NSA OP units, together with such vested parity LTIP units, excluding any NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA or any of its subsidiaries, is not obtained, then the consent of holders representing at least 50% of the outstanding NSA OP units, together with such vested parity LTIP units, including the NSA OP units and vested parity LTIP units held, directly or indirectly, by NSA and its subsidiaries is required, with (a) the NSA OP units and vested parity LTIP units held by NSA, in its capacity as general partner of NSA OP, and NSA’s subsidiaries being voted in favor of the mergers and the transactions contemplated by the merger agreement in proportion to the percentage of NSA common shares voted for the Merger Proposal at the special meeting and (b) the NSA OP unitholders, and the holders of such vested parity LTIP units, not including NSA and NSA’s subsidiaries, being entitled to cast a number of votes equal to the total votes that such holders would have been entitled to cast at the special meeting had such NSA OP unitholders exchanged their NSA OP units (and, in the case of vested parity LTIP units, had such units been converted into NSA OP units) for NSA common shares as of the applicable record date. For more information, see the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus.

Anticipated Date of Completion of the Mergers

Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 111 of this proxy statement/prospectus, including the approval of the Merger Proposal by NSA common shareholders at the special meeting, NSA and Public Storage expect that the mergers will be completed in the third quarter of 2026. However, it is possible that factors outside the control of Public Storage and NSA could result in the mergers being completed at a different time or not at all.

Solicitation of Proxies

To assist in the solicitation of proxies, NSA has retained Georgeson LLC, for a base fee of $25,000 plus additional fees if and to the extent NSA requests that additional services be provided, as well as reimbursement of Georgeson LLC’s out-of-pocket expenses for its services. NSA may also request banks, brokers, trustees and other intermediaries holding NSA common shares beneficially owned by others to send this proxy statement/prospectus to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the trustees, officers or employees of NSA. No additional compensation will be paid to NSA’s trustees, officers or employees for solicitation.

Questions and Additional Information

If you have questions about the mergers or the accompanying proxy statement/prospectus, need assistance submitting your proxy or voting your NSA common shares, would like additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact: NSA’s Investor Relations Department at: (720) 630-2600 or 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, or Georgeson LLC, NSA’s proxy solicitor, at: (877) 811-7137. For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

NSA PROPOSALS

PROPOSAL 1: MERGER PROPOSAL

NSA is asking NSA common shareholders to approve the company merger and the other transactions contemplated by the merger agreement in accordance with the terms of the merger agreement. For a detailed discussion of the terms of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 91 of this proxy statement/prospectus. As discussed in the section entitled “The Mergers — Recommendation of the NSA Board; NSA’s Reasons for the Mergers” beginning on page 58 of this proxy statement/prospectus, after careful consideration, the NSA board has: (i) on behalf of NSA (for itself and in its capacity as the sole general partner of NSA OP) declared that the mergers are advisable and in the best interests of NSA and its shareholders and NSA OP and its limited partners, as applicable; (ii) approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement; (iii) adopted a resolution recommending the company merger and the other transactions contemplated by the merger agreement be approved by the NSA common shareholders and the mergers and the other transactions contemplated by the merger agreement be approved by the limited partners of NSA OP and (iv) directed that the company merger and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of NSA common shareholders, at the special meeting and the mergers and the other transactions contemplated by the merger agreement be submitted for consideration, in the case of the limited partners of NSA OP, by written consent through a consent solicitation.

Vote Required

The approval of the Merger Proposal requires the affirmative vote of the NSA common shareholders entitled to cast a majority of all votes entitled to be cast on the matter. For the approval of the Merger Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have the same effect as a vote “AGAINST” the Merger Proposal.

The vote on the Merger Proposal is a vote separate and apart from the Compensation Proposal and the Adjournment Proposal. Accordingly, you may vote in favor of the Merger Proposal and not vote to approve the Compensation Proposal and/or Adjournment Proposal and vice versa. The approval of the Merger Proposal is a condition to closing under the merger agreement, as NSA common shareholders must approve the company merger in order for the mergers to occur. If NSA common shareholders fail to approve this proposal, the mergers will not occur.

The NSA board recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: COMPENSATION PROPOSAL

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Exchange Act), NSA is providing NSA common shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may be paid or become payable to NSA’s named executive officers that is based on or otherwise relates to the mergers as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to NSA’s Named Executive Officers in Connection with the Mergers” beginning on page 83 of this proxy statement/prospectus.

As required by those rules, NSA is asking NSA common shareholders to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to NSA’s named executive officers that is based on or otherwise relates to the mergers, as disclosed in the section entitled “The Mergers — Interests of NSA’s Trustees and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to NSA’s Named Executive Officers in Connection with the Mergers” beginning on page 83 of this proxy statement/prospectus, is hereby APPROVED.”

Vote Required

The approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting, assuming a quorum is present. For the approval of the Compensation Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have no effect on the vote count for the Compensation Proposal, assuming a quorum is present.

The vote on the Compensation Proposal is a vote separate and apart from the Merger Proposal and the Adjournment Proposal. Accordingly, you may vote not to approve the Compensation Proposal and vote in favor of the Merger Proposal and/or Adjournment Proposal and vice versa. Because the Compensation Proposal is only advisory in nature, it will not be binding on NSA or the NSA board. As such, if the Merger Proposal is approved by NSA common shareholders and the mergers are completed, the compensation payments that are contractually required to be paid by NSA to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the NSA common shareholders on the Compensation Proposal.

The NSA board recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

NSA is asking NSA common shareholders to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

If, at the special meeting, the number of NSA common shares present or represented by proxy and voting in favor of the Merger Proposal is insufficient to approve such proposal, NSA may move to adjourn the special meeting in order to solicit additional proxies for approval of the Merger Proposal.

If NSA common shareholders approve the Adjournment Proposal, NSA could adjourn the special meeting and any adjourned session of the special meeting (subject to the terms and conditions of the merger agreement, including Public Storage’s consent rights over adjournments described in the section entitled “The Special Meeting — Adjournments and Postponements” beginning on page 152 of this proxy statement/prospectus) and use the additional time to solicit additional proxies, including the solicitation of proxies from NSA common shareholders who have previously voted.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter by the NSA common shareholders at the special meeting. For the approval of the Adjournment Proposal, you may vote “FOR” or “AGAINST” or you may “ABSTAIN.” Any abstentions or failures to vote, including broker non-votes, will have no effect on the vote count for the Adjournment Proposal.

The vote on the Adjournment Proposal is a vote separate and apart from the Merger Proposal and the Compensation Proposal. Accordingly, you may vote in favor of the Adjournment Proposal and/or the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. The approval of the Adjournment Proposal is not a condition to the closing.

The NSA board recommends that you vote “FOR” the Adjournment Proposal.

DESCRIPTION OF PUBLIC STORAGE SECURITIES

As a result of the company merger, NSA common shareholders will be entitled to receive Public Storage common shares. The following summary of the terms of Public Storage securities is not complete and is qualified by reference to the Public Storage charter and the Public Storage bylaws. You should read these documents for complete information on Public Storage securities. The Public Storage charter and the Public Storage bylaws are filed as exhibits to the registration statement on this Form S-4, of which this proxy statement/prospectus forms a part, and are incorporated by reference herein. Public Storage files instruments that define the rights of holders of its securities as exhibits to its annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Also, from time to time, Public Storage may file an amendment to these documents or a new instrument that defines the rights of holders of its securities as an exhibit to a Current Report on Form 8-K filed with the SEC. For more information, see the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

General

Under the Public Storage charter, Public Storage is currently authorized to issue an aggregate 850 million shares of beneficial interest, consisting of (i) 650 million Public Storage common shares, (ii) 100 million equity shares of beneficial interest (the “Public Storage equity shares”) and (iii) 100 million Public Storage preferred shares.

Shares Outstanding

As of [    ], the latest practicable date before the date of this proxy statement/prospectus, there were [    ] Public Storage common shares outstanding, no Public Storage equity shares outstanding and [    ] Public Storage preferred shares outstanding.

Public Storage Common Shares

All issued and outstanding Public Storage common shares are duly authorized, fully paid and nonassessable. The rights of Public Storage common shareholders are subject to the rights of holders of any Public Storage preferred shares or Public Storage equity shares that Public Storage has designated or may designate in the future.

Voting Rights

Subject to the provisions of any class or series of shares then outstanding and as otherwise required by law, Public Storage common shareholders are entitled to cast one vote for each share on all matters presented to such holders for a vote. No Public Storage common shareholder is entitled to cumulate votes (i.e., cast for any one or more nominees a number of votes greater than the number of votes which such shareholder normally is entitled to cast).

Dividend and Distribution Rights

Holders of Public Storage common shares will be entitled to receive distributions when, as and if declared by the Public Storage board, out of funds legally available for distribution to Public Storage common shareholders. If Public Storage fails to pay distributions on its outstanding preferred shares of beneficial interest, generally Public Storage may not pay distributions on or repurchase its common shares. If Public Storage were to liquidate, dissolve or wind up its affairs, Public Storage common shareholders will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of Public Storage’s debts and other liabilities and the preferential amounts owing with respect to any outstanding Public Storage preferred shares.

Preemptive Rights

Public Storage common shareholders have no preemptive rights, which means they have no right to acquire any additional Public Storage common shares that Public Storage may issue at a later date.

Transfer Agent

The transfer agent for the Public Storage common shares is Computershare Trust Company, N.A.

Listing

Public Storage common shares are traded on the NYSE under the symbol “PSA.”

Ownership Limitations

See “Description of Public Storage Securities — Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law — Restrictions on Ownership and Transfer” beginning on page 165 of this proxy statement/prospectus.

Preferred Shares

Public Storage is authorized to issue, without further shareholder action, up to 100,000,000 preferred shares of beneficial interest, par value $0.01 per share. The Public Storage charter provides that preferred shares may be issued from time to time in one or more series and gives the Public Storage board broad authority to fix the distribution and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of preferred shares. Public Storage preferred shareholders have no preemptive rights. Public Storage preferred shares are fully paid and nonassessable.

Outstanding Preferred Shares

Public Storage has 14 series of preferred shares outstanding, represented by depositary shares. Each series of preferred shares is on parity with each other series with respect to distributions and upon liquidation. Each series (1) has a stated value of $25.00 per share, (2) provides for cumulative quarterly distributions calculated as a percentage of the stated value, that are payable in preference to and prior to any distributions to the holders of common shares and any other equity shares ranking junior to such series of preferred shares as to payment of distributions, and (3) is subject to redemption after a specified date, in whole or in part, at Public Storage’s option at a cash redemption price of $25.00 per share, plus accrued and unpaid distributions.

If Public Storage voluntarily or involuntarily liquidates, dissolves or winds up, Public Storage preferred shareholders will be entitled to receive out of Public Storage’s assets available for distribution to shareholders, before any assets are distributed to Public Storage common shareholders or any other shares of beneficial interest ranking junior to Public Storage preferred shares, liquidating distributions equal to $25.00 per share or depositary share, plus all accrued and unpaid distributions.

Except as expressly required by law and in certain other limited circumstances, Public Storage preferred shareholders are not entitled to vote. The Public Storage board will not, without the consent of holders of at least 66 2/3% of the outstanding preferred shares, voting together as a single class, authorize another class of shares senior to Public Storage preferred shares.

Distributions

Public Storage preferred shareholders of a particular series are entitled to receive, when, as and if declared by the Public Storage board, out of Public Storage’s assets legally available for payment, cash distributions at the respective rates and on the respective dates as set forth in the Public Storage charter. Each distribution is payable to holders of record as they appear on Public Storage’s share transfer books on the record dates fixed by the Public Storage board.

Distributions on any series of preferred shares may be cumulative or non-cumulative, as provided in the Public Storage charter. Distributions, if cumulative, are cumulative from and after the date set forth in the Public Storage charter. Any distribution made on shares of a series of cumulative Public Storage preferred shares are first credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable. If the Public Storage board fails to declare a distribution on a distribution payment date on any series of the Public Storage preferred shares for which distributions are non-cumulative, the holders of such series of the Public Storage preferred shares have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and Public Storage has no obligation to pay the distribution accrued for the period, whether or not distributions on that series are declared payable on any future distribution payment date.

No distributions (other than in Public Storage common shares or other equity shares ranking junior to the preferred shares of any series as to distributions and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon Public Storage common shares, or any Public Storage equity shares ranking junior to or on a parity with the preferred shares of the series as to distributions or upon liquidation), nor will any Public Storage common shares or any other Public Storage equity shares ranking junior to or on a parity with the Public Storage preferred shares of the series as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares) by Public Storage (except by conversion into or exchange for Public Storage’s other equity shares ranking junior to the preferred shares of the series as to distributions and upon liquidation) unless:

(1) with respect to each series of Public Storage preferred shares that has a cumulative distribution, full cumulative distributions on the Public Storage preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for all past distribution periods and the then current distribution period; and

(2) with respect to each series of Public Storage preferred shares that does not have a cumulative distribution, full distributions on the Public Storage preferred shares of the series have been or contemporaneously are declared and paid or declared and a sum set apart for payment for the then current distribution period.

Any distribution payment made on shares of a series of cumulative Public Storage preferred shares will first be credited against the earliest accrued but unpaid distribution due with respect to shares of the series which remains payable.

Redemption

Public Storage preferred shares are subject to mandatory redemption or redemption at Public Storage’s option, in whole or in part, in each case to the extent set forth in the Public Storage charter. The Public Storage preferred shares also are subject to redemption at Public Storage’s option, in whole or in part, if the Public Storage board determines in good faith that such redemption is necessary to maintain Public Storage’s status as a REIT for tax purposes.

The provisions of the Public Storage charter relating to a series of Public Storage preferred shares that is subject to mandatory redemption specify the number of shares of that series that will be redeemed by Public Storage in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which will not, if shares of that series do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the Public Storage charter.

Notwithstanding the foregoing, no Public Storage preferred shares of any series will be redeemed and Public Storage will not purchase or otherwise acquire directly or indirectly any Public Storage preferred shares of that series (except by conversion into or exchange for equity shares of Public Storage ranking junior to the preferred shares of that series as to distributions and upon liquidation) unless all outstanding preferred shares of that series are simultaneously redeemed unless, in each case:

(1)

if that series of Public Storage preferred shares has a cumulative distribution, full cumulative distributions on the Public Storage preferred shares of that series will have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for all past distribution periods and the then current distribution period is set apart; and

(2)

if that series of Public Storage preferred shares does not have a cumulative distribution, full distributions on the Public Storage preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for payment for the then current distribution period is set apart; provided, however, that Public Storage may acquire preferred shares of the series under a purchase or exchange offer made on the same terms to holders of all outstanding Public Storage preferred shares of the series.

If fewer than all of the outstanding Public Storage preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by Public Storage and these shares may be redeemed pro rata from the holders of record of these shares in proportion to the number of these shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by Public Storage.

A notice of redemption is mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Public Storage preferred shares of any series to be redeemed at the address shown on Public Storage’s share transfer books. Each notice will state:

(1)	the redemption date;

(2)	the number of shares and series of Public Storage preferred shares to be redeemed;

(3)	the redemption price;

(4)	the place or places where certificates for such Public Storage preferred shares are to be surrendered for payment of the redemption price; and

(5)	that distributions on Public Storage preferred shares to be redeemed will cease to accrue on the redemption date.

If fewer than all Public Storage preferred shares of any series are to be redeemed, the notice mailed to each holder will also specify the number of preferred shares to be redeemed from the holder and, upon redemption, a new certificate will be issued evidencing the unredeemed shares without cost to the holder. To facilitate the redemption of preferred shares, the Public Storage board may fix a record date for the determination of preferred shares to be redeemed. The record date may not be less than 30 nor more than 60 days before the date fixed for redemption.

If notice has been given as provided above, unless Public Storage defaults in providing funds for the payment of the redemption price on that date, then from and after the redemption date all distributions on Public Storage preferred shares called for redemption will cease. From and after the redemption date, unless Public Storage defaults, all rights of the holders of Public Storage preferred shares of such series, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when distributions on preferred shares are in arrears, Public Storage may, at any time and from time to time, purchase any Public Storage preferred shares in the open market, by tender or by private agreement.

Liquidation Preference

If Public Storage voluntarily or involuntarily liquidates, dissolves or winds up Public Storage’s affairs, then, before Public Storage makes any distribution or payment to the holders of any Public Storage common shares or any other class or series of shares of beneficial interest ranking junior to Public Storage preferred shares in the distribution of assets upon Public Storage’s liquidation, dissolution or winding up, the holders of each series of Public Storage preferred shares will be entitled to receive out of Public Storage’s assets legally available for distribution to Public Storage shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the Public Storage charter), plus an amount equal to all accrued and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, Public Storage preferred shareholders will have no right or claim to any of Public Storage’s remaining assets. In the event that, upon the voluntary or involuntary liquidation, dissolution or winding up, Public Storage’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Public Storage preferred shares of any series and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest ranking on a parity with Public Storage preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then Public Storage preferred shareholders and all other such classes or series of shares of beneficial interest will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of preferred shares, Public Storage’s remaining assets will be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to Public Storage preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, Public Storage’s consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of Public Storage’s property or business, will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights

Public Storage preferred shareholders have no voting rights, except as set forth below or as otherwise expressly required by law.

If six quarterly distributions payable on any series of preferred shares have not been paid (whether or not declared or consecutive), the holders of all series of Public Storage preferred shares, voting as a single class without regard to series, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, Public Storage may, and upon the written request of the holders of record of not less than 10% of the total number of Public Storage preferred shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the Public Storage bylaws. However, Public Storage will not be required to call a special meeting if the request is received less than 120 days before the date fixed for the next annual meeting of Public Storage shareholders, and the holders of all classes of outstanding Public Storage preferred shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of Public Storage shareholders. Trustees so elected will serve until the next annual meeting of Public Storage shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default in distributions on preferred shares by reason of death, resignation or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Public Storage preferred shares of each series is required to amend or repeal any provision of, or add any provision to, the Public Storage charter, including any articles supplementary, if this action would materially and adversely alter or change the rights, preferences or privileges of the series of preferred shares.

The Public Storage board will not, without the consent of holders of at least 66 2/3% of the outstanding Public Storage preferred shares, voting as a single class, authorize another class of shares of beneficial interest senior to Public Storage preferred shares. No consent or approval of the holders of any series of Public Storage preferred shares is required for the issuance from authorized but unissued Public Storage preferred shares of other Public Storage preferred shares of any series ranking on a parity with or junior to Public Storage preferred shares in question, or senior to a series of Public Storage preferred shares expressly made junior to that series of Public Storage preferred shares as to payment of distributions and distribution of assets, including other Public Storage preferred shares of the same series.

These voting provisions do not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required is effected, all outstanding Public Storage preferred shares of the series had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect the redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of Public Storage preferred shares are convertible into common shares are set forth in the applicable provisions of the Public Storage charter. The terms may include the number of common shares into which the Public Storage preferred shares are convertible, the conversion price (or manner of calculation), the conversion period, provisions as to whether conversion will be at Public Storage’s option or at the option of the holders of the Public Storage preferred shares or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion if Public Storage redeems the Public Storage preferred shares.

Equity Shares

The Public Storage charter provides that equity shares may be issued from time to time in one or more series and gives the Public Storage board broad authority to fix the distribution, conversion and voting rights, redemption provisions and liquidation rights of each series of equity shares. Holders of equity shares have no preemptive rights. No Public Storage equity shares are currently outstanding.

Ownership Limitations

See “Description of Public Storage Securities — Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law — Restrictions on Ownership and Transfer” beginning on page 165 of this proxy statement/prospectus.

Depositary Shares

The Public Storage preferred shares represented by depositary shares have been deposited with Computershare Trust Company, N.A. under a deposit agreement, among the depositary, the holders of the depositary receipts and Public Storage. The depositary is the transfer agent, registrar and distribution disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this proxy statement/prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the Public Storage charter.

Distributions

The depositary will distribute all cash or other cash distributions received in respect of the series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date fixed by Public Storage for the applicable series of preferred shares. The depositary, however, will distribute only an amount as can be distributed without attributing to any depositary share a fraction of one cent with any undistributed balance added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines (after consultation with Public Storage) that it is not feasible to make the distribution. If this occurs, the depositary may (with Public Storage’s approval) sell the property and distribute the net proceeds from that sale to those holders or adopt another method of distribution as it deems equitable and appropriate.

Liquidation Rights

If Public Storage liquidates, dissolves or winds up its affairs, whether voluntarily or involuntarily, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of preferred shares or equity shares, as set forth in the Public Storage charter.

Redemption

For all cases where series of preferred shares represented by that series of depositary shares is redeemable, those depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred shares held by the depositary. Whenever Public Storage redeems any Public Storage preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing Public Storage preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from Public Storage and not less than 30 nor more than 60 days prior to the date fixed for redemption of Public Storage preferred shares and the depositary shares to the record holders of the depositary receipts.

Conversion

If the series of Public Storage preferred shares represented by the applicable series of depositary shares is convertible into a different class of Public Storage’s shares, the depositary shares will also be convertible on the terms described in the Public Storage charter.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of Public Storage preferred shares represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts as of the record date for that meeting. Each record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by that record holder’s depositary shares. The depositary will then try, as far as practicable, to vote Public Storage preferred shares represented by such depositary shares in accordance with those instructions, and Public Storage will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any Public Storage preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Shares

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due to the depositary, and subject to the terms of the deposit agreement, the surrendering holder is entitled to delivery of the number of whole Public Storage preferred shares and all money and other property, if any, represented by those depositary shares. Partial Public Storage preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred shares will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts evidencing depositary shares.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the depositary and Public Storage. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares of any series will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares of that series then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing those depositary shares with instructions to the depositary to deliver to the holder Public Storage preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or by Public Storage only if:

(1)	all outstanding depositary shares have been redeemed; or

(2)

there has been a final distribution in respect of Public Storage preferred shares in connection with Public Storage’s liquidation, dissolution or winding up and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

Public Storage will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Public Storage will pay charges of the depositary in connection with the initial deposit of Public Storage preferred shares and the initial issuance of the depositary receipts, and redemption of Public Storage preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and those other charges as are provided in the deposit agreement to be for their accounts. In some circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from Public Storage which are delivered to the depositary and which Public Storage is required to furnish to the holders of Public Storage preferred shares or equity shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications received from Public Storage which are received by the depositary as the holder of Public Storage preferred shares.

Neither the depositary nor Public Storage assume any obligation or liability under the deposit agreement to holders of depositary receipts other than for the depositary’s or Public Storage’s negligence or willful misconduct. Neither the depositary nor Public Storage will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Public Storage’s obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of the depositary’s duties under the deposit agreement. Neither the depositary nor Public Storage will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares or equity shares unless satisfactory indemnity is furnished. Public Storage and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give the information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Public Storage notice of its election to do so, and Public Storage may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150 million.

Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law

Certain provisions of the Public Storage charter, the Public Storage bylaws and Maryland law could make it less likely that Public Storage’s management would be changed, or someone would acquire voting control of Public Storage without the consent of the Public Storage board. These provisions could delay, deter or prevent tender offers or takeover attempts that Public Storage shareholders might believe are in their best interests, including tender offers or takeover attempts that could allow Public Storage shareholders to receive premiums over the market price of their common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, Public Storage shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of outstanding Public Storage common shares and Public Storage preferred shares (after taking into account options to acquire shares) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

To maintain Public Storage’s qualification as a REIT, the Public Storage charter provides that:

•

no person, other than an excepted holder, a designated investment entity (each as defined in the Public Storage charter) or a person for whom the Public Storage board has established an exemption, may own, directly or indirectly, or be deemed to own by virtue of the attribution provisions of the Code, more than 3%, in value or number, whichever is more restrictive, of the outstanding shares of any class or series of Public Storage common shares;

•

no person, other than an excepted holder, a designated investment entity (each as defined in the Public Storage charter) or a person for whom the Public Storage board has established an exemption, may own, directly or indirectly, or be deemed to own through attribution, more than 9.9% in value or number, whichever is more restrictive, of the outstanding shares of any class or series of Public Storage preferred shares or equity shares;

•

no excepted holder, which means certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application of attribution rules under the Code, may own, directly or indirectly, common shares if, under the applicable tax attribution rules of the Code, any single excepted holder who is treated as an individual would own more than 35.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding Public Storage common shares, any two excepted holders treated as individuals would own more than 38.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding Public Storage common shares, any three excepted holders treated as individuals would own more than 41.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding Public Storage common shares, any four excepted holders treated as individuals would own more than 44.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding Public Storage common shares, or any five excepted holders treated as individuals would own more than 47.66%, in value or number, whichever is more restrictive, of any class or series of the outstanding Public Storage common shares;

•

no excepted holder may own, directly or indirectly, or be deemed to own through attribution, more than 15% in value or number, whichever is more restrictive, of the outstanding shares of any class or series of equity shares; there is no special limit specifically applicable to Public Storage preferred shares except the general ownership limit;

•

no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.9%, in value or number, whichever is more restrictive, of the outstanding shares of any class or series of Public Storage common shares;

•

a designated investment entity may acquire or hold, directly or indirectly (or through attribution), 100% of the outstanding shares of any class or series of Public Storage preferred shares or equity shares;

•

no person shall actually or beneficially own Public Storage’s shares to the extent that such ownership would result in Public Storage being “closely held” under Section 856(h) of the Code or otherwise cause Public Storage to fail to qualify as a REIT at any time; and

•	no person shall transfer Public Storage’s shares if such transfer would result in Public Storage’s shares being owned by fewer than 100 persons at any time.

The excepted holder limit was established in light of the fact that the Hughes family and certain related trusts and entities owned a significant percentage of Public Storage common shares and had the right to acquire additional common shares. Public Storage believes that the excepted holder limit will not jeopardize Public Storage’s status as a REIT because no five excepted holders can own more than 47.66% of any class or series of Public Storage outstanding common shares and, thus, Public Storage will be in compliance with the REIT qualification requirement prohibiting five or fewer individuals from owning more than 50% of the value of Public Storage’s outstanding shares.

The Public Storage charter defines a “designated investment entity” as:

(1) an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code;

(2) an entity that qualifies as a regulated investment company under Section 851 of the Code; or

(3) an entity (a “qualified investment manager”) that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of Public Storage, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customer account holders, the individual account holders of the accounts managed by such entity, would satisfy the 3% common share or 9.9% preferred share or equity share ownership limit, as applicable, if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

Under the Public Storage charter, the Public Storage board may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for common shares, the 9.9% ownership limit for preferred and equity shares, or the ownership limit for Public Storage common shares applicable to designated investment entities, if such shareholder provides certain information and makes certain representations to the Public Storage board that are satisfactory to the Public Storage board, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize Public Storage’s qualification as a REIT. The Public Storage board has from time to time granted waivers to such persons.

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of Public Storage’s shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to Public Storage and provide Public Storage with such other information as the Public Storage board may request in order to determine the effect of such transfer on Public Storage’s status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then the Public Storage charter provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if the Public Storage board determines that it is no longer in Public Storage’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

All certificates evidencing Public Storage’s shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of Public Storage’s shares, including Public Storage common shares, will be required to give written notice to Public Storage within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to Public Storage such additional information as the Public Storage board may request in order to determine the effect, if any, of such beneficial ownership on Public Storage’s status as a REIT and to ensure compliance with the various ownership limitations. In addition, each shareholder shall upon demand be required to provide to the Public Storage board such information as the Public Storage board may request, in good faith, in order to determine Public Storage’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Advance Notice Provisions for Shareholder Business and Nominations

The Public Storage bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as trustees or to bring other business before any meeting of Public Storage shareholders. Any shareholder nomination or proposal for action at an upcoming shareholder meeting must be delivered to Public Storage in the manner and by the deadline described in the Public Storage bylaws. The chairman at any shareholder meeting is not required to recognize any proposal or nomination which did not comply with these requirements.

Proxy Access

The Public Storage bylaws contain a proxy access right provision to permit a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements to include trustee nominees in Public Storage’s proxy materials for annual meetings of Public Storage shareholders. To be eligible to use these proxy access provisions, such shareholders must, among other requirements:

•	have owned Public Storage common shares equal to at least 3% of the aggregate of Public Storage’s issued and outstanding common shares continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control of Public Storage and that such shareholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of trustee nominees in Public Storage’s proxy materials and provide other required information to Public Storage no earlier than 150 days and no later than 120 days before the anniversary of the mailing date for the prior year’s annual meeting notice, however, if the mailing date for the upcoming annual meeting notice is more than 30 days earlier or more than 60 days later than that anniversary date, an adjusted deadline will be set in accordance with the bylaws.

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the Public Storage bylaws.

Indemnification and Limitation of Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages, subject to specified exceptions. The Public Storage charter contains such a provision, which provides that, to the maximum extent permitted by Maryland law, no trustee or officer of Public Storage will be liable to Public Storage or its shareholders for money damages, except to the extent that the trustee or officer actually received an improper benefit or profit in money, property or services, or a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that the trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Public Storage charter further provides that, to the maximum extent permitted by Maryland law and in accordance with the applicable provisions of the Public Storage bylaws, Public Storage will indemnify present and former trustees and officers, including any individual who, at the request of Public Storage, serves or has served another entity or employee benefit plan in a similar capacity, against claims and liabilities to which such person may become subject by reason of such service. In accordance with the Public Storage bylaws, Public Storage will also indemnify any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was made a party by reason of service in that capacity, against reasonable expenses incurred by him or her in connection with the proceeding.

The Public Storage bylaws further provide that Public Storage will pay or reimburse, as incurred and in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer who is made or threatened to be made a party to a proceeding by reason of such services, provided that Public Storage has received the written affirmation and undertaking required by Maryland law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Public Storage trustees, officers or controlling persons pursuant to the foregoing provisions, or otherwise, Public Storage has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Public Storage of expenses incurred or paid by a trustee, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer or controlling person in connection with the securities being registered, Public Storage will, unless in the opinion of Public Storage’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Public Storage is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

Maryland Interested Shareholder Statute

Under the MGCL, the business combination statute restricts certain transactions, such as mergers, consolidations, or significant equity issuances, between a Maryland real estate investment trust and an “interested stockholder.” The MGCL defines an interested stockholder as any entity or individual who beneficially holds 10% or more of a company’s voting power, or an affiliate who held that 10% threshold at any point during the previous two years. For a period of five years following the date an interested stockholder reaches this status, all such business combinations are strictly prohibited. Once this five-year moratorium expires, any proposed combination must receive the board’s recommendation and the approval of two distinct voting groups: (i) 80% of the total votes eligible to be cast and (ii) two-thirds of the votes held by disinterested stockholders (excluding the interested stockholder and its associates). These voting and timing requirements are waived if a company’s board approves or exempts the transaction, or the stockholder’s acquisition, prior to them becoming an interested stockholder. Additionally, combinations may proceed if they satisfy specific procedural and fair price criteria defined by the statute.

The Public Storage charter provides that this statute does not apply to business combinations between Public Storage and B. Wayne Hughes, Tamara Hughes Gustavson, B. Wayne Hughes Jr., each of their respective spouses, children and grandchildren (and the spouses of such children and grandchildren) (collectively, the “Hughes family members”), any person who is or would be a beneficial owner of Public Storage common shares as a result of the beneficial ownership of Public Storage common shares by any Hughes family member, B.W. Hughes Living Trust, B. Wayne Hughes 5-04 Annuity Trust, B. Wayne Hughes 6-04 Annuity Trust, B. Wayne Hughes 9-05 Annuity Trust, American Commercial Equities, LLC, American Commercial Equities Two, LLC and any person whose beneficial ownership of Public Storage common shares would cause a Hughes family member to be deemed the beneficial owner of such common shares, solely to the extent of such deemed beneficial ownership. In addition, as permitted by the MRL, Public Storage has opted out of the control share acquisition statute applicable to Maryland real estate investment trusts.

DESCRIPTION OF PUBLIC STORAGE SERIES T PREFERRED SHARES AND PUBLIC STORAGE SERIES U PREFERRED SHARES

As a result of the company merger, holders of NSA Series A preferred shares will be entitled to receive Public Storage Series T preferred shares and holders of NSA Series B preferred shares will be entitled to receive Public Storage Series U preferred shares. Public Storage Series T preferred shares and Public Storage Series U preferred shares will have rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges and voting powers of the corresponding series of NSA preferred shares outstanding immediately prior to the closing. The following summary of the terms of Public Storage Series T preferred shares and Public Storage Series U preferred shares is not complete and is qualified by reference to the forms of the articles supplementary designating the Public Storage Series T preferred shares and the Public Storage Series U preferred shares, which are attached as Annex D and Annex E, respectively, to this proxy statement/prospectus. You should read these documents for complete information on Public Storage Series T preferred shares or Public Storage Series U preferred shares.

Public Storage Series T Preferred Shares

General

The Public Storage Series T preferred shares will be redeemable for cash at $25.00 per share at Public Storage’s option, plus accrued and unpaid distributions. Public Storage Series T preferred shareholders will be entitled to cumulative cash distributions at a rate of 6.000% of the $25.00 liquidation preference per share annually (equivalent to a fixed annual $1.50 per share). Upon any voluntary or involuntary liquidation, dissolution or winding up, Public Storage Series T preferred shareholders will be entitled to receive $25.00 per share plus accrued and unpaid dividends before any distributions are made to holders of junior equity.

Ranking

Public Storage Series T preferred shares will rank (a) senior to all Public Storage common shares and all other classes or series of shares of beneficial interest in Public Storage now or hereafter authorized, issued or outstanding expressly designated as ranking junior to Public Storage Series T preferred shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage; (b) on parity with any class or series of equity shares of Public Storage expressly designated as ranking on parity with Public Storage Series T preferred shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage, including Public Storage Series U preferred shares and any currently outstanding Public Storage preferred shares; and (c) junior to any class or series of equity shares of Public Storage expressly designated as ranking senior to Public Storage Series T preferred shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage.

Distributions

Subject to the preferential rights of the holders of any class or series of shares of beneficial interest in Public Storage ranking senior to Public Storage Series T preferred shares as to distribution rights, Public Storage Series T preferred shareholders will be entitled to receive, when, as and if authorized by the Public Storage board and declared by Public Storage, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.000% per annum of the $25.00 liquidation preference per Public Storage Series T preferred share (equivalent to a fixed annual amount of $1.50 per Public Storage Series T preferred share). Such distributions will accrue and be cumulative from and including the first day of the calendar quarter during which any Public Storage Series T preferred shares are issued, and will be payable quarterly in arrears on each distribution payment date. “Distribution payment date” means the last calendar day of each March, June, September and December.

Public Storage Series T preferred shareholders will not be entitled to any distributions, whether payable in cash, property or equity shares, in excess of full cumulative dividends on the Public Storage Series T preferred shares. Any distribution payment made on the Public Storage Series T preferred shares will first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remain payable. Accrued but unpaid distributions on the Public Storage Series T preferred shares will accrue as of the distribution payment date on which they first become payable.

Conversion Rights

Except as described below under the heading “Description of Public Storage Series T Preferred Shares and Public Storage Series U Preferred Shares — Public Storage Series T Preferred Shares — Redemption,” Public Storage Series T preferred shares will not be convertible into or exchangeable for any other property or securities of Public Storage.

Redemption

Public Storage, at its option, upon not fewer than 30 and not more than 60 days’ written notice, will be permitted to redeem Public Storage Series T preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions (whether or not authorized or declared) thereon up to but excluding the date fixed for redemption, without interest, to the extent Public Storage has funds legally available therefor or if the Public Storage board has determined that such redemption is reasonably necessary to preserve its status as a REIT. If fewer than all of the outstanding Public Storage Series T preferred shares are to be redeemed, the Public Storage Series T preferred shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by Public Storage. If redemption is to be by lot and, as a result, any holder of Public Storage Series T preferred shares would violate any of the restrictions on ownership and transfer of Public Storage equity shares set forth in the Public Storage charter, because such holder’s Public Storage Series T preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Public Storage charter, Public Storage shall redeem the requisite number of Public Storage Series T preferred shares of such holder such that no holder will violate any of the restrictions on ownership and transfer of Public Storage equity shares set forth in the Public Storage charter, subsequent to such redemption.

If (i) notice of redemption of any Public Storage Series T preferred shares has been given (in the case of a redemption of Public Storage Series T preferred shares other than to preserve the status of Public Storage as a REIT), (ii) the funds necessary for such redemption have been set aside by Public Storage for the benefit of the holders of any Public Storage Series T preferred shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, dividends will cease to accrue on such Public Storage Series T preferred shares, such Public Storage Series T preferred shares will no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest.

The Public Storage Series T preferred shares will include a change of control redemption feature. A “change of control” requires both (i) the acquisition by any person of beneficial ownership of shares entitling such person to exercise more than 50% of the total voting power of all equity shares of Public Storage and (ii) the absence of listed common shares of Public Storage or the acquiring or surviving entity following the transaction. Upon a change of control, Public Storage may, on not less than 30 nor more than 60 days’ written notice, redeem the Public Storage Series T preferred shares within 120 days after the change of control for cash at $25.00 per share, plus any accrued and unpaid distributions. If Public Storage does not elect to redeem Public Storage Series T preferred shares, holders will have the right to convert some or all of their Public Storage Series T preferred shares into Public Storage common shares, or, in the case of a transaction in which Public Storage common shares are exchanged for cash, securities or other property, into the kind and amount of consideration the holders would have received upon conversion. The Public Storage Series T preferred shares will not otherwise be convertible into or exchangeable for any other property or securities of Public Storage.

Restrictions on Ownership and Transfer

See “Description of Public Storage Securities — Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law — Restrictions on Ownership and Transfer” beginning on page 165 of this proxy statement/prospectus.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, before any distribution or payment is made to Public Storage common shareholders or any other class or series of equity shares of Public Storage ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, junior to Public Storage Series T preferred shares, the Public Storage Series T preferred shareholders shall be entitled to be paid out of the assets of Public Storage legally available for distribution to its shareholders, after payment of or provision for the debts and other liabilities of Public Storage and any class or series of equity shares of Public Storage ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, senior to Public Storage Series T preferred shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) up to but excluding the date of payment.

In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Public Storage are insufficient to pay the full amount of the liquidating distributions on all outstanding Public Storage Series T preferred shares and the corresponding amounts payable on all equity shares of Public Storage of other classes or series ranking, as to rights upon Public Storage’s liquidation, dissolution or winding up, on parity with Public Storage Series T preferred shares in the distribution of assets, then the Public Storage Series T preferred shareholders and the holders of each such other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with Public Storage Series T preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Except as indicated below or otherwise required by law, Public Storage Series T preferred shareholders will have no voting rights.

Right to Elect Two Trustees Upon Non-Payment of Dividends

If distributions on the Public Storage Series T preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, Public Storage Series T preferred shareholders and the holders of any other class or series of Public Storage preferred shares ranking on parity with the Public Storage Series T preferred shares and upon which like voting rights have been conferred (“parity preferred shares”) with which Public Storage Series T preferred shareholders are entitled to vote together as a single class (voting together as a single class), will be entitled to vote for the election of two additional trustees (unless the number of trustees has previously been so increased pursuant to the terms of any class or series of parity preferred shares) to serve on the Public Storage board until all accumulated unpaid distributions with respect to the Public Storage Series T preferred shares have been paid in full.

Other Voting Rights

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Public Storage Series T preferred shares and the holders of any other class or series of parity preferred shares with which Public

Storage Series T preferred shareholders are entitled to vote together as a single class (voting together as a single class) is required for Public Storage to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to Public Storage Series T preferred shares or, subject to certain exceptions, to amend any provision of the Public Storage charter so as to materially and adversely affect any right, preference, privilege or voting power of Public Storage Series T preferred shares. If the proposed amendment to the Public Storage charter would materially and adversely affect the rights, preferences, privileges or voting powers of Public Storage Series T preferred shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of Public Storage Series T preferred shares voting as a separate class, is also required.

Public Storage Series U Preferred Shares

General

The Public Storage Series U preferred shares will be redeemable for cash at $25.00 per share at Public Storage’s option, plus accrued and unpaid distributions, subject to restrictions set forth below. Public Storage Series U preferred shareholders will be entitled to cumulative cash distributions at a rate of 6.000% of the $25.00 liquidation preference per share annually (equivalent to a fixed annual $1.50 per share). Upon any voluntary or involuntary liquidation, dissolution or winding up, Public Storage Series U preferred shareholders will be entitled to receive $25.00 per share plus accrued and unpaid dividends before any distributions are made to holders of junior equity.

Ranking

Public Storage Series U preferred shares will rank (a) senior to all Public Storage common shares and all other classes or series of shares of beneficial interest in Public Storage now or hereafter authorized, issued or outstanding expressly designated as ranking junior to Public Storage Series U preferred shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage; (b) on parity with any class or series of equity shares of Public Storage expressly designated as ranking on parity with Public Storage Series U preferred shares as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage, including Public Storage Series T preferred shares and any currently outstanding Public Storage preferred shares; and (c) junior to any class or series of equity shares of Public Storage expressly designated as ranking senior to Public Storage Series U preferred shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Public Storage.

Distributions

Subject to the preferential rights of the holders of any class or series of shares of beneficial interest in Public Storage ranking senior to Public Storage Series U preferred shares as to distribution rights, Public Storage Series U preferred shareholders will be entitled to receive, when, as and if authorized by the Public Storage board and declared by Public Storage, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.000% per annum of the $25.00 liquidation preference per Public Storage Series U preferred share (equivalent to a fixed annual amount of $1.50 per Public Storage Series U preferred share). Such distributions will accrue and be cumulative from and including the first day of the calendar quarter during which any Public Storage Series U preferred shares are issued, and will be payable quarterly in arrears on each distribution payment date.

Public Storage Series U preferred shareholders will not be entitled to any distribution, whether payable in cash, property or equity shares, in excess of full cumulative dividends on the Public Storage Series U preferred shares. Any distribution payment made on the Public Storage Series U preferred shares will first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remain payable. Accrued but unpaid distributions on the Public Storage Series U preferred shares will accrue as of the distribution payment date on which they first become payable.

Conversion Rights

Except as described below under the heading “Description of Public Storage Series T Preferred Shares and Public Storage Series U Preferred Shares — Public Storage Series U Preferred Shares — Redemption,” Public Storage Series U preferred shares will not be convertible into or exchangeable for any other property or securities of Public Storage.

Redemption

The Public Storage Series U preferred shares will not be redeemable prior to September 15, 2043. On or after September 15, 2043, Public Storage, at its option, upon not fewer than 30 and not more than 60 days’ written notice, will be permitted to redeem Public Storage Series U preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions (whether or not authorized or declared) thereon up to but excluding the date fixed for redemption, without interest, to the extent Public Storage has funds legally available therefor or if the Public Storage board has determined that such redemption is reasonably necessary to preserve its status as a REIT. If fewer than all of the outstanding Public Storage Series U preferred shares are to be redeemed, the Public Storage Series U preferred shares to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by Public Storage. If redemption is to be by lot and, as a result, any holder of Public Storage Series U preferred shares would violate any of the restrictions on ownership and transfer of Public Storage equity shares set forth in the Public Storage charter, because such holder’s Public Storage Series U preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Public Storage charter, Public Storage shall redeem the requisite number of Public Storage Series U preferred shares of such holder such that no holder will violate any of the restrictions on ownership and transfer of Public Storage equity shares set forth in the Public Storage charter, subsequent to such redemption.

If (i) notice of redemption of any Public Storage Series U preferred shares has been given (in the case of a redemption of Public Storage Series U preferred shares other than to preserve the status of Public Storage as a REIT), (ii) the funds necessary for such redemption have been set aside by Public Storage for the benefit of the holders of any Public Storage Series U preferred shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, dividends will cease to accrue on such Public Storage Series U preferred shares, such Public Storage Series U preferred shares will no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest.

The Public Storage Series U preferred shares will include a change of control redemption feature. Upon a change of control, Public Storage may, on not less than 30 nor more than 60 days’ written notice, redeem the Public Storage Series U preferred shares within 120 days after the change of control for cash at $25.00 per share, plus any accrued and unpaid distributions. If Public Storage does not elect to redeem the Public Storage Series U preferred shares, holders will have the right to convert some or all of their Public Storage Series U preferred shares into Public Storage common shares, or, in the case of a transaction in which Public Storage common shares are exchanged for cash, securities or other property, into the kind and amount of consideration the holders would have received upon conversion. The Public Storage Series U preferred shares will not otherwise be convertible into or exchangeable for any other property or securities of Public Storage.

Restrictions on Ownership and Transfer

See “Description of Public Storage Securities — Anti-Takeover Provisions in the Public Storage Charter and the Public Storage Bylaws and Under Maryland Law — Restrictions on Ownership and Transfer” beginning on page 165 of this proxy statement/prospectus.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, before any distribution or payment is made to Public Storage common shareholders or any other class or series of equity shares of Public Storage ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, junior to Public Storage Series U preferred shares, the Public Storage Series U preferred shareholders shall be entitled to be paid out of the assets of Public Storage legally available for distribution to its shareholders, after payment of or provision for the debts and other liabilities of Public Storage and any class or series of equity shares of Public Storage ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of Public Storage, senior to Public Storage Series U preferred shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) up to but excluding the date of payment.

In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Public Storage are insufficient to pay the full amount of the liquidating distributions on all outstanding Public Storage Series U preferred shares and the corresponding amounts payable on all equity shares of Public Storage of other classes or series ranking, as to rights upon Public Storage’s liquidation, dissolution or winding up, on parity with Public Storage Series U preferred shares in the distribution of assets, then the Public Storage Series U preferred shareholders and the holders of each such other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with Public Storage Series U preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Except as indicated below or otherwise required by law, Public Storage Series U preferred shareholders will have no voting rights.

Right to Elect Two Trustees Upon Non-Payment of Dividends

If distributions on the Public Storage Series U preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, Public Storage Series U preferred shareholders and the holders of parity preferred shares with which Public Storage Series U preferred shareholders are entitled to vote together as a single class (voting together as a single class), will be entitled to vote for the election of two additional trustees (unless the number of trustees has previously been so increased pursuant to the terms of any class or series of parity preferred shares) to serve on the Public Storage board until all accumulated unpaid distributions with respect to the Public Storage Series U preferred shares have been paid in full.

Other Voting Rights

In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Public Storage Series U preferred shares and the holders of any other class or series of parity preferred shares with which Public Storage Series U preferred shareholders are entitled to vote together as a single class (voting together as a single class) is required for Public Storage to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to Public Storage Series U preferred shares or, subject to certain exceptions, to amend any provision of the Public Storage charter so as to materially and adversely affect any right, preference, privilege or voting power of Public Storage Series U preferred shares. If the proposed amendment to the Public Storage charter would materially and adversely affect the rights, preferences, privileges or voting powers of Public Storage Series U preferred shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of Public Storage Series U preferred shares voting as a separate class, is also required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of May 5, 2026 regarding the beneficial ownership of NSA common shares, which includes NSA OP units, vested NSA OP LTIP units, and units in NSA’s DownREIT partnerships, as if each unit were redeemed for one NSA common share, by (i) each person known to NSA to be the beneficial owner of more than 5% of the outstanding NSA common shares, (ii) NSA’s named executive officers and other executive officers, (iii) NSA’s trustees, and (iv) all of NSA’s trustees, named executive officers and other executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights.

	NSA Common Shares Beneficially Owned
Name(1)	Number(2)		Percent(3)
Named Executive Officers (“NEOs”), Other Executive Officers and Trustees:
Tamara D. Fischer	502,909	(4)(23)	*
Arlen D. Nordhagen	6,491,144	(5)(23)	8.1%
David G. Cramer	2,241,307	(6)(23)	2.9%
Brandon S. Togashi	117,173	(7)	*
William S. Cowan, Jr.	56,093	(8)	*
Tiffany S. Kenyon	40,676	(9)	*
Warren W. Allan	1,297,536	(10)	1.7%
Lisa R. Cohn	11,624	(11)	*
Paul W. Hylbert, Jr.	78,103	(12)	*
Chad L. Meisinger	171,035	(13)	*
Steven G. Osgood	142,487	(14)	*
Dominic M. Palazzo	56,909	(15)	*
Michael J. Schall	18,618	(16)	*
Charles F. Wu	22,998	(17)	*
All trustees, NEOs and other executive officers as a group (14 persons)	11,248,612		13.6%
5% or Greater Beneficial Owners
BlackRock, Inc.	9,030,972	(18)	10.9%
Kevin M. Howard	7,779,428	(19)	8.6%
Vanguard Portfolio Management, LLC	6,012,296	(20)	7.8%
Prudential Financial Inc.	4,157,891	(21)	5.4%
Long Pond Capital, LP	3,846,289	(22)	5.0%

*	Represents beneficial ownership of less than 1%.
(1)	The address for each of the trustees and officers named above is 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111.
(2)

A person is deemed to be the beneficial owner of any NSA common shares, NSA OP units, NSA DownREIT OP units or vested LTIP units in NSA OP if that person has or shares voting power or investment power with respect to those NSA common shares, NSA OP units, DownREIT OP units or vested LTIP units or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares or units and “investment power” is the power to dispose or direct the disposition of shares or units. The numerator in the column “NSA Common Shares Beneficially Owned” includes each beneficial owner’s Common Shares, NSA OP units, DownREIT OP units and vested LTIP units and excludes each beneficial owner’s unvested LTIP units and units in NSA’s DownREIT partnerships, except those units that are convertible into or exchangeable for NSA common shares at any time within 60 days of the date of the table.

(3)

With respect to NSA’s named executive officers, other executive officers, and trustees, the denominator in the table is based on a total of 77,212,533 NSA common shares outstanding as of May 5, 2026 (which includes NSA restricted common shares), plus each person’s NSA OP units and vested NSA OP LTIP units and, to the extent that the applicable lockup period has expired, units in NSA’s DownREIT partnerships, assuming that such person’s NSA OP units, NSA DownREIT OP units and vested NSA OP LTIP units have been converted or exchanged on a one-for-one basis into NSA common shares, and none of the NSA OP units, vested NSA OP LTIP units, or NSA DownREIT OP units held by other persons or entities are converted or exchanged for NSA common shares.

(4)

This amount includes 18,000 NSA common shares, 470,333 NSA OP units and 14,576 vested NSA OP LTIP units and excludes 109,828 unvested NSA OP LTIP units. In addition, Ms. Fischer has or shares voting and investment power over 1,500 NSA Series A preferred shares.

(5)

This amount includes 3,958,130 NSA common shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls, which includes 145,504 NSA common shares for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through the Nord Foundation, which is a nonprofit tax-exempt organization under section 501(c)(3) of the Internal Revenue Code for which Mr. Nordhagen does not have a pecuniary interest, 2,068,834 NSA OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through entities he controls, 463,261 NSA DownREIT OP units for which Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls and 919 vested NSA OP LTIP units, and excludes 28,424 unvested NSA OP LTIP units. Mr. Nordhagen or entities he controls have pledged 600,000 NSA common shares and 1,469,012 NSA OP units to one or more banks or financial institutions as security for one or more loans. Mr. Nordhagen disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Nordhagen has or shares voting and investment power directly or indirectly through his spouse or entities he controls with respect to 24,066 NSA Series A preferred shares, plus an additional 8,689 NSA Series A preferred shares held by the Nord Foundation.

(6)

This amount includes 1,912,204 NSA common shares for which Mr. Cramer has or shares voting and investment power directly or indirectly through his spouse or entities he controls, 298,548 NSA OP units that he owns directly and 30,555 vested NSA OP LTIP units. This amount excludes 258,001 unvested NSA OP LTIP units. Mr. Cramer has pledged 605,000 NSA common shares to one or more banks or financial institutions as security for one or more loans. Mr. Cramer disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein.

(7)	This amount includes 250 NSA common shares, 99,577 NSA OP units, and 17,346 vested NSA OP LTIP units and excludes 110,209 unvested NSA OP LTIP units.
(8)

This amount includes 28,016 NSA OP units and 17,606 vested NSA OP LTIP units, and 10,471 unvested LTIP units that are scheduled to vest on June 10, 2026, and excludes 140,923 unvested NSA OP LTIP units.

(9)	This amount includes 34,200 NSA OP units and 6,476 vested NSA OP LTIP units and excludes 51,024 unvested NSA OP LTIP units.
(10)

This amount includes 1,292,488 NSA OP units for which Mr. Allan has or shares voting and investment power directly or indirectly through entities he controls, 1,580 vested NSA OP LTIP units, and 3,468 NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 annual meeting of NSA common shareholders (“2026 NSA annual meeting”), so long as Mr. Allan remains a trustee. This amount excludes 1,170 unvested NSA OP LTIP units that are scheduled to vest on August 15, 2026, so long as Mr. Allan remains a trustee. Mr. Allan or entities he controls has pledged 80,000 NSA OP units to one or more banks or financial institutions as security for one or more loans. In addition, Mr. Allan has or shares voting and investment power directly or indirectly through entities he controls with respect to 4,490 Series A-1 preferred units in NSA OP.

(11)

This amount includes 5,845 vested NSA OP LTIP units and 5,779 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Ms. Cohn remains a trustee.

(12)

This amount includes 16,350 NSA common shares, 50,650 NSA OP units, 4,890 vested NSA OP LTIP units and 6,213 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Mr. Hylbert remains a trustee.

(13)

This amount includes 114,155 NSA common shares, 46,608 NSA OP units, 4,493 vested NSA OP LTIP units and 5,779 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Mr. Meisinger remains a trustee.

(14)

This amount includes 131,036 NSA OP units, 5,022 vested NSA OP LTIP units and 6,429 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Mr. Osgood remains a trustee.

(15)

This amount includes 48,303 NSA OP units, 3,766 vested NSA OP LTIP units and 4,840 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Mr. Palazzo remains a trustee.

(16)

This amount includes 6,000 NSA common shares, 4,757 vested NSA OP LTIP units, and 7,861 unvested NSA OP LTIP units, of which 6,502 are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting and 1,359 are scheduled to vest on May 13, 2026, in each case so long as Mr. Schall remains a trustee.

(17)

This amount includes 12,726 NSA OP units, 4,493 vested NSA OP LTIP units, and 5,779 unvested NSA OP LTIP units that are scheduled to vest on the earlier of May 15, 2026 and the calendar day immediately preceding the 2026 NSA annual meeting, so long as Mr. Wu remains a trustee.

(18)

Based on information provided in a Schedule 13G/A filed on January 24, 2024, BlackRock, Inc. reported sole voting power with respect to 8,719,403 NSA common shares and sole dispositive power with respect to 9,030,972 NSA common shares. The Schedule 13G/A reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G/A. BlackRock Inc.’s address is 50 Hudson Yards, New York, NY 10001.

(19)

This amount includes NSA common shares held directly by Mr. Howard and 7,758,928 NSA OP units for which Mr. Howard has or shares voting and investment power directly or indirectly through entities he controls. Mr. Howard disclaims beneficial ownership over the units shown in the table, except to the extent of his pecuniary interest therein. In addition, Mr. Howard has or shares voting and investment power directly or indirectly through his spouse or entities he controls with respect to 11,147 Series A-1 preferred units in NSA OP.

(20)

Based on information provided in a Schedule 13G filed on April 29, 2026, Vanguard Portfolio Management, LLC, Vanguard Fiduciary Trust Company and Vanguard Global Advisers, LLC reported sole voting power with respect to 8,509 NSA common shares and sole dispositive power with respect to 6,012,296 NSA common shares. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The address for Vanguard Portfolio Management, LLC, Vanguard Fiduciary Trust Company and Vanguard Global Advisers, LLC is 100 Vanguard Boulevard, Malvern, PA 19355.

(21)

Based on information provided in a Schedule 13G filed on November 7, 2025, Prudential Financial Inc. reported shared voting power over 4,155,610 NSA common shares and shared dispositive power over 4,157,891 NSA common shares. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. Prudential Financial Inc.’s address is 751 Broad Street, Newark, New Jersey 07102-3777.

(22)

Based on information provided in a Schedule 13G filed on November 14, 2025, Long Pond Capital, LP, Long Pond Capital GP, LLC and John Khoury report shared voting power and shared dispositive power with respect to 3,846,289 NSA common shares. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The address for Long Pond Capital, LP, Long Pond Capital GP, LLC and John Khoury is 527 Madison Avenue, 15th Floor, New York, NY 10022.

(23)

On March 16, 2026, the NSA officer shareholders and Public Storage entered into an election and support agreement pursuant to which the NSA officer shareholders were required, on the terms and subject to the conditions thereof, among other things, to vote (or cause to be voted) all of the NSA common shares owned of record or beneficially by the NSA officer shareholders as of March 16, 2026 and any additional NSA common shares of which any such NSA officer shareholders acquires record or beneficial ownership after March 16, 2026 in favor of the Merger Proposal.

COMPARISON OF RIGHTS OF PUBLIC STORAGE SHAREHOLDERS AND NSA SHAREHOLDERS

General

The rights of Public Storage shareholders are governed by the MRL, the Public Storage charter and the Public Storage bylaws, and the rights of NSA shareholders are governed by the MRL, the NSA charter and the NSA bylaws. As a result of the mergers, NSA common shareholders who receive Public Storage common shares, and NSA preferred shareholders who receive Public Storage preferred shares as a result of the mergers will become shareholders of Public Storage and, accordingly, their rights will be governed by the MRL, the Public Storage charter and the Public Storage bylaws. The following is a summary of the material differences as of the date of this proxy statement/prospectus between the rights of Public Storage shareholders and the rights of NSA shareholders. These differences arise from differences between the respective charters and bylaws of Public Storage and NSA.

Certain Differences Between the Rights of Public Storage Shareholders and NSA Shareholders

The following chart is only a summary of certain material differences between the rights of Public Storage shareholders and NSA shareholders and does not purport to be a complete description of all of the differences. The identification of some of the differences in the rights of Public Storage shareholders and NSA shareholders as material is not intended to indicate that other differences that may be equally important do not exist. Please consult the MGCL and the respective charters and bylaws, each as amended, restated, supplemented, or otherwise modified from time to time, of Public Storage and NSA for a more complete understanding of these differences.

Public Storage	NSA
Authorized Stock

Public Storage is authorized to issue:

650,000,000 Public Storage common shares, par value $0.10 per share.

100,000,000 Public Storage equity shares, par value $0.01 per share.

100,000,000 Public Storage preferred shares, par value $0.01 per share.

As of the record date, there were [   ] Public Storage common shares issued and outstanding, [   ] Public Storage preferred shares issued and outstanding and no Public Storage equity shares issued and outstanding.

NSA is authorized to issue:

250,000,000 NSA common shares, par value $0.01 per share.

50,000,000 preferred shares, par value $0.01 per share, of which 31,728,024 are classified and designated as NSA Series A preferred shares and 7,000,000 are classified and designated as NSA Series B preferred shares.

The NSA board may amend the NSA charter without action by shareholders to increase or decrease the number of shares of stock of any class or series that NSA is authorized to issue.

Preferred Stock

The Public Storage board may classify any unissued preferred shares and reclassify previously classified but unissued preferred shares of any series into one or more classes or series of common shares, equity shares or preferred shares. Before issuing any such class or series, the board must designate the class or series, specify the number of shares included in it, set its preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption	The NSA board is authorized to issue preferred shares from time to time in one or more series, without shareholder approval, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, as may be fixed by the NSA board.

Public Storage	NSA
and cause Public Storage to file articles supplementary with the SDAT.

Quorum

At any meeting of shareholders, the holders of a majority of the issued and outstanding shares of beneficial interest entitled to vote present in person or represented by proxy constitute a quorum. If a quorum is not present, the shareholders entitled to vote at the meeting and present in person or by proxy may adjourn the meeting to a date not more than 120 days after the original record date without a new record date and without further notice other than announcement at the meeting.	At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

Voting Rights

Common Shares

Each record holder of Public Storage common shares is entitled to one vote per share held by such record holder on all matters on which shareholders are generally entitled to vote as specified in the Public Storage charter. Cumulative voting is not permitted.

Preferred Shares

Public Storage preferred shareholders have no voting rights, except as set forth below or as otherwise expressly required by law.

If six quarterly distributions payable on any series of preferred shares have not been paid (whether or not declared or consecutive), the holders of all the series of Public Storage preferred shares, voting as a single class without regard to series, will be entitled to elect two additional trustees until all distributions in default have been paid or declared and set apart for payment.

The right to vote separately to elect trustees will, when vested, be subject, always, to the same provisions for vesting of the right to elect trustees separately in the case of future distribution defaults. At any time when the right to elect trustees separately has vested, Public Storage may, and upon the written request of the holders of record of not less than 10% of the total number of Public Storage preferred shares then outstanding will, call a special meeting of shareholders for the election of trustees. In the case of the written request, a special meeting will be held within 90 days after the delivery of the request and, in either case, at the place and upon the notice provided by law and in the Public Storage bylaws. However, Public Storage will not be required to call a special meeting if the request is received less than

Common Shares

The NSA common shareholders are entitled to vote on all matters submitted to the NSA common shareholders for a vote at all meetings of the shareholders. Each NSA common shareholder is entitled to one vote per NSA common share held by such shareholder.

Preferred Shares

Holders of NSA Series A preferred shares and NSA Series B preferred shares generally have no voting rights. However, if dividends on the NSA Series A preferred shares or NSA Series B preferred shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of NSA Series A preferred shares or NSA Series B preferred shares, or both, as applicable, and the holders of any other class or series of parity preferred shares with which the holders of NSA Series A preferred shares or NSA Series B preferred shares, or both, as applicable, are entitled to vote together as a single class (voting together as a single class), will be entitled to vote for the election of two additional trustees to serve on the NSA board until all accumulated unpaid dividends with respect to the NSA Series A preferred shares and NSA Series B preferred shares have been paid in full. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding NSA Series A preferred shares or NSA Series B preferred shares, or both, as applicable, and the holders of any other class or series of parity preferred shares with which the holders of NSA Series A preferred shares or NSA Series B preferred shares, or both, as applicable, are entitled to vote together as a single class (voting

Public Storage	NSA

120 days before the date fixed for the next annual meeting of shareholders, and the holders of all classes of outstanding Public Storage preferred shares are offered the opportunity to elect the trustees (or fill any vacancy) at the annual meeting of shareholders. Trustees so elected will serve until the next annual meeting of shareholders or until their respective successors are elected and qualify. If, before the end of the term of any trustee so elected, a vacancy in the office of the trustee occurs, during the continuance of a default in distributions on preferred shares by reason of death, resignation, or disability, the vacancy will be filled for the unexpired term of the former trustee by the appointment of a new trustee by the remaining trustee or trustees so elected.

The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Public Storage preferred shares of each series, voting separately as a class, is required to amend or repeal any provision of, or add any provision to, the Public Storage charter if this action would materially and adversely alter or change the powers, rights, preferences or privileges of the series of preferred shares.

The Public Storage board will not, without the consent of holders of at least 66 2/3% of the outstanding Public Storage preferred shares, voting as a single class, issue, authorize or increase the authorized amount of any class or series of shares of beneficial interest senior to Public Storage preferred shares.

together as a single class) is required for NSA to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of shares ranking senior to the NSA Series A preferred shares and/or NSA Series B preferred shares or, subject to certain exceptions, to amend any provision of the NSA charter so as to materially and adversely affect any right, preference, privilege or voting power of the NSA Series A preferred shares or NSA Series B preferred shares. If the proposed amendment to the NSA charter would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A preferred shares or Series B preferred shares disproportionately relative to any other class or series of parity preferred shares, the affirmative vote of the holders of at least two-thirds of the outstanding Series A preferred shares or Series B preferred shares, as applicable, voting as a separate class, is also required.

Special Meetings of Shareholders

A special meeting of shareholders may be called at any time by the Public Storage board. A special meeting must also be called by the secretary upon the written request of holders of at least 20% of all votes entitled to be cast on any matter proposed to be considered at the meeting. Business at a special meeting is limited to the matters properly brought before the meeting. No business may be transacted at a special meeting of shareholders other than business that is either (i) proposed business stated in a valid special meeting request, (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Public Storage board or (iii) otherwise properly brought before a special meeting by or at the direction of the Public Storage board or the chairman of the meeting.

Any of NSA’s chairperson of the board, chief executive officer and president and NSA’s board may call a special meeting of shareholders. A special meeting must be called by NSA’s secretary at the written request of NSA shareholders entitled to cast a majority of all votes entitled to be cast at the meeting and upon compliance with certain notice and information requirements specified in the NSA bylaws. Business transacted at a special meeting of shareholders is limited to the purposes stated in the notice.

Public Storage	NSA
Shareholder Action by Written Consent Without a Meeting

Any action required or permitted to be taken by shareholders may be taken without a meeting if (i) a unanimous written consent which sets forth the action taken and which is signed by each shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of such meeting but not entitled to vote at such meeting, are filed with the minutes of the proceedings of the shareholders.	Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders.

Notice of Shareholder Meetings

Not less than 10 nor more than 90 days before the date of each meeting, Public Storage must provide to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is otherwise entitled to notice of the meeting written or printed notice of such meeting stating the time and place of the meeting and, in the case of a special meeting, the purpose for which the meeting is called.	Not less than 10 nor more than 90 days before the date of every meeting of shareholders, NSA’s secretary must provide notice of such meeting in writing or by electronic transmission to each shareholder entitled to vote at, or entitled to notice of, such meeting, stating the time and, unless the meeting will be held solely by means of remote communication, place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Advance Notice Requirement for Trustee Nominations and Shareholder Proposals

Nomination of candidates for election as trustees and the proposal of business to be considered by shareholders at an annual meeting must be (i) specified in Public Storage’s notice of annual meeting (or any supplement thereto) given by or at the direction of the Public Storage board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Public Storage board, (iii) otherwise properly brought before the annual meeting by a shareholder who is a shareholder of record at the time such notice is delivered to Public Storage through the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth below, or (iv) solely with respect to nominations of individuals for election to the Public Storage board, otherwise properly brought before the annual meeting by an eligible shareholder in compliance with the proxy access provisions of the Public Storage bylaws.

To be timely, a shareholder’s notice generally must be delivered to or mailed and received by the secretary at Public Storage’s principal executive office not later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting and not earlier than the close of business on the 120th day prior to that

Nomination of candidates for election to the NSA board and the proposal of other business to be considered at an annual meeting of shareholders by the shareholders may be made only (1) pursuant to NSA’s notice of meeting, (2) by or at the direction of the NSA board or (3) by any NSA shareholder who was a shareholder of record at the record date set by the NSA board for the purpose of determining shareholders entitled to vote at the annual meeting, at the time of giving notice and at the time of the annual meeting in question, who complies with the timing, information and other requirements set forth in the NSA bylaws.

In order for a trustee nomination or other business brought by a shareholder to be considered at an annual meeting of shareholders, the shareholder is generally required to deliver to NSA certain information in accordance with the NSA bylaws not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting; provided, however, that, if the annual meeting is scheduled to be held on a date more than 30 days before or after the proxy statement anniversary date, notice must be delivered to NSA not earlier than the 150th day prior

Public Storage	NSA

anniversary. However, if the date of mailing of notice for the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary, notice must be received no earlier than the close of business on the 120th day prior to the date of mailing of notice for the annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of notice for the annual meeting and the 10th day following the day on which Public Storage first publicly announces the date of mailing of notice for the meeting.

A shareholder’s notice must contain detailed information regarding the proposed nominee or other business, the proposing shareholder and any shareholder associated persons, including ownership, derivative and other economic interests, voting arrangements, solicitation intentions and other information required by the bylaws and applicable proxy rules, and, in the case of a proposed nominee, must be accompanied by specified certifications and a completed questionnaire from the nominee. Public Storage may require supplemental information, written verification and updates and non-compliant nominations or proposals may be disregarded.

In addition, if the number of trustees to be elected is increased after the ordinary notice window has expired and Public Storage has not publicly announced the increase at least 100 days before the first anniversary of the prior year’s mailing date, notice as to nominees for the new positions will be timely if received by the close of business on the 10th day following Public Storage’s first public announcement of the increase.

to the date of such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.

Proxy Access

Proxy access is available for eligible shareholders (or a group of up to 20 shareholders) who have owned at least 3% of outstanding Public Storage common shares continuously for a period of three years. The maximum number of proxy access nominees is the greater of two or 20% of the trustees up for election.

Notice of proxy access must be received not less than 120 days nor more than 150 days prior to the anniversary of the date of mailing of the notice for the previous year’s annual meeting, subject to certain adjustments if the date of mailing of the notice for the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, or if no annual meeting was held in the prior year.

NSA does not have a proxy access provision in its organizational documents that grants proxy access rights in excess of what is provided for under Maryland law.

Public Storage	NSA
Amendment of Charter

Public Storage reserves the right to amend its charter to the extent permitted by Maryland law, including amendments altering the terms or contract rights of any class or series of shares. Trustees may amend the Public Storage charter without shareholder action to qualify Public Storage as a REIT and in any other manner in that the charter of a Maryland corporation may be amended without shareholder approval. In all other cases, an amendment of the Public Storage charter requires the Public Storage board to adopt a resolution setting forth the proposed amendment and declaring it advisable, followed by approval by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote thereon.

However, any amendment that amends, repeals or adds any provision inconsistent with the provision of the Public Storage charter that provides an exception from the Maryland control share acquisition statute for certain excepted holders and their affiliates, or the provision of the Public Storage charter that provides an exception from the Maryland business combination statute for business combinations with certain excepted holders and their affiliates, requires, in addition to board approval, the affirmative vote of holders of not less than 80% of the shares then outstanding and entitled to vote thereon.

NSA has the right from time to time to make any amendment to the NSA charter, including any amendment altering the terms or contract rights, as expressly set forth in the NSA charter, of any NSA common shares.

Except as otherwise provided in the NSA charter, the NSA charter may be amended if advised by the NSA board and approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

Bylaws Amendments

The Public Storage bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority vote of the trustees, or by the shareholders by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present.

The NSA bylaws may be altered, amended or repealed with the approval of a majority of the NSA board.

NSA common shareholders and NSA OP unitholders may alter or repeal any provision of the NSA bylaws or adopt new bylaws with the affirmative vote of both (1) holders of a majority of NSA common shares outstanding at the close of business on the record date for determining the NSA common shareholders and NSA OP unitholders entitled to cast votes at a shareholders meeting (the “determination date”) and (2) NSA common shareholders and limited partners (other than NSA) of NSA OP representing a majority of the number of NSA common shares outstanding as of the determination date together with the number of additional NSA common shares that would be issuable if all NSA OP units (including the number of NSA OP units issuable upon the exchange of all Class X units in the DownREITs) outstanding as of the determination date were exchanged on a one-for-one basis, subject

Public Storage	NSA
to adjustments as provided in the NSA OP partnership agreement, for NSA common shares. Notwithstanding the foregoing, NSA common shareholders do not have the power to alter or repeal, or to adopt any provision inconsistent with, any provision of the NSA bylaws relating to the amendment of the NSA bylaws.

Number and Term of Trustees

There are currently 12 trustees on the Public Storage board.

The number of trustees may be changed from time to time by a majority of the Public Storage board then in office, but in no event will be less than three nor more than 15.

Trustees serve one-year terms, and all trustees are elected at each annual meeting.

There are currently 11 trustees on the NSA board.

The number of trustees may be changed from time to time by a majority of the NSA board, but in no event will there be less than the minimum number required by the MRL nor more than 15 trustees.

Trustees serve one-year terms and until their respective successors are duly elected and qualify, and all trustees are elected at each annual meeting. In case of failure to elect trustees at the designated time, the trustees holding over will continue to serve as trustees until their successors are duly elected and qualify.

Election of Trustees

The Public Storage bylaws provide that, in the case of an uncontested election, trustees must receive a majority of the votes cast for election at a meeting at which a quorum is present. In the case of a contested election, trustees must receive a plurality of the votes cast for election at a meeting at which a quorum is present.	The NSA bylaws provide that, in the case of an uncontested election, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the meeting at which a quorum is present. If, in an uncontested election, an incumbent trustee does not receive sufficient “FOR” votes to be re-elected, Maryland law provides that the trustee would continue to serve on the NSA board as a “holdover” trustee. Under the NSA bylaws, such a trustee must submit his or her resignation to the NSA board. NSA’s Compensation, Nominating and Corporate Governance Committee will consider such tendered resignation and recommend to the NSA board whether to accept it. The NSA board will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the trustee will continue to serve until the trustee’s successor is duly elected and qualifies or until the trustee’s earlier death, resignation, retirement or removal. If a trustee’s offer to resign is accepted by the NSA board, or if a nominee for trustee is not elected and the nominee is not an incumbent trustee, then the NSA board, in its sole discretion, may fill any resulting vacancy pursuant to the NSA bylaws.

Public Storage	NSA
In the case of a contested election, a plurality of all the votes cast at the meeting of shareholders duly called and at which a quorum is present is sufficient to elect a trustee.

Removal of Trustees

Subject to the rights of holders of any class or series of preferred shares to elect one or more trustees, a trustee may be removed at any time, but only for cause, at a meeting of shareholders by the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees.	The NSA charter provides that, subject to the rights of NSA preferred shareholders, any trustee may be removed, with or without cause, by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees.

Filling Vacancies on the Board

The Public Storage charter provides that the trustees may increase the number of trustees and fill any vacancy, whether resulting from an increase in the number of trustees or otherwise. Under the Public Storage bylaws, any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the trustees even if the remaining trustees do not constitute a quorum, and the replacement trustee serves the unexpired term.	Subject to the rights of the holders of any NSA preferred shares then outstanding with respect to the election of trustees, the NSA bylaws provide that any vacancy on the NSA board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Cumulative Voting

Public Storage does not permit cumulative voting with respect to the election of its trustees.	NSA does not permit cumulative voting with respect to the election of its trustees.

Limits on Ownership and Transfer of Shares

To preserve its REIT qualification, the Public Storage charter generally limits beneficial ownership to 3.0% of any class or series of Public Storage common shares and 9.9% of any class or series of Public Storage preferred share or equity share, in each case by value or number of shares, whichever is more restrictive.

Designated investment entities and excepted holders are subject to a separate limit permitting ownership of up to 9.9% of any class or series of Public Storage common shares and up to 100% of any class or series of Public Storage preferred share or equity share. These limits may not be exceeded if doing so would cause Public Storage to be closely held under the Code, otherwise jeopardize Public Storage’s REIT qualification or result in Public Storage being beneficially owned by fewer than 100 persons. Holders of more than 5% of Public Storage’s outstanding shares must provide certain ownership information to Public Storage, and Public Storage may require certain additional information from

In general, no person may beneficially or constructively own more than 9.8% by value or number of shares, whichever is more restrictive, of the aggregate of NSA’s outstanding shares of all classes and series, the outstanding shares of any class or series of NSA preferred shares or the outstanding NSA common shares, taking into account certain attribution rules under the Code. Any transfer that violates this limitation is void. However, the NSA board may, in its sole discretion, prospectively or retroactively exempt a person from all or any component of the ownership limit described above if certain requirements are met. No person may beneficially or constructively own NSA common shares or NSA preferred shares (taking into account certain attribution rules under the Code) to the extent that such ownership would result in NSA being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership

Public Storage	NSA

holders whose ownership could affect Public Storage’s REIT qualification.

Under the Public Storage charter, the Public Storage board may, in its sole and absolute discretion, exempt a shareholder that is not an individual from the 3% ownership limit for Public Storage common shares, the 9.9% ownership limit for preferred and equity shares or the ownership limit for Public Storage common shares applicable to designated investment entities, if such shareholder provides information and makes representations to the Public Storage board that are satisfactory to the Public Storage board, in its sole and absolute discretion, to establish that such person’s ownership in excess of the applicable ownership limit would not jeopardize Public Storage’s qualification as a REIT. The Public Storage board has from time to time granted waivers to such persons.

If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then the Public Storage charter provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if the Public Storage board determines that it is no longer in Public Storage’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT.

In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limitations described above or NSA being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), or otherwise failing to qualify as a REIT, the transfer as to that number of shares that would be owned by the transferee in excess of the ownership limit or that would otherwise violate the foregoing requirements is void and such shares will be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by NSA and the intended transferee will acquire no rights in such shares. If the transfer to the charitable trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or NSA being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the NSA charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in the shares.

Dissenters’ Rights

Under Maryland law, dissenting shareholders may have, subject to satisfying certain procedures, the right to demand and receive payment of the fair value of their shares in connection with certain transactions (often referred to as appraisal rights), including a proposed merger, share exchange or sale of substantially all of the assets of the corporation.

However, dissenters’ rights generally are not available to holders of shares, such as Public Storage common shares, which are registered on a national securities exchange or quoted on a national market security system.

Under the NSA charter, shareholders are not entitled to exercise any rights of an objecting shareholder provided for under Title 8 and Title 3, Subtitle 2, of the MGCL unless a majority of the NSA board determines that such rights apply.

Shareholder Rights Plans

Public Storage does not have a shareholder rights plan in effect.	NSA does not have a shareholder rights plan in effect.

Public Storage	NSA
State Takeover Defense Statutes

Business Combinations. Under the MGCL, certain “business combinations” (which include a merger, consolidation, statutory share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland REIT and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares, or an affiliate or associate of the real estate investment trust who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s then outstanding voting shares at any time within the preceding two years, in each case referred to as an “interested shareholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder or its affiliates or associates.

The super-majority vote provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the real estate investment trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. The Public Storage charter provides that these provisions of the MGCL do not apply to business combinations between Public Storage and the Hughes family members, any person who is or would be a beneficial owner of Public Storage common shares as a result of the beneficial ownership of Public Storage common shares by any Hughes family member, B.W. Hughes Living Trust, B. Wayne Hughes 5-04 Annuity Trust, B. Wayne Hughes 6-04 Annuity Trust, B. Wayne Hughes 9-05 Annuity Trust, American Commercial Equities, LLC, American Commercial Equities Two, LLC and any person whose beneficial ownership of Public Storage common shares would cause a Hughes family member to be deemed the beneficial owner of such Public Storage common shares, solely to the extent of such deemed beneficial ownership.

Business Combinations. Under the MGCL, certain “business combinations” (which include a merger, consolidation, statutory share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland REIT and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares, or an affiliate or associate of the real estate investment trust who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s then outstanding voting shares at any time within the preceding two years, in each case referred to as an “interested shareholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder or its affiliates or associates.

The super-majority vote provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the real estate investment trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder or if the business combination satisfies certain minimum price, form of consideration and procedural requirements. Pursuant to the statute, the NSA board has exempted from these provisions of the MGCL business combinations between NSA and (1) any other person, provided that the business combination is first approved by the NSA board (including a majority of trustees who are not affiliates or associates of such person), (2) Arlen D. Nordhagen and any of his affiliates and associates and (3) any person acting in concert with the foregoing.

Control Share Acquisitions. Under the MGCL, holders of control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the

Public Storage	NSA

Control Share Acquisitions. Under the MGCL, holders of control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. The Maryland Control Share Acquisition Act does not apply, however, to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust. As permitted by the MGCL, the Public Storage bylaws contain a provision that Public Storage elects not to be bound by the control share acquisition statute.

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”), permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

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a classified board;

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a two-thirds shareholder vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and (if the board is classified) for the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. The Maryland Control Share Acquisition Act does not apply, however, to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust. As permitted by the MGCL, the NSA bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of NSA shares of beneficial interest.

Subtitle 8 permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

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a classified board;

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a two-thirds shareholder vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and (if the board is classified) for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of shareholders.

Public Storage has not elected to be subject to any provisions of Subtitle 8 of Title 3 of the MGCL. Apart from Subtitle 8, the Public Storage charter and the Public Storage bylaws already provide that: (1) a trustee may be removed only for cause and only by the affirmative vote of holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of trustees; (2) a majority of the entire board may establish, increase or decrease the number of trustees; (3) vacancies on the board, including vacancies resulting from an increase in the number of trustees, may be filled by a majority of the remaining trustees, even if less than a quorum; and (4) subject to bylaw procedures, a special meeting may be called upon the written demand of holders of at least 20% of the votes entitled to be cast on the matter.

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a majority requirement for the calling of a special meeting of shareholders.

NSA has not elected to be subject to any of the provisions of Subtitle 8. Moreover, the NSA charter provides that, without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, NSA may not elect to be subject to any of the provisions of Subtitle 8. Through provisions in the NSA charter and bylaws unrelated to Subtitle 8, NSA already (1) requires the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast generally in the election of trustees for the removal of any trustee from the board, with or without cause, (2) vests in the board the exclusive power to fix the number of trustees, (3) requires that a vacancy on the board be filled only by a majority of the remaining trustees, even if less than a quorum, and (4) requires, unless called by NSA’s chairperson of the board, chief executive officer, president or the NSA board, the written request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Exclusive Forum Provision

Neither the Public Storage charter nor the Public Storage bylaws contain an exclusive forum provision.	Unless NSA consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division) will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of NSA, (2) any action asserting a claim of breach by any trustee, officer or other employee of NSA of a duty owed to NSA or NSA’s shareholders, (3) any action asserting a claim against NSA or any trustee, officer or other employee arising pursuant to any provision of the MRL or the NSA charter or bylaws, or (4) any action asserting a claim against NSA or any trustee or officer or other employee that is governed by the internal affairs doctrine.

Exculpation and Indemnification of Trustees and Officers

The Public Storage charter provides that, to the maximum extent permitted by Maryland law and in accordance with the applicable provisions of the Public Storage bylaws, Public Storage will indemnify present and former trustees and officers, including any individual who, at the request of Public Storage, serves or has served another entity or employee benefit plan in	The NSA charter authorizes NSA to obligate itself and the NSA bylaws obligate NSA, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of such individual’s ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final

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a similar capacity, against claims and liabilities to which such person may become subject by reason of such service. In accordance with the Public Storage bylaws, Public Storage will also indemnify any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was made a party by reason of service in that capacity, against reasonable expenses incurred by him or her in connection with the proceeding.

The Public Storage bylaws further provide that Public Storage will pay or reimburse, as incurred and in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer who is made or threatened to be made a party to a proceeding by reason of such services, provided that Public Storage has received a written affirmation and undertaking required by Maryland law.

Public Storage has also entered into indemnification agreements with its trustees and executive officers, which are intended to provide indemnification to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages, subject to specified exceptions. The Public Storage charter contains such a provision, which provides that, to the maximum extent permitted by Maryland law, no trustee or officer of Public Storage will be liable to Public Storage or its shareholders for money damages, except to the extent that the trustee or officer actually received an improper benefit or profit in money, property or services, or a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that the trustee’s or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

disposition of a proceeding to any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as a present or former trustee or officer, or, while a trustee or officer of NSA and at NSA’s request, as a trustee, director, officer, partner, manager, or member of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. The NSA charter and bylaws also permit NSA to indemnify and advance expenses to any employee or agent of NSA or a predecessor of NSA.

NSA has entered into indemnification agreements with each of its trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The NSA charter contains a provision that eliminates the liability of NSA’s trustees and officers to the maximum extent permitted by Maryland law.

Copies of the Public Storage charter, Public Storage bylaws, NSA charter and NSA bylaws are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page 196 of this proxy statement/prospectus.

LEGAL MATTERS

The validity of the Public Storage common shares, Public Storage Series T preferred shares and Public Storage Series U preferred shares offered by this proxy statement/prospectus will be passed on by Hogan Lovells US LLP. Certain U.S. federal income tax consequences relating to the company merger will also be passed upon for NSA by Clifford Chance US LLP and for Public Storage by Wachtell, Lipton, Rosen & Katz. Certain U.S. federal income tax matters regarding Public Storage’s qualification as a REIT will be passed on by Hogan Lovells US LLP.

EXPERTS

Public Storage

The consolidated financial statements of Public Storage as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025 appearing in Public Storage’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Public Storage’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NSA

The consolidated financial statements of National Storage Affiliates Trust as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

NSA has customarily held an annual meeting of shareholders each year in May. In light of the pending mergers with Public Storage, NSA has not set a date for the 2026 NSA annual meeting. Upon completion of the mergers, NSA shareholders would be entitled to participate as shareholders of Public Storage in the next annual meeting of shareholders of Public Storage. However, if the mergers are not completed for any reason, NSA will hold the 2026 NSA annual meeting on a date to be determined by the NSA board.

Any shareholder intending to present a proposal at the 2026 NSA annual meeting and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, have delivered the proposal in writing to us no later than November 28, 2025, which is 120 days prior to the one-year anniversary of the first distribution to NSA shareholders of the NSA’s 2025 annual meeting proxy statement.

The NSA bylaws currently provide that a shareholder intending to nominate a trustee or present a shareholder proposal of other business for consideration at the 2026 NSA annual meeting, but not intending for such a nomination or proposal to be considered for inclusion in NSA’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must deliver a notification to NSA in writing no earlier than the 150th day and not later than 5:00 p.m., Mountain Time, on the 120th day prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of shareholders was first released to NSA shareholders. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the NSA shareholder, to be timely, must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or, if later, the tenth day following the day on which public announcement of the date of such meeting is first made. Assuming that, if such meeting is held, the date of the 2026 NSA annual meeting is delayed by more than 30 days from the first anniversary of the date of the 2025 annual meeting (which is May 12, 2026), to timely submit a trustee candidate for nomination or propose other business for consideration at NSA’s 2026 NSA annual meeting, NSA shareholders must deliver the nomination or proposal, in writing, not earlier than October 29, 2025, and not later than the 10th day after the day on which NSA publicly announces the date of the 2026 NSA annual meeting. The written notice must set forth the information and include the materials required by the NSA bylaws. The advanced notice procedures set forth in the NSA bylaws do not affect the right of shareholders to request the inclusion of certain proposals in NSA’s proxy statement pursuant to SEC rules.

In addition to satisfying the notice requirements under the NSA bylaws, any NSA shareholder who intends to solicit proxies in support of trustee nominees other than NSA’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of NSA’s shares entitled to vote on the election of trustees in support of trustee nominees other than NSA’s nominees, at least 60 days before the anniversary of the prior year’s annual meeting, which, for statements delivered with respect to the 2026 NSA annual meeting, was March 13, 2026 (assuming that the date of the 2026 NSA annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of NSA’s 2025 annual meeting of shareholders). If the 2026 NSA annual meeting is changed by more than 30 calendar days from the first anniversary of NSA’s 2025 annual meeting of shareholders, in order for notice by a shareholder to be timely, such notice must be delivered not earlier than the 150th day prior to the date of the 2026 NSA annual meeting and not later than 5:00 p.m., Mountain Time, on the later of (i) the 120th day prior to the date of the 2026 NSA annual meeting, or (ii) the 10th calendar day following the day on which public announcement of the date of the 2026 NSA annual meeting is first made.

Any such nomination or proposal should be sent to NSA’s corporate secretary at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, and, to the extent applicable, must include the information and other materials required by the NSA bylaws.

OTHER MATTERS

The NSA board knows of no other business that may be properly presented at the special meeting. The proxies for the special meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by shareholders for consideration at the special meeting. As to any other business which may properly come before the special meeting, the persons named as proxy holders on your proxy card will vote the NSA common shares represented by properly submitted proxies in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address who have the same last name own NSA common shares in “street name,” your intermediary may have sent you a notice that your household will receive only one copy of this proxy statement/prospectus. Each NSA shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information NSA shareholders receive and mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through an intermediary and you reside at an address at which two or more NSA shareholders reside, you will likely receive only one copy of the proxy statement/prospectus unless any NSA shareholder at that address has given the intermediary contrary instructions. However, if you wish to receive a separate copy of the proxy statement/prospectus, you should contact your intermediary or send a request to NSA at National Storage Affiliates Trust, 8400 East Prentice Avenue, 9th Floor, Greenwood Village, CO 80111, telephone number (720) 630-2600, attention: Investor Relations. NSA will deliver, promptly upon written or oral request to NSA’s Investor Relations team, a separate copy of the proxy statement/prospectus to a beneficial NSA shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION

Public Storage and NSA file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Public Storage and NSA, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult the website of Public Storage or NSA for more information concerning the mergers. The website of Public Storage is https://investors.publicstorage.com/investor-relations/default.aspx. Please refer to the Investor Relations section of NSA’s website at www.nsastorage.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

Public Storage has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the Public Storage common shares and Public Storage preferred shares to be issued to NSA shareholders in connection with the company merger. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Public Storage common shares and Public Storage preferred shares. The rules and regulations of the SEC allow Public Storage and NSA to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows Public Storage and NSA to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Public Storage has previously filed with the SEC (File No. 001-33519); provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents may contain important information about Public Storage, its financial condition or other matters:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 12, 2026.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 27, 2026.

•	Proxy Statement on Schedule 14A filed on March 27, 2026.

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Current Reports on Form  8-K, filed on January  7, 2026, February 12, 2026 (Film No.  26626018), March  2, 2026, March  17, 2026, April  2, 2026, April  6, 2026 and May 11, 2026 (in each of the foregoing cases, other than documents or portions of those documents deemed to be furnished but not filed).

•	The description of Public Storage’s common shares which is contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 20, 2024.

In addition, Public Storage incorporates by reference into this proxy statement/prospectus any subsequent filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the effective date of the mergers. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from Public Storage by requesting them in writing or by telephone at the following address:

Public Storage

2811 Internet Boulevard

Frisco, TX 75034

(469) 649-9486

Attention: Investor Services

These documents are available from Public Storage without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

This proxy statement/prospectus also incorporates by reference the documents listed below that NSA has previously filed with the SEC (File No. 001-37351); provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents contain important information about NSA, its financial condition or other matters:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026. Amendment No. 1 to Annual Report on Form 10-K/A, filed on April 22, 2026.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 5, 2026

•	Proxy Statement on Schedule 14A filed on March 28, 2025.

•	Current Report on Form 8-K, filed on March 17, 2026 (other than documents or portions of those documents deemed to be furnished but not filed).

•	The description of NSA’s common shares of beneficial interest which is contained in Exhibit 4.3 to the Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024.

In addition, NSA incorporates by reference into this proxy statement/prospectus any subsequent filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of these documents from the SEC, through the website of the SEC at the address described above, or NSA will provide you with copies of these documents, without charge, upon written or oral request to:

National Storage Affiliates Trust

8400 East Prentice Avenue, 9th Floor

Greenwood Village, CO 80111

(720) 630-2600

Attention: Investor Relations

If you are a shareholder of Public Storage or a shareholder of NSA and would like to request documents, please do so by [    ], 2026 to receive them before the special meeting.

This document is a prospectus of Public Storage and is a proxy statement of NSA for the special meeting. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus, and Public Storage and NSA take no responsibility for, and can provide no assurance as to the reliability of, any information others may give you. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus reads only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF MARCH 16, 2026

BY AND AMONG

NATIONAL STORAGE AFFILIATES TRUST,

NSA OP, LP,

PUBLIC STORAGE,

PUBLIC STORAGE OP, L.P.

PELICAN MERGER SUB I, LLC

AND

PELICAN MERGER SUB II, LLC

A-i

A-ii

A-iii

Exhibits

Exhibit A	Form of Partnership Agreement Amendment

Exhibit B	Dropdown Properties

Exhibit C	Form of Dropdown JV Contribution Agreement

Exhibit D	Form of Dropdown JV Agreement

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 16, 2026, is by and among National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), NSA OP, LP, a Delaware limited partnership (the “Partnership” and, together with the Company, the “Company Parties”), Public Storage, a Maryland real estate investment trust (“Parent”), Public Storage OP, L.P., a Delaware limited partnership (the “Parent OP”), Pelican Merger Sub I, LLC, a Maryland limited liability company (“Merger Sub I”), and Pelican Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II” and, together with Parent, Parent OP and Merger Sub I, the “Parent Parties”).

W I T N E S S E T H:

WHEREAS, the parties wish to effect a business combination through (i) a merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland Limited Liability Company Act (the “MLLCA”) and the Maryland REIT Law (the “MRL”), and (ii) following the consummation of the Company Merger, a merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”);

WHEREAS, the Board of Trustees of the Company (the “Company Board”) has (a) on behalf of the Company (for itself and in its capacity as the sole general partner of the Partnership), declared the Mergers advisable and in the best interests of the Company and its shareholders and the Partnership and its limited partners, as applicable, and approved this Agreement, the Mergers and the other transactions contemplated hereby, on substantially the terms and subject to the conditions set forth herein; (b) adopted a resolution recommending that the Company Merger and the other transactions contemplated by this Agreement be approved by the Company’s shareholders and the Mergers and the other transactions contemplated by this Agreement be approved by the limited partners of the Partnership; and (c) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration, in the case of the Company’s shareholders, at a meeting of the Company’s shareholders and the Mergers and the other transactions contemplated hereby be submitted for consideration, in the case of the limited partners of the Partnership, by written consent through a consent solicitation;

WHEREAS, the Board of Trustees of Parent (the “Parent Board”) has, on behalf of Parent , declared the Mergers advisable and in the best interests of Parent and its shareholders and Parent OP and its limited partners, as applicable, and approved this Agreement, the Mergers and the other transactions contemplated hereby, on substantially the terms and subject to the conditions set forth herein, including the issuance of Parent Common Shares and Parent OP Units in connection with the Mergers;

WHEREAS, PSOP GP, LLC, a Delaware limited liability company, as the general partner of Parent OP, declared the Mergers advisable and in the best interests of Parent OP and its limited partners, as applicable, and approved this Agreement, the Partnership Merger and the other transactions contemplated hereby, on substantially the terms and subject to the conditions set forth herein, including the issuance of Parent OP Units in connection with the Partnership Merger;

WHEREAS, Parent, as the sole member of Merger Sub I, has approved this Agreement and the Company Merger and authorized Merger Sub I to enter into this Agreement and to consummate the Company Merger on the terms and subject to the conditions set forth herein;

WHEREAS, Public Storage Operating Company (“PSOC”), a wholly owned Subsidiary of Parent OP, as the sole member of Merger Sub II, has approved this Agreement and the Partnership Merger and authorized Merger Sub II to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, in its capacity as the sole general partner of the Partnership and in accordance with the terms of the Partnership Agreement, has adopted an amendment to the Partnership Agreement as in effect immediately prior to such time in the form attached hereto as Exhibit A (the “Partnership Agreement Amendment”);

WHEREAS, the Company, in its capacity as the sole general partner of the Partnership, may cause the Partnership to form one or more newly formed entities and to contribute certain assets and liabilities of the Partnership or its Subsidiaries thereto, and to offer certain holders of Partnership OP Units the opportunity to redeem some or all of their Partnership OP Units in exchange for equity interests in such entities, in each case as provided in this Agreement;

WHEREAS, as a condition and inducement to the willingness of the Parent Parties to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the holders of Company Common Shares and Partnership OP Units are entering into an election and support agreement, pursuant to which such holders will agree, among other things, to take specified actions in connection with the Mergers, in each case on the terms and subject to the conditions set forth therein;

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Company Merger for purposes of Sections 354 and 361 of the Code, and (ii) the Partnership Merger shall be treated as an “assets over” merger within the meaning of Section 708 of the Code; and

WHEREAS, the Company Parties and the Parent Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

Section 1.1. The Mergers.

(a) Company Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MRL and the MLLCA, at the Company Merger Effective Time, the Company and Merger Sub I shall consummate the Company Merger pursuant to which (i) the Company shall be merged with and into Merger Sub I, whereupon the separate existence of the Company shall cease and (ii) Merger Sub I shall continue as the surviving entity and as a direct wholly owned Subsidiary of Parent (the “Surviving Company”).

(b) Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DLLCA and the DRULPA, at the Partnership Merger Effective Time, the Partnership and Merger Sub II shall consummate the Partnership Merger pursuant to which (i) Merger Sub II shall be merged with and into the Partnership, whereupon the separate existence of Merger Sub II shall cease and (ii) the Partnership shall continue as the surviving entity and as an indirect wholly owned Subsidiary of Parent (the “Surviving Partnership”).

Section 1.2. Transaction Steps. Upon the terms and subject to the conditions set forth in this Agreement, the transactions contemplated hereby shall be consummated in the following order, and no step shall occur unless and until the immediately preceding step has been consummated:

(a) Company Merger. First, the Company Merger shall be consummated at the Company Merger Effective Time in accordance with Section 1.1(a).

(b) Dropdown JV Contribution. Second, following the consummation of the Company Merger and prior to the Partnership Merger Effective Time, the Partnership shall consummate the Dropdown JV Contribution pursuant to the Dropdown JV Contribution Agreement.

(c) Dropdown JV Financing. Third, following the consummation of the Dropdown JV Contribution, the Dropdown JV Financing shall be consummated as contemplated by this Agreement.

(d) Special Redemption. Fourth, following the consummation of the transactions described in clauses (b) and (c), any redemption of Partnership OP Units pursuant to the Special Redemption shall be consummated immediately prior to the Partnership Merger Effective Time, as contemplated by this Agreement.

(e) Partnership Merger. Fifth, following the consummation of the transactions described in clauses (a) through (d), the Partnership Merger shall be consummated at the Partnership Merger Effective Time in accordance with Section 1.1(b).

Section 1.3. Governing Documents.

(a) At the Company Merger Effective Time, the name of the Surviving Company shall be “Pelican Merger Sub I, LLC” and the articles of organization of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, as amended by the Company Articles of Merger (or otherwise in connection with the Company Merger) to change the name of the Surviving Company, shall be the articles of organization of the Surviving Company until thereafter amended as provided in the operating agreement of Merger Sub I or by applicable Law. The operating agreement of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the operating agreement of the Surviving Company until, subject to Section 5.9, thereafter amended as provided therein or by applicable Law.

(b) At the Partnership Merger Effective Time, the certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time (the “Certificate of Limited Partnership”), shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided below. At the Partnership Merger Effective Time, the Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time shall be the limited partnership agreement of the Surviving Partnership until, subject to Section 5.9, thereafter amended as provided therein or by applicable Law (the “Amended Partnership Agreement”).

Section 1.4. Officers, Trustees, General Partner and Limited Partners of the Surviving Entities.

(a) From and after the Company Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the sole managing member of Merger Sub I immediately prior to the Company Merger Effective Time shall be the sole managing member of the Surviving Company and (ii) the officers of Merger Sub I immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Company. From and after the Company Merger Effective Time, until the earlier of such time as a successor is appointed and qualified in accordance with applicable Law, the Surviving Company shall be the general partner of the Partnership; provided that such general partner interest shall be a noneconomic interest.

(b) From and after the Partnership Merger Effective Time, until the earlier of such time as a successor is appointed and qualified in accordance with applicable Law, the general partner of the Partnership immediately prior to the Partnership Merger Effective Time shall be the general partner of the Surviving Partnership.

Section 1.5. Effective Times.

(a) On the Closing Date, Merger Sub I and the Company shall duly execute and file articles of merger (the “Company Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland. The Company Merger shall become effective upon the acceptance for record of the Company Articles of Merger by the SDAT or on such other date and at such other time as may be mutually agreed to by the Company and Parent and specified in the Company Articles of Merger in accordance with the MRL and the MLLCA (such date and time, the “Company Merger Effective Time”).

(b) On the Closing Date, the Partnership shall duly execute and file a certificate of merger (the “Partnership Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware. The Partnership Merger shall become effective upon the filing of the Partnership Merger Certificate with the DSOS or on such other date and at such other time as may be mutually agreed to by the Company and Parent and specified in the Partnership Merger Certificate in accordance with the DRULPA (such date and time, the “Partnership Merger Effective Time”).

(c) Unless otherwise agreed in writing, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date, with (i) the Company Merger Effective Time occurring immediately prior to the Dropdown JV Contribution, (ii) the Dropdown JV Contribution occurring immediately prior to the Dropdown JV Financing, and (iii) any redemption of Partnership OP Units pursuant to the Special Redemption occurring immediately prior to the Partnership Merger Effective Time.

Section 1.6. Closing of the Mergers. The closing of the Mergers (the “Closing”) shall take place at 8:00 a.m., New York City time, on the seventh (7th) Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions), at the offices of 8400 East Prentice Avenue, 9th Floor, Greenwood Village, Colorado 80111 or by electronic exchange of documents and signatures, or at a time, date and place as may be mutually agreed to in writing by the parties hereto (the date on which the Closing occurs, the “Closing Date”).

Section 1.7. Effects of the Mergers.

(a) The Company Merger shall have the effects set forth in this Agreement and the applicable provisions of the MLLCA and the MRL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I shall transfer to, vest in, and devolve on the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I shall become the debts, liabilities, duties and obligations of the Surviving Company.

(b) The Partnership Merger shall have the effects set forth in this Agreement and the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

Section 1.8. Tax Consequences. The parties hereto intend that for U.S. federal, and applicable state and local, income tax purposes (a) the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code, (b) the Partnership Merger shall be treated as an “assets over” merger under Section 708 of the Code, pursuant to which, to the extent that holders of

Partnership OP Units, Partnership Preferred Units, or Partnership LTIP Units receive New Parent OP Units, the Partnership will be treated as contributing all of its assets to the Parent OP in exchange for New Parent OP Units in a transaction governed by Section 721 of the Code and subsequently the Partnership shall be treated as liquidating and distributing New Parent OP Units to holders of Partnership OP Units, Partnership Preferred Units or Partnership LTIP Units in a transaction governed by Section 731 of the Code, (c) to the extent that holders of Partnership OP Units or Partnership Preferred Units receive cash pursuant to the Partnership Merger, the Parent OP shall be treated as acquiring such Partnership OP Units or Partnership Preferred Units for such cash immediately before the Partnership Merger pursuant to Treasury Regulation Section 1.708-1(c)(4), and by accepting such cash each such holder shall be deemed to consent to the foregoing treatment, and (d) the Dropdown JV Contribution and correlated redemptions of Partnership OP Units pursuant to the Special Redemption, collectively, shall be treated as a division of the Partnership as described under Section 708(b)(2) of the Code pursuant to which assets are contributed by the Partnership to the Dropdown JV in a transaction governed by Section 721 of the Code, interests in the Dropdown JV are distributed by the Partnership to the holders of Redemption Units (as defined in the Partnership Agreement) in a transaction governed by Section 731 of the Code, and immediately after such distribution, the interests in the Dropdown JV received by such holders of Redemption Units are contributed to the Aggregator (as defined in the Partnership Agreement) in a transaction governed by Section 721 of the Code. In each case, the parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local income tax purposes unless otherwise required by a final “determination” as defined in Section 1313 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

Section 1.9. Structure.

(a) Notwithstanding anything in this Agreement to the contrary, prior to receipt of the Company Requisite Vote, the Company Parties shall use commercially reasonable efforts to cooperate with Parent to implement any reasonable changes requested by Parent regarding the structure or steps of the transactions contemplated herein (such cooperation shall include entering into appropriate amendments to this Agreement).

(b) Notwithstanding the foregoing, the Company will not be obligated to agree to otherwise implement any such changes pursuant to this Section 1.9 unless such changes, individually or in the aggregate: (i) do not adversely affect or modify in any adverse respect the obligations of the Parent Parties with respect to the Special Redemption or the amount of or timing of payment of the Company Share Merger Consideration, the Fractional Share Consideration, the Company Preferred Share Consideration, the Partnership Preferred Unit Consideration, the Partnership Unit Merger Consideration or the consideration payable in respect of Company Equity Awards; (ii) do not have an adverse effect on the Company Parties or any holders of Company Common Shares, Company Preferred Shares, Company Equity Awards, Partnership OP Units, Partnership LTIP Units, Partnership Preferred Units, or any holder of interests in the Dropdown JV, including any (A) change to the form or a reduction of consideration to be received by such holders, (B) change that could reasonably be expected to result in any adverse Tax or other adverse consequences to the Company Parties or any holders of Company Common Shares, Company Preferred Shares, Partnership OP Units, Partnership LTIP Units, Partnership Preferred Units, or any holder of interests in the Dropdown JV (including any Taxes being imposed on such Persons) or Company Equity Awards that are incrementally greater than the Taxes or other adverse consequences that would be imposed on such Persons in connection with the transactions contemplated by this Agreement in the absence of any such changes and (C) any change that could adversely affect the classification of the Company, or any Company Subsidiary that is classified as a REIT, as a REIT or could subject the Company or any such Subsidiary to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes); (iii) do not unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary; (iv) do not impair the ability of the Company Parties or the Parent Parties to perform their respective obligations under this Agreement; (v) do not materially delay the Closing, including any adverse effect on the ability of the Company Parties and the Parent Parties to satisfy all conditions precedent to their respective obligations under this Agreement and to otherwise consummate the Mergers, or cause a breach of this Agreement; (vi) are conditioned upon consummation of the Mergers; (vii) do not conflict with or violate the Company’s or any Company Subsidiary’s organizational documents or any Laws, change the vote required for holders of the Company’s shares of beneficial interest to authorize or approve the Mergers and the other transactions contemplated hereby, or result in the contravention of, or would reasonably be expected to result in a violation of, or default under, any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective assets are bound, (viii) do not require the Company or any of the Company Subsidiaries to enter into any Contract, or make any undertaking, that would not by its terms terminate immediately upon a termination of this Agreement, with no continuing obligation or liability for the Company or any Company Subsidiary and (ix) do not become effective prior to the Closing.

(c) Without limiting the foregoing, (i) none of the Company nor any Company Subsidiary shall be required to incur any material out-of-pocket costs in connection with implementing any of the changes described above or to pay or agree to pay any monetary obligations in connection with implementing such change, in each case other than any costs or monetary obligations that are reimbursed by the Parent Parties; provided that the Parent Parties shall as promptly as practicable so reimburse the Company or the applicable Company Subsidiary, and (ii) none of the representations, warranties or covenants of the Company or any of the Company Subsidiaries shall be deemed to be breached or violated by the transactions or cooperation required by this Section 1.9. Parent shall indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (collectively, “Losses”) suffered or incurred by the Company or any of the Company Subsidiaries to the extent arising from the actions contemplated by this Section 1.9; provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from the gross negligence, willful misconduct, fraud, or bad faith by the Company or any Company Subsidiary or, in each case, their respective Representatives. The Parent Parties shall, upon request by the Company, advance to the Company all reasonable and documented out-of-pocket costs paid to third parties by the Company and its Subsidiaries in connection with any actions taken by the Company and the Company Subsidiaries in accordance with this Section 1.9; provided that the Company shall promptly return to Parent any such amounts that are refunded to the Company or any Company Subsidiary.

ARTICLE II

MERGER CONSIDERATION; SECURITIES

Section 2.1. Effect on Securities.

(a) Treatment of Securities. At the Company Merger Effective Time and by virtue of the Company Merger and without any further action on the part of the Company, Parent, Merger Sub I or the holders of any securities of the Company, Parent or Merger Sub I:

(i) Cancellation of Company Common Shares. Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time that is held and owned by the Company or by any wholly owned Company Subsidiary and in each case not held in a fiduciary capacity on behalf of third parties, shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be paid, nor shall any other payment be made or right inure with respect thereto in connection with or as a consequence of the Company Merger. Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time that is held by Parent or Merger Sub I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be paid, nor shall any other payment be made or right inure, with respect thereto in connection with or as a consequence of the Company Merger.

(ii) Conversion of Company Common Shares. Except as provided in Section 2.1(a)(i) and subject to and in accordance with Section 2.3, at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Parent OP, Merger Sub I, the Company or the holders of Company Common Shares, each Company Common Share issued and outstanding immediately prior to the Company

Merger Effective Time shall be cancelled and retired and shall cease to exist, and shall automatically be converted into the right to receive (upon the surrender of a certificate evidencing such share (“Certificate”) or, in the case of a share held in book-entry form (a “Book-Entry Share”), the transfer of such Book-Entry Share), 0.1400 (the “Exchange Ratio,” subject to any adjustment pursuant to Section 2.1(b), Section 5.11(c) or Section 5.11(d)) Parent Common Shares (the “Company Share Merger Consideration”), without interest, plus the right, if any, to receive pursuant to Section 2.6, cash in lieu of fractional Parent Common Shares into which such Company Common Shares would have been converted pursuant to this Section 2.1(a) (the “Fractional Share Consideration”), and any dividends or other distributions payable in respect of Parent Common Shares in accordance with Section 2.3(e).

(iii) Treatment of Merger Sub I Membership Interests. At and after the Company Merger Effective Time, without any action required on the part of Parent, Parent OP, the Company, or the holders of any securities of Merger Sub I, each membership interest of Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall remain issued and outstanding, and shall constitute the only outstanding membership interests or economic interests in the Surviving Company and shall not be affected by the Company Merger.

(iv) Treatment of Company Preferred Shares.

(A) At or prior to the Company Merger Effective Time, Parent shall take all actions necessary so that its declaration of trust and bylaws provide for the authorization and issuance of one or more classes or series of preferred shares of Parent having rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges and voting powers of the corresponding class or series of Company Preferred Shares outstanding immediately prior to the Company Merger Effective Time, including with respect to dividend rights, liquidation preference, redemption rights, voting rights and ranking, in each case as set forth in the Company Charter.

(B) Subject to and in accordance with Section 2.3, at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Parent OP, Merger Sub I, the Company or the holders of Company Preferred Shares, each Company Preferred Share of any class or series that is issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive (upon surrender of a Certificate or, in the case of a Book-Entry Share, the transfer of such Book-Entry Share) one validly issued Parent Preferred Share of the corresponding class or series (the “Company Preferred Share Consideration”), and any dividends or other distributions payable in respect of Parent Preferred Shares in accordance with Section 2.3(e).

(b) Adjustments to Prevent Dilution. Without limiting the provisions of this Agreement, between the date of this Agreement and the Company Merger Effective Time, if the outstanding Company Common Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then without limiting any other rights of the other parties hereunder, the Exchange Ratio will be adjusted to the extent appropriate so as to provide Parent and the holders of Company Common Shares with the same economic effect as contemplated by this Agreement prior to such event. Without limiting the provisions of this Agreement, between the date of this Agreement and the Company Merger Effective Time, if the outstanding Parent Common Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then without limiting any other rights of the other parties hereunder, the Exchange Ratio will be adjusted to the extent appropriate so as to provide Parent and the holders of Company Common Shares with the same economic effect as contemplated by this Agreement prior to such event.

(c) Treatment of Company Equity Awards.

(i) Treatment of Company Restricted Share Awards. Each award of Company Common Shares granted pursuant to the Equity Plan (each, a “Company Restricted Share Award” and, collectively, “Company Restricted Share Awards”) that is outstanding and unvested immediately prior to the Company Merger Effective Time shall vest in full, and all restrictions thereon shall automatically lapse, as of immediately prior to the Company Merger Effective Time. As of the Company Merger Effective Time, each Company Common Share subject to a Company Restricted Share Award shall be treated as an issued and outstanding Company Common Share for the purposes of this Agreement, including the provisions of Section 2.1(a).

(ii) Treatment of Partnership LTIP Units. Each Partnership LTIP Unit that is outstanding and unvested immediately prior to the Partnership Merger Effective Time (other than any performance-vesting Partnership LTIP Unit granted in 2026) shall vest in full, and all restrictions thereon shall automatically lapse, as of immediately prior to the Partnership Merger Effective Time. For purposes of the immediately preceding sentence, all such Partnership LTIP Units that were granted subject to performance-based vesting conditions shall be treated assuming attainment of the target level of performance. Immediately following such vesting and effective as of the Partnership Merger Effective Time, the Company, as the general partner of the Partnership, shall exercise its right to cause a Forced Conversion (as defined in the Partnership Agreement) with respect to all Partnership LTIP Units then eligible for conversion (after giving effect to such vesting and the consummation of the Mergers and for clarity excluding any performance-vesting Partnership LTIP Unit granted in 2026), such that each such Partnership LTIP Unit shall be converted into an equal number of Partnership OP Units in accordance with the Partnership Agreement. For the avoidance of doubt, following such conversion, the Partnership OP Units issued in respect of such Partnership LTIP Units shall be treated as Partnership OP Units for all purposes of this Agreement, including Section 2.2, and shall receive the same form and amount of consideration in the Partnership Merger as other Partnership OP Units, subject to the terms and conditions of this Agreement. In addition, promptly following the Partnership Merger Effective Time on the Closing Date, the Partnership shall pay each holder of Partnership LTIP Units (other than performance-vesting Partnership LTIP Units granted in 2026) an amount equal to all accrued and unpaid cash distributions with respect to such Partnership LTIP Units up to and including the Partnership Merger Effective Time (without interest), in accordance with the terms of the applicable award agreements governing such Partnership LTIP Units and the Partnership Agreement. At the Partnership Merger Effective Time, each performance-vesting Partnership LTIP Unit granted in 2026 shall be cancelled for no consideration.

(iii) Company Actions. Prior to the Partnership Merger Effective Time, the Company shall pass resolutions, provide any notices, and take all such other actions (including obtaining consent from award holders if applicable) that may be necessary or appropriate (under the Equity Plans, applicable Laws and otherwise) to effectuate the provisions of this Section 2.1(c) and to ensure that, from and after the Company Merger Effective Time, holders of Company Equity Awards shall have no rights with respect thereto other than those specifically provided in this Section 2.1(c).

(d) Share Transfer Books. From and after the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Shares or Company Preferred Shares. From and after the Company Merger Effective Time, Persons who held Company Common Shares or Company Preferred Shares immediately prior to the Company Merger Effective Time shall cease to have rights with respect to such shares (including with respect to voting), except as otherwise expressly provided for in this Agreement with respect to the right to receive Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, any Fractional Share Consideration and any dividends or other distributions payable in accordance with Section 2.3(e). On or after the Company Merger Effective Time, any Certificates or Book-Entry Shares of the Company presented to the Exchange Agent or Parent for any reason shall be cancelled and exchanged for the Company Share Merger Consideration with respect to Company Common Shares formerly evidenced by such applicable Certificates or Book-Entry Shares or the Company Preferred Share Consideration with respect to the Company Preferred Shares formerly evidenced by such applicable Certificates or Book-Entry Shares. For the avoidance of doubt, no holder of any unsurrendered Certificate or Book-Entry Share not transferred shall have the right to vote with respect to the Parent Common Shares payable as Company Share Merger Consideration, or Parent Preferred Shares payable as Company Preferred Share Consideration in respect of such unsurrendered Certificate or Book-Entry Share until the surrender of such Certificate (or affidavit of loss in lieu thereof) or transfer of such Book-Entry Share in accordance with this Agreement and receipt by such holder of the Company Share Merger Consideration or Company Preferred Share Consideration.

Section 2.2. Partnership Unit Merger Consideration; Effect on Partnership Units.

(a) Treatment of Partnership OP Units. At the Partnership Merger Effective Time and by virtue of the Partnership Merger and without any further action on the part of the Partnership, Parent OP, Merger Sub II or the holders of any securities of the Partnership, Parent OP, Merger Sub II:

(i) Effect on Membership Interests of Merger Sub II. Each membership interest of Merger Sub II issued and outstanding immediately prior to the Partnership Merger Effective Time shall be automatically converted into and become one (1) new validly issued Partnership OP Unit, and such Partnership OP Unit shall be owned by PSOC.

(ii) Effect on General Partner Interests in Partnership; Partnership OP Units Owned by the Company. The general partner interests in the Partnership owned by the Surviving Company as of immediately prior to the Partnership Merger Effective Time shall remain outstanding as general partnership interests in the Partnership. Partnership OP Units owned by the Surviving Company as of immediately prior to the Partnership Merger Effective Time shall be converted into New Parent OP Units pursuant to Section 2.2(a)(iii).

(iii) Conversion of Partnership OP Units. Each Partnership OP Unit that constitutes a Non-Elected Unit (as defined in the Partnership Agreement) (other than Non-Accredited Investor Unit) and that is issued and outstanding immediately prior to the Partnership Merger Effective Time (including any Partnership LTIP Units that were converted into Partnership OP Units pursuant to Section 2.1(c)(ii)) shall automatically be converted into a number of new validly issued Parent OP Units (“New Parent OP Units”) in a number equal to the Exchange Ratio (the “Partnership Unit Merger Consideration”), and each holder of such New Parent OP Units shall be admitted as a limited partner of Parent OP following the Partnership Merger Effective Time in accordance with the terms of the Parent OP Agreement. For the avoidance of doubt, each Partnership OP Unit that constitutes (x) a Redemption Unit shall have been treated as set forth in Section 2.2(b) and shall not be outstanding at the Partnership Merger Effective Time or (y) a Non-Accredited Investor Unit shall have been treated as set forth in Section 2.2(a)(iv) and, in each case, shall not be entitled to receive any Partnership Unit Merger Consideration. The Partnership Unit Merger Consideration paid upon the conversion of Non-Elected Units in accordance with the terms of this Section 2.2(a)(iii) shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Non-Elected Units theretofore.

(iv) Notwithstanding Section 2.2(a)(iii), each Partnership OP Unit that constitutes a Non-Accredited Investor Unit and that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into the right to receive, without interest, an amount in cash equal to the Partnership Unit Merger Consideration. As of the Partnership Merger Effective Time, all such Non-Accredited Investor Units shall automatically be cancelled and retired, shall no longer be outstanding and shall cease to exist, and each holder of such Non-Accredited Investor Units shall cease to have any rights with respect thereto, except the right to receive (subject to any adjustments and withholding specified herein), the consideration described in this Section 2.2(a)(iv). Each holder of Non-Accredited Investor Unit converted into the right to receive cash in lieu of the Partnership Unit Merger Consideration pursuant to Section 2.2(a)(iv) shall receive, in lieu thereof, cash, without interest, in an amount equal to the product of (i) the Parent Common Share Price, multiplied by (ii) 0.1400. Upon accepting such cash, each holder of Non-Accredited Investors Units shall be deemed to consent to treat the receipt of such cash as a sale of their Non-Accredited Investor Units directly to Parent OP for U.S. federal, and applicable state and local, income tax purposes pursuant to Treasury Regulation Section 1.708-1(c)(4).

(b) Special Redemption.

(i) At any time after the date of this Agreement and prior to the Partnership Merger Effective Time, the Partnership shall, in accordance with the Partnership Agreement, form a Delaware limited liability company (the “Dropdown JV”) that will initially be owned by the Partnership. As and when set forth in Section 1.2(b), the Partnership shall contribute or cause the contribution of the properties of the Partnership and the Partnership Subsidiaries set forth in Exhibit B attached hereto (such contribution, the “Dropdown JV Contribution”), pursuant to a contribution agreement (the “Dropdown JV Contribution Agreement”), substantially in the form attached hereto as Exhibit C, in exchange for all of the common membership interests in the Dropdown JV. The Dropdown JV shall be governed by a limited liability company agreement (the “Dropdown JV Agreement”), substantially in the form attached hereto as Exhibit D.

(ii) Subject to the Partnership Agreement, the Partnership shall, no later than five (5) Business Days following the filing of the definitive Proxy Statement/Prospectus, deliver written notice and related materials (which notice and related materials shall describe the material economic and other terms of the Special Redemption and shall include instructions for exercising the Special Redemption) (collectively, the “Special Redemption Materials”) by the SR Eligible Limited Partners (as defined in the Partnership Agreement) pursuant to which such SR Eligible Limited Partners may elect to have a portion or all of their Partnership OP Units redeemed in exchange on a one-to-one basis for an equal number of JV Units (as defined in the Partnership Agreement) (such electing SR Eligible Limited Partners, the “Elected Holders”); provided that the Elected Holders shall be further subject to redemption or proration in relation to the allocation of the JV Interest Amount (as defined in the Partnership Agreement) among SR Eligible Limited Partners pursuant to the Partnership Agreement. As and when set forth in Section 1.2(d), the Company shall cause the Partnership to redeem a number of Partnership OP Units determined by dividing $800 million by the OP Unit Redemption Value (as defined in the Partnership Agreement) in exchange for an equal number of JV Units (which JV Units shall correspond on a one-to-one basis to Aggregator Units (as defined in the Partnership Agreement)) (including any redemptions of Non-Elected Units pursuant to the Partnership Agreement, the “Special Redemption”). The JV Units issued as part of the Special Redemption will represent eighty percent (80%) of the JV Units (with the remaining twenty percent (20%)) to be held by the Partnership and the total JV Equity Value (as defined in the Partnership Agreement) of the Dropdown JV at Closing shall be $1,000,000,000. Any failure by a holder to timely deliver such election shall be deemed an election not to participate indirectly in the Special Redemption; provided that Partnership OP Units held by all SR Eligible Limited Partners (other than Voluntary Redemption Units (as defined in the Partnership Agreement)) may be subject to redemption in relation to the JV Interest Amount among SR Eligible Limited Partners pursuant to the Partnership Agreement.

(iii) If the holders electing to participate in the Special Redemption would cause NSA Puerto Rico, LLC to fail to satisfy the requirements of Section 542(a)(2) of the Code, as modified by Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), then the Special Redemption shall be adjusted in a manner reasonably determined by the Company and Parent that permits NSA Puerto Rico, LLC to satisfy the foregoing requirements; provided that, in no event shall such adjustment adversely affect or modify in any adverse respect the obligations of the Parties with respect to the Special Redemption.

(iv) The consummation of the Special Redemption shall occur as and when specified in Section 1.2(d). Upon consummation of the Special Redemption: (A) the Partnership shall cause all of the JV Units earmarked to be exchanged in the redemption of Redemption Units to be contributed to the Aggregator for an equal number of Aggregator Units; (B) the Redemption Units shall be cancelled and shall cease to be outstanding for all purposes under this Agreement and the Partnership Agreement; (C) the SR Eligible Limited Partners who are former holders of the cancelled Redemption Units shall have no right to receive the Partnership Unit Merger Consideration with respect to such Redemption Units; and (D) the SR Eligible Limited Partners who are former holders of the cancelled Redemption Units shall receive one Aggregator Unit for each Redemption Unit previously held by such holder.

(v) At the time the Dropdown JV is initially formed, it shall be wholly owned (directly or indirectly) by the Partnership and disregarded as an entity separate from the Partnership for U.S. federal and, if applicable, state and local income tax purposes. Any liabilities incurred by the Dropdown JV prior to the Special Redemption shall be incurred at a time when the Dropdown JV is disregarded as an entity separate from the Partnership for U.S. federal and, if applicable, state and local income tax purposes. The proceeds of such liabilities shall be used to pay off debt of the Partnership that has been outstanding at least two (2) years prior to the date of this Agreement, so that (i) the liabilities of the Dropdown JV shall be treated as the same liabilities as such Partnership debt for purposes of Treasury Regulations Sections 1.707-5 and/or 1.707-6 pursuant to Treasury Regulation Section 1.707-5(c); (ii) the liabilities of the Dropdown JV shall constitute qualifying liabilities under Treasury Regulation Section 1.707-5(a)(6) and/or Treasury Regulation Section 1.707-6(b)(2)(iii)(B); and (iii) at the time of the Special Redemption, the Dropdown JV shall be treated as assuming qualified liabilities of the Partnership in a manner that does not result in a disguised sale for U.S. federal income tax purposes. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local income tax purposes unless otherwise required by a final “determination” as defined in Section 1313 of the Code (or any corresponding or similar provision of state or local Law).

(vi) The Dropdown JV Financing and the Permitted Mezzanine Financing shall be in an aggregate principal amount equal to $2,244,459,236.

(c) Treatment of Partnership Preferred Units.

(i) At or prior to the Partnership Merger Effective Time, Parent OP shall take all actions necessary so that the Parent OP Agreement and any applicable certificates of designation or similar instruments provide for the authorization and issuance of one or more classes or series of preferred partnership units of Parent OP having rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges and voting powers of the corresponding class or series of Partnership Preferred Units outstanding immediately prior to the Partnership Merger Effective Time (such new classes or series of preferred partnership units of Parent OP, the “Parent OP Preferred Units”), including with respect to distribution rights, liquidation preference, redemption rights, voting rights and ranking, in each case as set forth in the Partnership Agreement and the applicable partnership unit designations.

(ii) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Parent OP, Parent, Merger Sub I, Merger Sub II, the Partnership, the Company or the holders of Partnership Preferred Units, each Partnership Preferred Unit of any class or series that is issued and outstanding immediately prior to the Partnership Merger Effective Time shall be automatically cancelled and converted into one new validly issued Parent OP Preferred Unit of the corresponding class or series, and each holder of Partnership Preferred Units shall be admitted as a limited partner of Parent OP following the Partnership Merger Effective Time in accordance with the terms of the Parent OP Agreement (the “Partnership Preferred Unit Consideration”).

(d) Partnership OP Unit and Partnership Preferred Unit Transfer Books. From and after the Partnership Merger Effective Time, the unit transfer books of the Partnership shall be closed and thereafter there shall be no further registration of transfers or redemptions of Partnership OP Units or transfers of Partnership Preferred Units. From and after the Partnership Merger Effective Time, Persons who held Non-Elected Units or Partnership Preferred Units immediately prior to the Partnership Merger Effective Time shall cease to have rights with respect to such Partnership OP Units and Partnership Preferred Units (including as to voting), except as otherwise expressly provided for in this Agreement with respect to the right to receive Partnership Unit Merger Consideration or Partnership Preferred Unit Consideration, as applicable, plus the right to receive any dividends or other distributions with a record date after the Partnership Merger Effective Time payable in respect of Parent OP Units or Parent OP Preferred Units, as applicable.

Section 2.3. Exchange Fund; Exchange Agent.

(a) Prior to the Company Merger Effective Time, Parent shall enter into an agreement in form and substance reasonably acceptable to the Company with a bank or trust company selected by Parent that is reasonably acceptable to the Company, to act as exchange agent (the “Exchange Agent”) for the payment and delivery of the Merger Consideration and the Fractional Share Consideration, as provided in Sections 2.1(a)(ii), 2.1(a)(iii), 2.2(a), and 2.6.

(b) At or before the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of the Parent Common Shares and Parent Preferred Shares (or depositary shares in respect thereof) in book-entry form equal to the aggregate shares to be issued as Company Share Merger Consideration and Company Preferred Share Consideration, as applicable, and (ii) cash in immediately available funds in an amount sufficient to pay the Fractional Share Consideration. Parent also shall deposit, or cause to be deposited with the Exchange Agent, as necessary from time to time following the Company Merger Effective Time, any dividends or other distributions, if any, payable in accordance with Section 2.3(e). Such evidence of book-entry Parent Common Shares and Parent Preferred Shares (or depositary shares in respect thereof) and cash amounts, together with any such dividends or other distributions deposited with the Exchange Agent pursuant to this Section 2.3(b), are collectively referred to in this Agreement as the “Exchange Fund.” The Exchange Fund shall be for the sole benefit of the holders of Company Common Shares and Company Preferred Shares that were outstanding as of immediately prior to the Company Merger Effective Time. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Company Share Merger Consideration, the Company Preferred Share Consideration, payment of the Fractional Share Consideration and the payment of any dividends or other distributions payable in accordance with Section 2.3(e) out of the Exchange Fund in accordance with this Agreement. Notwithstanding the foregoing, any amounts payable to holders of Company Restricted Share Awards shall not be deposited with the Exchange Agent and instead shall be paid as applicable by the Company, any of its affiliates, or a third-party payroll provider to the applicable award holder through an applicable payroll system.

(c) The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent. Interest and other income on the Exchange Fund shall be the sole and exclusive property of Parent and shall be paid to Parent as Parent directs. No investment of the Exchange Fund shall relieve Parent or the Exchange Agent from making the payments required by this Article II, and following any Losses from any such investment, Parent shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Parent’s obligations hereunder for the benefit of the holders of Company Common Shares at the Company Merger Effective Time, which additional funds will be deemed to be part of the Exchange Fund.

(d) Exchange Procedures.

(i) As soon as reasonably practicable after the Company Merger Effective Time, Parent shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate whose (A) Company Common Shares were converted pursuant to Section 2.1(a)(ii) into the right to receive the Company Share Merger Consideration and (B) Company Preferred Shares were converted pursuant to Section 2.1(a)(iv)(B) into the right to receive the Company Preferred Share Consideration, in each case, (x) a letter of transmittal (a “Letter of Transmittal”), in customary form as prepared by Parent and reasonably acceptable to the Company, which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, into which the number of Company Common Shares or Company Preferred Shares, as applicable, previously evidenced by such Certificate shall have been converted pursuant to this Agreement and the Company Merger, together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 2.6 and dividends or other distributions payable in respect of Parent Common Shares in accordance with Section 2.3(e).

(ii) Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (or affidavit of loss in lieu thereof) the Company Share Merger Consideration for each Company Common Share or the Company Preferred Share Consideration for each Company Preferred Share, as applicable, formerly evidenced by such Certificate pursuant to the provisions of this Article II plus any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.6 and any amounts that such holder has the right to receive in respect of dividends or other distributions payable in accordance with Section 2.3(e), by mail or by wire transfer after the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) and Letter of Transmittal, and the Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Company Share Merger Consideration, the Company Preferred Share Consideration, the Fractional Share Consideration or any distributions to which such holder is entitled pursuant to Section 2.3(e) payable upon the surrender of the Certificates. In the event of a transfer of ownership of Company Common Shares or Company Preferred Shares that is not registered in the transfer records of the Company, it shall be a condition of payment that any Certificate surrendered in accordance with the procedures set forth in this Section 2.3 shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have provided all documents required to evidence that any applicable Transfer Taxes and other similar Taxes required by reason of the payment of the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, to a Person other than the registered holder of the Certificate surrendered have been paid, or shall have established to the reasonable satisfaction of Parent and the Exchange Agent that such Taxes are not applicable.

(iii) Unless reasonably required by the Exchange Agent, any holder of Book-Entry Shares shall not be required to deliver an executed Letter of Transmittal to the Exchange Agent to receive the Company Share Merger Consideration, Company Preferred Share Consideration or other amounts pursuant to the provisions of this Article II from Parent that such holder is entitled to receive pursuant to this Article II with respect to such Book-Entry Shares. Subject to receipt of any documentation as may reasonably be required by the Exchange Agent, each holder of one or more Book-Entry Shares shall automatically upon the Company Merger Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as soon as reasonably practicable after the Company Merger Effective Time (but in no event later than three (3) Business Days thereafter), the Company Share Merger Consideration and Company Preferred Share Consideration, as applicable, for each such Book-Entry Share pursuant to the provisions of this Article II plus any Fractional Share Consideration that such holder of Book-Entry Shares has the right to receive pursuant to the provisions of Section 2.6 and any dividends or other distributions that such holder of Book-Entry Shares has the right to receive in accordance with Section 2.3(e). Payment of the Company Share Merger Consideration, Company Preferred Share Consideration, the Fractional Share Consideration payable pursuant to the provisions of Section 2.6 and any dividends and other distributions payable in respect of Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrued for the benefit of holders of Book-Entry Shares on the Company Share Merger Consideration, Company Preferred Share Consideration, the Fractional Share Consideration payable pursuant to the provisions of Section 2.6 or any dividends or other distributions to which such holder of Book-Entry Shares is entitled pursuant to Section 2.3(e).

(iv) At the Company Merger Effective Time, holders of Company Common Shares and Company Preferred Shares shall cease to be, and shall have no rights as, shareholders of the Company other than the right to receive the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, from Parent that such holder has the right to receive pursuant to the provisions of this Article II plus any Fractional Share Consideration that such holder has the right to receive pursuant to the provisions of Section 2.6 and any dividends or other distributions that such holder has the right to receive in accordance with

Section 2.3(e). The Company Share Merger Consideration and Company Preferred Share Consideration paid upon the surrender for exchange of Certificates (or affidavits of loss in lieu thereof) evidencing Company Common Shares or Company Preferred Shares, as applicable, or transfer in the case of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares or Company Preferred Shares, as applicable, theretofore evidenced by such Certificates or Book-Entry Shares.

(e) Dividends and Distributions Held by Exchange Agent. No dividends or other distributions with respect to Parent Common Shares or Parent Preferred Shares with a record date after the Company Merger Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share not transferred with respect to the number of whole Parent Common Shares or Parent Preferred Shares, as applicable, issuable to such holder hereunder, and all such dividends and other distributions shall instead be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or transfer of such Book-Entry Share in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or transfer of any Book-Entry Share there shall be paid to the holder thereof, without interest: (i) the amount of dividends or other distributions with a record date after the Company Merger Effective Time theretofore paid with respect to the number of whole Parent Common Shares or Parent Preferred Shares, as applicable, to which such holder is entitled pursuant to this Agreement; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Company Merger Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Common Shares or Parent Preferred Shares, as applicable.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, to the extent required by Parent or the Exchange Agent, the posting by such Person of a bond in customary amount, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, together with any amounts payable in respect of the Fractional Share Consideration in accordance with Section 2.6 and dividends or other distributions payable in respect of Parent Common Shares in accordance with Section 2.3(e).

(g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and income received with respect thereto and any Fractional Share Consideration and any applicable dividends or other distributions with respect to Parent Common Shares or Parent Preferred Shares) that remains undistributed to the former holders of Company Common Shares and Company Preferred Shares for nine (9) months after the Company Merger Effective Time shall be delivered to Parent, upon demand, and any former holders of Company Common Shares or Company Preferred Shares prior to the Company Merger who have not theretofore complied with this Article II shall thereafter look only to Parent (and only as general creditors thereof) for payment of the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable.

(h) No Liability. None of the Parent Parties, the Company Parties, the Exchange Agent, or any employee, officer, director, trustee, agent, Representative or affiliate thereof, shall be liable to any Person in respect of the Company Share Merger Consideration or Company Preferred Share Consideration, as applicable, if any portion of the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any Company Common Shares or Company Preferred Shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 2.4. Withholding Rights. Each of the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II and any other applicable withholding agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld by the Company, the Surviving Company, the Partnership, the Surviving Partnership, Parent, Merger Sub I, Merger Sub II or any other applicable withholding agent, as applicable, and paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Section 2.5. Dissenters’ Rights. No dissenters’ or appraisal rights, or other similar rights of objecting shareholders, including any such rights under Title 8, Subtitle 5, Section 8-501.1(j) of the MRL shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

Section 2.6. No Fractional Shares. No certificate or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates or the transfer of Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of Company Common Shares converted into the right to receive the Company Share Merger Consideration pursuant to Section 2.1(a) who would otherwise have been entitled to receive a fraction of a Parent Common Share shall receive, in lieu thereof, cash, without interest, in an amount equal to the product of (i) the Parent Common Share Price, multiplied by (ii) such fraction of a Parent Common Share.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (a) as disclosed in the Company SEC Documents furnished to, or filed with, the SEC on or after January 1, 2024 and at least one (1) Business Day prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer (but including any description of historic facts or events included therein) or other statements to the extent they are cautionary, predictive or forward-looking in nature) (it being agreed that all such Company SEC Documents shall be deemed to have been made available to Parent for the purposes of all references in this Agreement to documents or other information having been or to be “delivered,” “made available,” “provided,” or words of similar import, to Parent) or (b) as disclosed in the separate disclosure letter which has been delivered by the Company to Parent in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of Article III of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection of Article III of this Agreement to the extent the applicability of the disclosure is reasonably apparent from the text of such disclosure made; provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company or the Partnership made herein), the Company Parties hereby jointly and severally represent and warrant to the Parent Parties as follows:

Section 3.1. Organization and Qualification; Subsidiaries.

(a) The Company is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each other Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept), as applicable, under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement. Each of the Company and the Partnership (i) has requisite real estate investment trust, corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted; and (ii) is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification.

(b) Each Company Subsidiary (other than the Partnership) (i) has requisite real estate investment trust, corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted; and (ii) is duly qualified to do business and is in good standing in each jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except in each case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement.

(c) The Company has made available to Parent true and complete copies of (i) the Company Charter, (ii) the Company Bylaws, (iii) the Partnership Agreement and (iv) the Certificate of Limited Partnership, in each case as in effect as of the date hereof. Each of the Company Charter, the Company Bylaws, the Partnership Agreement and the Certificate of Limited Partnership was duly adopted and is in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.

(d) Section 3.1(d) of the Company Disclosure Letter sets forth a complete list of each Subsidiary as of the date of this Agreement.

(e) Section 3.1(e) of the Company Disclosure Letter sets forth a complete list of Persons, other than the Company Subsidiaries, in which the Company or any Subsidiary has an equity interest as of the date of this Agreement recorded on the Company’s most recent balance sheet, together with the Company’s or applicable Subsidiary’s stated percentage interests in each such entity.

Section 3.2. Company Capitalization.

(a) The beneficial interest in the Company consists of 250,000,000 common shares of beneficial interest, par value $0.01 per share (“Company Common Shares”) and 50,000,000 preferred shares of beneficial interest, par value $0.01 per share, including the Company’s 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series A Preferred Shares”), and the Company’s 6.000% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series B Preferred Shares” and, together with Company Series A Preferred Shares, “Company Preferred Shares” and, Company Preferred Shares and Company Common Shares, collectively, “Company Capital Shares”). At the close of business on March 13, 2026 (the “Capitalization Date”) (i) 77,137,402 Company Common Shares (including 31,296 Company Common Shares subject to Company Restricted Share Awards) were issued and outstanding and (ii) 14,801,345 Company Preferred Shares were issued and outstanding. All of the outstanding Company Capital Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive, first refusal, first offer or similar rights. At the close of business on the Capitalization Date, 128,228,477 Partnership OP Units, 15,898,056 Partnership Preferred Units, and 693,316 Partnership LTIP Units of the Partnership were issued and outstanding assuming the target level of achievement of the applicable performance conditions (or 933,045 Partnership LTIP Units of the Partnership assuming the maximum level of achievement of the applicable performance conditions). The Company is the sole general partner of the Partnership. Section 3.2(a)(i) of the Company Disclosure Letter sets forth, at the close of business on the Capitalization Date, a true, correct and complete list of all holders of the Partnership Units and the number and type of such units held by each such holder. Section 3.2(a)(ii) of the

Company Disclosure Letter sets forth, at the close of business on the Capitalization Date, a list of all holders of equity interests in each DownREIT and the number and type of units held by each such holder.

(b) At the close of business on the Capitalization Date, except as provided in Section 3.2(a) or as set forth in the Partnership Agreement, there are no (i) outstanding securities of the Company or any Company Subsidiary convertible into or exchangeable for one or more shares of, or other equity or voting interests in, the Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Company or any Company Subsidiary relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (iii) Contracts that are binding on the Company or any Company Subsidiary that obligate the Company or any Company Subsidiary to issue, acquire, sell, redeem, exchange or convert any shares of, or other equity interests in, the Company or any Company Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by the Company or any Company Subsidiary that are linked to the value of the Company Common Shares (collectively, “Equity Interests”). Since the close of business on the Capitalization Date through the date hereof, the Company and the Partnership have not issued any Company Common Shares, Company Preferred Shares, Partnership Units or other equity security or any Equity Interests (other than (w) Company Common Shares subject to Company Restricted Share Awards, (x) Partnership LTIP Units, (y) Company Common Shares or Company Preferred Shares issuable upon redemption of Partnership OP Units or Partnership Preferred Units, or (z) Partnership OP Units that are issued upon conversion of Partnership LTIP Units). The Company does not have a stockholder rights plan in place. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote on any matters on which holders of shares or other equity interests of the Company or any of the Company Subsidiaries may vote. None of the Company Subsidiaries owns any Company Common Shares, Company Preferred Shares or any Partnership OP Units.

(c) The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares or other equity securities of each of the Company Subsidiaries, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company or any Company Subsidiary, and all of such outstanding shares or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable (as applicable) and free of preemptive rights. Except (i) pursuant to the Company Charter, (ii) pursuant to the Partnership Agreement, and (iii) pursuant to the documents set forth on Section 3.2(c)(iii) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any other Person (including any Company Subsidiary).

(d) Except for transfer restrictions in the organizational documents of the Company or any Company Subsidiary, neither the Company nor any of the Company Subsidiaries, nor, to the Company’s knowledge, any third party, is a party to any Contract with respect to the voting of, that restricts the transfer of or that provides registration rights in respect of, any shares of, or other voting securities or equity interests in, the Company or any of the Company Subsidiaries.

(e) All dividends or other distributions on the Company Common Shares, the Company Preferred Shares, the Partnership OP Units, the Partnership Preferred Units and any dividends or other distributions on any securities of NSA Puerto Rico, LLC or any Company Subsidiary which have been authorized and declared prior to the date hereof have been paid in full (except to the extent such dividends have been authorized or declared but are not yet due and payable).

(f) Neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

Section 3.3. Authority.

(a) Each Company Party has the requisite real estate investment trust or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the receipt of the Company Requisite Vote and the Partnership Requisite Vote, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company Parties and the consummation by the Company Parties of the transactions contemplated hereby have been duly authorized by all necessary real estate investment trust or limited partnership action on the part of the Company Board and, other than the Company Requisite Vote, the Partnership Requisite Vote, the filing of the Company Articles of Merger with the SDAT, and the filing of the Partnership Merger Certificate with the DSOS, no additional real estate investment trust or limited partnership proceedings on the part of the Company Parties are necessary to authorize the execution, delivery and performance by the Company Parties of this Agreement or the consummation of the transactions contemplated hereby by the Company Parties. This Agreement has been duly executed and delivered by the Company Parties and (assuming the due authorization, execution and delivery of this Agreement by each of the Parent Parties) constitutes the valid and binding obligation of the Company Parties enforceable against the Company Parties in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”). The Company, in its capacity as the sole general partner of the Partnership, had the requisite power and authority to adopt, execute and deliver the Partnership Agreement Amendment, and the Partnership Agreement Amendment was adopted, executed and delivered in accordance with the terms of the Partnership Agreement and applicable Law.

(b) The Company Board has (i) duly declared advisable the Mergers and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (ii) directed that, subject to the terms and conditions of this Agreement, the Company Merger and the other transactions contemplated by this Agreement be submitted to the Company’s shareholders for their approval and the Mergers and the other transactions contemplated by this Agreement be submitted to the limited partners of the Partnership for their approval and (iii) resolved, subject to the terms and conditions of this Agreement, to recommend the approval of the Company Merger and the other transactions contemplated by this Agreement by the Company’s shareholders and the approval of the Mergers and the other transactions contemplated by this Agreement by the limited partners of the Partnership, in each case, by resolutions duly adopted.

Section 3.4. No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by the Company Parties or the consummation by the Company Parties of the transactions contemplated by this Agreement will: (i) subject to obtaining the Company Requisite Vote and the Partnership Requisite Vote, conflict with or violate any provision of the Company Charter, the Company Bylaws, the Certificate of Limited Partnership or the Partnership Agreement, as applicable; (ii) (A) conflict with or violate any provision of the organizational documents of any Company Subsidiary (other than the Partnership) and (B) assuming that all consents, approvals and authorizations described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Company Permitted Lien) upon any of the respective properties or assets (including rights) of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit, except, with respect to clauses (ii)(B) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement.

(b) None of the execution, delivery or performance of this Agreement by the Company Parties or the consummation by the Company Parties of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity by the Company Parties or with respect to any of their respective properties or assets, other than (i) the filing with the SEC of (A) the Proxy Statement/Prospectus in preliminary and definitive form and of a registration statement on Form S-4 pursuant to which the offer and sale of Parent Common Shares in the Company Merger will be registered pursuant to the Securities Act and in which the Proxy Statement/Prospectus will be included (together with any amendments or supplements thereto, the “Form S-4”), and declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Company Articles of Merger with, and acceptance for record of the Company Articles of Merger by, the SDAT pursuant to the MRL and the MLLCA, as applicable, (iii) the filing of the Partnership Merger Certificate with, and acceptance for recording of the Partnership Merger Certificate by, the DSOS pursuant to the DRULPA and the DLLCA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) such filings as may be required in connection with state and local Transfer Taxes, (vi) any filings or approvals required under the rules and regulations of the NYSE, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement.

Section 3.5. Company SEC Documents; Financial Statements.

(a) Since January 1, 2023, the Company has filed with or otherwise furnished to the SEC on a timely basis all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents, together with any documents and information incorporated therein by reference, and any other documents filed by the Company with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. As of the date hereof, none of the Company Subsidiaries is currently subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2023 to the date of this Agreement. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company or the Partnership with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes and schedules thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).

(b) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred since the end of the Company’s most recent audited fiscal year that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, or any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company, any Company Subsidiary or such Company’s or Company Subsidiary’s audited financial statements or other Company SEC Documents.

Section 3.6. Information Supplied. None of the information relating to the Company and the Company Subsidiaries contained in the Proxy Statement/Prospectus or the Consent Solicitation Statement or that is provided by the Company, the Company Subsidiaries or their Representatives for inclusion or incorporation by reference in the Form S-4 or any other document filed with the SEC in connection with the transactions contemplated by this Agreement or in the Consent Solicitation Statement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) in the case of the Proxy Statement/Prospectus and the Consent Solicitation Statement, at the time of the mailing thereof or in the case of the Proxy Statement/Prospectus, at the time the Company Shareholders’ Meeting is held or, at the end of the consent period set forth in the Consent Solicitation Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) with respect to any other document to be filed by the Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will (with respect to the Company, its officers and trustees and the Company Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4, the Proxy Statement/Prospectus or the Consent Solicitation Statement that were not supplied by or on behalf of the Company or any Company Subsidiaries.

Section 3.7. Absence of Certain Changes. Except as otherwise contemplated by this Agreement, since December 31, 2025 through the date hereof, (a) the Company, the Partnership, and the Company Subsidiaries, taken as a whole, have conducted their respective businesses in the ordinary course of business in all material respects and (b) there have not been (1) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Capital Shares (other than the regular quarterly dividends to be paid to holders of Company Common Shares or Company Preferred Shares), (2) any material change in the Company’s or the Partnership’s accounting principles, practices or methods except insofar as may have been required by a change in GAAP, or (3) any changes, events, state of facts or developments, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.8. Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP as in effect on the date hereof to be set forth on the consolidated financial statements of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of the Company as of December 31, 2025 or in the notes thereto, (b) incurred in the ordinary course of business since December 31, 2025, (c) incurred or expressly permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9. Permits; Compliance with Laws.

(a) (i) The Company and each Company Subsidiary is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals and orders of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted as of the date hereof (the “Company Permits”), (ii) all such Company Permits are in full force and effect, and (iii) no suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except in each case of clauses (i) through (iii) as would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. To the Company’s knowledge, since January 1, 2023, the Company and each Company Subsidiary has been in material compliance with the terms and requirements of such Permits.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries is, and since January 1, 2023 has been, in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and properties or assets; and (ii) since January 1, 2023, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of the Company Subsidiaries or their operations has occurred or is currently pending or, to the Company’s knowledge, has been threatened.

(c) Since January 1, 2023, neither the Company nor any of the Company Subsidiaries, nor, any trustee, director or officer of the Company or any of the Company Subsidiaries, nor, to the Company’s knowledge, any employee or agent of the Company or any of the Company Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity that would constitute a material violation of applicable Law, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person that would constitute a material violation of applicable Law, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (“FCPA”).

Section 3.10. Litigation. As of the date of this Agreement, there is no suit, claim, action, investigation, litigation, arbitration, mediation, proceeding or other investigation or audit (each, an “Action”) which is against the Company or any Company Subsidiary (or any of their properties or assets), or which was brought by the Company or any Company Subsidiary, pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation by the Company or the Partnership of the transactions contemplated by this Agreement. As of the date of this Agreement, there is no Action to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Mergers, the Partnership Agreement Amendment or any of the other transactions contemplated by this Agreement.

Section 3.11. Employee Benefits.

(a) The Company Disclosure Letter sets forth a list of all material Company Benefit Plans. For purposes of this Agreement, “Company Employee Benefit Plan” means each Benefit Plan that the Company or any Company Subsidiary sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any Company Subsidiary has any direct or indirect liability (contingent or otherwise and including as a result of being an ERISA Affiliate with any Person).

(b) None of the Company Employee Benefit Plans is or has been subject to Title IV of ERISA or is or has been subject to Sections 4063 or 4064 of ERISA, nor is the Company, any Company Subsidiary or any ERISA Affiliate obligated to contribute (and such entities have not, in the past six (6) years, had an obligation to contribute) to a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.

(c) Correct and complete copies of the following documents, with respect to each material Company Employee Benefit Plan (other than a Multiemployer Plan, of which there are none) have been made available to Parent by the Company: (i) plan and related trust documents, and amendments thereto; (ii) the most recent Form 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter, if any; (iv) the current summary plan description and any material modifications thereto, if applicable; (v) the most recent financial statements and actuarial valuations, if applicable; and (vi) all material correspondence regarding the Company Employee Benefit Plan with any Governmental Entity.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its ERISA Affiliates have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof, or to the extent not yet due, will have been paid, or accrued in accordance with GAAP, prior to the Company Merger Effective Time; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the Company’s knowledge, threatened with respect to any Company Employee Benefit Plan; (v) the Company and its ERISA Affiliates have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) for any excise Tax or civil penalty; and (vi) none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, or similar state Law, except as set forth in the employment agreements filed with the Company SEC Documents.

(e) Each of the Company Employee Benefit Plans that is intended to comply with Section 401(a) of the Code has received a favorable determination letter issued by the IRS or is maintained under a prototype or volume submitter plan and may rely upon a favorable opinion or advisory letter issued by the IRS with respect to such prototype or volume submitter plan and, to the Company’s knowledge, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or in combination with any other event) (i) result in any compensatory payment becoming due, or increase the amount of compensation due, to any current or former Service Provider; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former Service Provider. Without limiting the generality of the foregoing, no amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) would be nondeductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including Taxes incurred under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

Section 3.12. Labor Matters.

(a) Neither the Company nor any Company Subsidiary is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts).

(b) (i) No employees of the Company or any of the Company Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a written demand to the Company or any Company Subsidiary for recognition or certification; (iii) there are no representation or certification proceedings pending, or to the Company’s knowledge, petitions seeking a representation proceeding presently filed or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company’s knowledge, there are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries are not currently materially affected and since January 1, 2023 to the date of this Agreement have not been materially affected by any actual or threatened work stoppage, strike or other labor disturbance.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Company or any Company Subsidiary filed or, to the knowledge of the Company, threatened to be brought or filed, with any Governmental Entity, court or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any Company Subsidiary.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and each Company Subsidiary is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; and (ii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any Company Subsidiary within the last six (6) months.

Section 3.13. Tax Matters.

(a) The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) with the appropriate taxing authority all material Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Company or any Company Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith.

(b) The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2015 and through and including its taxable year ended on the most recent December 31 prior to the Company Merger Effective Time has elected and has been subject to U.S. federal taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for all such years, (ii) for all taxable years commencing with the Company’s taxable year ended December 31, 2015 and through and including its taxable year ended on the most recent December 31 prior to the Company Merger Effective Time has been organized and operated in conformity with the requirements to qualify for taxation as a real estate investment trust within the meaning of Sections 856 through 860 of the Code (a “REIT”), (iii) has operated at all times since such date through the date hereof, and intends to continue to so operate through the Company Merger Effective Time, in such a manner as to enable the Company to continue to meet the requirements to qualify for taxation as a REIT for its taxable year that includes and/or ends on the day of the Company Merger Effective Time (its “Final REIT Year”), and (iv) has not taken or omitted to take any action which action or omission could reasonably be expected to result in the Company’s failure to qualify for taxation as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the Company’s knowledge, threatened.

(c) Each Company Subsidiary and each other entity in which the Company holds, directly or indirectly, an interest, is or at any time since the later of the date of its formation or the date on which the Company acquired an interest in such an entity, has been, for U.S. federal income tax purposes, (i) a partnership or disregarded entity, as the case may be, and not a corporation or an association taxable as a corporation whose separate existence is respected, (ii) a corporation that qualifies and has elected (as applicable) to be taxable as a REIT, (iii) a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code (a “QRS”) or (iv) a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code (a “TRS”).

(d) Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to a material amount of Tax pursuant to (or rules similar to) Section 1374 of the Code (or otherwise result in any material “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).

(e) There are no material disputes, audits, examinations, investigations or proceedings pending (or threatened in writing), or claims asserted, for and/or in respect of any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary is party to any material litigation or administrative proceeding relating to Taxes.

(f) Neither the Company nor any Company Subsidiary: (i) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (ii) is currently the beneficiary of any extension of time within which to file any material Tax Return; (iii) has received a request for a waiver of the time to assess any material Taxes, which request has been granted and remains in effect or is still pending; (iv) is contesting any liability for material Taxes before any Governmental Entity, other than assessments of real property Taxes which the Company or Company Subsidiaries are appealing in the ordinary course of business; (v) is subject to a deficiency that has been claimed, proposed or assessed in writing or, to the Company’s knowledge, threatened, by any Governmental Entity for any material Tax which has not been satisfied in full by payment, settled or been withdrawn; (vi) has received a written claim by a Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to material taxation by that jurisdiction; (vii) has an outstanding request for a Tax ruling from any Governmental Entity or has received a Tax ruling or entered into a written agreement with any Governmental Entity with respect to Taxes; and (viii) is party to a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable or similar agreement under applicable state, local or non-U.S. Tax Law).

(g) The Company and the Company Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102 and 3402 of the Code), (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(h) Neither the Company nor any of the Company Subsidiaries: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed or threatened such an adjustment or a change in accounting method with respect to the Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

(i) Neither the Company nor any Company Subsidiary has participated in or has liability or obligation with respect to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (i) in the past two (2) years or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(k) Neither the Company nor any Company Subsidiary: (i) is or has ever been a member of an affiliated group of corporations (other than a group the common parent of which is the Company or a Company Subsidiary) filing a consolidated U.S. federal income Tax Return or other affiliated, consolidated, combined or similar group for Tax purposes or (ii) has any liability for any material Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or non-U.S. Law), as a transferee or successor, by contract or otherwise.

(l) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary, and after the Closing Date neither the Company nor any Company Subsidiary shall be bound by any such Tax allocation or sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than (i) customary provisions of commercial or credit agreements entered into in the ordinary course of business and (ii) agreements solely between or among the Company and/or the Company Subsidiaries.

(m) Section 3.13(m) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Company Subsidiary and its classification for U.S. federal income tax purposes.

(n) Neither the Company nor any Company Subsidiary (other than a Company Subsidiary that is a TRS) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

(o) Since its inception, neither the Company nor any Company Subsidiary has incurred any liability for material Taxes under Section 856(c)(7), 856(g)(5), 857(b), 857(f), 860(c), or 4981 of the Code which has not been previously paid in full. To the Company’s knowledge, no event has occurred, and no condition or circumstances exists, that presents a material risk that any material liability for Taxes described in the first sentence of this paragraph will be imposed upon the Company or any Company Subsidiary.

(p) Section 3.13(p) of the Company Disclosure Letter sets forth all Tax Protection Agreements currently in force to which the Company or any Company Subsidiary, and there is no other Tax Protection Agreement to which the Company or any Company Subsidiary is a party. No transaction contemplated by this Agreement will give rise to any liability or obligation to make any payment under any Tax Protection Agreement.

(q) No entity in which the Company or any Company Subsidiary directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a “publicly traded partnership” taxable as a corporation under Section 7704(b) of the Code.

(r) Neither the Company nor any Company Subsidiary is aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(s) Taking into account all distributions to be made by the Company prior to the Closing, the Company will have distributed cash to its shareholders in its Final REIT Year in an amount equal to or in excess of the amount required to be distributed pursuant to Section 857(a) of the Code in respect of its Final REIT Year.

(t) Notwithstanding any other provision of this Agreement, Section 3.11, Section 3.12 and Section 3.13 contain the exclusive representations and warranties of the Company and the Partnership with respect to Tax matters.

Section 3.14. Properties.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries owns good and marketable fee simple title (with respect to jurisdictions that recognize such form of title or substantially similar title with respect to all other jurisdictions) to, or has a good and valid leasehold interest in, each of the real properties identified as owned or leased by the Company or a Company Subsidiary in the Company SEC Documents or otherwise that is purported to be owned or leased by the Company or a Company Subsidiary (collectively, the “Company Properties”), free and clear of all Liens other than Company Permitted Liens. Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material office or ground leases pursuant to which the Company or any Company Subsidiary is a tenant (each, together with all amendments, modifications, supplements, renewals, and extensions related thereto, a “Company Lease”).

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2023 neither the Company nor any Company Subsidiary has received written notice that any certificate, permit or license from any Governmental Entity or any agreement, easement or other material right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect (or of any pending written threat of modification or cancellation of any of the same), or notice of any uncured violation of any Laws affecting any of the Company Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2023 neither the Company nor any Company Subsidiary has received written notice of any pending or, to the knowledge of the Company, (x) any uncured violation of applicable zoning, building code or similar Laws affecting any Company Property or (y) threatened (in writing) material condemnation or eminent domain proceeding affecting any Company Property that has not been consummated or resolved.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice from any party under any Company Lease of a monetary or material non-monetary default that remains unresolved.

(d) Except for rights in favor of the Company or any Company Subsidiary or for this Agreement, neither the Company nor any Company Subsidiary has granted to any third party any outstanding option, right of first refusal or right of first offer to purchase, ground lease or otherwise acquire any Company Property or any material portion thereof, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, there are title insurance policies issued to the Company or the applicable Company Subsidiary for each Company Property, and no written claim has been made against any such policy by the Company or any Company Subsidiary which remains outstanding.

(f) Section 3.14(f) of the Company Disclosure Letter sets forth a true, correct and complete list of material real property which, as of the date of this Agreement, is under contract to be purchased by the Company or a Company Subsidiary after the date of this Agreement or that is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary as lessee or sublessee after the date of this Agreement. There are no material written agreements to which either the Company or any Company Subsidiary is a party pursuant to which either the Company or any Company Subsidiary is obligated to buy or lease or sublease as a tenant any real properties at some future date.

(g) Each of the Company Properties has sufficient direct or indirect access to and from publicly dedicated streets for its current use and operation, without any constraints that materially interfere with the normal use, occupancy and operation thereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.15. Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and the Company Subsidiaries are, and since January 1, 2021 have been, in compliance in all material respects with all Environmental Laws;

(ii) each of the Company and the Company Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business of the Company and the Company Subsidiaries as currently conducted and are each in compliance with their requirements;

(iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, notices of violation, investigations or proceedings relating to any violation of or liability under Environmental Law against the Company or the Company Subsidiaries;

(iv) to the knowledge of the Company, neither the Company nor the Company Subsidiaries have Released any Hazardous Materials at any Company Properties that would reasonably be expected to require clean-up or remediation by, or result in an action, suit or proceeding by any private party or governmental body or agency against the Company or the Company Subsidiaries relating to Hazardous Materials under any Environmental Laws; and

(v) neither the Company nor any Company Subsidiary is party to any consent decree, order, judgment or agreement requiring investigation, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials that would reasonably be expected to result in material liability, or has contractually assumed any material liability of another Person under Environmental Laws or with respect to Hazardous Materials.

Section 3.16. Intellectual Property; Cybersecurity; Privacy.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries exclusively own all Intellectual Property that they own or purport to own, free and clear of all Liens other than Company Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) the Company and the Company Subsidiaries own or have the right to use in the manner currently used all Intellectual Property used or practiced by the Company or any Company Subsidiary in the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property”), all of which rights will survive the Closing without modification, cancellation, termination of, or acceleration of any right, obligation or payment with respect to such Company Intellectual Property, and without giving rise to any right or option of any third party with respect to any such modification, cancellation, termination or acceleration, and (ii) neither the Company nor any of the Company Subsidiaries has received, in the three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property.

(b) To the knowledge of the Company, (i) the conduct of the business of the Company and the Company Subsidiaries does not infringe, misappropriate or otherwise violate, and has not within the past three (3) years infringed, misappropriated or otherwise violated, any Intellectual Property, and (ii) neither the Company nor any of the Company Subsidiaries has received, in the three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other violation of the Intellectual Property of any other Person by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, in each case of clauses (i) through (ii), except for such matters that would not, individually or in the aggregate, reasonably be expected to result in material liability or disruption to the businesses of the Company or the Company Subsidiaries.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property. Neither the Company nor any of the Company Subsidiaries, in the three (3) years preceding the date hereof, alleged in writing that any other Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(d) Each of the Company and the Company Subsidiaries has taken commercially reasonable efforts to protect and maintain its Intellectual Property, including by using commercially reasonable efforts and taking commercially necessary steps to maintain the confidentiality of its material trade secrets.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary has used, modified, distributed, or made available any software, materials or other technology that is subject to an “open source” or similar license in a manner that would require any of the Company’s or any Company Subsidiary’s proprietary software or technology to be (A) disclosed, distributed, or made available in source code form, (B) licensed for the purposes of preparing derivative works, (C) licensed under any open source license or under terms that allow any such proprietary software or portions thereof to be reverse engineered, reverse assembled or disassembled (other than by operation of applicable Law), or (D) redistributed at no or minimal charge, and (ii) the Company and the Company Subsidiaries are and have been in compliance with all open source licenses by which they or their proprietary software are bound.

(f) Each of the Company and the Company Subsidiaries has taken commercially reasonable efforts to (i) protect and maintain the confidentiality, integrity and security of its IT Assets and the information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by any person, including through the implementation of reasonable backup and disaster recovery technology processes and (ii) prevent the introduction of disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials (“Malicious Code”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (x) the IT Assets do not contain Malicious Code or other technological vulnerabilities, (y) there has been no unauthorized access to or use of material trade secrets or other material confidential information of the Company or the Company Subsidiaries and (z) during the past three (3) years, there has been no unauthorized access to or use of, and there has not been any failure or loss of, any IT Assets, or the information stored or contained thereon or transmitted thereby.

(g) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, (i) each of the Company and the Company Subsidiaries is in compliance, and has at all times within the past three (3) years complied, with all applicable Laws, its contractual obligations, its posted policies, and its statements and representations, in each case, relating to privacy, data protection, security, or the access, collection, storage, use, transfer, and any other processing (collectively, “Processing”) of any Personal Data Processed by or on behalf of the Company or any Company Subsidiaries (collectively, “Privacy Obligations”), (ii) neither the Company nor any Company Subsidiary has, within the past three (3) years, received written notice alleging any violation of any Privacy Obligation, (iii) each of the Company and the Company Subsidiaries has, at all times within the past three (3) years, had all rights, consents, and authorizations required under any applicable Privacy Obligation to Process Personal Data as such Personal Data has been Processed by or on behalf of the Company or any Company Subsidiary, and (iv) each of the Company and the Company Subsidiaries has, at all times within the past three (3) years, taken commercially reasonable steps to ensure that all Personal Data Processed by or on behalf of the Company or any Company Subsidiary is protected against loss and unauthorized access, use, modification or disclosure, and, to the knowledge of the Company, there has been no incident of the same.

(h) The Company and each Company Subsidiary maintains an information privacy and security program that contains reasonable measures designed to protect the privacy, confidentiality and security of all Personal Data in its possession or control against any (i) loss or misuse of such Personal Data, (ii) unauthorized or unlawful operations performed upon such Personal Data, or (iii) other act or omission that compromises the security or confidentiality of such Personal Data (clauses (i) through (iii), a “Security Breach”). To the knowledge of the Company, neither the Company nor any Company Subsidiary has experienced any Security Breach that would be, or would reasonably be expected to be individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.17. Contracts.

(a) All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed on or after January 1, 2023 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed.

(b) Section 3.17(b) of the Company Disclosure Letter sets forth a complete list, in each case as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts) to which the Company or any of the Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than (x) any Contract solely between the Company or the Partnership, on the one hand, and any Company Subsidiary, on the other hand, (y) any Contract solely between any Company Subsidiaries, or (z) any Company Employee Benefit Plans) that:

(i) is a limited liability company agreement, partnership agreement or joint venture agreement or similar Contract with a third party (or sets forth material terms of any such arrangement);

(ii) contains covenants of the Company or any of the Subsidiaries purporting to limit (other than in any de minimis respect) either the type of business in which the Company or any of the Subsidiaries may engage or the geographic area in which any of them may so engage;

(iii) evidences Indebtedness in excess of $75,000,000 of the Company or any Company Subsidiaries, whether unsecured or secured (such Contracts, the “Existing Loan Documents”);

(iv) constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary in an amount in excess of $5,000,000;

(v) requires the Company or any Company Subsidiary to (A) sell real property for a sales price or with a fair market value in excess of $35,000,000 or (B) purchase real property for a purchase price in excess of $35,000,000;

(vi) other than Contracts for ordinary repair and maintenance, relating to the development or construction of, or expansion to, the Company Properties, with a total contract amount in excess of $10,000,000, but excluding any such Contracts for which the remaining amount payable thereunder as of the date of this Agreement is less than such threshold;

(vii) relates to the settlement of any pending or threatened suit or proceeding which has not been fully performed, other than (A) any such settlement relating to the routine collection of debts entered into in the ordinary course of business and (B) any settlement that provides for the payment of less than $250,000 (after taking into account and net of any amount covered by insurance that is reasonably expected to be received by the Company or any Company Subsidiary);

(viii) pursuant to which the Company or any Company Subsidiary grants to or receives from any third party a license or similar right with respect to Intellectual Property, which license or similar right is material to the business of the Company and the Company Subsidiaries, taken as a whole, other than non-exclusive licenses of commercially available software or technology granted or received in the ordinary course of business on substantially standardized terms;

(ix) obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, or trustees of the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary is the indemnitor which provides for indemnification rights that are broader (other than in any de minimis respect) than those set forth in the organizational documents of the Company or such Company Subsidiary or that would otherwise be material to the Company;

(x) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging or derivative transaction;

(xi) is a management agreement to which the Company or any of the Company Subsidiaries is party as manager, other than any management agreement entered into by the Company or any of the Company Subsidiaries in the ordinary course of the Company’s property management business;

(xii) is a material ground lease;

(xiii) obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $5,000,000 and that is not cancellable within one hundred eighty (180) days without material penalty to the Company or any Company Subsidiary; or

(xiv) contains restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of the Company or any of the Company Subsidiaries, other than restrictions contained in (A) the Existing Loan Documents, or (B) the organizational documents of the Company or the Partnership.

Each Contract of a type described in clauses (a) and (b) of this Section 3.17, together with any amendments, modifications, schedules, exhibits or supplements thereto, is referred to herein as a “Company Material Contract.” The Company has made available to Parent true and complete copies of all Company Material Contracts in the Company’s possession as of the date hereof.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary; (ii) to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract; and (iii) as of the date of this Agreement, each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto and is in full force and effect, subject to the Bankruptcy and Equity Exception.

Section 3.18. Opinion of Financial Advisor. The Company Board has received the opinion of Morgan Stanley & Co. LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the applicable Merger Consideration to be received by the holders of Company Common Shares or Partnership Units, as applicable, pursuant to this Agreement is fair, from a financial point of view, to such holders (other than the Parent Parties and their respective affiliates).

Section 3.19. Takeover Statutes. Each of the Company Parties has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other takeover Laws and regulations, in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act), MRL, the DRULPA or any other anti-takeover statute or similar federal or state statute (collectively, “Takeover Statutes”).

Section 3.20. Vote Required.

(a) Company Shareholder Approval. The affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon (the “Company Requisite Vote”) is required under the MRL and the Company Charter to approve the Company Merger and the other transactions contemplated by this Agreement.

(b) Initial Partnership Approval. Pursuant to Section 11.2(a) of the Partnership Agreement, approval of the Company Merger and Partnership Merger and the other transactions contemplated by this Agreement requires the consent of holders representing more than fifty percent (50%) of the outstanding Partnership OP Units, excluding Partnership OP Units held, directly or indirectly, by the Company or any of its Subsidiaries (the “Initial Partnership Approval”).

(c) Company-Wide Partnership Approval. If the Initial Partnership Approval is not obtained, and subject to compliance with Section 11.2(a)(i) of the Partnership Agreement, then, pursuant to Section 11.2(a)(ii) of the Partnership Agreement, approval of the Company Merger and the Partnership Merger and the other transactions contemplated by this Agreement shall require the consent of holders representing at least fifty percent (50%) of the outstanding Partnership OP Units, including the Partnership OP Units held, directly or indirectly, by the Company and its Subsidiaries (the “Company-Wide Partnership Approval”), with:

(i) the Partnership OP Units held by the Company and its Subsidiaries being voted in favor of such transaction in the same proportion as the Company Common Shares are voted in favor of such transaction in the Company Requisite Vote; and

(ii) the Partnership OP Units held by holders other than the Company and its Subsidiaries being entitled to cast a number of votes equal to the total votes such holders would have been entitled to cast at a meeting of the Company’s shareholders had such holders exchanged their Partnership OP Units for Company Common Shares as of the applicable record date.

(d) No Other Vote. No vote or consent of the holders of any other class or series of shares of the Company or any other class or series of Partnership Units is required to approve the Company Merger, the Partnership Merger or the other transactions contemplated by this Agreement (other than as contemplated in this Section 3.20).

Section 3.21. Insurance.

(a) The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance) and which the Company believes are adequate for the operation of its business and the protection of its assets.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (ii) all premiums due and payable thereon have been paid, and (iii) neither the Company nor any Company Subsidiary is in breach of or default under any of such insurance policies.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company has not received written notice of termination or cancellation with respect to any insurance policy currently held by the Company, or that such policies are no longer in full force and effect, in each case other than in connection with ordinary course renewals, and (ii) during the current policy period for any such insurance policy, there is no claim by the Company or any Company Subsidiary that has been denied by the insurer.

Section 3.22. Investment Company Act. Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.23. Brokers. Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker, financial advisor or other Person to any broker’s or finder’s fee or other fee or commission in connection with the negotiations leading to this Agreement, the entry into this Agreement or the Mergers or other transactions contemplated by this Agreement, other than Morgan Stanley & Co. LLC. At or prior to the date of this Agreement, the Company has furnished to Parent true and complete copies of all Contracts between the Company and Morgan Stanley & Co. LLC relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.

Section 3.24. Related Party Transactions. From January 1, 2023 through the date of this Agreement, there have been no transactions or Contracts between the Company or any Company Subsidiary, on the one hand, and any affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC that have not been so reported.

Section 3.25. Acknowledgement of No Other Representations or Warranties.

(a) Except for the representations and warranties in this Article III or in any certificate delivered by the Company or the Partnership to the Parent Parties, neither the Company, the Partnership nor any Person on behalf of the Company or the Partnership makes any express or implied representation or warranty with respect to the Company, the Partnership or any other Company Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company, the Partnership and the other Company Subsidiaries or with respect to any other information provided or made available to the Parent Parties or their respective Representatives in connection with the Mergers or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Parent Parties or their respective Representatives in “data rooms,” management presentations or due diligence sessions in expectation of the Mergers or the other transactions contemplated by this Agreement), and each of the Parent Parties acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article III or in any certificate delivered by the Company or the Partnership to the Parent Parties, neither the Company, the Partnership nor any other Person makes or has made any express or implied representation or warranty to the Parent Parties or any of their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, the Partnership, any of the other Company Subsidiaries or their respective businesses or (ii) any oral or written information presented to the Parent Parties or any of their respective Representatives in the course of their due diligence investigation of the Company and the Partnership, the negotiation of this Agreement or the course of the Mergers or the other transactions contemplated by this Agreement.

(b) The Company and the Partnership hereby acknowledge that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by the Parent Parties to the Company or the Partnership, neither any of the Parent Parties nor any of their affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to the Parent Parties or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to the Company, the Partnership or any of their respective affiliates or Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Except (a) as disclosed in the Parent SEC Documents furnished to, or filed with, the SEC on or after January 1, 2024 and at least one (1) Business Day prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” (but including any description of historic facts or events included therein) and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer (but including any description of historic facts or events included therein) or other statements to the extent they are cautionary, predictive or forward-looking in nature) (it being agreed that all such Parent SEC Documents shall be deemed to have been made available to the Company for the purposes of all references in this Agreement to documents or other information having been or to be “delivered,” “made available,” “provided,” or words of similar import, to Parent) or (b) as disclosed in the separate disclosure letter which has been delivered by Parent to the Company in connection with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of Article IV of the Parent Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection of Article IV of this Agreement to the extent the applicability of the disclosure is reasonably apparent from the text of such disclosure made; provided that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of the Parent Parties made herein), the Parent Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

Section 4.1. Organization.

(a) Parent is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement. Parent has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The declaration of trust and bylaws of Parent are in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Each Parent Subsidiary (i) is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept), as applicable, under the Laws of the jurisdiction of its incorporation or organization and (ii) is duly qualified to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except in each case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any of the Parent Parties of the transactions contemplated by this Agreement.

(b) Merger Sub I is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Maryland. Merger Sub I, immediately prior to the Partnership Merger Effective Time, will be treated as an entity disregarded as separate from Parent for U.S. federal income tax purposes.

(c) Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(d) Parent OP is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent OP is duly qualified to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction (with respect to jurisdictions that recognize such concept) where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement. Parent OP has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership and partnership agreement of Parent OP are in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Parent OP have been commenced.

(e) Parent has made available to the Company true and complete copies of (i) the Amended and Restated Declaration of Trust (the “Parent Charter”) and Amended and Restated Bylaws of Parent (the “Parent Bylaws”), (ii) the Parent OP Agreement, (iii) the articles of organization of Merger Sub I and the Merger Sub I Agreement, (iv) the Merger Sub II Agreement, and (v) the Parent OP Certificate, in each case as in effect as of the date hereof. Each of the Parent Charter, the Parent Bylaws, the Parent OP Agreement and the Parent OP Certificate was duly adopted and is in full force and effect, and neither Parent nor the Parent OP is in violation in any material respect of any such documents.

Section 4.2. Parent Capitalization.

(a) The beneficial interest in Parent consists of 650,000,000 common shares of beneficial interest, par value $0.10 per share (“Parent Common Shares,” and each, a “Parent Share”), 100,000,000 equity shares of beneficial interest, par value $0.01 per share (the “Parent Equity Shares”), and 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Parent Preferred Share” and, together with Parent Common Shares and the Parent Equity Shares, “Parent Capital Shares”). At the close of business on the Capitalization Date, (i) 175,542,279 Parent Common Shares were issued and outstanding, (ii) no Parent Equity Shares were issued and outstanding, and (iii) 174,000 Parent Preferred Shares were issued and outstanding. All of the outstanding Parent Capital Shares are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive, first refusal, first offer or similar rights. At the close of business on the Capitalization Date, 342,591.55 Parent OP Units were issued and outstanding.

(b) At the close of business on the Capitalization Date, except as provided in Section 4.2(a) or with respect to LTIP units in Parent OP or equity awards in respect of Parent Capital Shares, there are no (i) outstanding securities of Parent or any Parent Subsidiary convertible into or exchangeable for one or more shares of beneficial interest of, or other equity or voting interests in, Parent or any Parent Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Parent or any Parent Subsidiary relating to or based on the value of the equity securities of Parent or any Parent Subsidiary, (iii) Contracts that are binding on Parent or any Parent Subsidiary that obligate Parent or any Parent Subsidiary to issue, acquire, sell, redeem, exchange or convert any shares of beneficial interest of, or other equity interests in, Parent or any Parent Subsidiary, or (iv) outstanding restricted shares, restricted share units, share appreciation rights, performance shares, performance units, deferred share units, contingent value rights, “phantom” shares or similar rights issued or granted by Parent or any Parent Subsidiary that are linked to the value of the Parent Common Shares. Since the close of business on the Capitalization Date through the date hereof, Parent and the Parent OP have not issued any Parent Common Shares, Parent Preferred Shares, Parent OP Units or other equity security (other than LTIP units in Parent OP and equity awards in respect of Parent Capital Shares). Parent does not have a stockholder rights plan in place. There are no outstanding bonds, debentures, notes or other Indebtedness of the Parent or any of the Parent Subsidiaries having the right to vote on any matters on which holders of capital shares or other equity interests of Parent or any of the Parent Subsidiaries may vote. None of the Parent Subsidiaries owns any Parent Shares.

Section 4.3. Authority. Each Parent Party has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Parent Party and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or limited partnership action on the part of the applicable Parent Party, and, other than the filing of the Company Articles of Merger with the SDAT and the Partnership Merger Certificate with the DSOS, no additional corporate, limited liability company or limited partnership proceedings on the part of any Parent Party are necessary to authorize the execution, delivery and performance of this Agreement by each of them or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Parent Party and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Partnership) constitutes the valid and binding obligation of each Parent Party enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.4. No Conflict; Required Filings and Consents.

(a) None of the execution, delivery or performance of this Agreement by the Parent Parties or the consummation by the Parent Parties of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the certificate of limited partnership, partnership agreement or any equivalent organizational or governing documents of each of the Parent Parties; (ii) assuming that all consents, approvals and authorizations described in Section 4.4(b) have been obtained and all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Parent Parties or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, cancellation, purchase or sale under, or result in the triggering of any payment or creation of a Lien (other than a Company Permitted Lien) upon any of the respective properties or assets of the Parent Parties pursuant to, any Contract to which a Parent Party is a party or any Permit held by it or them, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement.

(b) None of the execution, delivery or performance of this Agreement by the Parent Parties or the consummation by the Parent Parties of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to the Parent Parties or any of their respective properties or assets, other than (i) the filing with the SEC of (A) the Form S-4 and declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Company Articles of Merger with, and acceptance for record of the Company Articles of Merger by, the SDAT pursuant to the MRL and MLLCA, as applicable, (iii) the filing of the Partnership Merger Certificate with, and acceptance for recording of the Partnership Merger Certificate by, the DSOS pursuant to the DRULPA and the DLLCA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws in connection with the issuance of Parent Common Shares and Parent OP Units pursuant to this Agreement, (v) such filings as may be required in connection with state and local Transfer Taxes, (vi) any filings or approvals required under the rules and regulations of the NYSE, including the approval of listing the Parent Common Shares (or depositary shares in respect thereof) to be issued as Merger Consideration on the NYSE, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement.

Section 4.5. Parent SEC Documents; Financial Statements.

(a) Since January 1, 2023 to the date of this Agreement, Parent has filed with or otherwise furnished to the SEC on a timely basis all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act (such documents, together with any documents and information incorporated therein by reference, and any other documents filed by Parent with the SEC, as they may have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Parent SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, Parent SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent (including, in each case, any notes and schedules thereto) and the consolidated Parent Subsidiaries included in or incorporated by reference into the Parent SEC Documents (collectively, the “Parent Financial Statements”) (i) were prepared in accordance with GAAP (as in effect in the United States on the date of such Parent Financial Statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of Parent and the consolidated Parent Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).

(b) Parent has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for Parent and the Parent Subsidiaries. Parent has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure.

Section 4.6. Information Supplied. None of the information relating to the Parent Parties contained in or that is provided by the Parent Parties in writing for inclusion or incorporation by reference in the Form S-4 or any other document filed with the SEC in connection with the transactions contemplated by this Agreement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) with respect to any other document to be filed by the Parent Parties with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will (with respect to Parent, its officers and directors, and Parent Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 that were not supplied by or on behalf of Parent or any Parent Subsidiaries.

Section 4.7. Merger Sub I and Merger Sub II.

(a) All of the issued and outstanding membership interests in Merger Sub I are, and immediately prior to the Company Merger Effective Time will be, owned by Parent or one or more of its affiliates. Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(b) All of the issued and outstanding limited liability company interests in Merger Sub II are, and immediately prior to the Partnership Merger Effective Time will be, owned by PSOC or one or more of its affiliates. Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

(c) None of Parent, Merger Sub I or Merger Sub II or any of their respective Subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Common Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Common Shares or Partnership Units, or holds any rights to acquire or vote any Company Common Shares or Partnership Units, other than pursuant to this Agreement.

Section 4.8. Solvency. Assuming that (a) the conditions to the obligation of Parent, Merger Sub I and Merger Sub II to consummate the Mergers set forth in Section 6.1 and Section 6.2 have been satisfied or waived, (b) the representations and warranties set forth in Article III are true and correct, and (c) the most recent financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were reasonable at such time, then at and immediately following the Company Merger Effective Time and after giving effect to all of the transactions contemplated by this Agreement, Parent and its Subsidiaries, on a consolidated basis, will be Solvent. Parent, Merger Sub I and Merger Sub II are not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

Section 4.9. Absence of Certain Changes. Since December 31, 2025 through the date hereof, there have not been any changes, events, state of facts or developments, that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.10. Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP as in effect on the date hereof to be set forth on the consolidated financial statements of Parent and its Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of Parent as of December 31, 2025 or in the notes thereto, (b) incurred in the ordinary course of business since December 31, 2025, (c) incurred or expressly permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.11. Compliance with Laws.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries is, and since January 1, 2023 has been, in compliance with all Laws applicable to Parent, its Subsidiaries and their respective businesses and properties or assets; and (ii) since January 1, 2023, no investigation, review or proceeding by any Governmental Entity with respect to Parent or any of its Subsidiaries or their operations has occurred or is pending or, to Parent’s knowledge, has been threatened, and, to Parent’s knowledge, no Governmental Entity has indicated an intention to conduct the same.

(b) Since January 1, 2023, neither Parent nor any of its Subsidiaries, nor any director or officer of Parent or any of its Subsidiaries, nor, to Parent’s knowledge, any employee or agent of the Parent or any of its Subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity that would constitute a material violation of applicable Law, (B) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any Person that would constitute a material violation of applicable Law, or (C) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the FCPA.

Section 4.12. Litigation. As of the date of this Agreement, there is no Action which is against Parent or any Parent Subsidiary (or any of their properties or assets) pending or, to the knowledge of Parent, threatened that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation by any Parent Party of the transactions contemplated by this Agreement. As of the date of this Agreement, there is no suit, claim, action or proceeding to which Parent or any Parent Subsidiary is a party pending or, to the knowledge of Parent, threatened seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 4.13. Tax Matters.

(a) Parent and each Parent Subsidiary has timely filed (taking into account any extension of time within which to file) with the appropriate taxing authority all material Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Parent or any Parent Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith.

(b) Parent (i) for all taxable years commencing with Parent’s taxable year ended December 31, 2019 and through and including its taxable year ended on the most recent December 31 prior to the Company Merger Effective Time has elected and has been subject to U.S. federal taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for all such years, (ii) for all taxable years commencing with the Parent’s taxable year ended December 31, 2019 and through and including its taxable year ended on the most recent December 31 prior to the Company Merger Effective Time has been organized and operated in conformity with the requirements to qualify for taxation as a REIT, (iii) has operated at all times since such date through the date hereof, and intends to continue to so operate through the Company Merger Effective Time, in such a manner as to enable Parent to continue to meet the requirements to qualify for taxation as a REIT for its taxable year that includes the Company Merger Effective Time, and (iv) has not taken or omitted to take any action which action or omission could reasonably be expected to result in the Parent’s failure to qualify for taxation as a REIT, and no challenge to the Parent’s status or qualification as a REIT is pending or, to Parent’s knowledge, threatened.

(c) The Parent and the Parent Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102 and 3402 of the Code), (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have in all material respects maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(d) Neither Parent nor any Parent Subsidiary is aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e) Notwithstanding any other provision of this Agreement, this Section 4.13 contains the exclusive representations and warranties of the Parent and Parent OP with respect to Tax matters.

Section 4.14. Takeover Statutes. Parent has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any Takeover Statutes.

Section 4.15. No Vote Required. No vote of holders of securities of Parent is required to approve (a) the issuance of Parent Common Shares to be issued in the Company Merger, (b) the issuance of Parent OP Units to be issued in the Partnership Merger, or (c) any of the other transactions contemplated hereby.

Section 4.16. Board Approval. The Parent Board, at a duly held meeting, has duly and validly authorized the execution and delivery of this Agreement and declared advisable the Mergers and the other transactions contemplated by this Agreement, including the issuance of Parent Common Shares and Parent OP Units, in connection with the Mergers.

Section 4.17. Brokers. Neither Parent nor any Parent Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor to any broker’s or finder’s fee or other fee or commission in connection with the Mergers, other than Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC.

Section 4.18. Investment Company Act. Neither Parent nor any of the Parent Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 4.19. Financing.

(a) Parent has delivered to the Company a true, complete and correct copy of the fully executed debt commitment letter, together with any related fee letters (in the case of the fee letters, redacted for flex terms, fees, and other economic terms), dated as of the date of this Agreement, by and among the Financing Parties party thereto, Parent and PSOC (together, the “Parent Commitment Letter”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Financing Parties party thereto have agreed to lend the amounts set forth therein (the “Parent Financing”).

(b) Parent has delivered to the Company a true, complete and correct copy of the fully executed debt commitment letter, together with any related fee letters (in the case of the fee letters, redacted for flex terms, fees, and other economic terms), dated as of the date of this Agreement, by and among the Financing Parties party thereto, Parent and PSOC (together, the “Dropdown JV Commitment Letter” and, together with the Parent Commitment Letter, the “Commitment Letters”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Financing Parties party thereto have agreed to lend the amounts set forth therein (the “Dropdown JV Financing” and, together with the Parent Financing, the “Financing”).

(c) As of the date of this Agreement, the Commitment Letters are in full force and constitute the valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, the other parties thereto (subject to the Bankruptcy and Equity Exception). As of the date of this Agreement, there are no conditions precedent related to the funding of the full amount of the Financing other than the conditions precedent expressly set forth in the Commitment Letters (such conditions precedent, the “Financing Conditions”).

(d) As of the date of this Agreement, no amendment or modification to the Commitment Letters is contemplated (other than, for the avoidance of doubt, amendments to the Commitment Letters solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Commitment Letters as of the date hereof) and the Commitment Letters have not been amended or modified in any manner, and none of the respective commitments contained therein have been terminated, reduced, withdrawn or rescinded by Parent or, to the knowledge of Parent, any other party thereto.

(e) Parent has fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are payable on or prior to the date hereof and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date.

(f) There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof. As of the date of this Agreement, Parent has no reason to believe that, assuming (x) the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (y) the accuracy of the representations and warranties set forth in Article III and (z) the performance in all material respects by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, (i) any of the Financing Conditions are not capable of being satisfied on or prior to the Closing Date or (ii) any portion of the Financing necessary to pay the Financing Amount will not be available to Parent or the Dropdown JV, as applicable, on the Closing Date.

(g) As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach by Parent or, to the knowledge of Parent, any other party to the Commitment Letters, under the terms and conditions of the Commitment Letters.

(h) As of the date of this Agreement, there are no side letters relating to the Commitment Letters or the Financing to which Parent or any of its affiliates is a party that impose conditions to the Financing or reduce the amount of the Financing below the amount required to satisfy the Financing Amount.

(i) Assuming (x) the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, (y) the accuracy of the representations and warranties set forth in Article III and (z) the performance in all material respects by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement, the aggregate net proceeds from the Financing will be in an amount (the “Financing Amount”), when funded in accordance with the Commitment Letters, and when taken together with cash and other sources of liquidity available to Parent, sufficient to make all payments required to be made by Parent under this Agreement, including the repayment of any debt required to be repaid in connection with the Mergers, the funding of the Dropdown JV and all other amounts required to be paid by Parent pursuant to this Agreement.

Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing by or to Parent or the Dropdown JV be a condition to any of the obligations of the Parent Parties hereunder.

Section 4.20. Acknowledgement of No Other Representations and Warranties.

(a) Except for the representations and warranties in this Article IV or in any certificate delivered by any Parent Party to any Company Party, no Parent Party nor any Person on behalf of any Parent Party makes any express or implied representation or warranty with respect to any Parent Party or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding any Parent Party or with respect to any other information provided or made available to the Company Parties or their respective Representatives in connection with the Mergers or the other transactions contemplated by this Agreement (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Company Parties or their respective Representatives in “data rooms,” management presentations or due diligence sessions in expectation of the Mergers or the other transactions contemplated by this Agreement), and each of the Company Parties acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties in this Article IV or in any certificate delivered by any Parent Party to any Company Party, no Parent Party nor any other Person makes or has made any express or implied representation or warranty to the Company Parties or any of their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Parent Party or their respective businesses or (ii) any oral or written information presented to the

Company Parties or any of their respective Representatives in the course of their due diligence investigation of the Parent Parties, the negotiation of this Agreement or the course of the Mergers or the other transactions contemplated by this Agreement.

(b) The Parent Parties hereby acknowledge that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company or the Partnership to the Parent Parties, neither any of the Company Parties nor any of their affiliates, nor any other Person on behalf of any of them, has made or is making any other express or implied representation or warranty with respect to the Company Parties or any of their respective affiliates or their respective business or operations, including with respect to any information provided or made available to the Parent Parties or any of their respective affiliates or Representatives.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1. Conduct of Business by the Company Pending the Mergers. During the period from the date of this Agreement to the earlier of the Company Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Interim Period”), except (I) as otherwise expressly required or permitted by this Agreement, (II) to the extent required by applicable Law, (III) as set forth in Section 5.1 of the Company Disclosure Letter or (IV) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to (1) carry on their respective businesses in all material respects in the ordinary course of business, (2) maintain their material assets and properties in their current condition (normal wear and tear excepted), (3) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (4) keep available the services of their present officers and key employees, (5) preserve their present relationships with customers, suppliers, vendors, Governmental Entities, employees and other Persons with whom they have material business relations, and (6) preserve the Company’s status as a REIT. Without limiting the generality of the foregoing, during the Interim Period, the Company will not, and shall cause each Company Subsidiary (other than IRE NSA JV I, LLC) not to, and the Company shall use commercially reasonable efforts to cause IRE NSA JV I, LLC not to (except, in each case, (w) as expressly permitted or expressly required by this Agreement, (x) to the extent required by applicable Law, (y) as set forth in Section 5.1 of the Company Disclosure Letter or (z) to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

(a) (i) amend the Company Charter or Company Bylaws, Certificate of Limited Partnership, Partnership Agreement, or similar organizational or governance documents of the Company or the Partnership or (ii) amend the organizational or governance documents of any other Company Subsidiary;

(b) authorize for issuance, issue, sell or deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, forward equity sales or otherwise) any shares of any class of share capital, partnership interests or any equity equivalents (including any share options or share appreciation rights) or any other securities convertible into or exchangeable for any shares of share capital, partnership interests or any equity equivalents (including any share options or share appreciation rights), except for the issuance or sale of Company Common Shares or Partnership Units (i) pursuant to awards granted under the Equity Plans that are outstanding as of the date hereof, (ii) pursuant to awards granted consistent with Section 5.1(g) of the Company Disclosure Letter, or (iii) Company Common Shares issuable upon exchange, conversion, or redemption of Partnership Units in accordance with the terms of the Partnership Agreement or Partnership Units issuable upon exchange, conversion, or redemption of units in the DownREITs in accordance with the organizational documents of the DownREITs that have been made available to Parent;

(c) (i) split, combine or reclassify any of their respective share capital, partnership interests or other equity interests; (ii) except (A) for the declaration and payment of dividends and distributions pursuant to Section 5.11, (B) in transactions between the Company and one or more wholly owned Company Subsidiaries or solely between wholly owned Company Subsidiaries, or (C) for dividends or other distributions by any Company Subsidiary set forth on Section 5.1(c)(ii)(E) of the Company Disclosure Letter that are required to be made pursuant to the organizational or governing documents of such Company Subsidiary that have been made available to Parent, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective share capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any of their respective share capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; provided that, notwithstanding the restriction on dividends and other distributions in this Section 5.1(c) and Section 5.11, the Company and any Company Subsidiary shall be permitted to (x) make any Permitted REIT Dividends, including any distributions from the Partnership to the Company and other holders of Partnership Units that enable the Company to make a Permitted REIT Dividend, and (y) make adjustments to any distributions permitted under this Section 5.1 or Section 5.11 payable to, or receive payments from, holders of Partnership Units or equity interests in the DownREITs, in each case as may be necessary or appropriate to reimburse the Partnership and the DownREITs for composite tax filing costs, and (z) with respect to any performance-based equity awards that may vest, pay dividends or other distributions upon the vesting of such awards in accordance with the Equity Plans; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective share capital, partnership interests or other equity interests, except in the case of this clause (iii) (A) as may be required by the Company Charter, the Partnership Agreement, Company Subsidiary organizational documents (including any redemption of Partnership Units for cash or equity if required pursuant to the Partnership Agreement or DownREIT equity interests for cash or equity if required pursuant to the DownREIT organizational documents), in each case, made available to Parent, (B) for the retention or acquisition of any Company Common Shares tendered by current or former employees or trustees in order to pay Taxes in connection with the exercise or vesting of Company Restricted Share Awards, pursuant to the terms of the Equity Plans and awards granted thereunder, (C) for the forfeiture of any awards granted under Equity Plans pursuant to the terms of such awards and Equity Plans, or (D) as may be necessary for the Company or any Company Subsidiary to maintain its status as a REIT under the Code; or (iv) enter into any Contract with respect to the voting or registration of any share capital, partnership interests or other equity interests of the Company or any Company Subsidiary;

(d) authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization;

(e) incur, assume, refinance, prepay, amend or guarantee any material Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except (i) mandatory payments under the terms of any Indebtedness in accordance with its terms, (ii) intercompany indebtedness among the Company and/or any wholly owned Company Subsidiaries, (iii) Indebtedness incurred under the Existing Loan Documents set forth on Section 5.1(e) of the Company Disclosure Letter (whether drawn or undrawn as of the date hereof) in the ordinary course of business (1) for working capital purposes in the ordinary course of business, (2) to repay any existing Indebtedness, and (3) acquisitions otherwise permitted by this Section 5.1, (iv) in consultation with Parent, refinancing of any existing Indebtedness, including the replacement or renewal of any letters of credit (provided that (A) the terms of such new Indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment of the principal amount, (B) the terms of such new Indebtedness shall not in the aggregate, for each separate instrument of Indebtedness, be more onerous in any material respect on the Company compared to the existing Indebtedness (other than with respect to higher interest rates resulting from market conditions) and (C) the principal amount of such replacement Indebtedness shall not be greater than the Indebtedness it is replacing), (v) refinancing of existing Indebtedness or recapitalization of iStorage JV, LLC and its Subsidiaries as and to the extent set forth on Section 5.1(e) of the

Company Disclosure Letter, or (vi) Indebtedness in an amount not to exceed $125,000,000 in the aggregate and that is not secured, directly or indirectly, by a Company Property (provided that in the case of clause (vi) such Indebtedness shall be prepayable at any time without penalty or premium);

(f) make loans, advances or capital contributions to or investments in any Person, except (i) intercompany indebtedness among the Company and/or any wholly owned Company Subsidiaries, (ii) loans, advances, capital contributions or investments required to be made under any Existing Loan Documents or other Indebtedness of the Company or any Company Subsidiary, any Company Leases, or any leases pursuant to which any third party is a lessee or sublessee on any Company Property, (iii) loans, advances, or capital contributions to, or investments in, any wholly owned Company Subsidiary pursuant to their respective organizational documents and in the ordinary course of business, including in connection with acquisitions otherwise permitted by this Section 5.1, or (iv) as contractually required by any Company Material Contract in effect on the date hereof that is set forth on Section 5.1(f) of the Company Disclosure Letter and made available to Parent;

(g) except as required by the terms of any Company Employee Benefit Plan as in effect on the date hereof, (i) enter into, adopt, amend or terminate any Company Employee Benefit Plan, other than the renewal, in the ordinary course of business, of existing Company Employee Benefit Plans providing health and welfare or similar benefits without providing enhancements to the benefits thereunder, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of their trustees or executive officers, (iii) increase in any manner the compensation or fringe benefits of any employee, officer or trustee, (iv) grant to any officer, trustee or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) enter into any new employment, loan, retention, consulting, indemnification, change-in-control, termination or similar agreement, except that the Company or any Company Subsidiary may enter into consulting or termination agreements in the ordinary course of business consistent with past practice (including as to compensation provided under such consulting agreements), provided that such termination agreements shall not provide for severance payments or benefits other than as required under the applicable Company Employee Benefit Plan, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of share options, share appreciation rights, share-based or share-related awards, performance units, restricted shares, or long-term incentive plan units) except as permitted under Section 5.1(b), (vii) hire any new executive officer or any new employee at or above the level of Vice President, (viii) promote any employee who is or, following the promotion, would be in a Vice President-level position, or (ix) take any action to fund, accelerate or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan, other than (x) funding or contributing to any Company Employee Benefit Plan that is a tax-qualified defined contribution retirement plan or health or welfare plan in the ordinary course of business, and (y) with respect to any such vested Company Equity Awards that are performance-based, paying dividends or other distributions upon the vesting of such awards in accordance with the Equity Plans;

(h) (i) sell, transfer, assign, dispose of, abandon, allow to lapse, pledge or encumber (other than Company Permitted Liens) any material personal property, equipment or assets (including material Intellectual Property) of the Company or any Company Subsidiary or (ii) other than storage, parking, cell tower, billboard, solar, retail, commercial and similar leases and agreements entered into in the ordinary course of business, none of which are, individually or in the aggregate, material to the Company, sell, transfer, pledge, dispose of, lease, ground lease, license or encumber (other than Company Permitted Liens) any material real property (including any Company Property), except, in the case of each of clauses (i) and (ii), (w) in connection with the incurrence or refinancing of any Indebtedness permitted to be incurred or refinanced pursuant to Section 5.1(e), (x) in connection with Company Leases entered into in compliance with Section 5.1(o), and (y) sales, transfers or other dispositions of any real property, including any Company Property, and any personal property, equipment or assets associated therewith that (1) are subject to a Contract for sale as of the date hereof that has been made available to Parent and is set forth on Section 5.1(h) of the Company Disclosure Letter, or (2) otherwise do not exceed $45,000,000 in the aggregate; provided that, notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall be permitted to sell, transfer, pledge, dispose of, lease, ground lease, license or encumber any property set forth on Exhibit B;

(i) fail to maintain all financial books and records in all material respects in accordance with GAAP or, except as may be required as a result of a change in applicable Law or in GAAP, make any change in any financial accounting policies or financial accounting procedures of the Company or any of the Company Subsidiaries;

(j) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any material interest in any Person (or equity interests thereof) or any material assets, real property, personal property, equipment, business or other rights of another Person, other than (i) acquisitions of inventory, personal property or equipment, in each case, in the ordinary course of business, (ii) acquisitions of any of the foregoing that do not exceed $100,000,000 in the aggregate or that are pursuant to contractual obligations of the Company or any Company Subsidiary existing as of the date of this Agreement that has been made available to Parent and is set forth on Section 5.1(j) of the Company Disclosure Letter;

(k) except (x) in each case if the Company reasonably determines, after prior consultation with Parent, that such action is necessary to preserve the status of the Company or, following the Company Merger, Parent as a REIT or to preserve the status of any Company Subsidiary as a REIT, partnership, disregarded entity, QRS or TRS for U.S. federal income tax purposes, as the case may be and (y) except in the case of clause (iv), (vi), or (vii) of this Section 5.1(k), as set forth in the Company Disclosure Letter, (i) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior taxable period (taking into account any amendments), (ii) make (other than in the ordinary course of business), change or rescind any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), (iii) amend any material Tax Return, (iv) settle or compromise any material Tax liability, audit, claim or assessment by any Governmental Entity, (v) knowingly surrender any right to claim any material Tax refund, (vi) change any accounting method with respect to Taxes except to the extent consistent with Section 5.1(i), (vii) enter into any material closing agreement with a taxing authority, (viii) request any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than in the ordinary course of business), (ix) consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or (x) take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent or impede the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(l) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to cause (i) the Company or, following the Company Merger, Parent, to fail to qualify as a REIT or (ii) any Company Subsidiary to cease to be treated as a REIT, partnership, disregarded entity, QRS or TRS for U.S. federal income tax purposes, as the case may be;

(m) subject to Section 5.6, waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, except for waivers, releases, assignments, settlements or compromises (i) that provide solely for payment of amounts less than $1,000,000 individually or $5,000,000 in the aggregate (in each case, net of insurance proceeds receivable), (ii) that do not involve the imposition of any material injunctive relief against the Company or any Company Subsidiary, (iii) that do not provide for any admission of liability by the Company or any of the Company Subsidiaries, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct, and (iv) with respect to any legal Action involving any present, former or purported holder or group of holders of Company Common Shares, Partnership OP Units or any other equity securities of a Company Subsidiary (for the avoidance of doubt, this Section 5.1(m) shall not apply to any claim, suit or proceeding with respect to Taxes);

(n) enter into any new line of business;

(o) except as permitted under Section 5.1(p), (i) amend in any material respect or terminate (except as may be required under the terms thereof), or waive compliance with the material terms of or material breaches under, or assign, or renew or extend (except as may be required or permitted under the terms thereof and except for any renewals or extensions that occur at the counterparty’s option or that occur unless terminated by any party thereto, and all such actions set forth in this parenthetical shall be permitted) any Company Lease, (ii) amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required or permitted under the terms thereof and except for any renewals or extensions that occur at the counterparty’s option or that occur unless terminated by any party thereto, and all such actions set forth in this parenthetical shall be permitted) any Company Material Contract or (iii) enter into a new Contract that, if entered into prior to the date of this Agreement, would have been a Company Material Contract, except as is necessary to continue operating in the ordinary course of business;

(p) make, enter into any Contract for, or otherwise spend or commit to spend, any material capital expenditures; provided, however, that notwithstanding the foregoing, the Company and any Company Subsidiary shall be permitted to make, enter into Contracts for or otherwise commit to: (i) capital expenditures as required by applicable Law and (ii) capital expenditures pursuant to the Company’s budget as provided to Parent set forth in Section 5.1(p) of the Company Disclosure Letter;

(q) permit any existing material insurance policy covering the Company or any Company Subsidiary and their respective properties, assets and businesses (including Company Properties) to be cancelled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar (or more favorable) terms and conditions to the cancelled, terminated or expired policy;

(r) enter into or modify any Tax Protection Agreement;

(s) enter into any material joint venture, partnership or new funds or other similar agreement; or

(t) authorize or enter into any Contract or arrangement to do any of the actions described in Section 5.1(a) through Section 5.1(s).

Nothing contained in this Agreement shall give Parent, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company, the Partnership or any other Company Subsidiary prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable. Prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, the Company, the Partnership, and the other Company Subsidiaries, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.2. Conduct of Business by Parent Pending the Mergers. During the Interim Period, except (I) as otherwise expressly contemplated or permitted by this Agreement or as expressly contemplated by the transactions contemplated hereby, (II) as required by applicable Law, (III) as set forth in Section 5.2 of the Parent Disclosure Letter, (IV) to the extent requested by Company pursuant to Section 5.11 or otherwise or (V) to the extent that the Company shall otherwise consent in writing, Parent will not and Parent shall cause each Parent Subsidiary not to:

(a) (i) amend the Parent Charter, Parent Bylaws, Parent OP Certificate, or Parent OP Agreement in a manner that would adversely affect in any material respect the Company or the Partnership or in a manner that would adversely affect the ability of the Parent Parties to consummate the transactions contemplated by this Agreement;

(b) except (A) as permitted pursuant to Section 5.11, (B) for the payment of dividends or other distributions declared prior to the date of this Agreement, (C) in transactions between Parent and one or more

Parent Subsidiaries or solely between Parent Subsidiaries, or (D) for dividends or other distributions required to be made pursuant to, or in order to comply with any existing indebtedness of Parent or any Parent Subsidiary by any Parent Subsidiary in accordance with the organizational or governing documents of such Parent Subsidiary, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of their respective stock capital, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any of their respective stock capital, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; provided that, notwithstanding the restriction on dividends and other distributions in this Section 5.2(b) and Section 5.11, Parent and any Parent Subsidiary shall be permitted to (x) make any Permitted REIT Dividends, and (y) with respect to any performance based equity awards that may vest, pay dividends or other distributions upon the vesting of such awards and in accordance with the Equity Plans of Parent;

(c) authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization, except in a manner that would not reasonably be expected to be materially adverse to the Company, the Partnership or Parent or prevent or impair the ability of the Parent Parties to consummate the transactions contemplated by this Agreement;

(d) except if Parent reasonably determines, after prior consultation with the Company, that such action is reasonably necessary to preserve the status of Parent as a REIT or to preserve the status of any Parent Subsidiary as a partnership, disregarded entity, QRS or TRS for U.S. federal income tax purposes, as the case may be, take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent or impede the Company Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(e) take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to cause Parent to fail to qualify as a REIT (provided that in no event shall Parent be required to change its practices, classifications or Tax positions as of the date hereof as a result of this clause (e) absent changes in applicable Law); or

(f) authorize or enter into any Contract or arrangement to do any of the actions described in Section 5.2(a) through Section 5.2(e).

Notwithstanding anything to the contrary in the foregoing, nothing in this Section 5.2 shall prohibit any transactions between Parent and one or more of the Parent Subsidiaries or between any of the Parent Subsidiaries.

Nothing contained in this Agreement shall give the Company Parties, directly or indirectly, the right to control or direct the operations of the Parent Parties or any other Parent Subsidiary prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable. Prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable, Parent, Parent OP, and the other Parent Subsidiaries, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.3. Access to Information.

(a) During the Interim Period, for purposes of furthering the transactions contemplated hereby, the Company shall, and shall cause each Company Subsidiary to, (i) give the Parent Parties and their authorized Representatives reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and each Company Subsidiary in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company or any Company Subsidiary and (ii) permit such inspections as the Parent Parties and their Representatives may reasonably require and promptly furnish the Parent Parties and their Representatives with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each Company Subsidiary as such party may reasonably request; provided that all such access shall be coordinated through the Company or its designated Representatives, in each case in a manner so as not to interfere in any material respect with the normal business operations of the Company or any Company Subsidiary and in accordance with such reasonable procedures as they may establish; provided, further, that notwithstanding anything to the contrary herein, neither Parent nor its affiliates shall conduct any environmental investigation at any Company Property or any other real property owned or operated by the Company involving sampling, testing, or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any Company Property or any other real property owned or operated by the Company; and provided, further, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would be reasonably likely to: (i) result in a risk of loss or waiver of attorney-client privilege, attorney work product or other legal privilege; (ii) violate any obligations of the Company or its Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any Contract to which such party or its Subsidiary is party; (iii) result in a competitor of the Company or its Subsidiary receiving information that is competitively sensitive; or (iv) breach, contravene or violate any applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (i) through (iv), including by using commercially reasonable efforts to obtain any required consent or waiver to the disclosure of information from any third party). Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above with respect to the provision of access to information or personnel by electronic means if, and to the extent, physical access would not be permitted under applicable Law. No investigation under this Section 5.3(a) or otherwise shall affect the representations, warranties, covenants or agreements of the Company Parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies available hereunder.

(b) Each of the Parent Parties will hold and will cause their authorized Representatives to hold in confidence all documents and information concerning the Company Parties made available or provided to them or their Representatives by the Company Parties or their Representatives in connection with the Mergers and the other transactions contemplated by this Agreement pursuant to the terms of that certain Non-Disclosure Agreement entered into between the Company and Parent, dated November 9, 2025 (the “Confidentiality Agreement”); provided that, so long as this Agreement has not been terminated, Parent and its Representatives may disclose “Confidential Information” (as defined in the Confidentiality Agreement) that solely relates to the applicable Company Property subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement to potential purchasers (and their financing sources) of Company Properties or Company Subsidiaries that directly or indirectly own such Company Property with the Company’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

Section 5.4. Preparation of the Form S-4, the Proxy Statement/Prospectus and the Consent Solicitation Statement.

(a) As soon as reasonably practicable following the date of this Agreement, the Company and Parent shall jointly prepare and Parent shall cause to be filed with the SEC the Form S-4 with respect to the Parent Common Shares and Parent Preferred Shares (or depositary shares in respect thereof) issuable in the Company Merger, which will include the Proxy Statement/Prospectus. Each of the Company and Parent, as applicable, shall use its reasonable best efforts to (i) have the Proxy Statement/Prospectus cleared and the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (ii) ensure that the Form S-4 and the Proxy Statement/Prospectus comply in all material respects with the applicable provisions of the Exchange Act and the Securities Act, (iii) mail or deliver the Proxy Statement/Prospectus to the Company’s shareholders as promptly as practicable after the Form S-4 is declared effective and (iv) keep the Form S-4 effective for so long as is necessary to complete the Mergers. Each of the Company and Parent shall furnish all information required to be disclosed in the Form S-4 and the Proxy Statement/Prospectus or as may reasonably be requested concerning itself, its affiliates and its shareholders to the other, including all information necessary for the preparation of pro forma or other financial statements, and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the Staff of the SEC or any request from the Staff of the SEC for amendments or supplements to the Form S-4 or the Proxy Statement/Prospectus, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the Staff of the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the Staff of the SEC and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the Staff of the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the Staff of the SEC with respect to the Proxy Statement/Prospectus, and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the Staff of the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the Staff of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response). Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Shares or Parent Preferred Shares issuable in connection with the Company Merger for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(b) As soon as reasonably practicable following the date of this Agreement, the Company shall prepare, with the cooperation and assistance of Parent, the Consent Solicitation Statement. The Company shall use its reasonable best efforts to mail or deliver the Consent Solicitation Statement to the holders of Partnership OP Units as promptly as practicable after the Form S-4 is declared effective. Parent shall furnish to the Company all information advisable to be disclosed in the Consent Solicitation Statement or as may reasonably be requested concerning itself, its affiliates and its shareholders, including all information necessary for the preparation of pro forma or other financial statements, and provide such other assistance as may be reasonably requested by the Company in connection with the preparation and distribution of the Consent Solicitation Statement. Notwithstanding the foregoing, prior to mailing or other distribution of the Consent Solicitation Statement (or any amendment or supplement thereto), the Company shall provide Parent a reasonable opportunity to review and comment on such document (including the proposed final version of such document) and shall consider in good faith Parent’s comments thereto.

(c) The Parent Parties shall also take any other action required to be taken under the Securities Act, the Exchange Act, NYSE rules and regulations, as may be applicable, and any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Shares, Parent Preferred Shares (or depositary shares in respect thereof), Parent OP Units and Parent OP Preferred Units in the Company Merger and the Partnership Merger, as the case may be, and the Company shall furnish all information concerning the Company Parties and the holders of Company Common Shares, Company Preferred Shares, Partnership OP Units and Partnership Preferred Units as may be reasonably requested in connection with any such actions.

(d) If, at any time prior to the receipt of the Company Requisite Vote and the Partnership Requisite Vote, any information relating to the Company or Parent, or any of their respective affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4, the Proxy Statement/Prospectus or the Consent Solicitation Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 and/or the Proxy Statement/Prospectus and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement or any amendment or supplement to the Consent Solicitation Statement to the applicable securityholders of the Company and Parent. Nothing in this Section 5.4(d) shall limit the obligations of any party under Section 5.4(a).

Section 5.5. Company Shareholders’ Meeting; Consent Solicitation.

(a) The Company shall, as soon as reasonably practicable after the Proxy Statement/Prospectus is cleared and the Form S-4 becomes effective under the Securities Act, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Shares (the “Company Shareholders’ Meeting”), with a record date and meeting date to be selected after reasonable consultation with Parent, for the purpose of seeking the Company Requisite Vote. Promptly following the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Shareholders’ Meeting that is twenty (20) Business Days after the date of such “broker search.” The Company Board shall recommend to holders of the Company Common Shares that they vote in favor of approval of the Mergers and the other transactions contemplated by this Agreement so that the Company may obtain the Company Requisite Vote (the “Company Recommendation”) and the Company shall use reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s shareholders), except, in each case, if the Company Board shall have effected an Adverse Recommendation Change pursuant to Section 5.7. Unless this Agreement is terminated pursuant to Article VII, the Company shall not submit to the vote of its shareholders any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders’ Meeting after consultation with Parent if either the Company or Parent reasonably determines that (A) adjournment or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to the holders of Company Common Shares within a reasonable amount of time in advance of a vote on the Company Merger, (B) additional time is reasonably required to solicit proxies in favor of the approval of the Company Merger or to solicit written consents in favor of approval of the Mergers or (C) there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting; provided that, without the written consent of Parent, in no event shall the Company Shareholders’ Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Company Shareholders’ Meeting was most recently scheduled to be convened (other than if required by Law); provided, further, that, without the prior written consent of Parent, the Company may not postpone or adjourn the Company Shareholders’ Meeting on more than two (2) occasions and, without the prior written consent of the Company, Parent may not require the postponement or adjournment of the Company Shareholders’ Meeting on more than two (2) occasions. If requested by Parent, the Company shall promptly provide Parent with all voting tabulation reports relating to the Company Shareholders’ Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to the Company’s shareholders with respect thereto. Unless this Agreement shall have been terminated pursuant to Article VII, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Shareholders’ Meeting and mailing the Proxy Statement/Prospectus (and any amendment or supplement thereto that may be required by applicable Law) to the Company’s shareholders shall not be affected by an Adverse Recommendation Change.

(b) The Company Parties shall take all actions necessary, proper or advisable in accordance with applicable Laws and the Certificate of Limited Partnership and the Partnership Agreement to obtain the Partnership Requisite Vote by written consent and solicit the Partnership Requisite Vote by the date that is no later than the Company Shareholders’ Meeting, except if the Company Board shall have effected an Adverse Recommendation Change pursuant to Section 5.7. The Company shall deliver to Parent copies of any written unitholder consents received by the Company as contemplated by this Section 5.5(b). Unless this Agreement shall have been terminated in accordance with Article VII, the obligations of the Company Parties for mailing or otherwise distributing the Consent Solicitation Statement (and any amendment or supplement thereto that may be required by applicable Law) to the holders of Partnership OP Units shall not be affected by an Adverse Recommendation Change.

Section 5.6. Appropriate Action; Consents; Filings.

(a) Each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Mergers; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties of (and provide copies of) any substantive communications to or from any Governmental Entity and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other transactions contemplated by this Agreement. Each party hereto will have the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

(b) Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Mergers as promptly as practicable and to cause to be satisfied all conditions precedent to its obligations under this Agreement, including, to the extent consistent with the foregoing, (i) preparing and filing as promptly as practicable, with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Shareholders’ Meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances (including the expiration or termination of applicable waiting periods) necessary or advisable to be obtained from any Governmental Entity or any other Person in connection with the transactions contemplated by this Agreement, including any that are required to be obtained under any applicable federal, state or local Law, (ii) contesting, litigating and defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”), including to avoid the entry of, resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction entered or issued, or that becomes reasonably foreseeable to be entered or issued, in any proceeding or inquiry of any kind, in each case that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Mergers, and (iii) effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local Law relating to the Mergers. Parent, Merger Sub I, Merger Sub II, the Company and the Partnership each shall promptly obtain and furnish the other (A) the information which may be reasonably required in order to make all necessary or advisable applications, notices, petitions and filings with any Governmental Entity and (B) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate. Any information or materials provided to the other parties pursuant to this Section 5.6 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company and the Partnership or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.

(c) Between the date of this Agreement and the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 hereof, none of the Parent Parties shall, and the Parent Parties shall not permit any of their Subsidiaries to, take or agree to take any action, including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in or otherwise making any investment in, any Person or portion thereof, or otherwise acquiring or agreeing to acquire or make any investment in any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger, consolidation, or investment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated hereby or (iii) materially delay the consummation of the transactions contemplated hereby.

(d) Each party shall keep the other parties reasonably informed regarding any Transaction Litigation. Each party shall, as promptly as reasonably practicable, advise the other parties in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit the other parties and their Representatives to participate in (but in the case Transaction Litigation in which a party or its officers or directors is not named as a defendant, such party may not control) the defense, negotiations or settlement of, any Transaction Litigation, and the parties shall give consideration to the other party’s advice with respect to such Transaction Litigation. Neither Parent nor the Company shall, nor shall they permit any of their respective Subsidiaries or Representatives to, compromise or settle any Transaction Litigation without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed).

(e) Each of the Company and Parent shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to the Parent Parties, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to the Parent Parties, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Parent Parties, this Agreement, the Mergers and the other transactions contemplated hereby. Nothing in this Section 5.6(e) shall be construed to permit the Parent Parties to do any act that would constitute a violation or breach of, or as a waiver of any of the Company Parties’ rights under, any other provision of this Agreement.

(f) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(g) After the Closing Date, Parent shall (i) timely (taking into account applicable extensions) prepare and file (or cause to be prepared and filed) the IRS Form 1065 and associated IRS Schedule K-1s and any corresponding state and local Tax Returns of the Partnership with respect to the taxable year ending on the date of the Partnership Merger Effective Time and (ii) provide any information or reports to former holders of Partnership Units relating to the Partnership required to be provided under applicable Law. Each of the foregoing actions shall be conducted in a manner consistent in all material respects with the past practice of the Company and the Company Subsidiaries and with Section 1.8 hereof, except as required by applicable Law or this Agreement. In connection with the Closing, the Partnership shall, and Parent shall cause the Partnership to, make an election under Section 754 of the Code in respect of the Partnership’s taxable year ending on the date of the Partnership Merger Effective Time. The obligations of the Partnership, Parent, the Surviving Company and the Surviving Partnership under this Section 5.6(g) shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any holder of Partnership OP Units immediately prior to the Partnership Merger without the consent of such holder.

Section 5.7. Solicitation; Acquisition Proposals; Adverse Recommendation Change.

(a) Following the execution of this Agreement, the Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their officers, directors and trustees to, and shall direct its and their other Representatives to, (i) promptly cease and cause to be terminated any solicitations, discussions, negotiations or communications with any Person that may be ongoing and that constitute or could reasonably be expected to lead to, result in or constitute any Company Acquisition Proposal, (ii) as promptly as reasonably practicable (and in any event within two (2) Business Days) terminate all physical and electronic data room access previously granted to any Person (other than the Parent Parties or their Representatives), (iii) as promptly as reasonably practicable (and in any event within two (2) Business Days) request the return or destruction of any non-public information relating to the Company or the Company Subsidiaries theretofore provided to any Person (other than the Parent Parties or their Representatives) with whom a confidentiality agreement with respect to a Company Acquisition Proposal or any other proposal, inquiry or offer that constitutes or could reasonably be expected to lead to, result in or constitute a Company Acquisition Proposal was entered into at any time within the two (2) years preceding the date of this Agreement. Except as expressly permitted by this Section 5.7, during the Interim Period, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their officers, directors and trustees not to, and shall not authorize and shall direct its and their other Representatives, not to, directly or indirectly through another Person, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer, request or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (collectively, an “Inquiry”), (B) engage in any discussions, communications or negotiations regarding, or furnish to any third party any non-public information in connection with or in furtherance of any Company Acquisition Proposal or Inquiry, (C) approve or recommend a Company Acquisition Proposal, (D) other than an Acceptable Confidentiality Agreement, enter into any term sheet, letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement providing for or relating to a Company Acquisition Proposal or requiring the Company or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred to in this clause (D), other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”), or (iv) propose or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company and the Company Subsidiaries may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party made after the date of this Agreement that did not result from a material breach of this Section 5.7, (i) correspond with such third party making such written Company Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, (ii) inform such third party that has made a Company Acquisition Proposal of the provisions of this Section 5.7(b), (iii) furnish non-public information to such third party (and such third party’s Representatives, including potential financing sources) making such Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such Person than the Confidentiality Agreement, it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within twenty-four (24) hours thereafter)), and (iv) engage in, enter into or otherwise participate in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (iii) and (iv), the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law and, after consultation with outside legal counsel and financial advisors, such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. Any action by any Subsidiary of the Company or any Representative of the Company or a Company Subsidiary (with respect to any such Representative, acting on the Company’s or a Company Subsidiary’s behalf or at the direction of the Company or a Company Subsidiary) that would constitute a breach of this Section 5.7 if taken by the Company, shall constitute a breach by the Company.

(c) The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt of any Company Acquisition Proposal or any request for non-public information regarding the Company or any Company Subsidiary by any third party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any other Inquiry from any Person seeking to have discussions or negotiations with the Company regarding a possible Company Acquisition Proposal. Such notice shall be made in writing and shall identify the Person making such Company Acquisition Proposal or Inquiry and indicate the material terms and conditions of any Company Acquisition Proposal or Inquiry, to the extent known (including, if applicable, providing copies of any written Company Acquisition Proposal or Inquiry and any proposed offer letters, letters of intent, term sheets, or other agreements related thereto). The Company shall also promptly (and in any event within twenty-four (24) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides non-public information to any Person in each case in accordance with Section 5.7(b), notify Parent of any change to the financial terms or other material terms and conditions of any Company Acquisition Proposal and otherwise keep Parent reasonably informed of the status and material terms of any Company Acquisition Proposal on a reasonably current basis, including by providing a copy of all written proposals, offers, or drafts of proposed agreements. Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

(d) Except as permitted by this Section 5.7(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement/Prospectus, (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company or any Company Subsidiary to enter into, any Alternative Acquisition Agreement, (v) fail to recommend against any Company Acquisition Proposal subject to Regulation 14D promulgated under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after Parent so requests in writing, (vi) if a Company Acquisition Proposal or any material modification thereof is made public or is otherwise sent to the holders of Company Common Shares, fail to issue a press release or other public communication that reaffirms the Company Recommendation within ten (10) Business Days after Parent so requests in writing (any of the actions described in clauses (i), (ii), (iii), (v) or (vi) of this Section 5.7(d), an “Adverse Recommendation Change”). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board may (A) effect an Adverse Recommendation Change if an Intervening Event has occurred and the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law or (B) if the Company has not breached this Section 5.7 in any material respects, effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) if the Company Board has received an unsolicited written bona fide Company Acquisition Proposal that the Company Board has determined, in good faith after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal and, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law, after having complied in all material respects with, and giving effect to all of the adjustments which may be offered by Parent pursuant to, Section 5.7, and such Company Acquisition Proposal is not withdrawn.

(e) The Company Board shall only be entitled to effect an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(c)(i) as permitted under Section 5.7(d) if (i) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that the Company intends to take such action, identifying any Person making the Superior Proposal and describing the material terms and conditions of the Superior Proposal or Intervening Event that is the basis of such action, as applicable, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by the Company shall not constitute an Adverse Recommendation Change); (ii) during the four (4) Business Day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such fourth (4th) Business Day (a “Notice of Change Period”), the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, the need to make such Adverse Recommendation Change is obviated; and (iii) following the end of the Notice of Change Period, the Company Board shall have determined in good faith, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, (A) that, after consultation with outside legal counsel and financial advisors, the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal and that, after consultation with outside legal counsel, the failure to take such action would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law, or (B) in the case of an Intervening Event, that, after consultation with outside legal counsel, the failure of the Company Board to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Change of Recommendation, and the Company shall be required to comply again with the requirements of this Section 5.7(e); provided, however, that the Notice of Change Period shall be reduced to three (3) Business Days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such third (3rd) Business Day.

(f) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company that is required by applicable Law or if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with the duties of the trustees of the Company under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” or similar statement of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change); provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the shareholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 5.7(d).

(g) The Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend, fail to enforce or modify any provision of any standstill agreement to which the Company is a party or similar agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof), except (A) to the extent that the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such actions would reasonably be expected to be inconsistent with the duties of the trustees of the Company under applicable Law or (B) to allow the applicable party to make a non-public Company Acquisition Proposal to the Company Board. Other than in connection with the consummation of the Mergers or the other transactions contemplated by this Agreement, the Company and the Company Board shall not take any actions to exempt any Person from the “Common Share Ownership Limit” or “Aggregate Share Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter, unless such actions are taken concurrently with the termination of this Agreement in compliance with Section 7.1(c)(i).

Section 5.8. Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that a party may, without the prior consent of the other party, (a) issue such press release or make such public statement as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement and (b) make any public statements with respect to this Agreement or the Mergers that are consistent with those in the Proxy Statement/Prospectus, the Consent Solicitation Statement or in previous press releases or public statements made by the Company or Parent in compliance with this Section 5.8; provided, further, that no such consultation or consent shall be required with respect to any release, communication, announcement or public statement in connection with a Company Acquisition Proposal or an Adverse Recommendation Change made in accordance with this Agreement or from and after an Adverse Recommendation Change made in accordance with this Agreement.

Section 5.9. Directors’ and Officers’ Indemnification.

(a) From and after the Company Merger Effective Time, the Surviving Company and the Surviving Partnership shall, and Parent shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable Law and the organizational documents of the applicable entity, indemnify, defend and hold harmless each current or former trustee, director or officer of the Company or any of the Company Subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred, whether as a party, witness or otherwise, in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time), including in connection with the consideration, negotiation and approval of this Agreement, by reason of such person’s service as a trustee, director or officer of the Company or any Company Subsidiary or service at the request of the Company or such Company Subsidiary as a trustee, director, officer, employee or agent of another Person, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement to the fullest extent authorized under the organizational documents of the Company or any Company Subsidiary (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Company Merger Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.9; provided that neither Parent, the Surviving Company nor the Surviving Partnership shall settle, compromise or consent to the entry of any judgment in any

Proceeding in which indemnification has been sought by such Indemnified Party hereunder, unless such settlement, compromise or consent relates only to monetary damages for which the Surviving Company or the Surviving Partnership is entirely responsible or includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents (which consent shall not be unreasonably withheld, conditioned or delayed). In the event of any such costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement (whether or not asserted before the Company Merger Effective Time), the Surviving Company or the Surviving Partnership, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly, and in any event within ten (10) days, after statements therefor are received by the Surviving Company or the Surviving Partnership, as applicable, and otherwise advance to such Indemnified Party upon request, reimbursement of documented out-of-pocket expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law, but any such Indemnified Party shall not be required to post any bond or other security). No Indemnified Party shall be liable to Parent, the Surviving Company or the Surviving Partnership for any settlement effected without his or her prior express written consent.

(b) Parent shall cause the Surviving Company and the Surviving Partnership to maintain the Company’s officers’ and directors’ liability insurance policies in effect on the date hereof (the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company and the Surviving Partnership may substitute therefor policies of at least the same coverage and amounts with reputable and financially sound carriers containing terms no less advantageous to such former trustees, directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Company Merger Effective Time; provided, further, that in no event shall Parent, the Surviving Company or the Surviving Partnership be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”) to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Company and the Surviving Partnership shall (and Parent shall cause the Surviving Company and the Surviving Partnership to) procure and maintain for such six-year period the most advantageous policies as can be reasonably obtained for the Maximum Amount. In lieu of the foregoing, prior to the Company Merger Effective Time, the Company shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a pre-paid six-year “tail” policy or policies on terms and conditions no less advantageous than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 5.9(b), and such “tail” policy or policies shall satisfy the provisions of this Section 5.9(b). In the event the Company purchases such a “tail” policy, the Surviving Company and the Surviving Partnership shall (and Parent shall cause the Surviving Company and the Surviving Partnership to) maintain such ‘tail policy’ in full force and effect and continue to honor their respective obligations thereunder.

(c) The obligations of Parent, the Surviving Company and the Surviving Partnership under this Section 5.9 shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.9 applies (it being expressly agreed that the Indemnified Parties to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom (including his or her heirs, executors or administrators and his or her Representatives, successors and assigns) may enforce the provisions of this Section 5.9) without the consent of the Indemnified Party (including the successors, assigns and heirs of such Indemnified Party) affected thereby. In the event that the Surviving Company, and the Surviving Partnership or any of its or their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company or the Surviving Partnership, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company and/or the Surviving Partnership, as applicable, shall assume the obligations set forth in this Section 5.9.

(d) For a period of not less than six (6) years from the Company Merger Effective Time, the provisions in the Surviving Company’s organizational documents with respect to indemnification, advancement of expenses and exculpation of the Indemnified Parties shall be no less favorable to such Indemnified Parties than such provisions contained in the Company Charter and the Company Bylaws and similar organizational documents of the Company Subsidiaries in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Company Merger Effective Time in any material manner that would adversely affect in any material respects the rights thereunder, taken as an aggregate, of any such individuals. The contractual indemnification rights set forth in Section 5.9(d) of the Company Disclosure Letter in existence on the date of this Agreement with any of the current or former trustees, directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Company and the Surviving Partnership without any further action and shall continue in full force and effect in accordance with their terms following the Company Merger Effective Time.

(e) The provisions of this Section 5.9 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.9, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.10. Employee Matters.

(a) From and after the Company Merger Effective Time, for the period ending on the first anniversary of the Company Merger Effective Time (or, if shorter, during any applicable period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, to provide to each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Company Merger Effective Time and who continues employment with Parent or its Subsidiaries (including, the Surviving Company or any Subsidiary of the Surviving Company) following the Company Merger Effective Time (each, a “Company Employee”) (i) (A) in the case of each Company Employee who is a corporate employee, a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate in effect with respect to such Company Employee immediately prior to the Company Merger Effective Time or (B) in the case of each Company Employee who is a field employee, a base salary or wage rate, as applicable, that is no less favorable than the base salary or wage rate provided to similarly situated employees of Parent and its subsidiaries, (ii) with respect to each Company Employee who is a corporate employee, a target annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time, (iii) with respect to each Company Employee who is a corporate employee, a target equity-based compensation opportunity that is substantially comparable to the target equity-based compensation opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time (if any), (iv) severance benefits that are no less favorable than the severance benefits in effect with respect to such Company Employee immediately prior to the Company Merger Effective Time pursuant to the applicable Company Employee Benefit Plan listed in Section 5.10(a) of the Company Disclosure Letter, and (v) other compensation and benefits (including paid-time off and health insurance but excluding retention, severance, deferred compensation, and change in control compensation) that are substantially comparable, in the aggregate, to either (A) the other compensation and benefits (subject to the same exclusions) provided to such Company Employee immediately prior to the Company Merger Effective Time or (B) the other compensation and benefits (subject to the same exclusions) provided to similarly situated employees of Parent and its Subsidiaries, as determined by Parent in its discretion.

(b) With respect to each benefit plan, program, policy or arrangement maintained by Parent or its Subsidiaries, including the Surviving Company and the Surviving Partnership, following the Closing and in which any of the Company Employees participate (each, a “Parent Plan”), and except to the extent necessary to avoid duplication of benefits, service with the Company or any Company Subsidiary and the predecessor of any of them shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Company and the Surviving Partnership, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, closed or frozen plans, or similar plans which may be in effect from time to time), to the extent such service was recognized by the Company or any Company Subsidiary as of the date hereof. Parent shall take all necessary actions so that each Company Employee shall after the Company Merger Effective Time continue to be credited with the unused paid time off credited to such Company Employee through the Company Merger Effective Time under the applicable paid time off policies of the Company or any Company Subsidiaries (subject to the same forfeiture conditions and accrual limits as applicable prior to the Company Merger Effective Time), provided that use of such unused paid time off will be governed by the applicable Parent policy as in effect from time to time.

(c) Parent shall, or shall cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, as the case may be, to, use commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Parent or any of its Subsidiaries applicable to such Company Employee with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Company Employee Benefit Plan, (ii) waive any and all evidence of insurability requirements with respect to such Company Employees to the extent such evidence of insurability requirements were not applicable to the Company Employees under the comparable Company Employee Benefit Plans immediately prior to the Closing, and (iii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the Closing Date for the plan year within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date.

(d) On and after the Closing Date, Parent shall cause the Surviving Company and the Surviving Partnership to honor all Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately prior to the Company Merger Effective Time (subject to any rights to terminate, amend or modify such Company Employee Benefit Plans and compensation arrangements and agreements in accordance with their terms).

(e) If the Company Merger Effective Time occurs prior to the time that payments are made pursuant to the Company’s annual cash bonus plan for the fiscal year commencing January 1, 2026 (“FY 2026”), then Parent will pay each bonus-eligible Company Employee (with eligibility determined as of immediately prior to the Company Merger Effective Time) a prorated FY 2026 annual bonus based on target performance, with proration based on the number of days elapsed between the first (1st) day of FY26 and the Company Merger Effective Time out of the total number of days in FY 2026, in the following circumstances: (i) promptly following the date that is ninety (90) days after the Company Merger Effective Time, subject to the Company Employee’s continued employment through such date or (ii) promptly following such Continuing Employee’s termination of employment by Parent without cause (as defined in the applicable severance arrangement covering such Company Employee) prior to the date that is ninety (90) days after the Company Merger Effective Time, which payment will be contingent on such Company Employee’s execution and nonrevocation of a release of claims in favor of Parent and its affiliates.

(f) Without limiting the generality of Section 8.6, no provision of this Section 5.10, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person

(including any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries or (iii) is intended to prevent Parent or any of its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms or terminating the employment of any Company Employee.

Section 5.11. Dividends and Distributions.

(a) From and after the date of this Agreement until the earlier of the Company Merger Effective Time and the termination of this Agreement pursuant to Section 7.1, none of Parent or the Company shall make, declare or set aside any dividend or other distribution to its respective shareholders without the prior written consent of Parent (in the case of the Company Parties) or the Company (in the case of the Parent Parties); provided, however, that the written consent of the other party shall not be required (but written notice shall be given) for (i) in the case of the Company, subject to the terms of this Section 5.11(a), (w) the authorization and payment of regular quarterly distributions at a rate not in excess of $0.57 per share, per quarter, (x) the regular distributions that are required to be made in respect of the Partnership OP Units in accordance with the terms of the Partnership Agreement and in respect of each DownREIT interest set forth on Section 5.11(a) of the Company Disclosure Letter as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to the Partnership’s distribution with respect to the Partnership OP Units, (y) the declaration and payment by the Company of dividends pursuant to the terms of the Company Preferred Shares and by the Partnership of distributions pursuant to the terms of the Partnership Preferred Units and (z) dividends and distributions that are required to be made pursuant to the terms of the Company Equity Awards and (ii) in the case of Parent, subject to the terms of this Section 5.11(a), (w) the authorization and payment of regular quarterly distributions on Parent Common Shares at a rate not in excess of $3.00 per share, per quarter, (x) the regular distributions that are required to be made in respect of the Parent OP Units in connection with any dividends paid on Parent Common Shares in accordance with the terms of the Parent OP Agreement, (y) the declaration and payment by Parent of dividends pursuant to the terms of the Parent Preferred Shares and (z) dividends and distributions that are required to be made pursuant to the terms of Parent equity awards; provided, further, that (A) it is agreed that the parties shall take such actions as are necessary to ensure that if either the holders of Company Common Shares or the holders of Parent Common Shares receive a distribution for a particular quarter prior to the Closing Date, then the holders of Company Common Shares and the holders of Parent Common Shares, respectively, shall also receive a distribution for such quarter, whether in full or pro-rated for the applicable quarter, as necessary to result in the holders of Company Common Shares and the holders of Parent Common Shares receiving dividends covering the same periods prior to the Closing Date and (B) the parties will cooperate such that, and the Company and the Partnership will ensure that, any such quarterly dividend or distribution (or dividends or distributions) by the Company (and the Partnership) will have the same record date and the same payment date as Parent’s in order to ensure that the shareholders of the Company and Parent (and the limited partners of the Partnership and of Parent OP) receive the same number of such dividends and distributions between January 1, 2026 and the Partnership Merger Effective Time.

(b) The Company may declare and pay a cash dividend on the Company Common Shares up to an amount per Company Common Share equal to the Pro Rata Dividend Amount to be paid to holders of record as of the close of business on the Business Day immediately preceding the Closing Date and payable on the Closing Date immediately prior to the Company Merger Effective Time to the applicable holders of record of the underlying security as of such record date and the DownREITs set forth on Section 5.11(a) of the Company Disclosure Letter may declare and pay a corresponding distribution as required by the organizational documents of such DownREIT, in each case, equal in timing and amount to the Partnership’s distribution with respect to the Partnership OP Units. The Partnership may declare and pay a cash distribution on the Partnership OP Units, in each case, up to an amount per Partnership OP Unit equal to the Pro Rata Dividend Amount to be paid to holders of record as of the close of business on the Business Day immediately preceding the Closing Date and payable on the Closing Date immediately prior to the Partnership Merger Effective Time to the applicable holders of record of the underlying security as of such record date. The “Pro Rata Dividend Amount” shall equal an amount per Company Common Share and per Partnership OP Unit equal to (A) $0.0016 multiplied by (B) the number of calendar days elapsed from and including the first day of the calendar quarter in which the Closing Date occurs until (but not including) the Closing Date; provided that if a regular quarterly cash dividend with a record date in such quarter has been declared or paid by the Company during such calendar quarter, then the Pro Rata Dividend Amount shall equal $0.

(c) If the Company or any Company Subsidiary, in consultation with Parent, determines that it is necessary to declare a Permitted REIT Dividend with respect to the taxable year of the Company ended December 31, 2025 and/or with respect to the taxable year of the Company ending on the Closing Date, the Company shall notify Parent at least twenty (20) days prior to the anticipated Closing Date. Notwithstanding anything to the contrary contained herein, in the event the Company declares a Permitted REIT Dividend, then, at Parent’s option, either (i) the Exchange Ratio shall be reduced by an amount equal to the product of (x) the Exchange Ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share amount of such Permitted REIT Dividend by (B) $41.6808 or (ii) Parent shall be permitted to declare a cash dividend to holders of Parent Common Shares, in an amount per share equal to the quotient obtained by dividing (x) the Permitted REIT Dividend declared by the Company with respect to each Company Common Share by (y) the Exchange Ratio. The record date and payment date for any dividend payable pursuant to this Section 5.11(c) (A) in respect of the taxable year of the Company ending December 31, 2025 shall be a date in 2026 mutually selected by the Company and Parent and (B) in respect of the taxable year of the Company ending on the Closing Date shall be the close of business on the last Business Day prior to the Closing Date.

(d) If Parent or any Parent Subsidiary, in consultation with the Company, determines that it is necessary to declare a Permitted REIT Dividend with respect to the taxable year of Parent ending December 31, 2025 and/or with respect to the taxable year of Parent that includes the Closing Date, Parent shall notify the Company at least twenty (20) days prior to the anticipated Closing Date. Parent shall be permitted to effect such Permitted REIT Dividend at its option as a dividend of cash, Parent Common Shares or a combination of cash and Parent Common Shares; provided that any dividend of Parent Common Shares shall result in an adjustment to the Exchange Ratio as set forth in Section 2.1(c). Notwithstanding anything to the contrary contained herein, in the event Parent declares a Permitted REIT Dividend, then, at Parent’s option, either (i) the Exchange Ratio shall be increased by an amount equal to the product of (x) the Exchange Ratio prior to such adjustment multiplied by (y) the quotient obtained by dividing (A) the per share cash amount of such Permitted REIT Dividend by (B) $297.72 or (ii) the Company shall be permitted to declare a cash dividend to holders of Company Common Shares, in an amount per share equal to the product of (x) the cash amount of the Permitted REIT Dividend declared by Parent with respect to each Parent Common Share and (y) the Exchange Ratio. The record date and payment date for any dividend payable pursuant to this Section 5.11(d) (A) in respect of the taxable year of Parent ending on December 31, 2025 shall be a date in 2026 selected by Parent and (B) in respect of the taxable year of Parent that includes the Closing Date shall be the close of business on the last Business Day prior to the Closing Date.

(e) In the event that a dividend or distribution permitted under the terms of this Agreement with respect to the Company Common Shares, Company Preferred Shares, Partnership Units, or equity interests in the other Company Subsidiaries has a record date prior to the Company Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of Company Common Shares, Company Preferred Shares, Partnership Units, or equity interests in the other Company Subsidiaries immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable.

Section 5.12. Rule 16b-3 Matters. Prior to the Company Merger Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13. Certain Tax Matters.

(a) Each of Parent and the Company shall use their respective reasonable best efforts to cause the Company Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the Company shall have received the opinion of counsel referred to in Section 6.3(f) and Parent shall have received the opinion of counsel referred to in Section 6.2(f), all parties hereto shall treat the Company Merger as a “reorganization” within the meaning of Section 368(a) of the Code and no party hereto shall take any position for Tax purposes inconsistent therewith, except to the extent otherwise required pursuant to a final “determination” within the meaning of Section 1313(a) of the Code (or any corresponding or similar provision of state, local or non-U.S. Law).

(b) The Partnership shall use its reasonable best efforts to obtain and deliver to Parent prior to the Partnership Merger Effective Time a duly executed certificate IRS Form W-9, from each holder of Partnership OP Units that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Code); provided, however, that in the event that any IRS Form W-9 is not delivered to Parent prior to the Partnership Merger Effective Time, Parent’s remedy shall be limited to withholding pursuant to this Agreement.

(c) The Company shall reasonably cooperate and consult in good faith with Parent with respect to maintenance of the REIT status of the Company (and any Company Subsidiary that is a REIT) for the Company’s Final REIT Year and for the corresponding taxable years of any Company Subsidiary that is a REIT, including by providing Parent information supporting amounts distributed and the calculation of the amount required to be distributed pursuant to Section 857(a) of the Code. The Company and Parent shall cooperate to cause each TRS controlled by the Company as of the date hereof to jointly elect with Parent to be treated as a TRS of Parent, effective as of the date of the Company Merger Effective Time.

(d) Parent OP, as the continuing partnership, shall adopt the “traditional method” as set forth in Treasury Regulations Section 1.704-3 (and any analogous provision of state or local income Tax Law) with respect to any variation between the adjusted Tax basis and fair market value, as of the Partnership Merger Effective Time, of any of the assets of the Partnership deemed contributed to such continuing partnership for United States federal income tax purposes.

(e) Notwithstanding any other provision of this Agreement, unless this Agreement has been terminated pursuant to Section 7.1, Parent will not be required to reimburse Company expenses or indemnify Company losses under this Agreement to the extent such reimbursement or indemnification payment could cause the Company to lose its status as a REIT for the taxable year of the Company beginning January 1, 2026; provided, for the avoidance of doubt, that Parent’s obligation to reimburse or indemnify the Company for items subject to this Section 5.13(e) shall survive any such termination pursuant to Section 7.1.

Section 5.14. Delisting; Deregistration. Prior to the Closing, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the rules and policies of the NYSE to enable the delisting of the Company Common Shares and Company Preferred Shares from the NYSE and the deregistration of Company Common Shares and Company Preferred Shares under the Exchange Act as promptly as practicable after the Closing. If the Surviving Company may be required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the ten (10) days following the Closing Date, the Company shall use its reasonable best efforts to file such quarterly or annual report prior to the Closing.

Section 5.15. Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer or stamp, recording, registration and any similar Taxes and fees (including any penalties, interest, fines, charges or other additions thereto) that become payable in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Partnership Merger Effective Time, the Parent Parties shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Shares, Company Preferred Shares or Partnership Units, all Transfer Taxes for which the Parent Parties are required to pay under applicable Law.

Section 5.16. Tax Certificate of Officers.

(a) Tax Certificates of Officer of the Company. The Company shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions of counsel described in Section 6.2(e) and Section 6.3(f), (ii) use its reasonable best efforts to obtain or cause to be provided opinions of counsel consistent with the opinions of counsel referred to in Section 6.2(e) and Section 6.3(f), but dated as of the effective date of the Form S-4 and satisfying the requirements of Item 601 of Regulation S-K under the Securities Act, to the extent required for the Form S-4 to be declared effective by the SEC, (iii) deliver to each of Company Tax Counsel and Parent Tax Counsel an officer’s certificate, dated as of the Closing Date (and, if required, as of the effective date of the Form S-4), signed by an officer of the Company, containing representations of the Company as shall be reasonably necessary or appropriate to enable each of Parent Tax Counsel and Company Tax Counsel to render the opinions described in Section 6.2(f) and Section 6.3(f), respectively, on the Closing Date (and, if required, as of the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act), and (iv) deliver to each of Company REIT Counsel and Parent REIT Counsel an officer’s certificate, dated as of the Closing Date (and, if required, as of the effective date of the Form S-4), signed by an officer of the Company, containing representations of the Company as shall be reasonably necessary or appropriate to enable each of Company REIT Counsel and Parent REIT Counsel to render the opinion described in Section 6.2(e) and Section 6.3(e), respectively, on the Closing Date (and, if required, as of the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act).

(b) Tax Certificates of Officer of Parent. Parent shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions of counsel described in Section 6.2(f) and Section 6.3(e), (ii) use its reasonable best efforts to obtain or cause to be provided opinions of counsel consistent with the opinions of counsel referred to in Section 6.2(f) and Section 6.3(e), but dated as of the effective date of the Form S-4 and satisfying the requirements of Item 601 of Regulation S-K under the Securities Act, to the extent required for the Form S-4 to be declared effective by the SEC, (iii) deliver to each of Parent Tax Counsel and Company Tax Counsel an officer’s certificate, dated as of the Closing Date (and, if required, as of the effective date of the Form S-4), signed by an officer of Parent, containing representations of Parent as shall be reasonably necessary or appropriate to enable each of Company Tax Counsel and Parent Tax Counsel to render the opinions described in Section 6.3(f) and Section 6.2(f), respectively, on the Closing Date (and, if required, as of the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act), and (iv) deliver to Parent REIT Counsel an officer’s certificate, dated as of the Closing Date (and, if required, as of the effective date of the Form S-4), signed by an officer of Parent, containing representations of Parent as shall be reasonably necessary or appropriate to enable Parent REIT Counsel to render the opinion described in Section 6.3(e) on the Closing Date (and, if required, as of the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act).

Section 5.17. Financing and Financing Cooperation.

(a) On or prior to the Closing, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and use its reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable to obtain, or cause its Subsidiaries, as applicable, to obtain, funds sufficient to fund the Financing Amounts by the Closing, including using reasonable best efforts to (i) enforce its rights under the Commitment Letters and (ii) in the event that all conditions in the Commitment Letters have been satisfied, cause the lenders and other Persons providing the Financing to fund on the Closing Date the Financing. In addition, at or prior to the Closing, Parent shall make, or cause to be made, one or more mezzanine loans or other forms of indebtedness to the

Dropdown JV and/or one or more of its Subsidiaries on terms (including interest rate and maturity) consistent with the terms set forth in the Dropdown JV Commitment Letter and Section 5.17(a) of the Parent Disclosure Letter (the “Permitted Mezzanine Financing”). In furtherance and not in limitation of the foregoing, Parent undertakes not to agree to (i) any amendment, replacement, supplement or modification to, or any waiver of any provision under, without the prior written consent of the Company, to the Commitment Letters or the definitive written agreements with respect to the Financing or the Permitted Mezzanine Financing (the “Definitive Agreements”) that (w) would reduce the amount of the Financing or the Permitted Mezzanine Financing provided thereunder to an amount less than the Financing Amounts, (x) would impose new or additional conditions or otherwise adversely amend or modify any of the conditions to the funding of the Financing under the Commitment Letters or the Permitted Mezzanine Financing or the Definitive Agreements, (y) would reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated hereby or otherwise make the timely funding of the Financing or the Permitted Mezzanine Financing or satisfaction of the conditions to obtaining the Financing on or prior to the Closing less likely to occur, or (z) would reasonably be expected to materially impede the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified; provided that Parent may, without the Company’s prior written consent amend, replace, supplement or otherwise modify the Commitment Letters solely to add lenders, lead arrangers, book runners, syndication agents or similar entities that had not executed the Commitment Letters as of the date of this Agreement, or (ii) the termination of the Commitment Letters to the extent doing so would reasonably be expected to prevent or materially impede or delay the consummation of the transactions contemplated hereby. During the Interim Period, Parent shall (A) upon reasonable request provide the Company updates about the preparation of, and any materially adverse event relating to, the Financing or the Permitted Mezzanine Financing, and (B) promptly inform the Company after becoming aware of any circumstance or event which would reasonably be expected to prevent or materially impede or delay Parent or the Dropdown JV’s ability to obtain funds sufficient to fund the Financing Amounts or the Permitted Mezzanine Financing by the Closing.

(b) In the event any portion of the Dropdown JV Financing becomes unavailable on the terms and conditions contemplated in the Dropdown JV Commitment Letter for any reason (i) Parent shall promptly notify the Company in writing and (ii) the Parent Parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to arrange to obtain alternative financing from alternative sources (the “Alternative Financing”) in an amount, when taken together with cash and other sources of liquidity available to Parent, that is not less than the Financing Amount, as promptly as practicable following the occurrence of such event, which would not reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement.

(c) Upon any amendment, replacement, supplement or modification of or to the Commitment Letters or the Definitive Agreements made in compliance with this Section 5.17, Parent shall provide a copy thereof to the Company (except that provisions related to fees, pricing, “market flex” (other than any structure flex) and other customary economic terms may be redacted in a customary manner) and the term “Commitment Letters” shall mean the Commitment Letters as so amended, replaced, supplemented or modified, including any Alternative Financing, and the term “Financing” and “Dropdown JV Financing” shall be deemed to include any Alternative Financing. Notwithstanding the foregoing, compliance by Parent with this Section 5.17 shall not relieve any Parent Party of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and each of the Parent Parties acknowledges that this Agreement and the transactions contemplated hereby are not contingent on the Parent Parties’ ability to obtain the Financing or any specific term with respect to such financings.

(d) During the Interim Period, the Company shall, and shall cause each of the Company Subsidiaries to, and shall cause its and their Representatives to, use commercially reasonable efforts to provide all cooperation reasonably requested by Parent in connection with the Financing, the Permitted Mezzanine Financing or any other financing arrangements to be effective after the Closing (including assumptions, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations or prepayments of the

Company Debt Agreements and the arrangement, incurrence and issuance of any new financings) as Parent may reasonably determine necessary or advisable in connection with the completion of the Mergers or the other transactions contemplated hereby, including, without limitation to:

(i) as promptly as reasonably practicable, timely furnish to Parent and the Financing Parties the Required Information and such other information relating to the Company and the Company Subsidiaries customary or reasonably necessary for the completion of such Financing to the extent reasonably requested by Parent to assist in preparation of customary offering or information documents to be used for the completion of the Financing or otherwise in connection with the marketing or placement of the Financing;

(ii) cooperate with the marketing efforts of Parent and the Financing Parties, including using commercially reasonable efforts to participate in a reasonable number of requested meetings with the parties acting as lead underwriters, arrangers or agents for, and prospective lenders and purchasers of, the Financing and the Company’s and any of the Company Subsidiaries’ senior management and Representatives, presentations, roadshows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Financing;

(iii) provide customary authorization letters and management representation letters in connection with the Financing upon reasonable request by Parent;

(iv) use commercially reasonable efforts to cause the Company’s and any of the Company Subsidiaries’ independent accountants, as reasonably requested, to provide reasonable assistance to Parent consistent with their customary practice (including to consent to the use of their audit reports on the consolidated financial statements of the Company and its Subsidiaries in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or the Exchange Act, and to provide any “comfort letters” (including drafts thereof) necessary and reasonably requested by Parent in connection with any capital markets transaction comprising a part of the Financing (which such accountants would be prepared to issue at the time of pricing and at closing of any offering or placement of the Financing), in each case, on customary terms and consistent with their customary practice) and to participate in reasonable and customary due diligence sessions;

(v) (x) facilitate and assist with the execution and delivery at the Closing of definitive documents (including loan agreements, customary guarantee documentation, mortgage documents, collateral documents and other applicable loan documents) related to the Financing, and (y) to the extent requested by the Financing Parties at least ten (10) Business Days prior to the Closing Date, provide to the Financing Parties at least three (3) Business Days prior to the Closing Date all customary and reasonable documentation and other information under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended, or consistent with commercial real estate balance sheet transactions;

(vi) to the extent reasonably requested by Parent, obtain subordination, non-disturbance and attornment agreements and/or estoppel certificates from tenants, ground lessors, ground lessees, counterparties to PILOT agreements, reciprocal easement agreements, declarations, and/or other similar agreements, and boards or other applicable governing bodies, in each case, in form and substance reasonably satisfactory to any Financing Party in connection with the Dropdown JV Financing;

(vii) provide all rent roll, tenant, lessee and other information reasonably requested by Parent in respect of the Company or any of the Company Subsidiaries or any of their respective properties in connection with the Dropdown JV Financing and promptly notify Parent if any information provided to Parent is found to be untrue in any respect;

(viii) cooperate with customary appraisals and environmental site assessments and property condition assessments, provide on-site access for surveys, cooperate in any restructurings required by the

Dropdown JV Financing and provide all other cooperation requested by Parent regarding the Company or any of the Company Subsidiaries, any of their respective properties and any of the holders of Partnership OP Units to facilitate the Dropdown JV Financing, including the provision of all information and taking of any actions required to satisfy the conditions set forth in the Dropdown JV Commitment Letter and comply with covenants or other agreements set forth therein; and

(ix) timely take all corporate action reasonably necessary to authorize the execution and delivery of any documents to be entered into prior to Closing in respect of the foregoing and delivering all notices, officer’s certificates and legal opinions required to be delivered in connection thereof; provided that any arrangements, guarantees, amendments, supplements, modifications, refinancings, replacements, repayments, terminations, prepayments or other transactions or documents entered into or delivered pursuant to this Section 5.17(d) shall be effective at or immediately prior to the Company Merger Effective Time (other than any customary authorization and management representation letters, notices or other documents required to be given in advance of such time in order for any such financing arrangements or documents to be effective at or immediately prior to the Company Merger Effective Time).

(e) Nothing in this Section 5.17 shall require the Company or any Company Subsidiary to: (i) incur any liability in connection with any of the activities contemplated by this Section 5.17 (other than (x) in connection with the execution of officer’s certificates, legal opinions, customary authorization letters and management representation letters and prepayment and redemption notices or (y) as may be indemnified by Parent); (ii) take any action that would unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary in any material respect; (iii) require the Company or its Subsidiaries to prepare pro forma financial statements; (iv) provide such cooperation to the extent it would cause any condition to Closing set forth in Article VI to fail to be satisfied, or otherwise cause any breach of this Agreement; (v) take any action that will conflict with or violate its respective organizational documents or any applicable Laws or result in the contravention of, or would reasonably be expected to result in a material violation of, or material default under, any contract to which the Company or any Company Subsidiary is a party; (vi) prepare separate financial statements for any Company Subsidiary or change any fiscal period; or (vii) enter into any document, agreement or other instrument that will be effective prior to the Closing (other than any officer’s certificate, legal opinion, authorization letter or management representation letter or notice of prepayment or redemption). No personal liability shall be imposed on any officers, directors or other Representatives of the Company in connection with the cooperation provided or other action taken by the Company or any Company Subsidiary pursuant to this Section 5.17.

(f) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses paid to third parties by the Company or any Company Subsidiary in connection with the cooperation provided or other action taken by Company or any Company Subsidiary pursuant to this Section 5.17 and indemnify and hold harmless the Company, the Company Subsidiaries and their respective officers, trustees and directors from and against any and all Losses suffered or incurred by them in connection with any such cooperation, any information utilized in connection therewith or other action taken by the Company or any Company Subsidiary pursuant to this Section 5.17; provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from (i) the gross negligence, willful misconduct, fraud or bad faith by the Company or any Company Subsidiary or, in each case, their respective Representatives or (ii) any information provided to Parent in writing by the Company or any Company Subsidiary for inclusion in any materials relating to the financing contemplated by this Section 5.17.

(g) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement; provided that Parent shall be permitted to disclose such information to any third party financing sources or prospective third party financing sources and other financial institutions and investors and to their respective counsel and auditors subject to customary confidentiality arrangements, for use by any of them of such information in connection with providing the financing contemplated by this Section 5.17 in connection with the Mergers.

(h) The Company will use its reasonable best efforts, and will cause each of the Company Subsidiaries to use its respective reasonable best efforts, to update any Required Information provided to Parent and the Financing Parties as may be necessary so that such Required Information meets the applicable requirements set forth in the definition of “Required Information,” such Required Information does not, taken as a whole, contain any untrue statement of a material fact regarding the Company and the Company Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information not misleading, such Required Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities to the extent applicable hereto, and the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings of registered debt securities. The Company will promptly notify Parent if any of the Required Information or any other information provided pursuant to this Section 5.17 is found to have contained any untrue statement of a material fact or to have omitted to state a material fact necessary in order to make the statements contained therein not materially misleading.

(i) The Financing shall be undertaken in a manner such that any new liabilities incurred by the Partnership prior to the Partnership Merger Effective Time shall be treated as refinancings of existing Partnership liabilities pursuant to Treasury Regulation Section 1.707-5(c) so as to be treated as qualified liabilities under Treasury Regulation Section 1.707-5 and/or Treasury Regulation Section 1.707-6. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local income tax purposes unless otherwise required by a final “determination” as defined in Section 1313 of the Code (or any corresponding or similar provision of state or local Law). Parent shall use commercial reasonable efforts to ensure that Partnership liabilities allocated to holders of Partnership Units other than the Company, and new debt that refinances such Partnership liabilities, shall not cease to be allocated to such holders of Partnership Units (for example, as a result of becoming treated as recourse liabilities of the Company within the meaning of Treasury Regulations Section 1.752-1(a)(1)) through the Partnership Merger Effective Time, except to the extent any such liabilities are repaid or treated as assumed by the Dropdown JV prior to the Partnership Merger Effective Time.

(j) Anything to the contrary in this Agreement notwithstanding, (i) the parties acknowledge and agree that the provisions contained in this Section 5.17 represent the sole obligation of the Company, the Company Subsidiaries and their respective Representatives with respect to cooperation in connection with the arrangement of any financing transaction with respect to the transactions contemplated by this Agreement and no other provision of this Agreement (including the exhibits and schedules hereto) shall be deemed to expand or modify such obligation and (ii) the consummation of any financing transaction by this Section 5.17 is not a condition to any party’s obligation to consummate the Mergers.

Section 5.18. Treatment of Certain Indebtedness. The Company shall, and shall cause each of the Company Subsidiaries to, timely deliver all notices and take other actions required to facilitate (i) the termination on the Closing Date of commitments under the Company Credit Facilities and repayment in full on the Closing Date of all obligations thereunder and (ii) prepayment and/or redemption on the Closing Date of the Company Private Placement Notes, which in the case of this clause (ii) shall include the delivery in respect of each series of Company Private Placement Notes in accordance with the terms thereof of (x) a prepayment notice not less than ten (10) days in advance of the Closing Date and (y) a certificate specifying amounts due not less than two (2) Business Days in advance of the Closing Date, including, in each case, the release on the Closing Date of any Liens and guarantees in connection therewith. The Company shall, and shall cause each of the Company Subsidiaries to furnish to Parent, no later than five (5) Business Days prior to the Closing Date, a customary payoff letter with respect to each Company Credit Facility (each, a “Payoff Letter”) in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which Indebtedness under each Company Credit Facility is owed, or the applicable agent, trustee or other representative on behalf of all such Persons, each of which Payoff Letters shall (x) indicate the total amount required to be paid under the applicable Company Credit Facility to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such Indebtedness and other obligations as of the Closing Date (each such amount, a “Payoff Amount”), (y) state that all obligations as of the Closing Date (including guarantees and Liens) in respect thereof shall, substantially concurrently with the receipt of such Payoff Amount on the Closing Date by the Persons holding such Indebtedness or other obligations, be released and terminated, or arrangements satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit thereunder and (z) include all documents, registrations, filings and other documents and instruments necessary or customary to effect or evidence the release of all such Liens.

Section 5.19. Certain Required Consents.

(a) Parent acknowledges that consents and/or waivers with respect to the Mergers may be required from certain lenders, loan servicers or other creditor counterparties (each, a “Credit Counterparty”) under loans, notes, mortgages or other debt instruments of the Company or any Company Subsidiary, but specifically excluding the Company Private Placement Notes and the Company Credit Facilities, or of any joint venture, partnership, limited liability company or other strategic alliance of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party (the “Loan Consents”) or from joint venture or similar partners under joint venture or partnership or similar documents of the Company or any of its Subsidiaries or to which the Company or any Company Subsidiary is a party (the “JV Consents” and, together with the Loan Consents, the “Required Consents”) in connection with the transactions contemplated by this Agreement, which Required Consents shall include those set forth on Section 5.19 of the Company Disclosure Letter and shall only be effective as of the Company Merger Effective Time. The Company shall, and shall cause its Representatives to, use commercially reasonable efforts to obtain, pursuant to and in accordance with the reasonable instructions of Parent, each of the Required Consents as promptly as reasonably practicable after the date of this Agreement (and, without limiting the generality of the foregoing, in the case of any JV Consents, to the extent the cooperation of the joint venture entity or joint venture partner is required, using commercially reasonable efforts to cause such joint venture entity or joint venture partner to cooperate with respect thereto). Parent shall cooperate and assist the Company in connection with soliciting and obtaining the Required Consents, including the preparation and delivery of any information relating to Parent or any of its Subsidiaries required under the applicable loan or joint venture documents and as may be reasonably requested by any such joint venture partner or Credit Counterparty. The Company shall keep Parent reasonably apprised of the content and status of any material communications with, and material communications from, any joint venture partner or Credit Counterparty with respect to the Required Consents. Without limiting the foregoing, (i) the Company shall give Parent no less than five (5) Business Days to review and comment on all materials or documents with respect to the Required Consents and any comments proposed by Parent shall be considered in good faith by the Company, and (ii) neither the Company nor any of its Representatives shall engage or participate in any material meeting, communication or discussion with any Credit Counterparty with respect to the Loan Consents and/or joint venture partner with respect to the JV Consents without providing Representatives of Parent the reasonable opportunity to participate. The Company shall pay all reasonable out-of-pocket consent and/or assumption fees and expenses requested to be paid by Parent, including, if requested by Parent, reasonable out-of-pocket legal fees for joint venture partners or Credit Counterparty (to the extent such fees and expenses are payable pursuant to the applicable joint venture or loan document), incurred in connection with seeking the Required Consents but excluding the fees of counsel to Parent; provided that Parent shall, upon request by the Company, promptly reimburse to the Company any such fees and expenses to be paid by the Company pursuant to this sentence.

(b) With respect to the Loan Consents, without the prior consent of Parent: (i) neither the Company nor its Representatives on its behalf shall agree to amend, modify, supplement or waive the terms and conditions of the outstanding indebtedness or guarantees thereof in order to (x) change any of the parties subject to the obligations of such indebtedness or guarantees of the Company or its Subsidiaries (other than as a result of the Mergers), (y) change any term relating to pricing or redemption or (z) increase any recourse obligations of a Subsidiary or the guarantor or replacement guarantor following the Closing, and (ii) neither the Company nor its Subsidiaries shall make any principal payments (other than those which are regularly scheduled or required at maturity) or financial or other covenant modifications or establish any reserves, cash sweep requirements or cash traps in connection with obtaining the Loan Consents. With respect to any JV Consents, without the prior consent of Parent: (i) neither the Company nor its Representatives on its behalf shall agree to amend, modify, supplement or waive the terms and conditions of the applicable joint venture documents (except as permitted in Section 5.1), and (ii) neither the Company nor its Subsidiaries shall make any payments (other than those which are regularly scheduled or required) to any joint venture partner.

(c) If requested by Parent, the Company shall, and shall cause each of the Company Subsidiaries to, use commercially reasonable efforts to as promptly as reasonably practicable prepay or defease the applicable financing (other than, for the avoidance of doubt, the Dropdown JV Financing) and replace such financing with new financing on terms reasonably acceptable to Parent; provided that any such (i) prepayment, defeasement, or replacement of existing financing shall be subject to receipt of any requisite approvals or consents and (ii) new financing shall only become effective upon the Closing. The Company shall keep Parent apprised of the content and status of any communications with, and communications from, any potential financing sources with respect to any such replacement financing. Without limiting the foregoing, (i) the Company shall give Parent a reasonable opportunity to review and comment on all materials or documents with respect to any such replacement financing and any comments proposed by Parent shall be considered in good faith by the Company, and (ii) neither the Company nor any of its Representatives shall engage or participate in any material meeting, communication or discussion with any potential financing source with respect to any such replacement financing without providing Representatives of Parent the reasonable opportunity to participate. In addition, if any Loan Consent is not obtained prior to the date that is forty-five (45) days after the date hereof, Parent shall provide or cause to be provided, effective upon the Closing, replacement financing to the applicable Company Subsidiary or joint venture, partnership, limited liability company or strategic alliance of the Company or any Company Subsidiary in respect of the loan, note, mortgage or other debt instrument in respect of which such Loan Consent has not been obtained. Any replacement financing provided by Parent shall be in an amount sufficient for the Company Subsidiary or joint venture, partnership, limited liability company or strategic alliance of the Company or any Company Subsidiary to prepay or defease (as elected by Parent in its sole discretion) such original indebtedness. The Company shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause any applicable joint venture, partnership, limited liability company or strategic alliance of the Company or any Company Subsidiary to, cooperate with Parent in all respects necessary to enable Parent to provide such replacement financing and/or to evaluate whether it shall elect to provide such replacement financing and to consummate such replacement financing. Parent shall indemnify the Company and the Company Subsidiaries for any and all Losses suffered or incurred by the Company or any of the Company Subsidiaries to the extent arising from the actions contemplated by this Section 5.19(c); provided, however, that the foregoing indemnity shall not apply with respect to any Losses resulting from the gross negligence, willful misconduct, fraud, or bad faith by the Company or any Company Subsidiary or, in each case, their respective Representatives.

Section 5.20. Other Transactions. During the Interim Period and to the extent consistent with applicable Laws, the Company shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) identify certain assets that Parent may desire to be purchased by one or more Parent Subsidiaries or the affiliates of the Parent Parties from one or more Company Subsidiaries as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Parent Subsidiaries, (b) identify certain assets that Parent may desire to be purchased by one or more Company Subsidiaries from one or more Parent Subsidiaries or the affiliates of the Parent Parties as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Company Subsidiaries, (c) cause such purchases or sales referred to in the foregoing clauses (a) and (b) to be completed pursuant to such terms as may be designated by Parent and as may be necessary for such purchases or sales to constitute part of one or more like-kind exchanges under Section 1031 of the Code, (d) convert or cause the conversion of one or more wholly owned Company Subsidiaries that are organized as corporations into limited liability companies (or, if any such Company Subsidiary is organized as a limited liability company, make an election under Treasury Regulations Section 301.7701-3(c) to be disregarded as an entity separate from its owner for U.S. federal income tax purposes) and one or more Company Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (e) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more Company Subsidiaries at a price and on such other terms as designated by Parent, (f) exercise any right of the Company or a Company Subsidiary to terminate or cause to be terminated any contract to which the Company or a Company Subsidiary is a party and (g) sell or cause to be sold any of the assets and properties of the Company or one or more Company Subsidiaries at a price and on such other terms as designated by Parent (any action or transaction described in clause (c) through (g), a “Parent-Approved Transaction”); provided that (i) neither the Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or any of the Company Subsidiaries existing as of the date hereof, (B) any Contract entered into prior to the date hereof to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound, or (C) applicable Law, (ii) any such conversions, effective times of terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto, shall (A) be contingent upon all of the conditions set forth in Article VI having been satisfied (or, with respect to Section 6.2, waived) and receipt by the Company of a written notice from Parent to such effect the Parent Parties are prepared to proceed immediately with the Closing and (B) with respect to the transactions described in clauses (d), (e), (f) and (g), not occur prior to the Closing (it being understood that in any event the transactions described in clauses (a), (b) and (c) will be deemed to have occurred prior to the Closing, provided that if the Closing does not occur, the parties shall take all action necessary to reverse or otherwise not consummate any such transactions, without any liability to the Company or any Company Subsidiary), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Company Share Merger Consideration, the Fractional Share Consideration, the Company Preferred Share Consideration, the Partnership Unit Merger Consideration, the Partnership Preferred Unit Consideration or any payments to the holders of Company Equity Awards and Partnership LTIP Units contemplated by this Agreement, (iv) neither the Company nor any of the Company Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company, or any Company Subsidiary that is classified as a REIT, as a REIT or could subject the Company or any such Subsidiary to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any Company Subsidiary shall be required to take any such action that could result in adverse consequences to the Company Parties or any holders of Company Common Shares, Company Preferred Shares, Partnership OP Units, Partnership LTIP Units, Partnership Preferred Units, or any holder of interests in the Dropdown JV (including any Taxes being imposed on such Persons) or Company Equity Awards, including any action that could result in any United States federal, state or local income Tax being imposed on, or adverse Tax consequences to, any holder of Partnership OP Units other than the Company or any Company Subsidiary or any equity holders in the Company (in such Person’s capacity as an equity holder) and (vi) neither the Company nor any of the Company Subsidiaries shall be required to (A) enter into any contract, or make any undertaking, that would not by its terms terminate upon a termination of this Agreement, with no continuing obligation or liability for the Company or any Company Subsidiary, (B) consent to, or enter into any contract providing for, the consummation of any sale or other disposition of any assets or properties prior to the Closing Date, (C) pay any fee or incur any liability, other than reasonable out-of-pocket-expenses or reasonable security deposits that are advanced or promptly reimbursed by the Parent Parties in accordance with this Section 5.20 or (D) take any action that would materially delay the Closing, including any adverse effect on the ability of the Company Parties and the Parent Parties to satisfy all conditions precedent to their respective obligations under this Agreement and to otherwise consummate the Mergers, or cause a breach of this Agreement. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Company Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 5.20. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter into an Alternative Acquisition

Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The Parent Parties shall, upon request by the Company, advance to the Company for all reasonable out-of-pocket costs or security deposits incurred by the Company and its Subsidiaries at Parent’s direction in connection with any actions taken by the Company and the Company Subsidiaries in accordance with this Section 5.20; provided that the Company shall promptly return to Parent any such amounts that are refunded to the Company or any Company Subsidiary. The consummation of any Parent-Approved Transaction shall not constitute consummation of a Company Acquisition Proposal for purposes of Section 7.3(b)(iii), nor shall any acquisition proposal made in respect of a Parent-Approved Transaction constitute a Company Acquisition Proposal for purposes of Section 7.3(b)(iii). Parent shall indemnify the Company and the Company Subsidiaries for any and all Losses suffered or incurred by the Company or any of the Company Subsidiaries to the extent arising from a Parent-Approved Transaction (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable and documented out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with any Parent-Approved Transaction not previously reimbursed), other than any such Losses that result from the gross negligence, willful misconduct, fraud, or bad faith by the Company or any Company Subsidiary (or, in each case, their respective Representatives) or from their failure to comply with any instructions of Parent with respect to any such actions.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 6.1. Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each party hereto to consummate the Mergers are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by such party, to the extent permitted by applicable Law:

(a) Company Requisite Vote. The Company shall have obtained the Company Requisite Vote.

(b) Partnership Requisite Vote. The Partnership shall have obtained the Partnership Requisite Vote.

(c) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened by the SEC and not withdrawn.

(d) No Injunctions, Orders or Restraints; Illegality. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order or other legal restraint or prohibition (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers.

(e) Listing. The Parent Common Shares and the Parent Preferred Shares to be issued in the Company Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.2. Conditions to the Obligations of the Parent Parties. The obligations of the Parent Parties to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:

(a) Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii), (iii) and (iv) below, each of the representations and warranties of the Company Parties contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Company Material Adverse Effect” therein) as of the date of this Agreement and as of the Closing

Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties contained in Section 3.2 (Company Capitalization), but solely to the extent that such representations and warranties relate to the Company, the Partnership or DownREIT, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects at and as of such date) except, in each case, for de minimis inaccuracies, (iii) the representations and warranties contained in Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.3 (Authority) (other than the last sentence of Section 3.3(a)), Section 3.18 (Opinion of Financial Advisor), Section 3.19 (Takeover Statutes), Section 3.20 (Vote Required), Section 3.22 (Investment Company Act), and Section 3.23 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects at and as of such date) and (iv) the representations and warranties contained in the last sentence of Section 3.3(a) and Section 3.7(b)(3) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects at and as of such date).

(b) Performance and Obligations of the Company. Each of the Company Parties shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with at or prior to the Closing.

(c) Absence of Material Adverse Change. Since the date of this Agreement, there shall not have occurred a change, event, state of facts or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect that is continuing.

(d) Closing Certificate. Parent Parties shall have received a certificate, signed on behalf of the Company Parties by an executive officer of each of the Company Parties, dated as of the Closing Date, certifying that the conditions set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c) are satisfied.

(e) REIT Opinion. The Company shall have received a written tax opinion of Clifford Chance US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) (“Company REIT Counsel”), on which Parent shall also be entitled to rely, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, at all times since its taxable year ended December 31, 2015 and through the Closing Date, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representations contained in the officer’s certificate described in Section 5.16(a)(iv) and subject to customary exceptions, assumptions and qualifications, provided that Parent is given a reasonable opportunity to review such representations and finds them reasonably acceptable).

(f) Section 368 Opinion. Parent shall have received a written tax opinion of Wachtell, Lipton, Rosen & Katz (or such other nationally recognized tax counsel as may be reasonably acceptable to Parent and the Company) (“Parent Tax Counsel”), dated the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will be subject to customary exceptions, assumptions and qualifications, and in rendering such opinion, Parent Tax Counsel may require and rely upon the Company REIT opinion described in Section 6.2(e) and the Parent REIT opinion described in Section 6.3(e) and representations contained in certificates of officers of Parent and the Company and delivered pursuant to Section 5.16(a)(iii) and Section 5.16(b)(iii).

(g) Dropdown JV. (i) Prior to the Company Merger, the Dropdown JV shall have been formed and (ii) prior to the Partnership Merger, (A) each Special Redemption shall have been consummated and (B) the number of Redemption Units shall be equal to the JV Interest Amount.

Section 6.3. Conditions to Obligations of the Company Parties. The obligations of the Company Parties to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:

(a) Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii) and (iii) below, each of the representations and warranties of the Parent Parties contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Parent Material Adverse Effect” therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (ii) the representations and warranties contained in Section 4.2 (Parent Capitalization), but solely to the extent that such representations and warranties relate to Parent or the Parent OP, shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects at and as of such date) except, in each case, for de minimis inaccuracies, (iii) the representations and warranties contained in Section 4.9 (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all respects at and as of such date).

(b) Performance and Obligations of the Parent Parties. Each of the Parent Parties shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with at or prior to the Closing.

(c) Absence of Material Adverse Change. Since the date of this Agreement, there shall not have occurred a change, event, state of facts or development that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect that is continuing.

(d) Closing Certificate. The Company Parties shall have received a certificate, signed on behalf of the Parent Parties by an executive officer of each of the Parent Parties, dated as of the Closing Date, certifying that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied.

(e) REIT Opinion. Parent shall have received a written tax opinion of Hogan Lovells US LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) (“Parent REIT Counsel”), dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, at all times since its taxable year ended December 31, 2022 and through the Closing Date, Parent has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of organization and operation will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year that includes the Closing Date and thereafter (which opinion shall be based upon the representations contained in the officer’s certificate described in Section 5.16(a)(iv) and Section 5.16(b)(iv) and subject to customary exceptions, assumptions and qualifications, provided that the Company is given a reasonable opportunity to review such representations and finds them reasonably acceptable).

(f) Section 368 Opinion. The Company shall have received a written tax opinion of Clifford Chance US LLP (or such other nationally recognized tax counsel as may be reasonably acceptable to Parent and the Company) (“Company Tax Counsel”), dated the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will be subject to customary exceptions, assumptions and qualifications, and in rendering such opinion, Company Tax Counsel may require and rely upon Parent REIT opinion described in Section 6.3(e) and representations contained in certificates of officers of Parent and the Company delivered pursuant to Section 5.16(a)(iii) and Section 5.16(b)(iii).

Section 6.4. Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby.

ARTICLE VII

TERMINATION

Section 7.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, notwithstanding the receipt of the Company Requisite Vote or the Partnership Requisite Vote (except as otherwise provided below):

(a) by the mutual written consent of Parent and the Company; or

(b) by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if:

(i) any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting consummation of the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of the Company Parties, in the case of termination by the Company, or the Parent Parties, in the case of termination by Parent, in each case, to perform any of their respective obligations under this Agreement; or

(ii) the Mergers shall not have been consummated on or before December 16, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Company, if the Company Parties, or to Parent, if the Parent Parties, as applicable, shall have breached in any material respect their respective obligations under this Agreement in any manner that shall have primarily caused or resulted in the failure to consummate the Mergers on or before such date; or

(iii) the Company Requisite Vote shall not have been obtained at a duly held Company Shareholders’ Meeting convened therefor or any adjournment or postponement thereof at which the Company Merger is voted upon; or

(iv) following the completion of the Company Shareholders’ Meeting, the Partnership Requisite Vote shall not have been obtained; provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b)(iv) unless the Company, in its capacity as the general partner of the Partnership, has taken all actions reasonably required under this Agreement and the Partnership Agreement and reasonably requested by Parent to seek such approval, including seeking the Initial Partnership Approval and, if applicable, the Company-Wide Partnership Approval; or

(c) by written notice from the Company to Parent, if:

(i) prior to obtaining the Company Requisite Vote, (i) the Company Board authorizes the Company, to the extent permitted by and subject to complying with the terms of Section 5.7, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal that did not result from a material breach of Section 5.7, (ii) concurrently with termination of this Agreement, the Company, subject to Section 5.7, enters into an Alternative Acquisition Agreement with respect to a Superior Proposal that did not result from a material breach of Section 5.7 and (iii) prior to or concurrently with such termination, the Company shall have paid the Company Termination Fee in accordance with Section 7.3(b) (and such termination shall not be effective until the Company has paid such Company Termination Fee in accordance with Section 7.3(b)); or

(ii) the Parent Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.3(a) or Section 6.3(b) would be incapable of being satisfied by the Outside Date or, if curable before the Outside Date, is not cured within thirty (30) Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(ii); provided that neither of the Company Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(d) by written notice from Parent to the Company, if:

(i) the Company Parties shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.2(a) or Section 6.2(b) would be incapable of being satisfied by the Outside Date or, if curable before the Outside Date, is not cured within thirty (30) Business Days following the Parent’s delivery of written notice to Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i); provided that none of the Parent Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(ii) the Company Board shall have effected, or resolved to effect, an Adverse Recommendation Change.

Section 7.2. Effect of the Termination. In the event of the valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parent Parties, the Company Parties or their respective affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except (a) as provided in the last sentence of Section 1.9, Section 5.3(b), Section 5.17(f), the last sentence of Section 5.19(a), the last sentence of Section 5.19(c), the last sentence of Section 5.20, this Section 7.2, Section 7.3 and Article VIII, (b) the Confidentiality Agreement shall continue in full force and effect in accordance with its terms and (c) subject to Section 8.8, nothing herein shall relieve any party from any liability for any fraud or Willful Breach. The parties hereto acknowledge and agree that nothing in this Section 7.2 shall be deemed to affect their right to specific performance under Section 8.8.

Section 7.3. Fees and Expenses.

(a) Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such expenses.

(b) In the event that this Agreement is terminated:

(i) by Parent pursuant to Section 7.1(d)(ii),

(ii) by the Company pursuant to Section 7.1(c)(i), or

(iii) (A) by the Company or Parent pursuant to Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (B)(x) at any time after the date of this Agreement and prior to the termination of this Agreement, a Company Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention to make a Company Acquisition Proposal (and, in the case of a termination pursuant to Section 7.1(b)(iii), such Company Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Company Shareholders’ Meeting) and shall not have been withdrawn, in the case of a termination of this Agreement pursuant to Section 7.1(b)(iii), prior to the Company Shareholders’ Meeting or, in the case of termination of this Agreement pursuant to Section 7.1(d)(i), prior to the date of such termination and (y) within twelve (12) months following the date of termination referred to in this Section 7.3(b)(iii) the Company consummates a Company Acquisition Proposal or enters into a definitive agreement providing for the implementation of a Company Acquisition Proposal (with, for purposes of this clause (y), the references to “15%” in the definition of “Company Acquisition Proposal” being deemed to be references to “50%”), then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same day funds to an account designated by Parent. Subject to the provisions of Section 7.4, the payment of the Company Termination Fee shall be made (1) in the case of a payment pursuant to Section 7.3(b)(i), within two (2) Business Days after the date of such termination by Parent, (2) in the case of a payment pursuant to Section 7.3(b)(ii), prior to or concurrently with such termination by the Company and (3) in the case of a payment pursuant to Section 7.3(b)(iii), within two (2) Business Days after the consummation of the transaction contemplated by the Company Acquisition Proposal referred to in clause (y). “Company Termination Fee” means Two Hundred and One Million Nine Hundred and Sixty-Six Thousand Dollars ($201,966,000.00).

(c) The Company and Parent agree that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parent Parties in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision.

(d) Each of the Company Parties and the Parent Parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to pay all amounts due to the other party under this Section 7.3 on the dates specified, then the Company shall pay all costs and expenses (including legal fees and expenses) incurred by Parent in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent.

(e) Notwithstanding anything to the contrary set forth in this Agreement and without limiting Parent’s, Merger Sub I’s or Merger Sub II’s right to specific performance in accordance with Section 8.8, the parties hereto agree that if this Agreement is terminated under circumstances in which the Company is required to pay the Company Termination Fee pursuant to this Section 7.3, the payment of the Company Termination Fee (and any other amounts contemplated by Section 7.3, if any) will be the Parent Parties’ sole and exclusive monetary remedy against the Company Parties arising out of or relating to this Agreement, except in the case of fraud or a Willful Breach of this Agreement by any of the Company Parties.

(f) This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and, pursuant to, and in accordance with the terms of, the Confidentiality Agreement, the other parties thereto, and no other Parent Party or Company Party or any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, affiliates, affiliated (or commonly advised) funds, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing shall have any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement.

Section 7.4. Payment of Termination Fee.

(a) In the event that the Company is obligated to pay to Parent the Company Termination Fee, the Company shall pay to Parent from the Company Termination Fee deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Fee and (ii) the sum of (A) the maximum amount that can be paid to such other party (or its designee) without causing such other party (or its designee) to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant taxable year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by such other party’s independent certified public accountants (taking into account any known or anticipated income of such other party which is not Qualifying Income and any appropriate “cushion” as determined by such accountants), plus (B) in the event such other party receives either (1) a letter from such other party’s counsel indicating that such other party has received a ruling from the IRS described in Section 7.4(b)(ii) or (2) an opinion from such other party’s outside counsel as described in Section 7.4(b)(ii), an amount equal to the excess of the Company Termination Fee less the amount payable under clause (A) above. To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Fee, with an escrow agent selected by Parent (that is reasonably satisfactory to the Company) and on such terms (subject to Section 7.4(b)) as shall be mutually agreed in good faith upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Company Termination Fee pursuant to this Section 7.4(a) shall be made, at the time the Company is obligated to pay the other party such amount pursuant to Section 7.3 by wire transfer of immediately available funds.

(b) The escrow agreement shall provide that the Company Termination Fee in escrow or any portion thereof shall not be released to Parent (or its designee) unless the escrow agent receives any one or combination of the following: (i) a letter from such party’s independent certified public accountants or other outside tax advisors indicating the maximum amount that can be paid by the escrow agent to such party (or its designee) without causing such party (or its designee) to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from such party’s accountants or other outside tax advisors revising that amount, in which case the escrow agent shall release such amount to such party (or its designee), or (ii) a letter from such party’s counsel indicating that such party received a ruling from the IRS holding that the receipt by such party (or its designee) of the Company Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code (or alternatively, indicating that such party’s outside counsel has rendered a legal opinion to the effect that the receipt by such party (or its designee) of the Company Termination Fee should either constitute Qualifying Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Company Termination Fee to such party (or its designee). The Company agrees to amend this Section 7.4(b) at the request of the other party in order to (x) maximize the portion of the Company Termination Fee that may be distributed to Parent (or its designee) hereunder without causing Parent (or its designee) to fail to meet the requirements of Section 856(c)(2) and (3) of the Code, (y) improve Parent’s chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). The escrow agreement shall also provide that any portion of the

Company Termination Fee that remains unpaid as of the end of the taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 7.4; provided that the obligation on the Company to pay the unpaid portion of the Company Termination Fee shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement and any such unpaid portion shall be released by the escrow agent to the Company. The Company shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit, schedule or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive beyond the Company Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time (including the covenants and agreements in Section 5.9, Section 5.10, and this Article VIII).

Section 8.2. Entire Agreement; Assignment.

(a) This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that prior to the mailing of the Proxy Statement/Prospectus to the Company’s shareholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries to be a party to the Mergers in lieu of Merger Sub I and/or Merger Sub II, in which event all references herein to Merger Sub I and/or Merger Sub II shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub I and/or Merger Sub II as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement or relieve any party hereto of any of its obligations hereunder. Any assignment in violation of this Section 8.2(b) shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) when received if (i) sent by email (without receipt of a delivery failure notice) or (ii) sent by prepaid overnight carrier (providing proof of delivery), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

(a)	if to the Parent Parties:

Public Storage

2811 Internet Boulevard

Frisco, Texas 75034

Attention:	Tom Boyle
Email:	[***]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Adam O. Emmerich
Meng Lu
Kyle M. Diamond
Email:	AOEmmerich@wlrk.com
MLu@wlrk.com
KMDiamond@wlrk.com

(b)	if to the Company Parties:

National Storage Affiliates Trust

8400 E Prentice Ave

Greenwood Village, Colorado 80111

Attention:	David G. Cramer
Email:	[***]

with a copy (which shall not constitute notice) to:

Clifford Chance US LLP

Two Manhattan West

375 9th Avenue

New York, New York 10001

Attention:	Andrew Epstein
Chang-Do Gong
Robert Chung
Email:	andrew.epstein@cliffordchance.com
chang-do.gong@cliffordchance.com
robert.chung@cliffordchance.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 8.4. Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Partnership Merger and the Dropdown JV that are required to be governed by the Laws of the State of Delaware), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above.

(b) Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland, Northern Division (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 8.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding in the courts of the State of Maryland, each of the parties further consents to the assignment of such proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof).

(c) Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 8.3 and nothing in this Section 8.4 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(d) Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(E).

Section 8.5. Interpretation; Certain Definitions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. Any references to any Contract in this Agreement are to such Contract as amended, modified, supplemented, restated or replaced from time to time. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America. All references to the “ordinary course of business” shall mean the “ordinary course of business consistent with past practice.”

Section 8.6. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 5.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein, other than (a) at and after the Company Merger Effective Time, with respect to the provisions of Section 5.9 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, and (b) at and after the Company Merger Effective Time, the rights of any Person who is expressly entitled to receive Merger Consideration, Partnership Unit Merger Consideration or any other payment, issuance of equity interests or other benefit pursuant to Article II or any other provision of this Agreement, in each case in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 8.10 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.8. Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereby agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason or to assert that a remedy of monetary damages would provide an adequate remedy for such breach. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party hereto has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.9. Amendment. This Agreement may be amended by action taken by the Company, the Partnership, Parent, Parent OP, Merger Sub I and Merger Sub II at any time before or after approval of the Mergers by the Company Requisite Vote or the Partnership Requisite Vote, as applicable, but, after any such approval by the Company Requisite Vote or the Partnership Requisite Vote, no amendment shall be made which requires the approval of the shareholders of the Company or the limited partners of the Partnership, in each case, under applicable Law, the Company Charter, or the Partnership Agreement without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

Section 8.10. Extension; Waiver. At any time prior to the Closing Date, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any breaches or inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) subject to Section 8.9, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Partnership, Parent, Parent OP, Merger Sub I or Merger Sub II in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.12. Certain Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Entities, arising out of or relating to, this Agreement or the Financing, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including in any Commitment Letter or Definitive Agreement that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Entities in any way arising out of or relating to, this Agreement or the Financing, (d) agrees that none of the Financing Entities shall have any liability to the Company or any of its Subsidiaries or any of their respective controlled affiliates or Representatives relating to or arising out of this Agreement or the Financing (subject to the last sentence of this Section 8.12), and (e) agrees that the Financing Entities are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.12 and that this Section 8.12 may not be amended in a manner materially adverse to the Financing Entities without the written consent of the Financing Parties (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 8.12 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Party’s obligations to Parent under any Commitment Letter or Definitive Agreement or the rights of Parent and its Subsidiaries against the Financing Parties with respect to the Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.

Section 8.13. Definitions.

(a) The following terms shall have the meanings defined in the Section indicated:

Term	Section
Acceptable Confidentiality Agreement	5.7(b)
Action	3.10
Adverse Recommendation Change	5.7(d)
Agreement	Preamble
Alternative Acquisition Agreement	5.7(a)
Alternative Financing	5.17(b)
Amended Partnership Agreement	1.3(b)
Bankruptcy and Equity Exception	3.3(a)
Book-Entry Share	2.1(a)(ii)
Capitalization Date	3.2(a)
Certificate	2.1(a)(ii)
Certificate of Limited Partnership	1.3(b)
Chosen Courts	8.4(b)
Closing	1.6
Closing Date	1.6
Commitment Letters	4.19(b)
Company	Preamble
Company Articles of Merger	1.5(a)
Company Board	Recitals
Company Capital Shares	3.2(a)
Company Common Shares	3.2(a)
Company Disclosure Letter	Article III
Company Employee	5.10(a)
Company Employee Benefit Plan	3.11(a)
Company Financial Statements	3.5(a)
Company Intellectual Property	3.16(a)
Company Lease	3.14(a)
Company Material Contract	3.17(b)
Company Merger	Recitals
Company Merger Effective Time	1.5(a)
Company Parties	Preamble
Company Permits	3.9(a)
Company Preferred Share Consideration	2.1(a)(iv)(B)
Company Preferred Shares	3.2(a)
Company Properties	3.14(a)
Company Recommendation	5.5(a)
Company REIT Counsel	6.2(e)
Company Requisite Vote	3.20(a)
Company Restricted Share Award	2.1(c)(i)
Company SEC Documents	3.5(a)
Company Series A Preferred Shares	3.2(a)
Company Series B Preferred Shares	3.2(a)
Company Share Merger Consideration	2.1(a)(ii)
Company Shareholders’ Meeting	5.5(a)
Company Tax Counsel	6.3(f)
Company Termination Fee	7.3(b)
Company-Wide Partnership Approval	3.20(c)

Confidentiality Agreement	5.3(b)
Credit Counterparty	5.19(a)
D&O Insurance	5.9(b)
Definitive Agreements	5.17(a)
Dropdown JV	2.2(b)(i)
Dropdown JV Agreement	2.2(b)(i)
Dropdown JV Commitment Letter	4.19(b)
Dropdown JV Contribution	2.2(b)(i)
Dropdown JV Contribution Agreement	2.2(b)(i)
Dropdown JV Financing	4.19(b)
DRULPA	Recitals
DSOS	1.5(b)
Elected Holders	2.2(b)(ii)
Equity Interests	3.2(b)
Exchange Agent	2.3(a)
Exchange Fund	2.3(b)
Exchange Ratio	2.1(a)(ii)
Existing Loan Documents	3.17(b)(iii)
FCPA	3.9(c)
Final REIT Year	3.13(b)
Financing	4.19(b)
Financing Amount	4.19(i)
Financing Conditions	4.19(c)
Form S-4	3.4(b)
Fractional Share Consideration	2.1(a)(ii)
FY 2026	5.10(e)
GAAP	3.5(a)
Indemnified Liabilities	5.9(a)
Indemnified Parties	5.9(a)
Indemnified Party	5.9(a)
Initial Partnership Approval	3.20(b)
Inquiry	5.7(a)
Interim Period	5.1
IRS	3.11(c)
JV Consents	5.19(a)
Letter of Transmittal	2.3(d)(i)
Loan Consents	5.19(a)
Losses	1.9(c)
Malicious Code	3.16(f)
Maximum Amount	5.9(b)
Merger Sub I	Preamble
Merger Sub II	Preamble
Mergers	Recitals
MLLCA	Recitals
MRL	Recitals
Multiemployer Plan	3.11(b)
New Parent OP Units	2.2(a)(iii)
Notice of Change of Recommendation	5.7(e)
Notice of Change Period	5.7(e)
Outside Date	7.1(b)(ii)
Parent	Preamble
Parent Board	Recitals

Parent Bylaws	4.1(e)
Parent Capital Shares	4.2(a)
Parent Charter	4.1(e)
Parent Commitment Letter	4.19(a)
Parent Common Shares	4.2(a)
Parent Disclosure Letter	Article IV
Parent Equity Shares	4.2(a)
Parent Financial Statements	4.5(a)
Parent Financing	4.19(a)
Parent OP	Preamble
Parent OP Preferred Units	2.2(c)(i)
Parent Parties	Preamble
Parent Plan	5.10(b)
Parent Preferred Share	4.2(a)
Parent REIT Counsel	6.3(e)
Parent SEC Documents	4.5(a)
Parent Share	4.2(a)
Parent Tax Counsel	6.2(f)
Parent-Approved Transaction	5.20
Partnership	Preamble
Partnership Agreement Amendment	Recitals
Partnership Merger	Recitals
Partnership Merger Certificate	1.5(b)
Partnership Merger Effective Time	1.5(b)
Partnership Preferred Unit Consideration	2.2(c)(ii)
Partnership Unit Merger Consideration	2.2(a)(iii)
Payoff Amount	5.18
Payoff Letter	5.18
Permit	3.9(a)
Permitted Mezzanine Financing	5.17(a)
Privacy Obligations	3.16(g)
Pro Rata Dividend Amount	5.11(b)
Proceeding	5.9(a)
Processing	3.16(g)
PSOC	Recitals
QRS	3.13(c)
Qualifying Income	7.4(a)
REIT	3.13(b)
Required Consents	5.19(a)
Sarbanes-Oxley Act	3.5(a)
SDAT	1.5(a)
Security Breach	3.16(h)
Special Redemption	2.2(b)(ii)
Special Redemption Materials	2.2(b)(ii)
Surviving Company	1.1(a)
Surviving Partnership	1.1(b)
Takeover Statutes	3.19
Transaction Litigation	5.6(b)
Transfer Taxes	5.15
TRS	3.13(c)
WARN	3.12(e)

(b) In addition to the other terms defined throughout this Agreement, which are listed in Section 8.13(a), the following terms shall have the following meanings when used in this Agreement:

“affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Benefit Plans” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all other material employee benefit plans or other material benefit arrangements or payroll practices including bonus plans, fringe benefits, executive compensation or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, share purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, directors’ benefit, bonus or other incentive compensation plans, programs, policies or agreements.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

“Code” means the Internal Revenue Code of 1986.

“Company Acquisition Proposal” means any inquiry, offer or proposal from any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act), whether or not in writing, regarding any of the following (other than the Mergers and the other transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination or other similar transaction involving the Company; (ii) any sale, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole (as determined on a book-value basis), in a single transaction or series of related transactions; (iii) any issuance, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company; (iv) any tender offer or exchange offer for 15% or more of any class of security of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Company Bylaws” means the Third Amended and Restated Bylaws of the Company, as in effect on the date of this Agreement, together with any amendments or restatements thereof.

“Company Charter” means, collectively, the declaration of trust of the Company (as in effect on the date of this Agreement and as amended and supplemented from time to time) filed with the appropriate Governmental Entities of the State of Maryland that set forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Company’s capital shares of beneficial interest, including each series of Company Preferred Shares.

“Company Credit Facilities” means (i) that certain Credit Agreement dated as of December 21, 2018 (as amended by that certain First Amendment to Credit Agreement dated as of July 29, 2019, that certain Second Amendment to Credit Agreement dated as of January 14, 2021, that certain Third Amendment to Credit Agreement dated as of July 29, 2022, that certain Fourth Amendment to Credit Agreement dated as of January 3, 2023, that certain Fifth Amendment to Credit Agreement dated as of September 28, 2023 and that certain Sixth Amendment to Credit Agreement dated as of April 4, 2025), by and among the Company, as borrower, the lenders and other parties from time to time party hereto, and The Huntington National Bank, as administrative agent; (ii) that certain Credit Agreement dated as of April 24, 2019 (as amended by that certain First Amendment to Credit Agreement dated as of July 29, 2019, that certain Second Amendment to Credit Agreement dated as of

January 14, 2021, that certain Third Amendment to Credit Agreement dated as of January 29, 2022, that certain Fourth Amendment to Credit Agreement dated as of January 3, 2023, that certain Fifth Amendment to Credit Agreement dated as of September 28, 2023 and that certain Sixth Amendment to Credit Agreement dated as of May 8, 2025), by and among the Company, as borrower, the lenders and other parties from time to time party hereto, and BMO Harris Bank N.A., as administrative agent; (iii) that certain Credit Agreement dated as of June 24, 2022 (as amended by that certain First Amendment to Credit Agreement dated as of July 29, 2022, that certain Second Amendment to Credit Agreement dated as of January 3, 2023, that certain Third Amendment to Credit Agreement dated as of September 28, 2023 and that certain Fourth Amendment to Credit Agreement dated as of April 24, 2025), by and among the Company, as borrower, the lenders and other parties from time to time party hereto, and Capital One, National Association, as administrative agent; and (iv) that certain Third Amended and Restated Credit Agreement dated as of January 3, 2023 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of September 28, 2023), by and among the Company, as borrower, the lenders and other parties from time to time party hereto, and KeyBank National Association, as administrative agent.

“Company Debt Agreements” means (i) the Company Credit Facilities; (ii) the Company Private Placement Notes; (iii) any loan or note secured by a lien or any mortgage of the Company or its Subsidiaries; and (iv) Indebtedness of any joint venture, partnership, limited liability company or other strategic alliance of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is a party.

“Company Equity Awards” means Company Restricted Share Awards, Partnership LTIP Units and any other awards granted pursuant to the Equity Plans.

“Company Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of the Company and the Company Subsidiaries, taken as a whole, other than changes, events, states of facts or developments to the extent arising out of or resulting from: (a) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on any relationships with customers, suppliers, vendors, lenders or other financing sources, business partners, employees or any other Person (provided that this clause (a) shall not apply to any inaccuracy in the representations and warranties set forth in Article III), (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States, or any change, event or development generally affecting the industry in which the Company and the Company Subsidiaries operate, (c) any change in the market price or trading volume of the equity securities of the Company (provided, however, that the exception in this clause (c) shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred), (d) the suspension of trading in securities generally on the NYSE, (e) any change after the date hereof in any applicable Law or GAAP or any interpretation of any of the foregoing, (f) any action expressly required to be taken by this Agreement (other than any action or failure to take any action pursuant to Section 5.1) or taken at the written request or with the written consent of Parent, (g) the failure of the Company or any Company Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement (provided, however, that the exception in this clause (g) shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred), (h) the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks) in the United States or any other countries, (i) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event or any material worsening of any of the foregoing; provided that (1) with respect to clauses (b), (d), (e), (h) and (i), such changes, events, state of facts or developments may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the United States in the industry in which the Company and the Company Subsidiaries operate and (2) if any change, event, state of facts or development has caused or is reasonably likely to cause the Company to fail to qualify as a REIT for federal Tax purposes, such event, development, change or occurrence shall be considered a Company Material Adverse Effect, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.

“Company Permitted Liens” means (a) statutory Liens for real estate Taxes and special assessments not yet due and payable or the amount or validity of which is being contested in good faith in the ordinary course of business and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (b) inchoate mechanic’s, workmen’s, repairmen’s, carrier’s, warehousemen’s or other inchoate Liens (i) arising in the ordinary course for amounts not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP) or (ii) arising in connection with construction in progress for amounts not yet due and payable, (c) Liens, easements, overlaps, encroachments and any matters disclosed on existing title policies or surveys, none of which, individually or in the aggregate, would have a material adverse effect on the use and operation of such property, (d) Liens securing Indebtedness for borrowed money existing as of the date hereof and disclosed to Parent, (e) as set forth on Section 8.13(b)(1) of the Company Disclosure Letter and (f) any other Liens that individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use, operation or value of the affected property.

“Company Private Placement Notes” means (i) that certain Note Purchase Agreement dated as of July 30, 2019 (as amended by that certain First Amendment to Note Purchase Agreement dated January 14, 2021), by and among the Company, the Partnership and the institutions named therein as purchasers of the Series A Senior Notes and Series B Senior Notes; (ii) that certain Note Purchase Agreement dated as of August 4, 2020 (as amended by that certain First Amendment to Note Purchase Agreement dated January 14, 2021), by and among the Company, the Partnership and the institutions named therein as purchasers of the Series C Senior Notes and Series D Senior Notes; (iii) that certain Note Purchase Agreement dated as of May 3, 2021, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series E Senior Notes, Series F Senior Notes and Series G Senior Notes; (iv) that certain Note Purchase Agreement dated as of November 9, 2021, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series H Senior Notes, Series I Senior Notes, Series J Senior Notes and Series K Senior Notes; (v) that certain Note Purchase Agreement dated as of August 30, 2022, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series L Senior Notes; (vi) that certain Note Purchase Agreement dated as of April 27, 2023, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series M Senior Notes; (vii) that certain Note Purchase Agreement dated as of October 5, 2023, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series N Senior Notes, Series O Senior Notes, Series P Senior Notes and Series Q Senior Notes and (viii) that certain Note Purchase Agreement dated as of September 5, 2024, by and among the Company, the Partnership and the institutions named therein as purchasers of the Series R Senior Notes, Series S Senior Notes and Series T Senior Notes, in each case of the foregoing clauses (i) through (vii) as amended by that certain Omnibus Amendment to Note Purchase Agreements, dated August 21, 2024.

“Company Subsidiary” means any Subsidiary of the Company, including the Partnership and its Subsidiaries.

“Consent Solicitation Statement” means a consent solicitation statement with respect to the solicitation of consents from the holders of Partnership OP Units to obtain the Partnership Requisite Vote, which statement shall include the Special Redemption Materials.

“Contract” means any agreement, contract, lease (whether for real or personal property), commitment, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, in each case, written or oral.

“delivered,” “made available” or “provided,” or words of similar import, mean with respect to documents or information required to be provided by the Company or the Partnership to Parent, Merger Sub I or Merger Sub II, any documents or information (i) posted by the Company or any of its Representatives in the Company’s electronic data room, (ii) filed or furnished by the Company with, and available through the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by the Company or its Representatives to Parent, in each case at least one (1) Business Day prior to the execution and delivery of this Agreement.

“DownREITs” means GSC Mesquite, LP, Carlsbad Airport Self Storage, LP, GSC Indio Ltd., SAG Arcadia, LP, GSC Irvine/Main LP, Colton Plano, L.P., Colton CV, L.P., Colton Paramount, L.P., Colton Duarte, L.P., Mini I, Limited, Colton Encinitas, L.P., Colton Campus PT., L.P., Corona Universal Self Storage, Fontana Universal Self Storage, Universal Self Storage Hesperia LLC, Hesperia Universal Self Storage, Universal Self Storage Highland, Loma Linda Universal Self Storage, Universal Self Storage San Bernardino LLC, Upland Universal Self Storage, and SecurCare American Portfolio, LLC.

“Environmental Laws” means all Laws which (a) regulate or relate to (i) the pollution, protection of, or clean-up of the environment or natural resources, (ii) occupational safety and health (solely to the extent relating to exposure of any natural Person to Hazardous Materials), or (iii) the treatment, storage, transportation, handling, exposure to, disposal or Release of any Hazardous Materials or (b) impose liability with respect to any of the foregoing.

“Equity Plans” means, collectively, (a) the Company’s equity incentive plan or plans pursuant to which equity-based awards in respect of Company Common Shares or Partnership LTIP Units are granted to directors, officers, employees and other service providers of the Company or any of its Subsidiaries, as in effect on the date hereof, and (b) the equity incentive arrangements of the Partnership set forth in the Partnership Agreement pursuant to which Partnership LTIP Units or other incentive Partnership Units may be issued, together with any award agreements, vesting agreements or similar agreements entered into thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any Company Subsidiary under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any Company Subsidiary for purposes of Code Section 414.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financing Entities” means the Financing Parties and their respective affiliates and their and their respective affiliates’ officers, directors, employees, agents and Representatives and their respective successors and assigns.

“Financing Parties” means the entities that have committed to or commit to provide or have otherwise entered into or enter into agreements in connection with the Financing, or to purchase securities from or place securities or arrange or provide loans in connection with the Financing; provided that no Parent Party shall be a Financing Party.

“Governmental Entity” means any nation or government, state, municipality, court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, body, commission, department, board, bureau, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Hazardous Materials” means any toxic, reactive, corrosive, ignitable, flammable or explosive chemical or chemical compound, hazardous or toxic substance, material or waste, or any pollutant or contaminant, whether solid, liquid or gas, that is subject to regulation, control or remediation, or for which liability or standards of care are imposed under any Environmental Laws, including petroleum (including crude oil or any fraction thereof and any petroleum product or byproduct), asbestos or asbestos containing materials, radon, radioactive materials and polychlorinated biphenyls, natural gas, synthetic gas and any mixtures thereof, PFAS, toxic mold, or urea formaldehyde foam insulation.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money, including obligations evidenced by notes, bonds, debentures or other similar instruments, (b) all reimbursement obligations of such Person and its Subsidiaries under letters of credit to the extent such letters of credit have been drawn, (c) obligations of such Person and its Subsidiaries in respect of interest rate, currency or other swaps, hedges or similar derivative arrangements, (d) all capital lease obligations of such Person and its Subsidiaries, (e) all obligations of such Person and its Subsidiaries for guarantees of another Person in respect of any items set forth in clauses (a) through (d), (f) all outstanding prepayment premium obligations of such Person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (c) and (g) any agreement to provide any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly owned Company Subsidiary (or vice versa) or between wholly owned Company Subsidiaries.

“Intellectual Property” means all intellectual property rights arising in any jurisdiction of the world, including any of the following: (a) United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto, (b) United States, state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing, (c) United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same and (d) trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

“Intervening Event” means an event, fact, development, circumstance or occurrence that materially affects the business, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, after the date of this Agreement and that was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof, and becomes known to the Company Board after the date of this Agreement; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Company Acquisition Proposal or any matter relating thereto or consequence thereof, and (ii) changes in the market price or trading volume of the Company Common Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)) and (iii) any changes in applicable Law or GAAP.

“IT Asset” means all technology devices, computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, in each case, that are owned, used or held for use by the Company or any Company Subsidiaries, together with all data stored therein or processed thereby, and all associated documentation.

“know” or “knowledge” means (i) with respect to the Company, the actual knowledge of such persons listed in Section 8.13(b)(2) of the Company Disclosure Letter and (ii) with respect to Parent, the actual knowledge of the persons listed in Section 8.13(b)(3) of the Parent Disclosure Letter.

“Law” means any national, supranational, federal, state, provincial, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree of any Governmental Entity.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, restriction on transfer, purchase option, right of first refusal, easement, security interest, charge, encumbrance, deed of trust, right-of-way or other encumbrance of any nature, whether voluntarily incurred or arising by operation of Law. A non-exclusive license of Intellectual Property shall not be deemed to be a Lien.

“Merger Consideration” means Company Share Merger Consideration or Partnership Unit Merger Consideration, as applicable.

“Merger Sub I Agreement” means the operating agreement of Merger Sub I, dated March 12, 2026, as amended.

“Merger Sub II Agreement” means the limited liability company agreement of Merger Sub II, dated March 12, 2026, as amended.

“MGCL” means the Maryland General Corporation Law.

“Non-Accredited Investor Unit” means any share of Partnership OP Unit (including any Partnership LTIP Units that were converted into Partnership OP Units pursuant to Section 2.1(c)(ii)), in each case issued and outstanding immediately prior to the Partnership Merger Effective Time and that is held by a Person who is not an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act).

“NYSE” means the New York Stock Exchange.

“Parent Common Share Price” means the volume weighted average of the closing sale prices per Parent Common Share on the NYSE, as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, as reported in another authoritative source mutually agreed by the parties hereto), on each of the ten (10) full consecutive trading days ending on and including the third (3rd) Business Day prior to the Closing Date.

“Parent Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of Parent and the Parent Subsidiaries, taken as a whole, other than changes, events, states of facts or developments to the extent arising out of or resulting from: (a) the negotiation, execution, announcement or performance of this Agreement in accordance with the terms hereof or the consummation of the transactions contemplated by this Agreement, including any litigation resulting therefrom and the impact thereof on any relationships with customers, suppliers, vendors, lenders or other financing sources, business partners, employees or any other Person (provided that this clause (a) shall not apply to any inaccuracy in the representations and warranties set forth in Article IV), (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States, or any change, event or development generally affecting the industry in which Parent and the Parent Subsidiaries operate, (c) any change in the market price or trading volume of the equity securities of Parent; provided, however, that the exception in this clause (c) shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Parent Material Adverse Effect, from being taken into account in determining whether a Parent Material Adverse Effect has occurred, (d) the suspension of trading in securities generally on the NYSE, (e) any change after the date hereof in any applicable Law or GAAP or any interpretation of any of the foregoing, (f) any action expressly required to be taken by this Agreement (other than any action or failure to take any action pursuant to Section 5.2) or taken at the written request or with the consent of the Company, (g) the failure of Parent or any Parent Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement (provided, however, that the exception in this clause (g) shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Parent Material Adverse Effect, from being taken into account in determining whether a Parent Material Adverse Effect has occurred), (h) the commencement, occurrence, continuation or escalation of any war (whether or not declared), civil disobedience, sabotage, armed hostilities, military or para-military actions or acts of terrorism (including cyberattacks) in the United States or any other countries, (i) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity or any outbreak of illness, epidemic, pandemic or other public health event to the extent relating to, or arising out of, any outbreak of illness, epidemic, pandemic or other public health event or any material worsening of any of the foregoing; provided that (1) with respect to clauses (b), (d), (e), (h) and (i) such changes, events, state of facts or developments may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that they disproportionately adversely affect Parent and the Parent Subsidiaries, taken as a whole, compared to other companies operating in the United States in the industry in which Parent and the Parent Subsidiaries operate and (2) if any changes, events, state of facts or developments has caused or is reasonably likely to cause Parent to fail to qualify as a REIT for federal Tax purposes, such event, development, change or occurrence shall be considered a Parent Material Adverse Effect, unless such failure has been, or is able to be, cured on commercially reasonable terms under the applicable provisions of the Code.

“Parent OP Agreement” means the Amended and Restated Agreement of Limited Partnership of Parent OP, dated February 14, 2024, as amended.

“Parent OP Certificate” means the certificate of limited partnership of Parent OP, as amended.

“Parent OP Units” means the common units in Parent OP pursuant to the Parent OP Agreement.

“Parent Subsidiary” means any Subsidiary of Parent, including Parent OP, Merger Sub I and Merger Sub II.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 30, 2024, as in effect on the date of this Agreement, together with all amendments, supplements and restatements thereto, including any partnership unit designation or similar instrument adopted thereunder or with respect thereto that establishes the rights, preferences, privileges and restrictions of any class or series of Partnership Units and including as amended by the Partnership Agreement Amendment.

“Partnership LTIP Unit” means an LTIP Unit as defined in the Partnership Agreement.

“Partnership OP Unit” means an Class A OP Unit as defined in the Partnership Agreement.

“Partnership Preferred Unit” means a Preferred Unit as defined in the Partnership Agreement.

“Partnership Requisite Vote” means, as applicable, (a) the Initial Partnership Approval or (b) if the Initial Partnership Approval is not obtained, the Company-Wide Partnership Approval.

“Partnership Units” means, collectively, the Partnership LTIP Units, the Partnership Preferred Units and the Partnership OP Units.

“Permitted REIT Dividend” means, in relation to the Company, the Partnership, Parent, or the Parent OP, as applicable, dividends and other distributions, including under Sections 858 or 860 of the Code, to the extent necessary for such Person or any Subsidiary of such Person that is qualified as a REIT under the Code as of the date hereof to maintain its status as a REIT under the Code or applicable state Law or to avoid or reduce the imposition of any entity-level income or excise Tax under the Code or applicable state Law, after taking into account the dividends made or expected to be made pursuant to Section 5.11.

“Person” means an individual, natural person, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, Governmental Entity or other entity or organization.

“Personal Data” means any information that constitutes “personal data,” “personal information,” “personally identifiable information” or any similar term under applicable Law, including any information that, alone or together with other reasonably available information, allows the identification of a natural person or household, or relates to an identified natural person or household.

“PFAS” means any perfluoroalkyl or polyfluoroalkyl substances or derivatives thereof.

“Proxy Statement/Prospectus” means the proxy statement/prospectus in preliminary and definitive form relating to the Company Shareholders’ Meeting and the issuance of Parent Common Shares and Parent Preferred Shares in connection with the transactions contemplated by this Agreement, together with any amendments or supplements thereto.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing into, on, upon, under, through or out of the environment (including soil, soil vapor, surface water, groundwater, drinking water, land, stream sediments, natural resources, surface or subsurface strata and ambient or indoor air).

“Representative” means, with respect to any Person, such Person’s or its affiliates’ directors, trustees, partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives and, in the case of Parent, its financing sources.

“Required Information” means: (i) for the Company (a) GAAP audited consolidated balance sheets and related statements of consolidated operations, comprehensive income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least sixty (60) days prior to the Closing Date and (b) GAAP unaudited consolidated balance sheets and related unaudited statements of consolidated operations, comprehensive income, shareholder’s equity and cash flows for each subsequent interim fiscal quarter ended at least forty (40) days before the Closing Date; (ii) all information regarding the Company and each of the Company Subsidiaries necessary, desirable or customary in order to permit Parent to prepare pro forma financial statements in accordance with GAAP and Regulation S-X and Regulation S-K under the Securities Act of 1933 for use in any offering materials in connection with the Financing; (iii) all other financial statements (including audited statements), financial data, audit reports and other information regarding the Company and the Company Subsidiaries of the type that would be (A) required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of non-convertible debt securities of the Company under the Securities Act at the relevant time of the applicable offering or placement of debt or other securities or

(B) otherwise necessary to receive from the Company’s independent auditors (and any other auditor to the extent that financial statements audited or reviewed by such auditors are or would be included in such offering memorandum), customary “comfort”; (iv) with respect to the Required Information described in the foregoing clauses (i)-(iii), drafts of customary comfort letters to the Financing Parties, including customary negative assurance comfort, from such independent auditors, and, at pricing of any offering, final comfort letters; and (v) such other pertinent and customary information regarding the Company and the Company Subsidiaries (including their assets) requested by Parent to the extent that such information is required in connection with the Financing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Service Provider” means any employee or trustee of the Company or any Company Subsidiaries.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “present fair saleable value” of such Person’s total assets exceeds the value of such Person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” on a consolidated basis, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage and (c) such Person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

“Subsidiary” means, with respect to a Person, another Person (i) at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or (ii) of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability entity) or similar function.

“Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “15%” shall be replaced by “50%”) not solicited in breach of Section 5.7 made by a third party on terms that the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors would result, if consummated, in a transaction that is more favorable from a financial point of view to the shareholders of the Company than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Company Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby.

“Tax” and “Taxes” means any and all federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, capital gain, property (real or personal, tangible or intangible), production, sales, use, value-added, license, excise, recording, stamp, franchise, employment, payroll, withholding, profits, net worth, capital stock, social security (or similar, including FICA), alternative or add-on minimum tax, estimated, or any other tax, custom, duty, impost, levies, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

“Tax Protection Agreements” means any Contract to which the Company or any Company Subsidiary is a party pursuant to which: (a) any liability to direct or indirect holders of equity of a Company Subsidiary (including holders of Partnership Units) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a direct or indirect holder of equity of a Company Subsidiary (including holders of Partnership Units), the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow such holder to guarantee or otherwise assume economic risk of loss with respect to any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (c) in connection with the deferral of income Taxes of a direct or indirect limited partner of the Partnership or any other applicable Company Subsidiary, any Person has been or is required to be given the opportunity to guaranty, indemnify or assume debt of such Partnership or Company Subsidiary or is so guaranteeing or indemnifying, or has so assumed, such debt; and/or (d) any other agreement that would require the general partner (or similar managing partner or member, as applicable) of a partnership for U.S. federal income tax purposes that is a Company Subsidiary to consider separately the interests of any limited partner (or member, as applicable) therein; or any similar Contract to which the Company or any Company Subsidiary is a party.

“Tax Return” means any return, report, document, declaration, election or any other information return or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedule or attachment thereto, and including any amendment thereof.

“Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement. For the avoidance of doubt, a party’s failure to consummate the Closing when required pursuant to Section 1.6 shall be a Willful Breach of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ David G. Kramer
Name:	David G. Kramer
Title:	President and Chief Executive Officer

PARTNERSHIP:

NSA OP, LP

By: National Storage Affiliates Trust, its general partner

By:	/s/ David G. Kramer
Name:	David G. Kramer
Title:	President and Chief Executive Officer

PARENT:

PUBLIC STORAGE

By:	/s/ Joseph D. Russell, Jr.
Name:	Joseph D. Russell, Jr.
Title:	President and Chief Executive Officer

PARENT OP:

PUBLIC STORAGE OP, L.P.

By: PSOP GP, LLC, its general partner

By:	/s/ Joseph D. Russell, Jr.
Name:	Joseph D. Russell, Jr.
Title:	Authorized Signatory

MERGER SUB I:

PELICAN MERGER SUB I, LLC

By: Public Storage, its sole member

By:	/s/ H. Thomas Boyle
Name:	H. Thomas Boyle
Title:	Chief Investment Officer

MERGER SUB II:

PELICAN MERGER SUB II, LLC

By: Public Storage Operating Company, its sole member

By:	/s/ H. Thomas Boyle
Name:	H. Thomas Boyle
Title:	Chief Investment Officer

Exhibit A

Form of Partnership Agreement Amendment

[Attached]

Exhibit B

Dropdown Properties

[Attached]

Exhibit C

Form of Dropdown JV Contribution Agreement

[Attached]

Exhibit D

Form of Dropdown JV Agreement

[Attached]

Annex B

Execution Version

This ELECTION AND SUPPORT AGREEMENT, dated as of March 16, 2026 (this “Agreement”), is by and among Public Storage, a Maryland real estate investment trust (“Parent”), and the undersigned Persons (each a “Holder” and collectively, the “Holders”). Parent and each Holder are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), NSA OP, LP, a Delaware limited partnership (the “Partnership”), Public Storage, L.P., a Delaware limited partnership (the “Parent OP”), Pelican Merger Sub I, LLC, a Maryland limited liability company (“Merger Sub I”), and Pelican Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), that provides, among other things, for (a) the merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), and (b) the merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger” and together with the Company Merger, the “Mergers”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Holders agree, and the Holders have agreed to, enter into this Agreement with respect to (a) all common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and (b) all Class A common units of limited partner interest in the Partnership (the “Partnership OP Units”), in each case that the Holders Beneficially Own or own of record;

WHEREAS, the Holders are the record owners or Beneficial Owners and have either sole or shared voting power over, such number of shares of the Company Common Stock and Partnership OP Units as is indicated opposite each such Holder’s name on Schedule A attached hereto; and

WHEREAS, Parent desires that the Holders agree, and the Holders are willing to agree, subject to the exceptions herein, not to Transfer (as defined below) any of their Subject Securities (as defined below), and to vote their Subject Securities in a manner so as to facilitate consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). For purposes of this Agreement, a Person shall be deemed to beneficially own any securities beneficially owned by its Affiliates or any group of which such Person or any such Affiliate is or becomes a member or is otherwise acting in concert. For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (i) the Partnership Merger Effective Time, (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, (iii) the entry without the prior written consent of each Holder into any amendment, waiver or modification to the Merger Agreement that results in a decrease in the Merger Consideration, and (iv) with respect to each Holder, the delivery of written notice by such Holder to Parent at any time following the occurrence of an Adverse Recommendation Change made in compliance with the Merger Agreement.

“Immediate Family” means, with respect to a Person, (i) such Person’s spouse (former or then-current), (ii) such Person’s parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person’s parents or of the parents of such Person’s spouse (former or then-current).

“Family Trust” means, with respect to an individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual’s Immediate Family or for the benefit of such individual and any member or members of such individual’s Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one (1) or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual’s Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust, which distribution may be made of something other than Subject Securities and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual’s Immediate Family, a responsible financial institution, an attorney that is a member of the Bar of any State in the United States, and/or an individual or individuals approved by the Parent.

“Permitted Transfer” shall mean, in each case, with respect to each Holder, so long as (i) such Transfer is in accordance with applicable Law and (ii) such Holder is, and at all times has been, in compliance with this Agreement, (a) any Transfer of Subject Securities to a bona fide financial institution (a “Pledgee”) pursuant to a bona fide margin loan, pledge agreement or other similar agreement (a “Pledging Agreement” and any such Pledging Agreement existing as of the date of hereof (and including any amendments thereto solely to permit the Mergers), an “Existing Pledging Agreement”) with such Pledgee to secure any obligations of a Holder or its affiliates under such financing arrangements, the foreclosure by such Pledgee on pledged Subject Securities and the subsequent Transfer thereof by such financial institution (“Pledging Activity”), or (b) any Transfer of Subject Securities by will or by the laws of intestate succession or for estate or tax planning purposes (including transfers to such Holder’s Immediate Family or Family Trust) or for bona fide charitable giving, so long as such transferee, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Parent, pursuant to which such transferee agrees be subject to and comply with the restrictions and obligations applicable to such Holder in this Agreement with respect to the Subject Securities so Transferred; provided that notwithstanding the foregoing, (x) a foreclosure or Transfer pursuant to clauses (a) or (b) of this sentence shall be a Permitted Transfer only if the Pledgee or transferee of such Subject Securities, prior to the date of such foreclosure or Transfer, execute a joinder to this Agreement, in form and substance reasonably acceptable to Parent, pursuant to which such Pledgee agrees to be subject to and comply with all obligations set forth in this Agreement with respect to the Subject Securities so foreclosed on or Transferred, (y) other than in the case of a foreclosure and resulting Transfer, no such Transfer pursuant to clauses (a) or (b) shall relieve the transferring Holder from its obligations under this Agreement and (z) in the case of clause (a), the sole right to vote such Subject Securities shall remain with the applicable Holder absent a foreclosure by a Pledgee.

“Subject Securities” shall mean, collectively, shares of Company Common Stock, New Company Common Stock, Partnership OP Units and New Partnership OP Units.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Subject Securities, or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2. Agreement to Retain Subject Securities.

2.1 No Inconsistent Arrangements; Transfer and Encumbrance of Subject Securities.

(a) Each Holder represents, covenants and agrees that, except for this Agreement, such Holder (i) has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement, voting trust or similar arrangement or understanding with respect to such Holder’s Subject Securities, (ii) has not granted, and shall not grant at any time prior to the Expiration Time, a proxy, consent or power of attorney with respect to such Holder’s Subject Securities, (iii) has not taken, and shall not take at any time while this Agreement remains in effect, any action that would, or would reasonably be expected to, (A) make any representation or warranty of such Holder contained herein untrue or incorrect, (B) violate or conflict with such Holder’s covenants and obligations under this Agreement, (C) otherwise have the effect preventing, impairing or materially delaying such Holder from performing any of its obligations under this Agreement or (D) have the effect of preventing, impairing or materially delaying, the Merger or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.

(b) Other than a Permitted Transfer, from the execution of this Agreement until the Expiration Time, no Holder shall, with respect to any Subject Securities Beneficially Owned by such Holder, Transfer any such Subject Securities, unless the transferee of such Subject Securities, prior to the date of such Transfer, agrees in a signed writing satisfactory to Parent (acting reasonably) to accept such Subject Securities subject to the terms of this Agreement and to be bound by the terms of this Agreement applicable to such Holder for all purposes of this Agreement, in which case such Transfer shall be deemed a Permitted Transfer.

2.2 Additional Purchases; Adjustments. Each Holder agrees that (a) any shares of Company Common Stock and any other shares of capital stock or other voting equity securities of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power (or with respect to which the Holders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New Company Common Stock”), and (b) any units of Partnership OP Units and any other units or other voting equity securities of the Partnership that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power (or with respect to which the Holders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New Partnership OP Units”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Company Common Stock or Partnership OP Units, as applicable. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company or the Partnership affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Holder’s Subject Securities shall occur (other than pursuant to a Pledging Agreement as in effect as of the date of this Agreement), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, and the transferor shall cause the transferee to, take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement applicable to the initial Holder of such Subject Securities, which shall continue in full force and effect until valid termination of this Agreement.

3. Agreement to Vote and Approve.

3.1 Company Stockholder Meeting. From the execution of this Agreement until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Holder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Company Common Stock and New Company Common Stock Beneficially Owned by such Holder: (a) in favor of (i) the approval of the Company Merger, and (ii) any related proposal in furtherance thereof, including any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Company Merger; and (b) against (i) any Company Acquisition Proposal, Alternative Acquisition Agreement or any of the transactions contemplated thereby, (ii) any action that would reasonably be expected to delay, postpone, frustrate the purposes of, or adversely affect the transactions contemplated by the Merger Agreement, including the Company Merger, and (iii) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement.

3.2 Consent of Partners of the Partnership. Hereafter until the Expiration Time, at every meeting of the unitholders of the Partnership called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the unitholders of the Partnership with respect to any of the following matters, each Holder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Partnership OP Units and New Partnership OP Units Beneficially Owned by such Holder: (a) in favor of the approval of the Mergers and any related proposal in furtherance thereof, and (b) against (i) any Company Acquisition Proposal, Alternative Acquisition Agreement or any of the transactions contemplated thereby, (ii) any action that would reasonably be expected to delay, postpone, frustrate the purposes of, or adversely affect the transactions contemplated by the Merger Agreement, including the Mergers, and (iii) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement.

4. Partnership Unit Merger Consideration Election. Each Holder shall irrevocably elect, in accordance with the timing and other instructions contained in the Special Redemption Materials and pursuant to Section 2.2 of the Merger Agreement, to have at least 50% of such Holder’s Partnership OP Units and New Partnership OP Units redeemed on a one-to-one basis for an equal number of JV Units, pursuant to the Special Redemption. For clarity, the proration mechanics in Section 2.2(b) of the Merger Agreement shall apply to the Partnership OP Units and New Partnership OP Units and the Merger Consideration to be received in exchange therefor.

5. Any vote required to be cast or consent or election required to be provided pursuant to Section 3 or Section 4 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of that vote, consent or election, as applicable. Any attempt by a Holder to vote, consent, elect or express dissent with respect to (or otherwise to utilize the voting power of) such Holder’s Subject Securities in contravention of Section 3 or Section 4 shall be null and void ab initio. If a Holder is the Beneficial Owner, but not the holder of record, of any Subject Securities, such Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote, consent or elect all of such Subject Securities in accordance with Section 3 and Section 4. To the extent a Holder does not fully control the determinations of such stockholder entity, such Holder agrees to exercise all voting or other rights it has in such entity to carry out the intent and purposes of the support, voting and election obligations in Section 3, Section 4 or otherwise set forth in this Agreement. For the avoidance of doubt, the foregoing commitments apply to any Subject Securities held by any trust, limited partnership or other entity holding Subject Securities over which the applicable Holder exercises direct or indirect voting control.

6. Representations and Warranties of the Holders. Each Holder hereby severally represents and warrants to Parent as follows:

6.1 Due Authority. Such Holder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and general principles of equity).

6.2 Ownership of the Company Common Stock. As of the date hereof, such Holder (a) Beneficially Owns the shares of Company Common Stock indicated on Schedule A hereto opposite such Holder’s name, free and clear of any and all Liens, other than those created by this Agreement, and (b) has sole voting power over all of the shares of Company Common Stock Beneficially Owned by the Holder. As of the date hereof, such Holder does not Beneficially Own any capital stock or other securities of the Company other than the shares of Company Common Stock set forth on Schedule A opposite such Holder’s name. As of the date hereof, the Holder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of the Company except as set forth on Schedule A opposite the Holder’s name.

6.3 Ownership of the Partnership OP Units. As of the date hereof, such Holder (a) Beneficially Owns the Partnership OP Units indicated on Schedule A hereto opposite such Holder’s name, free and clear of any and all Liens, other than those created by this Agreement, and (b) has sole voting power over all of the Partnership OP Units Beneficially Owned by such Holder. As of the date hereof, such Holder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of the Partnership except as set forth on Schedule A opposite such Holder’s name.

6.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of the obligations under this Agreement and the compliance by such Holder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to such Holder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock or Partnership OP Units Beneficially Owned by such Holder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder is bound, except in each case as would not reasonably be expected to impair or adversely affect the ability of such Holder to perform such Holder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Holder in connection with the execution and delivery of this Agreement or the consummation by such Holder of the transactions contemplated hereby, except in each case as would not reasonably be expected to impair or adversely affect the ability of such Holder to perform such Holder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6.5 Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of such Holder, threatened against or affecting, such Holder that could reasonably be expected to materially impair or materially adversely affect the ability of such Holder to perform such Holder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6.6 Ownership of Parent Common Shares. As of the date hereof, such Holder does not Beneficially Own any Parent Common Shares (other than Arlen Nordhagen, who beneficially owns less than 1,000 Parent Common Shares).

7. Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, however, that (i) nothing set forth in this Section 7 shall relieve any Party from liability for any breach of this Agreement prior to termination hereof or relieve or otherwise limit the liability of any Party for willful breach of this Agreement and (ii) the provisions of Section 10 shall survive any termination of this Agreement.

8. No Solicitation; No Acquisitions of Parent Common Shares. Each Holder agrees that such Holder shall not, and shall cause each of its affiliates and such Holder’s and their directors, officers and trustees (as applicable), and shall direct such Holder’s other Representatives not to, directly or indirectly, take any action that would violate Section 5.7 of the Merger Agreement if such Person were deemed the Company for purposes of Section 5.7 of the Merger Agreement. Each Holder agrees that, without the prior written consent of Parent, neither it nor any of its affiliates shall purchase or acquire, directly or indirectly, Beneficial Ownership of any Parent Common Shares.

9. Waiver of Certain Actions. Each Holder hereby agrees not to commence, join in or participate in, knowingly facilitate, assist or encourage, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors, affiliates, directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

10. Miscellaneous.

10.1 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. In the event of any such determination, the Parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

10.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Section 10.2 shall not be deemed to prevent Parent from engaging in any merger, consolidation or other business combination transaction.

10.3 Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) Parent, and (b) each Holder. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

10.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) when received if (i) sent by email (without receipt of a delivery failure notice) or (ii) sent by prepaid overnight carrier (providing proof of delivery), to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

(a) if to any of the Holders, to:

National Storage Affiliates Trust

8400 E Prentice Ave

Greenwood Village, CO 80111

Attention: Tiffany Kenyon

E-mail:  [***]

With a copy (which shall not be considered notice) to:

Clifford Chance US LLP

Two Manhattan West

375 9th Avenue

Attention: Andrew Epstein

   Chang-Do Gong

   Robert Chung

E-mail:  andrew.epstein@cliffordchance.com

   chang-do.gong@cliffordchance.com

   robert.chung@cliffordchance.com

(b) if to Parent, to:

Public Storage

2811 Internet Boulevard

Frisco, Texas 75034

Attention:  Nathan Vitan

E-mail:   [***]

With a copy (which shall not be considered notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Adam O. Emmerich

Meng Lu

Kyle M. Diamond

E-mail:	AOEmmerich@wlrk.com

MLu@wlrk.com

KMDiamond@wlrk.com

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.5 Governing Law. This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Partnership Merger and the Dropdown JV that are required to be governed by the Laws of the State of Delaware), in each case without regard to its rules of conflict of laws that would result in the application of any laws other than those specified above.

10.6 Submission to Jurisdiction. Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the Circuit Court of Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland, Northern Division (the “Chosen Courts”), for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a Chosen Court with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by this Section 10.6) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Chosen Court. In any judicial proceeding in the courts of the State of Maryland, each of the parties further consents to the assignment of such proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 10.4 and nothing in this Section 10.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law. Each Party agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

10.7 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief (without the requirement of posting a bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Chosen Court, this being in addition to any other remedy to which they are entitled at law or in equity.

10.8 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns.

10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10 Entire Agreement. This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.12 No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

10.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Mergers are consummated.

10.14 Action in Securityholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company and (b) the Parties acknowledge and agree that this Agreement is entered into by the Holders solely in their capacity as the Beneficial Owners of shares of Company Common Stock and Partnership OP Units and nothing in this Agreement shall restrict in any respect any actions taken by the Holders or their designees or Representatives who are a director or officer of the Company solely in his or her capacity as a director or officer of the Company. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

10.15 Documentation and Information. Except (a) for communications consistent with the final form of the joint press release announcing the Mergers and the investor presentation given to investors on the day of announcement of the Mergers or (b) as may be required by applicable Law or stock exchange rule or regulation (provided that reasonable notice of any such disclosure will be provided to Parent), no Holder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent. Each Holder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary in connection with the Mergers and any transactions contemplated by the Merger Agreement, such Holder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of such Holder’s commitments and obligations under this Agreement, and such Holder acknowledges that Parent may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Each Holder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Holder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

10.16 Obligation to Update Schedule A. The Holders agree that in connection with any acquisitions or Transfers (to the extent permitted) of the Subject Securities by any Holder, the Holders will, as promptly as practicable following the completion of such acquisition or Transfer, notify Parent in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

10.17 Holder Obligation Several and Not Joint. The obligations of each Holder hereunder shall be several and not joint, and no Holder shall be liable for any breach of the terms of this Agreement by any other Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

PUBLIC STORAGE

By:	/s/ H. Thomas Boyle
Name: H. Thomas Boyle
Title: Chief Investment Officer

[Signature Page to Election and Support Agreement]

HOLDERS

TAMARA D FISCHER TTEE TAMARA DIANE FISCHER TRUST U/A/D 03/17/1998

By:	/s/ Tamara D. Fischer
Name: Tamara D. Fischer
Title: Executive Chairperson

[Signature Page to Election and Support Agreement]

/s/ Arlen Nordhagen
Arlen Nordhagen

[Signature Page to Election and Support Agreement]

/s/ Wendy P. Nordhagen
Wendy P. Nordhagen

[Signature Page to Election and Support Agreement]

NORDHAGEN LLLP, a Colorado limited liability limited partnership

By:	/s/ Arlen D. Nordhagen
Name: Arlen D. Nordhagen
Title: General Partner

[Signature Page to Election and Support Agreement]

ARLEN NORDHAGEN AND WENDY P. NORDHAGEN, as joint tenants

/s/ Arlen Nordhagen
Arlen Nordhagen

/s/ Wendy P. Nordhagen
Wendy P. Nordhagen

[Signature Page to Election and Support Agreement]

THE NORD FOUNDATION, a Colorado nonprofit corporation

By:	/s/ Arlen D. Nordhagen
Name: Arlen D. Nordhagen
Title: President

[Signature Page to Election and Support Agreement]

/s/ David G. Cramer
David G. Cramer

[Signature Page to Election and Support Agreement]

DAVID AND NAOMI CRAMER TRUST

By:	/s/ David G. Cramer
Name: David G. Cramer
Title: Trustee

[Signature Page to Election and Support Agreement]

Annex C

March 15th, 2026

Board of Trustees

National Storage Affiliates Trust

8400 East Prentice Avenue, 9th Floor

Greenwood Village, Colorado 80111

Members of the Board:

We understand that National Storage Affiliates Trust (the “Company”), NSA OP, LP, the operating partnership of the Company (“NSA OP”), Public Storage (the “Buyer”), Public Storage OP, L.P., the operating partnership of the Buyer (“PS OP”), Pelican Merger Sub I, LLC, a wholly-owned subsidiary of the Buyer (“Merger Sub I”), and Pelican Merger Sub II, LLC, a wholly-owned subsidiary of PS OP (“Merger Sub II”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 15th, 2026 (the “Merger Agreement”), which provides, among other things, (i) the merger (the “OP Merger”) of Merger Sub II with and into NSA OP, followed by (ii) the merger of the Company with and into Merger Sub I (the “REIT Merger,” and together with the OP Merger, the “Mergers”). Pursuant to the REIT Merger, the Company will become a wholly owned subsidiary of the Buyer, and (i) each outstanding common share, par value $0.01, of the Company (the “Company Common Shares”), will be converted into the right to receive 0.140x (the “Exchange Ratio”) of a common share of the Buyer, par value $0.10 per share (the “Buyer Common Shares”), and (ii) each outstanding preferred share of the Company will be converted into the right to receive one preferred share of Buyer of the equivalent class or series. At the effective time of the OP Merger, each outstanding unit of limited partnership interest of NSA OP will be converted into the right to receive a fraction of a limited partnership unit of PS OP equal to the Exchange Ratio (the “OP merger Consideration”). In addition, holders of limited partnership interests in NSA OP will be offered the right to redeem their units of limited partnership interest in NSA OP in exchange indirectly for units of a new joint venture created as a subsidiary of NSA OP immediately prior to the OP Merger effective time (the “OP JV Redemption Option”). The terms and conditions of the Mergers and the OP JV Redemption Option are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Shares (other than the Buyer and its affiliates). This letter does not address, and we state no opinion related to, the OP Merger or the OP JV Redemption Option.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

3)	Reviewed certain financial projections prepared by the managements of the Company and the Buyer, respectively;

4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

5)

Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

6)

Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

7)	Reviewed the pro forma impact of the Mergers on the Buyer’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;

8)	Reviewed the reported prices and trading activity for the Company Common Shares and the Buyer Common Shares;

9)

Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Shares and the Buyer Common Shares with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their respective securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

11)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and certain parties and their financial and legal advisors;

12)	Reviewed the Merger Agreement and certain related documents; and

13)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective management of the Company and the Buyer of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Mergers will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. We have been advised by each of the Company and the Buyer that it has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT and we have assumed that the Mergers will not adversely affect such status or operations. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, and regulatory advisors with respect to legal, tax, and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, trustees or employees, or any class of such persons, relative to the consideration to be received by the holders of Company Common Shares in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Mergers. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and its affiliates in the future unrelated to the Mergers and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Trustees of the Company only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Shares will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Shares.

Very truly yours,

/s/ Morgan Stanley & Co. LLC

MORGAN STANLEY & CO. LLC

Annex D

PUBLIC STORAGE

6.000% CUMULATIVE PREFERRED SHARES, SERIES T

ARTICLES SUPPLEMENTARY

Public Storage, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Articles of Amendment and Restatement of the Trust’s Declaration of Trust (the “Declaration of Trust”) authorize the issuance of 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), issuable from time to time in one or more series (each a “Series”), and authorize the Trust’s board of trustees (the “Board of Trustees”) to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of such unissued shares.

SECOND: In accordance with Section 8-203 of the Maryland REIT Law (“Title 8”) and pursuant to the authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees has duly designated and classified [   ]1 Preferred Shares of the Trust as 6.000% Cumulative Preferred Shares, Series T (“Series T Preferred Shares”).

THIRD: The following is a description of the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the Series T Preferred Shares of the Trust:

Section 1. Designation and Number. A series of Preferred Shares, designated the Series T Preferred Shares, is hereby established. The number of Series T Preferred Shares shall be [   ].2

Section 2. Rank. The Series T Preferred Shares will, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank: (a) senior to all classes or series of common shares of beneficial interest, $0.10 par value per share (the “Common Shares”), and all other classes or series of equity shares of the Trust now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series T Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; (b) on parity with the 6.000% Cumulative Preferred Shares, Series U, 4.100% Cumulative Preferred Shares, Series S, 4.00% Cumulative Preferred Shares, Series R, 3.950% Cumulative Preferred Shares, Series Q, 4.000% Cumulative Preferred Shares, Series P, 3.900% Cumulative Preferred Shares, Series O, 3.875% Cumulative Preferred Shares, Series N, 4.125% Cumulative Preferred Shares, Series M, 4.625% Cumulative Preferred Shares, Series L, 4.75% Cumulative Preferred Shares, Series K, 4.700% Cumulative Preferred Shares, Series J, 4.875% Cumulative Preferred Shares, Series I, 5.60% Cumulative Preferred Shares, Series H, 5.05% Cumulative Preferred Shares, Series G, 5.15% Cumulative Preferred Shares, Series F, of the Trust and any other class or series of equity shares of the Trust expressly designated as ranking on parity with the Series T Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; and (c) junior to any class or series of equity shares of the Trust expressly designated as ranking senior to the Series T Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust. The term “equity shares” includes shares of beneficial interest of the Trust of all classes or series, including, without limitation, Common Shares and Preferred Shares, but does not include convertible or exchangeable debt

[1]	To be the maximum number of Series T Preferred Shares that may be issued in the company merger, including in respect of the conversion of preferred units in PSA OP.
[2]	To be the maximum number of Series T Preferred Shares that may be issued in the company merger, including in respect of the conversion of preferred units in PSA OP.

securities, which will rank senior in right of payment to the Series T Preferred Shares prior to conversion or exchange. The Series T Preferred Shares will also rank junior in right of payment to the Trust’s existing and future debt obligations.

Section 3. Distribution Rights.

(a) Subject to the preferential rights of the holders of any class or series of equity shares of the Trust ranking senior to the Series T Preferred Shares as to distribution rights, the holders of the Series T Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.000% per annum of the $25.00 liquidation preference per Series T Preferred Share (equivalent to a fixed annual amount of $1.50 per Series T Preferred Share). Such distributions shall accrue and be cumulative from and including [   ], 20263 (the “Original Issue Date”) and shall be payable quarterly in arrears on each Distribution Payment Date, commencing on [   ], 20264; provided, however, that if any Distribution Payment Date is not a Business Day (as defined below), then the distribution that would otherwise have been payable on such Distribution Payment Date may be paid, at the Trust’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. The amount of any distribution payable on the Series T Preferred Shares for any period greater or less than a full Distribution Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the applicable Distribution Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each holder of an outstanding Series T Preferred Share shall be entitled to receive a distribution with respect to any Distribution Record Date equal to the distribution paid with respect to each other Series T Preferred Share that is outstanding on such date. “Distribution Record Date” shall mean the date designated by the Board of Trustees for the payment of distributions that is not more than 35 or fewer than 10 days prior to the applicable Distribution Payment Date. “Distribution Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on [   ], 2026.5 “Distribution Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the Distribution Period during which any Series T Preferred Shares shall be redeemed pursuant to Section 5 or Section 6 hereof, which shall end on and include the day preceding the redemption date with respect to the Series T Preferred Shares being redeemed).

The term “Business Day” shall mean any day other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

[3]

To be the first day of the distribution period during which the effective time of the company merger occurs (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the first day of the distribution period beginning after the effective time of the company merger).

[4]

To be the first distribution payment date after the effective time of the company merger (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the scheduled distribution payment date for the next succeeding distribution period).

[5]

To be the first distribution payment date after the effective time of the company merger (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the scheduled distribution payment date for the next succeeding distribution period).

(b) Notwithstanding anything contained herein to the contrary, distributions on the Series T Preferred Shares shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are authorized or declared.

(c) Except as provided in Section 3(d) or 3(f) below, no distributions shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Common Shares or equity shares of any other class or series of the Trust ranking, as to distributions, on parity with or junior to the Series T Preferred Shares for any period, nor shall any Common Shares or any other equity shares of any other class or series of the Trust ranking, as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution or winding up, on parity with or junior to the Series T Preferred Shares be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Trust, unless full cumulative distributions on the Series T Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(d) Except as provided in Section 3(f) below, when distributions are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series T Preferred Shares and any other class or series of equity shares ranking, as to distributions, on parity with the Series T Preferred Shares, all distributions declared upon the Series T Preferred Shares and each such other class or series of equity shares ranking, as to distributions, on parity with the Series T Preferred Shares (which, for the avoidance of doubt, shall not include the redemption or repurchase of any such class or series) shall be declared pro rata so that the amount of distributions declared per Series T Preferred Share and per equity share of such other class or series shall in all cases bear to each other the same ratio that accrued distributions per Series T Preferred Share and per equity share of such other class or series (which shall not include any accrual in respect of unpaid distributions on such other class or series of equity shares for prior Distribution Periods if such other class or series of equity shares does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series T Preferred Shares which may be in arrears.

(e) Holders of Series T Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or equity shares, in excess of full cumulative distributions on the Series T Preferred Shares as provided herein. Any distribution payment made on the Series T Preferred Shares shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series T Preferred Shares will accrue as of the Distribution Payment Date on which they first become payable.

(f) Notwithstanding the provisions of this Section 3, Section 5 or Section 6, and regardless of whether distributions are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series T Preferred Shares or any other class or series of equity shares ranking, as to distributions, on parity with the Series T Preferred Shares for any or all Distribution Periods, the Trust shall not be prohibited or limited from (i) paying distributions on any equity shares of the Trust in Common Shares or any other class or series of equity shares ranking junior to the Series T Preferred Shares as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution and winding up, (ii) converting or exchanging any equity shares of the Trust for equity shares of the Trust of any other class or series of equity shares ranking junior to the Series T Preferred Shares as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution and winding up, (iii) redeeming, purchasing or otherwise acquiring Common Shares for purposes of and compliance with the requirements of an employee incentive or employee benefit plan of the Trust or any of its subsidiaries, (iv) redeeming, purchasing or otherwise acquiring any equity shares of the Trust pursuant to the provisions of Article VII of the Declaration of Trust, or any comparable provision of the Declaration of Trust relating to any class or series of equity shares hereinafter classified and designated, or otherwise in order to ensure that the Trust remains qualified as a REIT (as defined in Article III of the Declaration of Trust), or

(v) purchasing or acquiring Series T Preferred Shares or equity shares of any other class or series ranking as to distributions or the distribution of assets upon the Trust’s liquidation, dissolution or winding up, on parity with the Series T Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series T Preferred Shares.

Section 4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, before any distribution or payment shall be made to holders of Common Shares or any other class or series of equity shares of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, junior to the Series T Preferred Shares, the holders of Series T Preferred Shares shall be entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders, after payment of or provision for the debts and other liabilities of the Trust and any class or series of equity shares of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, senior to the Series T Preferred Shares, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the full amount of the liquidating distributions on all outstanding Series T Preferred Shares and the corresponding amounts payable on all equity shares of the Trust of other classes or series ranking, as to rights upon the Trust’s liquidation, dissolution or winding up, on parity with the Series T Preferred Shares in the distribution of assets, then the holders of the Series T Preferred Shares and each such other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series T Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of Series T Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series T Preferred Shares will have no right or claim to any of the remaining assets of the Trust. The consolidation, merger or conversion of the Trust with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), including by redemption or other acquisition of equity shares of the Trust or otherwise, is permitted under applicable law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series T Preferred Shares shall not be added to the Trust’s total liabilities.

Section 5. Redemption.

(a) Series T Preferred Shares shall not be redeemable prior to [   ], 20266 except as set forth in Section 6 hereof or upon a determination of the Board of Trustees that such redemption is reasonably necessary to preserve the Trust’s status as a REIT as set forth in Section 5(c) below. In addition, the Series T Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust, pursuant to which Series T Preferred Shares owned by a shareholder in excess of the Ownership Limit or the Designated Investment Entity Limit (as each is defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) for the exclusive benefit of a Charitable

Beneficiary (as defined in Article VII of the Declaration of Trust), and the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust.

[6]	To insert effective date of the company merger.

(b) On and after [   ], 2026,7 the Trust, at its option, upon notice in accordance with Section 5(e), may redeem the Series T Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to Section 5(f), all accrued and unpaid distributions (whether or not authorized or declared) thereon up to but excluding the date fixed for redemption, without interest, to the extent the Trust has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding Series T Preferred Shares are to be redeemed pursuant to this Section 5(b), the Series T Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If redemption is to be by lot and, as a result, any holder of Series T Preferred Shares would violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, because such holder’s Series T Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series T Preferred Shares of such holder such that no holder will hold an amount of Series T Preferred Shares in excess of the Ownership Limit or violate any of the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, subsequent to such redemption. Holders of Series T Preferred Shares to be redeemed shall surrender such Series T Preferred Shares at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid distributions payable upon such redemption following such surrender. If (i) notice of redemption of any Series T Preferred Shares has been given (in the case of a redemption of the Series T Preferred Shares other than to preserve the status of the Trust as a REIT), (ii) the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series T Preferred Shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, distributions shall cease to accrue on such Series T Preferred Shares, such Series T Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. So long as full cumulative distributions on the Series T Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series T Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series T Preferred Shares in open-market transactions duly authorized by the Board of Trustees.

(c) To the maximum extent permitted by applicable law and the Declaration of Trust, (i) in the event of any redemption of the Series T Preferred Shares upon a determination by the Board of Trustees that such redemption is reasonably necessary to preserve the status of the Trust as a REIT and to comply with the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 (other than the requirement in Section 5(b) that any redemption of fewer than all of the outstanding Series T Preferred Shares be pro rata or by lot); provided that no prior written notice of redemption is required; and (ii) if the Trust calls for the redemption of any Series T Preferred Shares pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid distributions to but excluding the date fixed for redemption.

(d) Except as provided in Section 3(f) above, unless full cumulative distributions on the Series T Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no Series T Preferred Shares shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (as defined in Section 6) unless all outstanding Series T Preferred Shares are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire directly or indirectly any Series T Preferred Shares or any class or series

[7]	To insert effective date of the company merger.

of equity shares of the Trust ranking, as to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Trust, on parity with or junior to the Series T Preferred Shares.

(e) Notice of redemption pursuant to the Redemption Right will be mailed by the Trust, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series T Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series T Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series T Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series T Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series T Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated Series T Preferred Shares for payment of the redemption price; (vi) that distributions on the Series T Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series T Preferred Shares. If fewer than all of the Series T Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series T Preferred Shares held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Trust shall not be required to provide notice to the holder of Series T Preferred Shares in the event such holder’s Series T Preferred Shares are redeemed in accordance with Section 5(c) hereof or Article VII of the Declaration of Trust.

(f) If a redemption date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, each holder of Series T Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date, and each holder of Series T Preferred Shares that surrenders its shares on such redemption date will be entitled to the distributions accruing after the end of the Distribution Period to which such Distribution Payment Date relates up to but excluding the redemption date. Except as provided herein, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series T Preferred Shares for which a notice of redemption has been given.

(g) All the Series T Preferred Shares redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Trust, shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

Section 6. Special Optional Redemption by the Trust.

(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series T Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series T Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus, subject to Section 6(d), accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series T Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series T Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series T Preferred Shares will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series T Preferred Shares, each of the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of equity shares of the Trust entitling that person to exercise more than 50% of the total voting power of all equity shares of the Trust entitled to vote generally in the election of the Trust’s trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Shares receive Alternative Form Consideration (as defined herein) consisting of common equity securities of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (the “NYSE AMER”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series T Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series T Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series T Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated Series T Preferred Shares for payment of the redemption price; (vi) that distributions on the Series T Preferred Shares to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series T Preferred Shares; (viii) that the Series T Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the Series T Preferred Shares to which the notice relates will not be able to tender such Series T Preferred Shares for conversion in connection with the Change of Control and each Series T Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the Series T Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series T Preferred Shares held by such holder to be redeemed. Holders of Series T Preferred Shares to be redeemed shall surrender such Series T Preferred Shares at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid distributions payable upon such redemption following such surrender.

If fewer than all of the outstanding Series T Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the Series T Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of Series T Preferred Shares would violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, because such holder’s Series T Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series T Preferred Shares of such holder such that no holder will hold an amount of Series T Preferred Shares in excess of the Ownership Limit or violate any of the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust subsequent to such redemption.

(c) If (i) the Trust has given a notice of redemption pursuant to the Special Optional Redemption Right, (ii) the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of the Series T Preferred Shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, distributions shall cease to accrue on such Series T Preferred Shares, such Series T Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. So long as full cumulative distributions on the Series T Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale duly authorized by the Board of Trustees, all or any part of the Series T Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series T Preferred Shares in open-market transactions duly authorized by the Board of Trustees.

(d) If a redemption date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, each holder of Series T Preferred Shares at the close of business of such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date, and each holder of Series T Preferred Shares that surrenders its shares on such redemption date will be entitled to the distributions accruing after the end of the Distribution Period to which such Distribution Payment Date relates up to but excluding the redemption date. Except as provided herein, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series T Preferred Shares for which a notice of redemption has been given.

(e) All the Series T Preferred Shares redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Trust, shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series T Preferred Shares shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever distributions on any Series T Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Distribution Default”), the holders of Series T Preferred Shares and the holders of all other classes or series of Preferred Shares ranking on parity with the Series T Preferred Shares with respect to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”) and with which the holders of Series T Preferred Shares are entitled to vote together as a single class, voting together as a single class, shall be entitled to vote for the election of a total of two additional trustees to serve on the Board of Trustees of the Trust (the “Preferred Trustees”) until all distributions accumulated and unpaid on the Series T Preferred Shares shall have been fully paid. At such time as the holders of Series T Preferred Shares become entitled to vote in the election of Preferred Trustees, the number of trustees serving on the Board of Trustees shall be increased automatically by two trustees (unless the number of trustees has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Distribution Default has occurred or is continuing, a distribution in respect of Series T Preferred Shares shall be considered timely made if made within two Business Days after the applicable Distribution Payment Date if at the time of such late payment date there shall not be any prior quarterly Distribution Periods in respect of which full distributions were not timely made at the applicable Distribution Payment Date.

(c) A Preferred Trustee will be elected by a plurality of the votes cast in the election of Preferred Trustees and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies, subject to Section 7(e) or such Preferred Trustee’s earlier death, disqualification, resignation or removal. The election of Preferred Trustees will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Trust’s next annual or special meeting of shareholders or (B) the next annual or special meeting of shareholders if the request is received within 90 days of the date fixed for the Trust’s next annual or special meeting of shareholders and (ii) at each subsequent annual meeting of shareholders, or special meeting at which Preferred Trustees are to be elected, until the right of holders of Series T Preferred Shares to elect Preferred Trustees shall have terminated as specified in Section 7(e).

(d) At any time when holders of Series T Preferred Shares are entitled to vote in the election of Preferred Trustees, the Secretary of the Trust shall, unless the request is received more than 90 days before the date fixed for the Trust’s next annual or special meeting of shareholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series T Preferred Shares and shares of Parity Preferred with which the holders of Series T Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees, call a special meeting of shareholders for the purpose of electing Preferred Trustees by delivering or causing to be delivered to the shareholders entitled to vote a notice of such special meeting to be held not fewer than 10 or more than 45 days after the date such notice is given. The record date for determining holders of the Series T Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding Series T Preferred Shares and shares of Parity Preferred with which the holders of Series T Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees, present in person or by proxy, will constitute a quorum for the election of the Preferred Trustees except as otherwise required by law. Notice of all meetings of shareholders at which holders of Series T Preferred Shares are entitled to vote in the election of Preferred Trustees will be given to such holders at their addresses as they appear in the Trust’s share transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of the holders of a majority of the Series T Preferred Shares and shares of Parity Preferred with which the holders of Series T Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Trustees has been given but before such Preferred Trustees have been elected, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series T Preferred Shares that would have been entitled to vote at such special meeting.

(e) If and when all accumulated distributions on the Series T Preferred Shares shall have been fully paid, the right of the holders of Series T Preferred Shares to elect Preferred Trustees shall immediately cease (subject to revesting in the event of each and every Preferred Distribution Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Trustee so elected shall terminate and the number of Trustees shall be reduced accordingly. If the rights of holders of Series T Preferred Shares to elect Preferred Trustees have terminated in accordance with this Section 7(e) after any record date for the determination of shareholders entitled to vote in the election of such Preferred Trustees but before the closing of the polls in such election, holders of Series T Preferred Shares outstanding as of such record date shall not be entitled to vote in such election of Preferred Trustees.

Any Preferred Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series T Preferred Shares and the shares of Parity Preferred then entitled to vote together as a single class in the election of Preferred Trustees (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Trustees. Each of the Preferred Trustees shall be entitled to one vote on any matter before the Board of Trustees.

(f) So long as any Series T Preferred Shares remain outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series T Preferred Shares and shares of each other class or series of Parity Preferred with which the holders of Series T Preferred Shares are entitled to vote together as a single class on such matter (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of equity shares ranking senior to the Series T Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of the Trust (collectively, “Senior Equity Shares”) or reclassify any authorized equity shares of the Trust into Senior Equity Shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Equity Shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, including the terms of the Series T Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series T Preferred Shares; provided, however, that with respect to the occurrence of any Event, so long as the Series T Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Trust may not be the surviving entity and the surviving entity may not be a real estate investment trust with the meaning of Title 8, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series T Preferred Shares, and in such case such holders shall not have any voting rights with respect to the occurrence of any Event. In addition, if the holders of the Series T Preferred Shares receive the greater of the full trading price of the Series T Preferred Shares on the date of an Event or the $25.00 liquidation preference per Series T Preferred Share plus all accrued and unpaid distributions thereon to, but not including the date of such Event pursuant to the occurrence of any Event, then such holders shall not have any voting rights with respect to such Event. If any Event would materially and adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Shares disproportionately relative to other classes or series of Parity Preferred with which the holders of Series T Preferred Shares are entitled to vote together as a single class on such Event, the affirmative vote of the holders of at least 66 2/3% of the outstanding the Series T Preferred Shares, voting as a separate class, will also be required. Notwithstanding the foregoing, holders of Series T Preferred Shares shall not be entitled to vote with respect to (A) any increase in the total number of authorized Common Shares or Preferred Shares of the Trust, (B) any increase in the number of authorized Series T Preferred Shares or the creation or issuance of any other class or series of equity shares or (C) any increase in the number of authorized equity shares of any other class or series; provided that, in each case referred to in clause (A), (B) or (C) above, such equity shares rank on parity with or junior to the Series T Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Trust. Except as set forth herein, holders of the Series T Preferred Shares shall not have any voting rights with respect to, and the consent of the holders of the Series T Preferred Shares shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series T Preferred Shares.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series T Preferred Shares shall have been redeemed or called for redemption upon proper notice pursuant to these Articles Supplementary, and sufficient funds, in cash, shall have been deposited to effect such redemption.

(h) In any matter in which the Series T Preferred Shares may vote (as expressly provided herein), each Series T Preferred Share shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The Series T Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of outstanding Series T Preferred Shares shall have the right, unless, on or prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series T Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series T Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series T Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series T Preferred Share to be converted plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distributions will be included in such sum) by (ii) the Common Share Price (as defined herein) and (B) 0.28653 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Shares), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series T Preferred Shares shall receive upon conversion of such Series T Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Shares that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the Common Shares that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 8(c).

The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Shares is solely cash, the amount of cash consideration per Common Share or (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash (x) the average of the closing sale prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Shares are then traded, or (y) the average of the last quoted bid prices for the Common Shares in the over-the-counter market as reported by OTC Markets Group, Inc. or a similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Shares are not then listed for trading on a U.S. securities exchange.

(b) No fractional Common Shares shall be issued upon the conversion of Series T Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series T Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series T Preferred Share except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series T Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series T Preferred Shares, the holder will not be able to convert Series T Preferred Shares designated for redemption and such Series T Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series T Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series T Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 8(c) above to the holders of Series T Preferred Shares.

(e) In order to exercise the Change of Control Conversion Right, a holder of Series T Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the Series T Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series T Preferred Shares to be converted; and (iii) that the Series T Preferred Shares are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the Series T Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation (“DTC”).

(f) Holders of Series T Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series T Preferred Shares; (ii) if certificated Series T Preferred Shares have been issued, the certificate numbers of the withdrawn Series T Preferred Shares; and (iii) the number of Series T Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series T Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Series T Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, on or prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series T Preferred Shares, whether pursuant to its Redemption Right or its Special Optional Redemption Right. If the Trust elects to redeem Series T Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series T Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of Series T Preferred Shares will be entitled to convert such Series T Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust.

(j) The Series T Preferred Shares shall not be convertible into or exchangeable for any other property or securities of the Trust or any other entity, except as otherwise provided herein.

Section 9. Record Holders. The Trust and its transfer agent may deem and treat the record holder of any Series T Preferred Share as the true and lawful owner thereof for all purposes, and neither the Trust nor its transfer agent shall be affected by any notice to the contrary.

Section 10. No Maturity or Sinking Fund. The Series T Preferred Shares have no maturity date, and no sinking fund has been established for the retirement or redemption of Series T Preferred Shares; provided, however, that the Series T Preferred Shares owned by a shareholder in violation of any of the restrictions on ownership and transfer of the Trust’s shares set forth in Article VII of the Declaration of Trust shall be subject to the provisions thereof.

Section 11. Exclusion of Other Rights. The Series T Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust and these Articles Supplementary.

Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series T Preferred Shares set forth in the Declaration of Trust and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of Series T Preferred Shares set forth in the Declaration of Trust or these Articles Supplementary which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series T Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 14. No Preemptive Rights. No holder of Series T Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued equity shares of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire equity shares of the Trust.

FOURTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

[signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its [   ] as of [   ].

PUBLIC STORAGE, a Maryland real estate investment trust

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

THE UNDERSIGNED, the [   ] of Public Storage, who executed on behalf of the Trust the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the duly authorized act of said Trust and hereby certifies to the best of his or her knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By:
Name:
Title:

[Signature Page to Articles Supplementary – Series T]

Annex E

PUBLIC STORAGE

6.000% CUMULATIVE PREFERRED SHARES, SERIES U

ARTICLES SUPPLEMENTARY

Public Storage, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Articles of Amendment and Restatement of the Trust’s Declaration of Trust (the “Declaration of Trust”) authorize the issuance of 100,000,000 preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), issuable from time to time in one or more series (each a “Series”), and authorize the Trust’s board of trustees (the “Board of Trustees”) to classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of such unissued shares.

SECOND: In accordance with Section 8-203 of the Maryland REIT Law (“Title 8”) and pursuant to the authority expressly vested in the Board of Trustees by the Declaration of Trust, the Board of Trustees has duly designated and classified [   ]1 Preferred Shares of the Trust as 6.000% Cumulative Preferred Shares, Series U (“Series U Preferred Shares”).

THIRD: The following is a description of the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the Series U Preferred Shares of the Trust:

Section 1. Designation and Number. A series of Preferred Shares, designated the Series U Preferred Shares, is hereby established. The number of Series U Preferred Shares shall be [   ].2

Section 2. Rank. The Series U Preferred Shares will, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank: (a) senior to all classes or series of common shares of beneficial interest, $0.10 par value per share (the “Common Shares”), and all other classes or series of equity shares of the Trust now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series U Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; (b) on parity with the 6.000% Cumulative Preferred Shares, Series T, 4.100% Cumulative Preferred Shares, Series S, 4.00% Cumulative Preferred Shares, Series R, 3.950% Cumulative Preferred Shares, Series Q, 4.000% Cumulative Preferred Shares, Series P, 3.900% Cumulative Preferred Shares, Series O, 3.875% Cumulative Preferred Shares, Series N, 4.125% Cumulative Preferred Shares, Series M, 4.625% Cumulative Preferred Shares, Series L, 4.75% Cumulative Preferred Shares, Series K, 4.700% Cumulative Preferred Shares, Series J, 4.875% Cumulative Preferred Shares, Series I, 5.60% Cumulative Preferred Shares, Series H, 5.05% Cumulative Preferred Shares, Series G, 5.15% Cumulative Preferred Shares, Series F, of the Trust and any other class or series of equity shares of the Trust expressly designated as ranking on parity with the Series U Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust; and (c) junior to any class or series of equity shares of the Trust expressly designated as ranking senior to the Series U Preferred Shares as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Trust. The term “equity shares” includes shares of beneficial interest of the Trust of all classes or series, including, without limitation, Common Shares and Preferred Shares, but does not include convertible or exchangeable debt

[1]	To be the maximum number of Series U Preferred Shares that may be issued in the company merger, including in respect of the conversion of preferred units in PSA OP.
[2]	To be the maximum number of Series U Preferred Shares that may be issued in the company merger, including in respect of the conversion of preferred units in PSA OP.

securities, which will rank senior in right of payment to the Series U Preferred Shares prior to conversion or exchange. The Series U Preferred Shares will also rank junior in right of payment to the Trust’s existing and future debt obligations.

Section 3. Distribution Rights.

(a) Subject to the preferential rights of the holders of any class or series of equity shares of the Trust ranking senior to the Series U Preferred Shares as to distribution rights, the holders of the Series U Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 6.000% per annum of the $25.00 liquidation preference per Series U Preferred Share (equivalent to a fixed annual amount of $1.50 per Series U Preferred Share). Such distributions shall accrue and be cumulative from and including [   ], 20263 (the “Original Issue Date”), or, if later, the most recent Distribution Payment Date (as defined below) to which distributions have been paid in full (or declared and the corresponding Distribution Record Date (as defined below) for determining shareholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on each Distribution Payment Date, commencing on [   ], 20264; provided, however, that if any Distribution Payment Date is not a Business Day (as defined below), then the distribution that would otherwise have been payable on such Distribution Payment Date may be paid, at the Trust’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day. The amount of any distribution payable on the Series U Preferred Shares for any period greater or less than a full Distribution Period (as defined below) shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the applicable Distribution Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each holder of an outstanding Series U Preferred Share shall be entitled to receive a distribution with respect to any Distribution Record Date equal to the distribution paid with respect to each other Series U Preferred Share that is outstanding on such date. “Distribution Record Date” shall mean the date designated by the Board of Trustees for the payment of distributions that is not more than 35 or fewer than 10 days prior to the applicable Distribution Payment Date. “Distribution Payment Date” shall mean the last calendar day of each March, June, September and December, commencing on [   ], 2026.5 “Distribution Period” shall mean the respective periods commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

The term “Business Day” shall mean any day other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

[3]

To be the first day of the distribution period during which the effective time of the company merger occurs (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the first day of the distribution period beginning after the effective time of the company merger).

[4]

To be the first distribution payment date after the effective time of the company merger (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the scheduled distribution payment date for the next succeeding distribution period).

[5]

To be the first distribution payment date after the effective time of the company merger (provided that if such effective time occurs after the distribution record date for a distribution and before the distribution payment date for such distribution, such date shall be the scheduled distribution payment date for the next succeeding distribution period).

(b) Notwithstanding anything contained herein to the contrary, distributions on the Series U Preferred Shares shall accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not such distributions are authorized or declared.

(c) Except as provided in Section 3(d) or 3(f) below, no distributions shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Common Shares or equity shares of any other class or series of the Trust ranking, as to distributions, on parity with or junior to the Series U Preferred Shares for any period, nor shall any Common Shares or any other equity shares of any other class or series of the Trust ranking, as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution or winding up, on parity with or junior to the Series U Preferred Shares be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, unless full cumulative distributions on the Series U Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(d) Except as provided in Section 3(f) below, when distributions are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series U Preferred Shares and any other class or series of equity shares ranking, as to distributions, on parity with the Series U Preferred Shares, all distributions declared upon the Series U Preferred Shares and each such other class or series of equity shares ranking, as to distributions, on parity with the Series U Preferred Shares (which, for the avoidance of doubt, shall not include the redemption or repurchase of any such class or series) shall be declared pro rata so that the amount of distributions declared per Series U Preferred Share and per equity share of such other class or series shall in all cases bear to each other the same ratio that accrued distributions per Series U Preferred Share and per equity share of such other class or series (which shall not include any accrual in respect of unpaid distributions on such other class or series of equity shares for prior Distribution Periods if such other class or series of equity shares does not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series U Preferred Shares which may be in arrears.

(e) Holders of Series U Preferred Shares shall not be entitled to any distribution, whether payable in cash, property or equity shares, in excess of full cumulative distributions on the Series U Preferred Shares as provided herein. Any distribution payment made on the Series U Preferred Shares shall first be credited against the earliest accrued but unpaid distributions due with respect to such shares which remain payable. Accrued but unpaid distributions on the Series U Preferred Shares will accrue as of the Distribution Payment Date on which they first become payable.

(f) Notwithstanding the provisions of this Section 3 or Section 5 or Section 6 and regardless of whether distributions are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series U Preferred Shares or any other class or series of equity shares ranking, as to distributions, on parity with the Series U Preferred Shares for any or all Distribution Periods, the Trust shall not be prohibited or limited from (i) paying distributions on any equity shares of the Trust in Common Shares or any other class or series of equity shares ranking junior to the Series U Preferred Shares as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution and winding up, (ii) converting or exchanging any equity shares of the Trust for equity shares of the Trust of any other class or series of equity shares ranking junior to the Series U Preferred Shares as to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution and winding up, (iii) redeeming, purchasing or otherwise acquiring Common Shares for purposes of and compliance with the requirements of an employee incentive or employee benefit plan of the Trust or any of its subsidiaries, (iv) redeeming, purchasing or otherwise acquiring any equity shares of the Trust pursuant to the provisions of Article VII of the Declaration of Trust, or any comparable provision of the Declaration of Trust relating to any class or series of equity shares hereinafter classified and designated, or otherwise in order to ensure that the Trust remains qualified as a REIT (as defined in Article III of the Declaration of Trust), or

(v) purchasing or acquiring Series U Preferred Shares or equity shares of any other class or series ranking as to distributions or the distribution of assets upon the Trust’s liquidation, dissolution or winding up, on parity with the Series U Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series U Preferred Shares.

Section 4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, before any distribution or payment shall be made to holders of Common Shares or any other class or series of equity shares of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, junior to the Series U Preferred Shares, the holders of Series U Preferred Shares shall be entitled to be paid out of the assets of the Trust legally available for distribution to its shareholders, after payment of or provision for the debts and other liabilities of the Trust and any class or series of equity shares of the Trust ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, senior to the Series U Preferred Shares, a liquidation preference of $25.00 per share of Series U Preferred Shares, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the full amount of the liquidating distributions on all outstanding Series U Preferred Shares and the corresponding amounts payable on all equity shares of the Trust of other classes or series ranking, as to rights upon the Trust’s liquidation, dissolution or winding up, on parity with the Series U Preferred Shares in the distribution of assets, then the holders of the Series U Preferred Shares and each such other class or series of equity shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series U Preferred Shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Trust, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of Series U Preferred Shares at the respective addresses of such holders as the same shall appear on the share transfer records of the Trust. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series U Preferred Shares will have no right or claim to any of the remaining assets of the Trust. The consolidation, merger or conversion of the Trust with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), including by redemption or other acquisition of equity shares of the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series U Preferred Shares shall not be added to the Trust’s total liabilities.

Section 5. Redemption.

(a) Series U Preferred Shares shall not be redeemable prior to September 15, 2043 except as set forth in Section 6 hereof or upon a determination of the Board of Trustees that such redemption is reasonably necessary to preserve the Trust’s status as a REIT as set forth in Section 5(c) below. In addition, the Series U Preferred Shares shall be subject to the provisions of Article VII of the Declaration of Trust pursuant to which Series U Preferred Shares owned by a shareholder in excess of the Ownership Limit or the Designated Investment Entity Limit (as each is defined in Article VII of the Declaration of Trust) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Declaration of Trust) for the exclusive benefit of a Charitable Beneficiary (as defined in Article VII of the Declaration of Trust) and the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust.

(b) On and after September 15, 2043, the Trust, at its option, upon notice in accordance with Section 5(e), may redeem the Series U Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to Section 5(f), all accrued and unpaid distributions (whether or not authorized or declared) thereon up to but excluding the date fixed for redemption, without interest, to the extent the Trust has funds legally available therefor (the “Redemption Right”). If fewer than all of the outstanding Series U Preferred Shares are to be redeemed pursuant to this Section 5(b), the Series U Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If redemption is to be by lot and, as a result, any holder of Series U Preferred Shares would violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, because such holder’s Series U Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series U Preferred Shares of such holder such that no holder will hold an amount of Series U Preferred Shares in excess of the Ownership Limit or violate any of the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, subsequent to such redemption. Holders of Series U Preferred Shares to be redeemed shall surrender such Series U Preferred Shares at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid distributions payable upon such redemption following such surrender. If (i) notice of redemption of any Series U Preferred Shares has been given (in the case of a redemption of the Series U Preferred Shares other than to preserve the status of the Trust as a REIT), (ii) the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series U Preferred Shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, distributions shall cease to accrue on such Series U Preferred Shares, such Series U Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. So long as full cumulative distributions on the Series U Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series U Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series U Preferred Shares at such prices as may be negotiated by the Trust, in each case, as duly authorized by the Board of Trustees.

(c) To the maximum extent permitted by applicable law and the Declaration of Trust, (i) in the event of any redemption of the Series U Preferred Shares upon a determination by the Board of Trustees that such redemption is reasonably necessary to preserve the status of the Trust as a REIT or to comply with the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, such redemption shall be made in accordance with the terms and conditions set forth in this Section 5 (other than the requirement in Section 5(b) that any redemption of fewer than all of the outstanding Series U Preferred Shares be pro rata or by lot); provided that no prior written notice of redemption is required; and (ii) if the Trust calls for the redemption of any Series U Preferred Shares pursuant to and in accordance with this Section 5(c), then the redemption price for such shares will be an amount in cash equal to $25.00 per share together with all accrued and unpaid distributions to but excluding the date fixed for redemption.

(d) Except as provided in Section 3(f) above, unless full cumulative distributions on the Series U Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no Series U Preferred Shares shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding Series U Preferred Shares are simultaneously redeemed.

(e) Notice of redemption pursuant to the Redemption Right will be mailed by the Trust, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series U Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series U Preferred Shares except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series U Preferred Shares may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series U Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series U Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated Series U Preferred Shares for payment of the redemption price; (vi) that distributions on the Series U Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series U Preferred Shares. If fewer than all of the Series U Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series U Preferred Shares held by such holder to be redeemed. Notwithstanding anything else to the contrary in these Articles Supplementary, the Trust shall not be required to provide notice to the holder of Series U Preferred Shares in the event such holder’s Series U Preferred Shares are redeemed in accordance with Section 5(c) hereof or Article VII of the Declaration of Trust.

(f) If a redemption date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, each holder of Series U Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date, and each holder of Series U Preferred Shares that surrenders its shares on such redemption date will be entitled to the distributions accruing after the end of the Distribution Period to which such Distribution Payment Date relates up to but excluding the redemption date. Except as provided herein, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series U Preferred Shares for which a notice of redemption has been given.

Section 6. Special Optional Redemption by the Trust.

(a) Upon the occurrence of a Change of Control (as defined below), the Trust will have the option upon written notice mailed by the Trust, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series U Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of the Trust, to redeem the Series U Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at $25.00 per share plus, subject to Section 6(d), accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series U Preferred Shares except as to the holder to whom notice was defective or not given. If, prior to the Change of Control Conversion Date (as defined below), the Trust has provided or provides notice of redemption with respect to the Series U Preferred Shares (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of Series U Preferred Shares will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series U Preferred Shares, each of the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of equity shares of the Trust entitling that person to exercise more than 50% of the total voting power of all equity shares of the Trust entitled to vote generally in the election of the Trust’s trustees

(except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Trust nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Shares receive Alternative Form Consideration (as defined herein) consisting of common equity securities of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American, LLC (the “NYSE AMER”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series U Preferred Shares may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series U Preferred Shares to be redeemed; (iv) the place or places where the certificates, if any, representing Series U Preferred Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering uncertificated Series U Preferred Shares for payment of the redemption price; (vi) that distributions on the Series U Preferred Shares to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series U Preferred Shares; (viii) that the Series U Preferred Shares are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and (ix) that holders of the Series U Preferred Shares to which the notice relates will not be able to tender such Series U Preferred Shares for conversion in connection with the Change of Control and each Series U Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date. If fewer than all of the Series U Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series U Preferred Shares held by such holder to be redeemed. Holders of Series U Preferred Shares to be redeemed shall surrender such Series U Preferred Shares at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid distributions payable upon such redemption following such surrender.

If fewer than all of the outstanding Series U Preferred Shares are to be redeemed pursuant to the Special Optional Redemption Right, the Series U Preferred Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Trust. If such redemption pursuant to the Special Optional Redemption Right is to be by lot and, as a result, any holder of Series U Preferred Shares would violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust, because such holder’s Series U Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Declaration of Trust, the Trust shall redeem the requisite number of Series U Preferred Shares of such holder such that no holder will hold an amount of Series U Preferred Shares in excess of the Ownership Limit or violate any of the other restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust subsequent to such redemption.

(c) If (i) the Trust has given a notice of redemption pursuant to the Special Optional Redemption Right, (ii) the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of the Series U Preferred Shares so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid distributions, then from and after the redemption date, distributions shall cease to accrue on such Series U Preferred Shares, such Series U Preferred Shares shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption, without interest. So long as full cumulative distributions on the Series U Preferred Shares for all past Distribution Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Trust’s right or ability to purchase, from time to time, either at a public or a private sale duly authorized by the Board of Trustees, all or any part of the Series U Preferred Shares at such price or prices as the Trust may determine, subject to the provisions of applicable law, including the repurchase of Series U Preferred Shares at such prices as may be negotiated by the Trust, in each case, as duly authorized by the Board of Trustees.

(d) If a redemption date falls after a Distribution Record Date and on or prior to the corresponding Distribution Payment Date, each holder of Series U Preferred Shares at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date, and each holder of Series U Preferred Shares that surrenders its shares on such redemption date will be entitled to the distributions accruing after the end of the Distribution Period to which such Distribution Payment Date relates up to but excluding the redemption date. Except as provided herein, the Trust shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series U Preferred Shares for which a notice of redemption has been given.

(e) All the Series U Preferred Shares redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Trust, shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series U Preferred Shares shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever distributions on any Series U Preferred Shares shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Distribution Default”), the holders of Series U Preferred Shares and the holders of all other classes or series of Preferred Shares ranking on parity with the Series U Preferred Shares with respect to payment of distributions and the distribution of assets upon the Trust’s liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (“Parity Preferred”) and with which the holders of Series U Preferred Shares are entitled to vote together as a single class, voting together as a single class, shall be entitled to vote for the election of a total of two additional trustees to serve on the Board of Trustees of the Trust (the “Preferred Trustees”) until all distributions accumulated and unpaid on the Series U Preferred Shares shall have been fully paid. At such time as the holders of Series U Preferred Shares become entitled to vote in the election of Preferred Trustees, the number of trustees serving on the Board of Trustees shall be increased automatically by two trustees (unless the number of trustees has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Distribution Default has occurred or is continuing, a distribution in respect of Series U Preferred Shares shall be considered timely made if made within two Business Days after the applicable Distribution Payment Date if at the time of such late payment date there shall not be any prior quarterly Distribution Periods in respect of which full distributions were not timely made at the applicable Distribution Payment Date.

(c) A Preferred Trustee will be elected by a plurality of the votes cast in the election of Preferred Trustees and shall serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies, subject to Section 7(e) or such Preferred Trustee’s earlier death, disqualification, resignation or removal. The election of Preferred Trustees will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Trust’s next annual or special meeting of shareholders or (B) the next annual or special meeting of shareholders if the request is received within 90 days of the date fixed for the Trust’s next annual or special meeting of shareholders and (ii) at each subsequent annual meeting of shareholders, or special meeting at which Preferred Trustees are to be elected, until the right of holders of Series U Preferred Shares to elect Preferred Trustees shall have terminated as specified in Section 7(e).

(d) At any time when holders of Series U Preferred Shares are entitled to vote in the election of Preferred Trustees, the Secretary of the Trust shall, unless the request is received more than 90 days before the date fixed for the Trust’s next annual or special meeting of shareholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding Series U Preferred Shares and shares of Parity Preferred with which the holders of Series U Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees, a special meeting of shareholders for the purpose of electing Preferred Trustees by delivering or causing to be delivered to the shareholders entitled to vote a notice of such special meeting to be held not fewer than 10 or more than 45 days after the date such notice is given. The record date for determining holders of the Series U Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding Series U Preferred Shares and shares of Parity Preferred with which the holders of Series U Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees, present in person or by proxy, will constitute a quorum for the election of the Preferred Trustees except as otherwise required by law. Notice of all meetings of shareholders at which holders of Series U Preferred Shares are entitled to vote in the election of Preferred Trustees will be given to such holders at their addresses as they appear in the Trust’s share transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of the holders of a majority of the Series U Preferred Shares and shares of Parity Preferred with which the holders of Series U Preferred Shares are entitled to vote together as a single class in the election of Preferred Trustees present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Trustees, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Distribution Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Trustees has been given but before such Preferred Trustees have been elected, the Trust shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series U Preferred Shares that would have been entitled to vote at such special meeting.

(e) If and when all accumulated distributions on the Series U Preferred Shares shall have been fully paid, the right of the holders of Series U Preferred Shares to elect Preferred Trustees shall immediately cease (subject to revesting in the event of each and every Preferred Distribution Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Trustee so elected shall terminate and the number of Trustees shall be reduced accordingly. If the rights of holders of Series U Preferred Shares to elect Preferred Trustees have terminated in accordance with this Section 7(e) after any record date for the determination of shareholders entitled to vote in the election of such Preferred Trustees but before the closing of the polls in such election, holders of Series U Preferred Shares outstanding as of such record date shall not be entitled to vote in such election of Preferred Trustees. Any Preferred Trustee may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series U Preferred Shares and the shares of Parity Preferred then entitled to vote together as a single class in the election of Preferred Trustees (voting together as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Trustee may be filled by written consent of the Preferred Trustee remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Trustees. Each of the Preferred Trustees shall be entitled to one vote on any matter before the Board of Trustees.

(f) So long as any Series U Preferred Shares remain outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Series U Preferred Shares and shares of each other class or series of Parity Preferred with which the holders of Series U Preferred Shares are entitled to vote together as a single class on such matter (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of equity shares ranking senior to the Series U Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of the Trust (collectively, “Senior Equity Shares”) or reclassify any authorized equity shares of the Trust into Senior Equity Shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Equity Shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, including the terms of the Series U Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series U Preferred Shares; provided, however, that with respect to the occurrence of any Event, so long as the Series U Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Trust may not be the surviving entity and the surviving entity may not be a real estate investment trust with the meaning of Title 8, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series U Preferred Shares, and in such case such holders shall not have any voting rights with respect to the occurrence of any Event. In addition, if the holders of the Series U Preferred Shares receive the greater of the full trading price of the Series U Preferred Shares on the date of an Event or the $25.00 liquidation preference per Series U Preferred Share plus all accrued and unpaid distributions thereon to, but not including the date of such Event pursuant to the occurrence of any Event, then such holders shall not have any voting rights with respect to such Event. If any Event would materially and adversely affect the rights, preferences, privileges or voting powers of the Series U Preferred Shares disproportionately relative to other classes or series of Parity Preferred with which the holders of Series U Preferred Shares are entitled to vote together as a single class on such Event, the affirmative vote of the holders of at least 66 2/3% of the outstanding Series U Preferred Shares, voting as a separate class, will also be required. Notwithstanding the foregoing, holders of Series U Preferred Shares shall not be entitled to vote with respect to (A) any increase in the total number of authorized Common Shares or Preferred Shares of the Trust, (B) any increase in the number of authorized Series U Preferred Shares or the creation or issuance of any other class or series of equity shares or (C) any increase in the number of authorized equity shares of any other class or series; provided that, in each case referred to in clause (A), (B) or (C) above, such equity shares rank on parity with or junior to the Series U Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Trust. Except as set forth herein, holders of the Series U Preferred Shares shall not have any voting rights with respect to, and the consent of the holders of the Series U Preferred Shares shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series U Preferred Shares.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series U Preferred Shares shall have been redeemed or called for redemption upon proper notice pursuant to these Articles Supplementary, and sufficient funds, in cash, shall have been deposited to effect such redemption.

(h) In any matter in which the Series U Preferred Shares may vote (as expressly provided herein), each Series U Preferred Share shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The Series U Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust, except as provided in this Section 8.

(a) Upon the occurrence of a Change of Control, each holder of outstanding Series U Preferred Shares shall have the right, unless, on or prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem the Series U Preferred Shares pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series U Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of Common Shares per Series U Preferred Share to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per Series U Preferred Share to be converted plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distributions will be included in such sum) by (ii) the Common Share Price (as defined herein) and (B) 0.1732248 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Common Shares), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Shares as follows: the adjusted Share Cap as the result of a Share Split shall be the number of Common Shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of Common Shares outstanding after giving effect to such Share Split and the denominator of which is the number of Common Shares outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which Common Shares shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series U Preferred Shares shall receive upon conversion of such Series U Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Common Shares that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the Common Shares that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Trust provides such notice pursuant to Section 8(c).

The “Common Share Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Shares is solely cash, the amount of cash consideration per Common Share or (ii) if the consideration to be received in the Change of Control by holders of Common Shares is other than solely cash (x) the average of the closing sale prices per Common Share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Shares are then traded, or (y) the average of the last quoted bid prices for the Common Shares in the over-the-counter market as reported by OTC Markets Group, Inc. or a similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Shares are not then listed for trading on a U.S. securities exchange.

(b) No fractional Common Shares shall be issued upon the conversion of Series U Preferred Shares. In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Share Price.

(c) Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series U Preferred Shares at their addresses as they appear on the Trust’s share transfer records and notice shall be provided to the Trust’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any Series U Preferred Share except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series U Preferred Shares may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem all or any portion of the Series U Preferred Shares, the holder will not be able to convert Series U Preferred Shares designated for redemption and such Series U Preferred Shares shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series U Preferred Share; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series U Preferred Shares must follow to exercise the Change of Control Conversion Right.

(d) The Trust shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Trust’s website, in any event prior to the opening of business on the first Business Day following any date on which the Trust provides notice pursuant to Section 8(c) above to the holders of Series U Preferred Shares.

(e) In order to exercise the Change of Control Conversion Right, a holder of Series U Preferred Shares shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the Series U Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Trust’s transfer agent. Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of Series U Preferred Shares to be converted; and (iii) that the Series U Preferred Shares are to be converted pursuant to the applicable provisions of these Articles Supplementary. Notwithstanding the foregoing, if the Series U Preferred Shares are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation (“DTC”).

(f) Holders of Series U Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Trust’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal must state: (i) the number of withdrawn Series U Preferred Shares; (ii) if certificated Series U Preferred Shares have been issued, the certificate numbers of the withdrawn Series U Preferred Shares; and (iii) the number of Series U Preferred Shares, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the Series U Preferred Shares are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Series U Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, on or prior to the Change of Control Conversion Date, the Trust has provided or provides notice of its election to redeem such Series U Preferred Shares, whether pursuant to its Redemption Right or its Special Optional Redemption Right. If the Trust elects to redeem Series U Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series U Preferred Shares shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h) The Trust shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i) Notwithstanding anything to the contrary contained herein, no holder of Series U Preferred Shares will be entitled to convert such Series U Preferred Shares into Common Shares to the extent that receipt of such Common Shares would cause the holder of such Common Shares (or any other person) to violate any of the restrictions on ownership and transfer of the Trust’s equity shares set forth in Article VII of the Declaration of Trust.

(j) The Series U Preferred Shares shall not be convertible into or exchangeable for any other property or securities of the Trust or any other entity, except as otherwise provided herein.

Section 9. Record Holders. The Trust and its transfer agent may deem and treat the record holder of any Series U Preferred Share as the true and lawful owner thereof for all purposes, and neither the Trust nor its transfer agent shall be affected by any notice to the contrary.

Section 10. No Maturity or Sinking Fund. The Series U Preferred Shares have no maturity date, and no sinking fund has been established for the retirement or redemption of Series U Preferred Shares; provided, however, that the Series U Preferred Shares owned by a shareholder in violation of any of the restrictions on ownership and transfer of the Trust’s shares set forth in Article VII of the Declaration of Trust shall be subject to the provisions thereof.

Section 11. Exclusion of Other Rights. The Series U Preferred Shares shall not have any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Declaration of Trust and these Articles Supplementary.

Section 12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 13. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series U Preferred Shares set forth in the Declaration of Trust and these Articles Supplementary are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption of Series U Preferred Shares set forth in the Declaration of Trust or these Articles Supplementary which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series U Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 14. No Preemptive Rights. No holder of Series U Preferred Shares shall be entitled to any preemptive rights to subscribe for or acquire any unissued equity shares of the Trust (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire equity shares of the Trust.

FOURTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for record.

[signature page follows]

IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its [   ] as of [   ].

PUBLIC STORAGE, a Maryland real estate investment trust

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

THE UNDERSIGNED, the [   ] of Public Storage, who executed on behalf of the Trust the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the duly authorized act of said Trust and hereby certifies to the best of his or her knowledge, information and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By:
Name:
Title:

[Signature Page to Articles Supplementary – Series U]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The MRL permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty that is established in a judgment or other final adjudication and is material to the cause of action. Public Storage’s charter contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The MRL permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or if the director or officer is adjudged to be liable to the corporation, nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and the Public Storage bylaws, the Public Storage bylaws require Public Storage, as a condition to advancement of expenses, to obtain (A) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (B) a written statement by or on his behalf to repay the amount paid or reimbursed by Public Storage if it shall ultimately be determined that the standard of conduct was not met.

The Public Storage charter provides that Public Storage shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. Public Storage has the power, with the approval of the Public Storage board, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of Public Storage in any of the capacities described above and to any employee or agent of Public Storage or a predecessor of Public Storage. Maryland law requires Public Storage to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

Public Storage has also entered into indemnity agreements with its management and non-management trustees and executive officers. Public Storage believes the indemnification agreements will assist Public Storage in attracting and retaining qualified individuals to serve as its trustees and executive officers.

Item 21.	Index of Exhibits and Financial Statement Schedules.

The exhibits listed below in the “Exhibit Index” are part of this registration statement and are numbered in accordance with Item 6.01 of Regulation S-K.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee Table,” as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(h) that every prospectus that (i) is filed pursuant to paragraph (g) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(j) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(k) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger, dated as of March 16, 2026, by and among National Storage Affiliates Trust, NSA OP, LP, Public Storage, Public Storage OP, L.P., Pelican Merger Sub I, LLC and Pelican Merger Sub II, LLC (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.1	Amended and Restated Declaration of Trust of Public Storage, a Maryland real estate investment trust, dated August 14, 2023 (incorporated by reference to Exhibit 3.1 to Public Storage’s Current Report on Form 8-K filed on August 14, 2023).

3.2	Form of Articles Supplementary classifying Public Storage 6.000% Cumulative Preferred Shares of Beneficial Interest, Series T (included as Annex D to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.3	Form of Articles Supplementary classifying Public Storage 6.000% Cumulative Preferred Shares of Beneficial Interest, Series U (included as Annex E to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

3.4	Amended and Restated Bylaws of Public Storage, a Maryland real estate investment trust, dated November 8, 2023 (incorporated by reference to Exhibit 3.1 to Public Storage’s Current Report on Form 8-K filed on November 13, 2023).

5.1	Opinion of Hogan Lovells US LLP as to the validity of the shares of securities being registered.

8.1	Opinion of Wachtell, Lipton, Rosen & Katz, as to certain U.S. federal income tax matters.

8.2	Opinion of Hogan Lovells US LLP, as to certain REIT matters.

8.3	Opinion of Clifford Chance US LLP, as to certain U.S. federal income tax matters.

10.1*	Election and Support Agreement, dated as of March 16, 2026, by and among Public Storage and the holders thereto (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference).

21	Subsidiaries of Public Storage (incorporated by reference to Exhibit 21 of Public Storage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 12, 2026).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Public Storage.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm of National Storage Affiliates Trust.

23.3	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference).

23.5	Consent of Hogan Lovells US LLP (included in the opinion filed as Exhibit 8.2 hereto and incorporated herein by reference).

23.6	Consent of Clifford Chance US LLP (included in opinion filed as Exhibit 8.3 hereto and incorporated herein by reference).

24.1	Power of Attorney (included on signature page to this registration statement).

99.1	Form of Proxy Card of National Storage Affiliates Trust.

99.2	Consent of Morgan Stanley & Co. LLC.

107	Filing Fee Table.

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Public Storage agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that Public Storage may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on May 11, 2026.

PUBLIC STORAGE

By:	/s/ Tom Boyle
Name:	Tom Boyle
Title:	Chief Executive Officer and Trustee

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Tom Boyle, Joseph D. Fisher and Nathaniel A. Vitan, and each or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Boyle (Tom Boyle)	Chief Executive Officer and Trustee (Principal Executive Officer)	May 11, 2026

/s/ Joseph D. Fisher (Joseph D. Fisher)	President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2026

/s/ Shankh S. Mitra (Shankh S. Mitra)	Chairman of the Board of Trustees	May 11, 2026

/s/ Tamara Hughes Gustavson (Tamara Hughes Gustavson)	Trustee	May 11, 2026

/s/ Ronald L. Havner, Jr. (Ronald L. Havner, Jr.)	Trustee	May 11, 2026

/s/ Maria R. Hawthorne (Maria R. Hawthorne)	Trustee	May 11, 2026

/s/ Rebecca Owen (Rebecca Owen)	Trustee	May 11, 2026

Signature	Title	Date

/s/ Luke Petherbridge (Luke Petherbridge)	Trustee	May 11, 2026

/s/ Kristy M. Pipes (Kristy M. Pipes)	Trustee	May 11, 2026

/s/ Avedick B. Poladian (Avedick B. Poladian)	Trustee	May 11, 2026

/s/ Tariq M. Shaukat (Tariq M. Shaukat)	Trustee	May 11, 2026

/s/ Ronald P. Spogli (Ronald P. Spogli)	Trustee	May 11, 2026

/s/ Paul S. Williams (Paul S. Williams)	Trustee	May 11, 2026